    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 2005
                                                     REGISTRATION NO. 333-120390
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                           MARKLAND TECHNOLOGIES, INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

          FLORIDA                                         84-1334434
          -------                                         ----------
(State or other jurisdiction                   (I.R.S. employer of incorporation
   identification number)                              or organization)

                                      3829
                                      ----
            (Primary Standard Industrial Classification Code Number)

                              54 DANBURY ROAD, #207
                              RIDGEFIELD, CT 06877
                                 (203) 894-9700
          (Address and telephone number of principal executive offices)

                               GINO MIGUEL PEREIRA
                             CHIEF FINANCIAL OFFICER
                              54 DANBURY ROAD, #207
                              RIDGEFIELD, CT 06877
                                 (203) 894-9700
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                             DAVID A. BROADWIN, ESQ.
                                 FOLEY HOAG LLP
                              155 SEAPORT BOULEVARD
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 832-1000
                                ________________


         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   _____________________

                                              CALCULATION OF REGISTRATION FEE
======================================== ===================== ================= ===================== ===============
                                                                   PROPOSED
                                                                   MAXIMUM         PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO        AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
             BE REGISTERED                  REGISTERED (1)        PER SHARE             PRICE             FEE (18)
======================================== ===================== ================= ===================== ===============
Common Stock, par value $.0001 per
share                                            6,500,000 (2)   $0.8000 (3)       $   5,200,000.00       $   658.84
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            6,500,000 (4)   $1.5000 (5)       $   9,750,000.00       $ 1,235.33
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            1,500,000 (6)   $1.5000 (5)       $   2,250,000.00       $   285.08
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            1,625,000 (7)   $0.6875 (8)       $   1,117,187.50       $   141.55
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            7,875,000 (9)   $0.6875 (8)       $   5,414,062.50       $   685.96
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            3,396,529 (10)  $0.6875 (11)      $   2,335,113.69       $   295.86
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                              151,825 (12)  $0.6875 (8)       $     104,379.69       $    13.22
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            2,193,750 (13)  $0.8000 (3)       $   1,755,000.00       $   222.36
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            2,193,750 (14)  $1.5000 (5)       $   3,290,625.00       $   416.92
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                              548,438 (15)  $0.6875 (8)       $     377,051.13       $    47.77
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                            2,657,813 (16)  $0.6875 (8)       $   1,827,246.44       $   231.51
---------------------------------------- --------------------- ----------------- --------------------- ---------------
Common Stock, par value $.0001 per
share                                               51,241 (17)  $0.6875 (8)       $      35,228.19       $     4.46
======================================== ===================== ================= ===================== ===============

(1) Pursuant to Rule 416(a), the number of shares of common stock being registered will be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions contained in the notes and warrants we issued in connection with the September 21, 2004 and November 9, 2004 private placements, the underlying shares of which are being registered hereunder.

(2) Represents the number of shares of our common stock issuable upon an assumed conversion as of November 5, 2004 of notes issued to the investors in the September 21, 2004 private placement.

(3) Represents the conversion price as of November 5, 2004 of the notes issued to the investors in the September 21, 2004 and November 9, 2004 private placements (assuming, solely for the purpose of calculating the registration fee, that all such notes were outstanding as of November 5,
       2004).

(4) Represents the number of shares of our common stock issuable upon the exercise of warrants issued to the investors in the September 21, 2004 private placement.

(5) Represents the exercise price as of November 5, 2004 of the warrants issued in connection with the September 21, 2004 and November 9, 2004 private placements (assuming, solely for the purpose of calculating the registration fee, that all such warrants were outstanding as of November 5, 2004).

(6) Represents the number of shares of our common stock issuable upon the exercise of warrants issued as compensation in connection with the September 21, 2004 private placement.

(7) We are registering 125% of the number of shares presently issuable upon conversion of the notes issued to the investors in the September 21, 2004 private placement, representing our good faith estimate of the number of shares that may become issuable in the future as a result of conversion price adjustments. Under the terms of the note, in the event a prepayment is not made by March 15, 2005, the conversion price will be adjusted from a fixed price of $0.80 per share to a floating rate equal to the average closing price per share of our common stock for the five trading days preceding conversion or $0.80, whichever is less. The conversion price of the notes is also subject to adjustment in the event of issuance of common stock or common stock equivalents at an issue price, or conversion or exercise price, as the case may be, of less than the conversion price of the warrants in effect at the time of such issuance. If the number of shares issuable upon conversion of the notes exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(8) Conversion price which would become applicable in the event additional shares of our common stock become issuable as a result of price adjustments are unknown as of the time of filing of this registration statement. In accordance with Rule 457(g)(3) of Regulation C, the maximum offering price represents the offering price of securities of the same class included in the registration statement. The maximum offering price has been estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c) as the average of the high and low sales prices of our common stock on November 5, 2004, as quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $0.705 and $0.670, respectively.

(9) We are registering approximately 220% of the number of shares presently issuable upon exercise of the warrants issued in connection with the September 21, 2004 private placement, representing a good faith estimate of the number of shares that may become issuable in the future as a result of exercise price adjustments. In the event we do not make a prepayment by March 15, 2005 on the notes issued to the investors in the September 21, 2004 private placement, the exercise price of the warrants will be reduced to from $1.50 to $0.792 (equal to 110% of the closing price of our common stock on the date of grant) or 80% of the average closing price of our common stock for the five trading days preceding March 15, 2005, whichever is less. The exercise price of the warrants is also subject to adjustment in the event of issuance of common stock or common stock equivalents at an issue price, or conversion or exercise price, as the case may be, of less than the exercise price of the warrants in effect at the time of such issuance. Upon the occurrence of any of the foregoing adjustments to the exercise price, the number of shares into which the warrants are exercisable will be increased such that the aggregate exercise price of the underlying shares following the adjustment will be equal to the aggregate exercise price prior to the adjustment. If the number of shares issuable upon exercise of the warrants exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(10) Outstanding shares of our common stock being registered pursuant to piggy-back rights.

(11) Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of our common stock on November 5, 2004, as reported on the OTC Bulletin Board of by the National Association of Securities Dealers, Inc., of $0.705 and $0.670, respectively.

(12) Represents a good faith estimate of the number of shares which may become issuable in satisfaction of liquidated damages arising from the Registration Rights Agreement dated September 21, 2004. If the number of shares issuable as liquidated damages exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(13) Represents the number of shares of our common stock issuable upon an assumed conversion as of November 5, 2004 of notes issued to the investors in the November 9, 2004 private placement (assuming, solely for the purpose of calculating the registration fee, that all such notes were outstanding as of November 5, 2004).

(14) Represents the number of shares of our common stock issuable upon the exercise of warrants issued to the investors in the November 9, 2004 private placement.

(15) We are registering 125% of the number of shares presently issuable upon conversion of the notes issued to the investors in the November 9, 2004 private placement, representing our good faith estimate of the number of shares that may become issuable in the future as a result of conversion price adjustments. Under the terms of the note, in the event a prepayment is not made by March 15, 2005, the conversion price will be adjusted from a fixed price of $0.80 per share to a floating rate equal to the average closing price per share of our common stock for the five trading days preceding conversion or $0.80, whichever is less. The conversion price of the notes is also subject to adjustment in the event of issuance of common stock or common stock equivalents at an issue price, or conversion or exercise price, as the case may be, of less than the conversion price of the warrants in effect at the time of such issuance. If the number of shares issuable upon conversion of the notes exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(16) We are registering approximately 220% of the number of shares presently issuable upon exercise of the warrants issued in connection with the November 9, 2004 private placement, representing a good faith estimate of the number of shares that may become issuable in the future as a result of exercise price adjustments. In the event we do not make a prepayment by March 15, 2005 on the notes issued to the investors in the November 9, 2004 private placement, the exercise price of the warrants will be reduced to from $1.50 to $0.781 (equal to 110% of the closing price of our common stock on the date of grant) or 80% of the average closing price of our common stock for the five trading days preceding March 15, 2005, whichever is less. The exercise price of the warrants is also subject to adjustment in the event of issuance of common stock or common stock equivalents at an issue price, or conversion or exercise price, as the case may be, of less than the exercise price of the warrants in effect at the time of such issuance. Upon the occurrence of any of the foregoing adjustments to the exercise price, the number of shares into which the warrants are exercisable will be increased such that the aggregate exercise price of the underlying shares following the adjustment will be equal to the aggregate exercise price prior to the adjustment. If the number of shares issuable upon exercise of the warrants exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(17) Represents a good faith estimate of the number of shares which may become issuable in satisfaction of liquidated damages arising from our Securities Purchase Agreement dated November 9, 2004. If the number of shares issuable as liquidated damages exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(18)   Previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES. IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

PROSPECTUS

                        35,193,346 SHARES OF COMMON STOCK

                           MARKLAND TECHNOLOGIES, INC.

                           __________________________

         This prospectus relates to the resale, from time to time, of up to 35,193,346 shares of our common stock by the stockholders referred to throughout this prospectus as "selling stockholders" including:

         o 3,396,529 shares of our common stock which are currently outstanding;

         o 24,000,000 shares of our common stock which are issuable upon the exercise of warrants and conversion of notes issued on September 21, 2004, or which may become issuable as a result of adjustments contemplated by the terms of the notes and warrants;

         o 7,593,751 shares of our common stock which are issuable upon the exercise of warrants and conversion of notes issued on November 9, 2004, or which may become issuable as a result of adjustments contemplated by the terms of the notes and warrants;

         o 151,825 shares of our common stock which may be issued as liquidated damages as contemplated by a Registration Rights Agreement dated September 21, 2004; and

         o 51,241 shares of our common stock which may be issued as liquidated damages as contemplated by a Securities Purchase Agreement dated November 9, 2004.

         The selling stockholders may sell the common stock being offered pursuant to this prospectus from time to time (directly or through agents or dealers) on terms to be determined at the time of sale. The prices at which the selling stockholders may sell their shares may be determined by the prevailing market price for the shares or in negotiated transactions.

         The selling stockholders will receive all of the proceeds from the sales made under this prospectus. Accordingly, we will receive no part of the proceeds from sales made under this prospectus. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

         Our common stock is quoted on the Over-The-Counter Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB." On February 22, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $0.59 per share.


                             _____________________

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
            SEE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

                             _____________________

                The date of this prospectus is February 24, 2005

                             _____________________



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             TABLE OF CONTENTS

Prospectus Summary.......................................................      1

Risk Factors.............................................................      7

Special Note Regarding Forward-Looking Statements........................     20

Use of Proceeds..........................................................     21

Price Range for Common Stock and Dividend Policy.........................     21

Selling Stockholders.....................................................     22

Management's Discussion and Analysis of Financial Condition and
Results of Operations....................................................     32

Changes in Accountants...................................................     53

Business.................................................................     54

Property.................................................................     68

Legal Proceedings........................................................     69

Directors, Executive Officers, Promoters and Control Persons.............     69

Compensation of Directors and Executive Officers.........................     72

Security Ownership of Certain Beneficial Owners and Management...........     84

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities...............................................     85

Certain Relationships and Related Transactions...........................     85

Description of Securities................................................     92

Plan of Distribution.....................................................    100

Available Information....................................................    103

Legal Matters............................................................    103

Experts..................................................................    103

                             _____________________

         The selling stockholders are offering and selling shares of our common stock only to those persons and in those in jurisdictions where these offers and sales are permitted.

                             _____________________

         You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.

                             _____________________

         This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus. .........

                             _____________________

         We issue from time to time securities convertible or exercisable into common stock. We cannot predict the actual number of shares that we will be required to issue upon exercise or conversion because this number depends on variables that cannot be known precisely until the conversion or exercise date. The most significant of these variables is the closing price of our common stock on a certain day or during certain specified periods of time. Nevertheless, we can estimate the number of shares of common stock that may be issued using certain assumptions. These calculated values include the closing price of our common stock on February 17, 2005. These calculations are illustrative only and will change based, among other things, on changes in the market price of our common stock and the number of outstanding shares.

                             _____________________

         In making a decision to invest in our common stock, you must conduct your own evaluation of the information provided including, among other things, of our company; its business, financial condition and results of operations, the terms of this offering and the common stock, our capital structure, our recent acquisitions and the risks factors and uncertainties. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock due to your particular circumstances.

                             _____________________

         In this prospectus, "Markland," "the Company," "we," "us" and "our" refer to Markland Technologies, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires.

                             _____________________

         The information in this prospectus reflects our 1-for-60 reverse stock split effective October 27, 2003.

                             _____________________

         This prospectus contains trademarks, service marks and registered marks of Markland Technologies, Inc. and its subsidiaries and other companies, as indicated. Unless otherwise provided in this prospectus, as amended and supplemented from time to time, trademarks identified by (R) and (TM) are registered trademarks or trademarks, respectively, of Markland Technologies, Inc. or its subsidiaries. All other trademarks trade names and service names are the properties of their respective owners.

                             _____________________

         Our executive offices are located at 54 Danbury Road, #207, Ridgefield, Connecticut 06877, and our phone number is (203) 894-9700.

                             _____________________

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS BUT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, ELSEWHERE IN THIS PROSPECTUS AND THE MATTERS DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 7.

                                    BUSINESS

         Markland Technologies, Inc. ("Markland", the "Company" or "we") is an integrated homeland security and defense company incorporated under the laws of the State of Florida.

         WHO WE ARE

         We are the successor to a variety of businesses dating back to 1995. Our business, as it exists today, consists of five business areas: sensor systems for military and intelligence applications; chemical detectors; border security systems; imaging and surveillance; and advanced technologies.

         We provide to the United States Department of Defense ("DOD") and to various other United States Intelligence Agencies ("INTEL") remote sensing technology products, and services to protect our country's military personnel and infrastructure assets. We also provide to the Department of Homeland Security ("Homeland Security"): products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel. Our mission is to build world-class integrated solutions for the Homeland Security, DOD and INTEL marketplaces through expansion of our existing contracts, development of our emerging technologies and acquisition of revenue producing assets.

         As result of the acquisition of EOIR Technologies, Inc. ("EOIR") in June 2004, now a wholly-owned subsidiary of Markland, our primary source of operating revenues is sales of remote sensing technology products and services to the DOD and to various other INTEL. We expect that our remote sensing technology products and services will continue to be our most significant revenue-producing business areas going forward. Prior to the acquisition of EOIR, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system, border security logistics products and services, and Small Business Innovation Research funded research grants for the development of gas plasma antenna technology.

         Our strategy is to grow through organic means through increased acceptance by our customers of our present products and services offerings and also through acquisitions of assets that provide products or services to Homeland Security, DOD, or INTEL.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

          YOU SHOULD READ THE FOLLOWING DATA TOGETHER WITH THE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" SECTION OF THIS PROSPECTUS AS WELL AS WITH OUR FINANCIAL STATEMENTS AND THE NOTES THEREWITH.

                                                           YEAR ENDED JUNE 30,                SIX MONTHS ENDED
DECEMBER 31,
                                                         2004              2003            2004              2003
                                                     -------------    -------------    -------------    -------------
Revenue                                              $  6,013,930     $    658,651     $ 32,814,528     $  3,563,495
Gross Profit                                         $  1,339,337     $    213,433     $  7,087,803     $  1,233,914
Operating Loss from Continuing Operations            $(10,150,866)    $ (3,614,093)    $ (5,161,393)    $ (1,591,417)
Net Loss                                             $(10,511,213)    $ (2,836,881)    $ (9,253,213)    $ (1,739,145)
Current Assets                                       $  6,740,425                      $ 12,766,740
Current Liabilities                                  $  9,481,147                      $ 14,627,057
Total Assets                                         $ 32,963,963                      $ 38,394,418
Long-term Debt (less current portion)                $  7,774,980                      $  7,411,609


                               RECENT DEVELOPMENTS

RECENT ACQUISITION

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION REGARDING OUR ACQUISITION OF A CONTROLLING INTEREST IN TECHNEST HOLDINGS, INC. THE AGREEMENTS WE ENTERED INTO IN ORDER TO EFFECT THIS TRANSACTION WERE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON FEBRUARY 15, 2005 AS EXHIBITS TO OUR CURRENT REPORTS ON FORM 8-K (SEC FILE NO. 000-28863). THESE DOCUMENTS CONTAIN MATERIAL INFORMATION AND ARE PUBLICLY AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION. THE ACQUISITIONS AND THE RELATED FINANCING TRANSACTIONS DESCRIBED BELOW, INCLUDING THE ISSUANCE OF OUR SECURITIES AND SECURITIES OF TECHNEST HOLDINGS, INC.AND THE PAYMENT OF ALL RELATED FEES AND EXPENSES, ARE COLLECTIVELY REFERRED TO IN THIS PROSPECTUS AS THE GENEX TRANSACTIONS.

         GENERAL. On February 14, 2005, we acquired a controlling interest in Technest Holdings, Inc., a public company with no operations (whom we refer to in this prospectus as Technest). In connection with this transaction, and, at the same time, Technest acquired all of the capital stock of Genex Technologies, Inc. (whom we refer to in this prospectus as Genex) a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. Technest financed the acquisition of Genex through the private placement of securities to sophisticated investors. We structured the acquisition of Genex in this manner to comply with covenants in our financing agreements and facilitate the financing of the acquisition.

         MARKLAND'S ACQUISITION OF TECHNEST. We acquired 412,650,577 shares of Technest's common stock in exchange for 10,168,764 shares of Markland common stock and our agreement to issue shares of our common stock upon conversion of Technest Series B preferred stock. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules adopted thereunder (the "Securities Act"). As a result of this transaction, we own approximately 93% of Technest's common stock on a primary basis and approximately 39% of Technest common stock on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest's common stock). Technest's common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "THNS." We do not intend to take Technest private.

         Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest. Our executive officers will split their time between Markland and Technest. They will not be able to devote all of their time to Markland.

         TECHNEST'S FINANCING. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which is convertible into our common stock), five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 242,735,571 shares of Technest's common stock. Technest received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners, LP, DKR Soundshore Oasis Holding Fund, Ltd., and DKR Soundshore Strategic Holding Fund, Ltd. (who are also selling stockholder named in this prospectus), (ii) ipPartners, Inc., a company controlled by Robert Tarini, our Chief Executive Officer, and (iii) other investors. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act. In this prospectus, we refer to these investors collectively as the Investors.

         Mr. Tarini was one of the investors in this private placement through ipPartners Inc., a company wholly- owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this offering and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Inc. C preferred stock, and warrants to purchase 30,341,920 shares of Technest common stock.

         In connection with the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for 211.18 reverse split of Technest's outstanding common stock. The reverse split will become effective not less than 20 days after an information statement relating to the reverse split is filed with the SEC and is mailed to the stockholders of Technest in accordance with Section 14C of the Securities Exchange Act of 1934, as amended, and rules adopted thereunder, (the "Exchange Act").

         TECHNEST'S ACQUISITION OF GENEX. Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005. In addition, Mr. Geng received a six month unsecured promissory note in the principal amount of $276,317 that accrues interest at the rate of 6% per year. Also, if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Finally, if the Intraoral Technologies are commercialized, Mr. Geng shall be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005.

         BUSINESS OF GENEX. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition. It has both a research and development team as well as two product teams, one with a focus on Government products and one with a focus on commercial products. Genex currently has approximately 32 employees.

         DILUTION TO OUR STOCKHOLDERS. Our stockholders experienced significant dilution as a result of these transactions. The Markland shares issued to Jason Geng on February 14, 2005 represent approximately 11% of our outstanding stock on the date of issuance. In addition, we are obligated to issue shares of our common stock upon conversion of Technest's Series B preferred stock. The number of shares of our common stock that we will be obligated to issue will be equal to 5,000,000 divided by the lower of (a) $.60 or (b) the average bid price for our common stock during the 20 trading days prior to the first date on which the Series B preferred stock may be converted.

         AUDITED FINANCIAL INFORMATION OF TECHNEST AND GENEX. Audited financial statements and unaudited pro forma information for Technest and Genex for the fiscal years ended December 31, 2003 and 2004 will become available in due course as Markland and Technest comply with their ongoing Exchange Act reporting requirements in accordance with SEC rules. The current lack of such information, among other factors, makes an investment in Markland's common stock speculative.

                                  THE OFFERING

         The selling stockholders are offering up to 35,193,346 shares of our common stock consisting of 3,396,529 outstanding shares of our common stock, 31,593,751 shares of common stock issuable upon the exercise of warrants and conversion of notes issued in connection with the September 21, 2004 and November 9, 2004 private placements or which may become issuable as a result of conversion or exercise price adjustments and 203,066 shares of our common stock which may be issued as liquidated damages under our Registration Rights Agreement dated September 21, 2004 and our Securities Purchase Agreement dated November 9, 2004.

ISSUER:                                      Markland Technologies, Inc.

SECURITIES OFFERED:                          Up to 35,193,346 shares of our common stock

OTC SYMBOL:                                  MRKL.OB

USE OF PROCEEDS:                             We will not receive any of the proceeds from the sale by any  selling stockholder of our common stock

OFFERING PRICE:                              To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions

RISK FACTORS:                                The  securities  offered  hereby  involve  a high  degree  of risk and should not be  purchased by  investors  who cannot  afford the loss of their entire investment.  See "Risk Factors" beginning on page 7

TERMS OF THE SALE:                           To be determined at the time of the sale

TOTAL SHARES OF OUR COMMON STOCK             89,818,500
OUTSTANDING AS OF FEBRUARY 22, 2005


                            RECENT PRIVATE PLACEMENTS

         THIS SUMMARY HIGHLIGHTS MATERIAL INFORMATION REGARDING THE SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS. THE AGREEMENTS WE ENTERED INTO IN ORDER TO EFFECT THESE TRANSACTIONS WERE FILED WITH THE SEC ON SEPTEMBER 23, 2004 AND NOVEMBER 10, 2004 RESPECTIVELY AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K (SEC FILE NO. 000-28863). THESE DOCUMENTS CONTAIN MATERIAL INFORMATION AND ARE PUBLICLY AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

         The selling stockholders acquired the securities covered by this registration statement in connection with the following transactions.

SEPTEMBER 21, 2004 PRIVATE PLACEMENT

         On September 21, 2004, we entered into a Purchase Agreement (the "Purchase Agreement") with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (together the "Initial Investors") pursuant to which we sold warrants to purchase shares of our common stock and secured convertible promissory notes in the principal amount of $5,200,000 for the aggregate consideration of $4,000,000. We received net proceeds of $3,480,000 (after deducting fees and transaction costs) from this private placement. We intend to use the proceeds from this offering for working capital. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. The offer and sale of these notes and warrants was made in reliance on Section 4(2) of the Securities Act. The Initial Investors are "accredited investors" within the meaning of Regulation D.

         THE NOTES. The notes are in the aggregate principal amount of five million two hundred thousand dollars ($5,200,000), accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the notes and will mature on September 21, 2005. At any time, and at the option of the Initial Investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock at an initial conversion price per share of $0.80. As a result of adjustments for later issuances of securities and as of February 7, 2005, the conversion price of the Notes was $0.50.

         Under the terms of these notes, we are required to pay to the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005. If we do not make the March 15, 2005 prepayment, the conversion price of the notes will be adjusted from its then current level to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion. In the event we issue common stock or common stock equivalents at a price per share below the then effective conversion price of the convertible notes, the conversion price will be reduced to that lower price per share. Occurrence of an event of default allows the Initial Investors to accelerate the payment of the notes and/or exercise other legal remedies, including foreclosing on collateral.

         THE WARRANTS. The warrants entitle the Initial Investors to purchase an aggregate of 6,500,000 shares of our common stock, at any time and from time to time, through September 21, 2009, at an initial exercise price of $1.50 per share. The exercise price of the warrants will be adjusted if we issue common stock or common stock equivalents at a price per share below the then effective exercise price of the warrants. The exercise price will be reduced to that lower price per share. Also, if we do not prepay the notes by March 15, 2005, the exercise price of the warrant will be reduced from $1.50 to the lesser of (i) $0.792 and (ii) 80% of the average closing price per share of our common stock on the date the adjustment is made.

         In the event any of the foregoing adjustments are made, the warrants will become exercisable for a number of shares equal to the aggregate exercise price (i.e., the exercise price per share multiplied by the number of underlying shares) prior to the adjustment divided by the adjusted exercise price per share.

NOVEMBER 9, 2004 PRIVATE PLACEMENT

         On November 9, 2004, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Harborview Master Fund L.P. and Southridge Partners LP (the "Additional Investors") pursuant to which we sold warrants to purchase shares of our common stock and secured convertible promissory notes in the principal amount of $1,755,000 for the aggregate consideration of $1,350,000. We received net proceeds of $1,174,500 (after deducting fees and transaction costs) from this private placement. We intend to use the proceeds from this offering for working capital. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 337,500 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act. The Additional Investors are stockholders of the Company and "accredited investors" within the meaning of Regulation D.

          The notes will mature on November 9, 2005 and the warrants will expire on November 9, 2005. Occurrence of an event of default allows the Additional Investors to accelerate the payment of the notes and/or exercise other legal remedies, including foreclosing on collateral. Unless otherwise noted, the terms of the notes and warrants issued in this private placement are substantially the same as the terms of the notes and warrants issued on September 21, 2004.

         We are required to pay a principal amount on each note equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005. In the event we do not make the March 14, 2005 prepayment, the conversion price of the note will be subject to the same adjustment described in connection with the September 21, 2004 private placement.

RECENT ADJUSTMENTS TO THE EXERCISE PRICE OF THE WARRANTS

         Between December 28, 2004 and February 7, 2005, we entered into agreements to amend the exercise price of our warrants held by DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd., Greenfield Capital Partners, Richard Rosenblum, David Stefansky and Southridge Partners, LP and Harborview Master Fund LP, effectively reducing the exercise price to $0.60. In connection with these amendments, the holders exercise their option to purchase an aggregate of 9,193,750 shares of our common stock. On February 7, 2005, we agreed to issue 9,193,750 common stock purchase warrants, 5,500,000 at an exercise price of $.50, and 3,693,750 at an exercise price of $.60, as consideration for entering into these agreements.

OTHER SELLING STOCKHOLDERS WITH PIGGY-BACK REGISTRATION RIGHTS

         Verdi Consulting, Inc. and David Stefansky are offering up to 3,396,529 outstanding shares of common stock. We have agreed to register these shares pursuant to piggy back registration rights previously granted.

     SHARES OF COMMON STOCK OFFERED PURSUANT TO THIS REGISTRATION STATEMENT

         Some of the selling stockholders who participated in the September 21, 2004 private placement are offering up to 24,151,825 shares of our common stock, including: 24,000,000 shares of common stock issuable upon the exercise of the warrants and conversion of the notes issued in connection with the September 21, 2004 private placement or as a result of adjustments contemplated by the terms of these warrants and the notes; and 151,825 shares of our common stock which may be issued as liquidated damages pursuant to the Registration Rights Agreement dated September 21, 2004.

         The Selling Stockholders who participated in the November 9, 2004 private placement are offering up to 7,644,992 shares of our common stock, including 7,593,751 shares of common stock issuable upon the exercise of the warrants and conversion of the notes issued on November 9, 2004 or as a result of adjustments contemplated by the terms of these warrants and the notes; and 51,241 shares of our common stock which may be issued as liquidated damages as contemplated by our Securities Purchase Agreement dated November 9, 2004.

         The remaining selling stockholders are offering up to 3,396,529 outstanding shares of our common stock including: 2,246,381 shares of common stock held by Verdi Consulting, Inc. and 1,150,148 shares of common stock held by David Stefansky.

                          OTHER REGISTRATION STATEMENTS

WE HAVE ANOTHER REGISTRATION STATEMENT COVERING THE RESALE OF UP TO 31,156,015 SHARES OF OUR COMMON STOCK.

         We have filed with the SEC a registration statement on Form SB-2 (SEC File # 333-115395) covering the resale, from time to time, of up to 31,156,015 shares of our common stock by the selling stockholders identified therein. This registration statement was declared effective by the SEC on June 21, 2004.

WE ARE REQUIRED TO REGISTER AND INTEND TO REGISTER, AS APPLICABLE, UP TO 75,868,174 SHARES OF OUR COMMON STOCK.

         We have entered into agreements or intend to file, as applicable, the following new registration statements covering the resale of up to 75,868,174 shares of our common stock, as follows. In connection with the Genex Transactions, we have agreed to file (i) a registration statement covering the resale of 10,168,174 shares of our common stock paid to Jason Geng on or before June 1, 2005 and (ii) a registration statement covering the resale of up to 17,000,000 shares of our common stock issuable upon conversion of Technest Series B preferred stock on April 30, 2005. In addition, we intend to file a registration statement on Form S-8 covering the resale of up to 25,000,000 shares issuable under our 2004 Stock Incentive Plan. Finally, we have agreed to file a registration statement on Form SB-2 covering the resale of approximately 4,000,000 million shares of our common stock which may be issued to Trilogy Capital Partners, Inc., our public relations firm, upon exercise of warrants issued to them, and approximately 19,700,000 shares of our common stock held by some of our stockholders with piggy-back registration rights.

          We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors. Sales of these shares may significantly affect the trading price for our common stock.

                                  RISK FACTORS

         ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS. THE OCCURRENCE OF ANY OF THE FOLLOWING RISKS COULD HARM OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

         THIS SECTION IS ORGANIZED AS FOLLOWS: (I) RISKS RELATED TO MARKLAND,
(II) RISKS RELATED TO OUR CAPITAL STRUCTURE AND THIS OFFERING,(III) RISKS RELATING TO OUR INVESTMENT IN TECHNEST, (IV) RISKS RELATING TO INVESTING IN A CONTROLLED COMPANY; (V) RISKS RELATED TO HOMELAND SECURITIES AND DEFENSE INDUSTRIES; (VI) RISKS RELATED TO NEW CORPORATE GOVERNANCE STANDARDS AND (VII) RISKS RELATING TO INVESTING IN ILLIQUID AND LOW-PRICED SECURITIES

                            RISKS RELATED TO MARKLAND

BECAUSE WE RECENTLY ACQUIRED OUR MOST IMPORTANT SUBSIDIARY, IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND FUTURE OPERATING RESULTS.

         We derive substantially all of our revenues from the operations of our subsidiary, EOIR. We acquired this company on June 30, 2004. Our limited operating history makes it difficult to evaluate our business and expected results.

WE HAVE A HISTORY OF OPERATING LOSSES, AND THERE IS NO ASSURANCE THAT WE WILL ACHIEVE PROFITABILITY IN THE FUTURE. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND OUR STOCK PRICE COULD SUFFER.

         We have a history of operating losses. We cannot predict when, or if, we will ever achieve profitability. Our current business operations began in 2002 and have resulted in losses in each fiscal year. Our accumulated deficit as of June 30, 2004 was $20,283,948, and as of December 31, 2004 $29,537,161
(unaudited). We will need to generate significant revenues to achieve profitability. But there can be no assurance that we will be able to do so. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If we continue to experience operating losses, you may lose all or part of your investment.

WE HAVE A GOING-CONCERN QUALIFICATION IN THE REPORTS BY OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS FOR OUR FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2004, AND JUNE 30, 2003, WHICH MAY MAKE CAPITAL RAISING MORE DIFFICULT AND MAY REQUIRE US TO SCALE BACK OR CEASE OPERATIONS, PUTTING OUR INVESTORS' FUNDS AT RISK.

         The reports of our independent registered public accounting firms, for fiscal years 2004 and 2003, includes a going-concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. If we are unable to obtain additional funding, we may not be able to continue operations. In fiscal year 2004, we raised a total of $15,345,000 in new capital. Since June 30, 2004, we raised $5,350,000 in the form of convertible promissory notes. For the quarter ended December 31, 2004, proceeds from the exercise of warrants totaled $1,181,250. There is no guarantee that we will be able to attract additional equity or debt investors. To date, we have funded our operations through equity investments and issuances of debt. Additionally, we had an accumulated deficit of $20,283,948 as of June 30, 2004 and $29,537,161 (unaudited) as of December 31, 2004. This deficit indicates that we may be unable to meet our future obligations unless we obtain additional sources of funding.

IF WE CANNOT OBTAIN ADDITIONAL CAPITAL REQUIRED TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION MAY SUFFER AND THE PRICE OF OUR STOCK MAY DECLINE.

         The development of our technologies will require additional capital, and our business plan is to acquire additional revenue-producing assets. We incurred net losses applicable to our common stockholders of $15,095,461 and $7,598,852 for the fiscal years ended June 30, 2004 and June 30, 2003 respectively and $8,007,192 (unaudited) and $988,310 (unaudited) for the quarters ended December 31, 2004 and December 31, 2003. Additionally, we had a working capital deficiency of $1,860,317 (unaudited) as of December 31, 2004. We may be unable to obtain additional funds in a timely manner or on acceptable terms, which would render us unable to fund our operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, the price of our common stock may decline and you may lose part or all of your investment.

         Although we have been successful in the past in obtaining financing for working capital and acquisitions, we will have ongoing capital needs as we expand our business. If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand.

WE HAVE GROWN QUICKLY, IF WE CANNOT EFFECTIVELY MANAGE OUR GROWTH, OUR BUSINESS MAY SUFFER.

         We have rapidly and significantly expanded operations through the acquisitions of Science Technology Research Corporation ("STR") in October 2003, EOIR in June 2004 and Genex in February 2005. This growth has placed, and is expected to continue to place, a strain on our personnel, management, financial and other resources. Some of our officers have no prior senior management experience at public companies. Our new employees include a number of key managerial, technical and operations personnel who have not yet been fully integrated into our operations. To manage our growth effectively, we must, among other things:

         o upgrade and expand our manufacturing facilities and capacity in a timely manner;

         o successfully attract, train, motivate and manage a larger number of employees for manufacturing, sales and customer support activities;

         o        control higher inventory and working capital requirements; and

         o improve the efficiencies within our operating, administrative, financial and accounting systems, procedures and controls.

         To meet our growth objectives, among other things, we must attract and retain highly skilled technical, operational, managerial and sales and marketing personnel. If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in net sales. We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

         If we fail to manage our growth properly, we may incur unnecessary expenses and the efficiency of our operations may decline, adversely affecting our business and the price of our stock

FUTURE ACQUISITIONS OF OTHER COMPANIES, IF ANY, MAY DISRUPT OUR BUSINESS AND ADDITIONAL EXPENSES. AS A RESULT, OUR BUSINESS COULD SUFFER.

         We have completed the acquisitions of several companies including EOIR and Genex, we plan to review potential acquisition candidates, and our business and our strategy may include building our business through acquisitions. However, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us.

         Acquisitions involve numerous risks including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilations of the operations, personnel, and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. If we do not successfully integrate the businesses we may acquire in the future, our business will suffer.

IF WE FAIL TO REALIZE SOME OR ALL OF THE OF THE ANTICIPATED BENEFITS FROM OUR ACQUISITION OF EOIR OUR BUSINESS WILL SUFFER.

         Our combined company may fail to realize some or all of the anticipated benefits and synergies of the transaction as a result of, among other things, lower than expected order rates from customers of EOIR, unanticipated costs, deterioration in the U.S. economy and other factors. There can be no assurance that we will receive new orders under our existing contract with the United States Army Night Vision and Electronic Sensors Directorate. In addition, the integration of EOIR business and operations with those of Markland may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Markland's or EOIR's existing businesses or customer base.

OUR CURRENT AND FUTURE EXPECTED REVENUES ARE DERIVED FROM A SMALL NUMBER OF CUSTOMERS WITHIN THE U.S. GOVERNMENT SUCH THAT THE LOSS OF ANY ONE ULTIMATE CUSTOMER COULD MATERIALLY REDUCE OUR REVENUES. AS A RESULT, OUR FINANCIAL CONDITION AND OUR STOCK PRICE WOULD BE ADVERSELY AFFECTED.

         During the fiscal year ended June 30, 2004, and 2003 and during the six months ended December 31, 2004, we derived substantially all of our revenue from contracts with the U.S. Government, including the DOD, Homeland Security and various INTEL within the U.S. Government. We have a contract with the United States Army Night Vision and Electronic Sensors Directorate that may provide for revenues of up to approximately $406,000,000 depending upon the U.S. Army's needs of which our subsidiary EOIR recognized in excess of $52,848,924 in revenues for calendar year ended December 31, 2004. We expect this contract to account for a substantial majority of our revenues in fiscal 2005.

         The loss of this customer due to cutbacks, competition, or other reasons would materially reduce our revenue base. Annual or quarterly losses may occur if there are material gaps or delays in orders from one of our largest customers that are not replaced by other orders or other sources of income.

MANY OF OUR TECHNOLOGIES ARE UNPROVEN AND THEIR SUCCESS IN THE MARKETPLACE IS UNKNOWN. IF WE DO NOT SUCCESSFULLY EXPLOIT THESE TECHNOLOGIES, OUR BUSINESS AND OUR PROSPECTS WOULD BE ADVERSELY AFFECTED.

         Our Gas plasma antenna, Vehicle stopping system, Acoustic Core(TM) signature analysis, APTIS(TM) human screening portal, and cryptography software have not reached commercial viability. There is no guarantee that these products will be successful in the marketplace. Although we currently sell automatic chemical detection and alarm systems, we do not know for how long the U.S. Navy will continue to buy this product, nor do we know if we will be able to sell this product or others like it to other customers. If we do not successfully exploit our technology, our financial condition, results of operations and business prospects would be adversely affected.

         The development of our technology is subject to factors beyond our control, including the production of components by our suppliers. We do not have long term supply agreements. As a result, commercially viable plasma antenna technology systems may not be successfully and timely produced by our original equipment manufacturers due to the inherent risk of technology development, new product introduction, limitations on financing, competition, obsolescence, loss of key technical personnel or other factors. The development and introduction of our technologies could be subject to additional delays. For instance, unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or a determination that further exploitation is unfeasible.

SOME OF OUR COMPETITORS ARE MUCH LARGER THAN WE ARE, HAVE BETTER NAME RECOGNITION THAN WE DO AND HAVE FAR GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO. IF WE CANNOT EFFECTIVELY COMPETE OUR BUSINESS MAY SUFFER AND THE PRICE OF OUR STOCK WOULD DECREASE.

         With the U.S. government's large appropriation of money for homeland security programs, many companies are competing for the same homeland security contracts and there can be no assurance that Markland will effectively compete with large companies who have more resources and funds than we do. Several companies have been working on issues relevant to the safety of the American people for the past several years. Because of the services and additional human and financial resources that these larger companies can provide, they may be more attractive to the U.S. Government. Lockheed Martin and Northrop Grumman are providers of hardware engineering and systems engineering solutions. Computer Sciences Corporation and EDS provided computer and computer software solutions. Defense companies, such as General Dynamics, Boeing and Raytheon are solutions providers that could easily expand their business into the homeland security business and are currently allocating resources to develop programs in this area.

OUR SUCCESS DEPENDS ON THE SERVICES OF OUR CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER. THE LOSS OF KEY PERSONNEL OR ANY INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD AFFECT OUR ABILITY TO SUCCESSFULLY GROW OUR BUSINESS.

         Our future success depends to a significant degree on the skills and efforts of Robert Tarini, our Chief Executive Officer and Dr. Joseph P. Mackin, our Chief Operating Officer. If we lost the services of Mr. Tarini or Dr. Mackin, our business and operating results could be adversely affected. On December 30, 2004, we have entered into a five year employment agreements with Mr. Tarini and Dr. Mackin. We describe the terms of this agreement in this registration statement in the section "Compensation of Directors and Executive Officers." We also depend on the ability of our other executive officers and members of senior management to work effectively as a team. The loss of one or more of our executive officers or senior management members could impair our ability to manage our business effectively and could harm our business, prospects, financial condition and results of operations.

OUR MANAGEMENT WILL SPEND TIME ON OTHER ACTIVITIES WITH OTHER ENTITIES. AS A RESULT, OUR BUSINESS MAY SUFFER, ADVERSELY AFFECTING THE PRICE OF OUR COMMON STOCK.

         Robert Tarini, our Chief Executive Officer, also serves as an officer and director of other entities. These entities include Technest Holdings, Inc., Syqwest, Inc., ipPartners, Inc., and Ocean Data Equipment Corporation. These entities may share similar investment objectives and policies. Dr. Mackin, our Chief Operating Officer, serves as President of Technest and Genex and the President and Chief Executive Officer of EOIR. Finally, Gino Pereira, our Chief Financial Officer is also the Chief Financial Officer of Technest and Genex. Mr. Tarini, Dr. Mackin and Mr. Pereira may disproportionately allocate their time and resources between these other entities and us. Neither our organizational documents and our policies specify a minimum standard of time and attention that Mr. Tarini, Dr. Mackin and Mr. Pereira are required to devote to us.

OUR LARGEST CUSTOMERS ARE THE DOD, HOMELAND SECURITY, AND VARIOUS OTHER INTEL WHOSE OPERATIONS ARE SUBJECT TO UNIQUE POLITICAL AND BUDGETARY CONSTRAINTS, INVOLVE COMPETITIVE BIDDING, AND OUR CONTACTS WITH THESE CUSTOMERS MAY BE SUBJECT TO CANCELLATION WITH OR WITHOUT PENALTY, WHICH MAY PRODUCE VOLATILITY IN OUR EARNINGS AND REVENUE.

         Our largest customers are the DOD, Homeland Security, and various other INTEL. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or delayed, and the receipt of revenues or payments may be substantially delayed. This irregular and unpredictable revenue stream makes it difficult for our business to operate smoothly. Obtaining contracts from government agencies is challenging, and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

         o include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

         o be subject to purchasing decisions of agencies that are subject to political influence;

         o        contain onerous procurement procedures; and

         o be subject to cancellation if government funding becomes unavailable.

         In addition, federal government agencies routinely audit government contracts. These agencies review a contractor's performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because we would not be reimbursed for any costs improperly allocated to a specific contract, and we would be forced to refund any improper costs already reimbursed. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

OUR BUSINESS MAY SUFFER IF WE CANNOT PROTECT OUR PROPRIETARY TECHNOLOGY.

         Our ability to compete depends significantly upon our patents, our trade secrets, our source code and our other proprietary technology. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us. Our patents could be challenged, invalidated or circumvented, in which case the rights we have under our patents could provide no competitive advantages. Existing trade secrets, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect our proprietary technology to the same extent as the laws of the United States, which could increase the likelihood of misappropriation. Furthermore, other companies could independently develop similar or superior technology without violating our intellectual property rights. Any misappropriation of our technology or the development of competing technology could seriously harm our competitive position, which could lead to a substantial reduction in net sales.

         If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, distract the attention of management, and there can be no assurance that we would prevail.

CLAIMS BY OTHERS THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY RIGHTS COULD INCREASE OUR EXPENSES AND DELAY THE DEVELOPMENT OF OUR BUSINESS. AS A RESULT, OUR BUSINESS AND FINANCIAL CONDITION COULD BE HARMED.

         Our industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

         We do not conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

         We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

FLUCTUATIONS IN OUR QUARTERLY NET SALES AND RESULTS OF OPERATIONS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Our future net sales and results of operations are likely to vary significantly from quarter to quarter due to a number of factors, many of which are outside our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that our net sales or results of operations in a quarter will fall below the expectations of securities analysts or investors. If this occurs, the market price of our common stock could fall significantly. Our results of operations in any quarter can fluctuate for many reasons, including:

         o Timing of orders from our largest customers, the DOD, Homeland Security, various INTEL and the United States Night Vision and Electronic Sensors Directorate;

         o our ability to manufacture, test and deliver products in a timely and cost-effective manner;

         o        our success in winning competitions for orders;

         o the timing of new product introductions by us or our competitors;

         o        the mix of products we sell;

         o        competitive pricing pressures; and

         o        general economic climate.

         A large portion of our expenses, including expenses for facilities, equipment, and personnel, are relatively fixed. Accordingly, if our net sales decline or do not grow as much as we anticipate, we might be unable to maintain or improve our operating margins. Any failure to achieve anticipated net sales could therefore significantly harm our operating results for a particular fiscal period.

            RISKS RELATING TO OUR CAPITAL STRUCTURE AND THIS OFFERING

IF WE DO NOT PREPAY OUR OUTSTANDING CONVERTIBLE NOTES, OUR STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION.

         In the event we fail to make prepayments on the convertible promissory notes issued on September 21, 2004 and November 9, 2004 in the aggregate amount of $5,350,000, the conversion price of the notes and exercise price of the warrants issued in connection with these transactions will be subject to adjustment. The conversion price of some or all of the notes will be adjusted to a floating rate equal to the lower of (i) 80% of the average closing price for the trailing five trading days prior to the date of conversion and (ii) $.80. Due to the conversion mechanics of the note, decreases in the conversion price results in an increase in the total number of shares issuable upon conversion.

         Based on our recent stock price of $.64 on February 17, 2005, if we do not make prepayments on the September 21, 2004 and November 9, 2004 notes we would have to issue approximately 14,600,000 shares of our common stock, upon conversion of the notes. The number of shares that we may be obligated to issue would increase if our stock price declined. Based on our recent closing bid price of our common stock for the last five days prior to February 20, 2005 and our fully diluted outstanding common stock as of February 14, 2005, these shares will represent approximately 15% of our outstanding common stock upon issuance.

IF WE DEFAULT ON ANY OF OUR OUTSTANDING NOTES, SOME OR ALL OF OUR ASSETS COULD BE LIQUIDATED, DISRUPTING OUR OPERATIONS, YOU MAY LOOSE ALL OR PART OF YOUR INVESTMENT.

         All of our assets are subject to security agreements. Our obligations under notes issued to the former stockholders of our subsidiary EOIR are secured by all the assets of EOIR and are guaranteed by Markland, and our obligations under the notes issued to the investors in our private placements closed on September 21, 2004 and November 9, 2004 are secured by all of the assets of Markland and its subsidiaries, EOIR, Ergo Systems, Inc. ("Ergo") and STR. As a result, if we default under the terms of any of these notes, the holders of the notes could foreclose under the security interest and liquidate some or all of our assets.

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Future sales of our common stock in the public market could lower the market price of our common stock. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders hold securities issued and sold in private transactions in reliance upon exemptions from the registration requirements of the Securities Act. These securities may be resold in the public market only if the resale is registered or pursuant to an exemption from registration. As of February 18, 2005, approximately 31,784,172 shares of our common stock are restricted securities. We have agreed or intend to file as applicable, registration statements covering the resale of up to additional 75,868,174 shares of common stock. These shares may be immediately resold in the public market upon effectiveness of the accompanying registration statement. We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors.

YOU COULD SUFFER SUBSTANTIAL DILUTION OF YOUR INVESTMENT AND OUR STOCK PRICE COULD DECLINE SIGNIFICANTLY IF WE ISSUE SUBSTANTIAL SHARES OF OUR COMMON STOCK
(i) UPON CONVERSION OF THE OUTSTANDING SERIES D CONVERTIBLE PREFERRED STOCK,
(ii) UPON EXERCISE OF OUR WARRANTS, (iii) UPON CONVERSION OF OUR CONVERTIBLE NOTES, AND (iv) PURSUANT TO OUR EMPLOYMENT AGREEMENTS, CONSULTING AGREEMENTS AND OUR STOCK INCENTIVE PLAN.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to these arrangements, in part, because the conversion price and exercise price of some of these securities will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued using the certain assumptions(including the recent price of our common stock of $0.64 on February 18, 2005 and the number of shares outstanding).

         We are obligated to issue a substantial number of shares of common stock upon (i) the conversion of our Series D convertible preferred stock and common stock purchase warrants; (ii) the conversion of our secured convertible promissory notes issued on September 21, 2004 and on November 9, 2004; and (iii) the exercise of our warrants issued on September 21, 2004 and on November 9, 2004. As of February 17, 2005, the outstanding Series D preferred stock would convert into approximately 30,322,834 shares of our common stock, our convertible promissory notes would convert into approximately 13,910,000 shares of our common stock, and we had approximately 29,949,626 warrants representing the right to purchase our common stock outstanding.

         Our agreements with our executive officers and consultants contemplate a series of issuances expressed as a percentage of our fully diluted outstanding common stock (i.e., including shares of our common stock for which any options, warrants, convertible preferred, or other common stock equivalents are currently convertible or exercisable, as applicable) currently estimated at 8,404,822 shares (based on our fully diluted outstanding common stock as of February 17, 2005). Moreover, because these grants are expressed as a percentage of our fully diluted common stock, any increase to the fully diluted common stock (whether the result of new issuances or, with respect to future-priced instruments, decreases in our stock price) will result in an increase in the number of shares granted under these agreements.

         Should a significant number of these securities be issued, exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock. The conversion and exercise of a substantial amount of the aforementioned securities or the issuance of new shares of common stock may also adversely affect the terms under which we could obtain additional equity capital. The price, which we may receive for the shares of common stock, that are issuable upon conversion or exercise of such securities, may be less than the market price of the common stock at the time of such conversions or exercise.

THE HOLDERS OF OUR PREFERRED STOCK HAVE SOME RIGHTS AND PRIVILEGES THAT ARE SENIOR TO OUR COMMON STOCKHOLDERS, AND WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK WITHOUT STOCKHOLDER APPROVAL THAT COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Our board of directors has the authority to issue, without any further vote or action by you and the other common stockholders, a total of up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common stockholders. As of February 17, 2005, we have issued and outstanding 30,000 shares of our Series A non-voting redeemable convertible preferred stock, 15,406 shares of our Series D convertible preferred stock and may, from time to time in the future, issue additional preferred stock for financing or other purposes with rights, preferences or privileges senior to the common stock. Your rights will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued or might be issued in the future. Preferred stock also could make it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the holders of our common stock. As a result, the existence and issuance of preferred stock could have a material adverse effect on the market value of the common stock.

THE ISSUANCE OF PREFERRED STOCK MAY ENTRENCH MANAGEMENT OR DISCOURAGE A CHANGE OF CONTROL.

         Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

         In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different form other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

WE HAVE NEVER PAID DIVIDENDS ON OUR CAPITAL STOCK, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE. INVESTORS SHOULD NOT RELY ON AN INVESTMENT IN OUR STOCK FOR THE PAYMENT OF CASH DIVIDENDS.

         We have not paid dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. In addition, the terms of our Exchange Agreement with Eurotech, Ltd. prohibit us from declaring dividends.

         Pursuant to the Purchase Agreement between the Company and DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd., dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors party the agreement.

                  RISKS RELATING TO OUR INVESTMENT IN TECHNEST

LACK OF CURRENT AUDITED FINANCIAL INFORMATION OF GENEX AND DESCRIPTION OF THE BUSINESS OF GENEX, AMONG OTHER THINGS, MAKES AN INVESTMENT IN MARKLAND HIGHLY SPECULATIVE.

         Prior to February 14, 2005, Genex, as a privately held company, had not been subject to the reporting requirements of the Exchange Act and therefore, the information available to investors is limited. While some information is provided herein, and additional information will become available in due course as Technest complies with its ongoing Exchange Act reporting requirements, the current lack of such information, among other factors, makes an investment in Markland's common stock speculative. You should carefully consider all of the information included in Markland's and Technest current reports on Form 8-K filed with the SEC on February 15, 2005, and in other filings we make with the SEC. Before deciding to invest in our common stock, you should consider carefully all of the risk factors and uncertainties contained in this prospectus and Markland's and Technest's current reports on Form 8-K filed with the SEC on February 15, 2004.

TECHNEST'S LACK OF OPERATING HISTORY ON WHICH INVESTORS MAY EVALUATE ITS OPERATIONS, PROSPECTS AND ABILITY TO PRODUCE A RETURN ON INVESTMENT MAKES AN INVESTMENT IN MARKLAND HIGHLY SPECULATIVE.

         Prior to February 14, 2005, Technest did not have any operations on which a potential investor may base an evaluation of its prospects and ability to operate Genex profitably. If Technest is unable to sustain profitable operations, Markland's return on its investment in Technest may suffer and the price of Markland's common stock may decline.


TECHNEST HAS A HISTORY OF OPERATING LOSSES AND CANNOT GIVE ASSURANCE OF FUTURE REVENUES OR OPERATING PROFITS. IF THE FINANCIAL CONDITION OF TECHNEST DOES NOT IMPROVE, THERE MAY BE AN ADVERSE AFFECT ON THE PRICE OF MARKLAND COMMON STOCK

         Technest has had net operating losses each year since its inception and a working capital deficit Sherb & Co. LLP, Technest registered independent public accounting firm, issued a going concern qualification in their audit report delivered in connection with their audit of Technest financial statements for fiscal year 2003. Specifically, Sherb & Co. LLP believed there is substantial doubt that Technest can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment. As shown in the unaudited financial statements included in Technest's quarterly report on 10-QSB for the period ended September 30, 2004, Technest had negative working capital of approximately $293,988 and an accumulated deficit of approximately $15,516,410. If Technest continues to suffer losses as it has in the past, Markland's return on its investment in Technest may suffer and you may loose part or all of your investment.

ROBERT TARINI, OUR CHIEF EXECUTIVE OFFICER HAS AN INVESTMENT IN TECHNEST, AND HE, DR. MACKIN AND MR. PEREIRA ALSO SERVE AS OFFICERS OF TECHNEST AND THEREFORE WILL NOT SPEND ALL THEIR WORKING TIME ON OUR BUSINESS. CONFLICTS OF INTEREST COULD ARISE AS A RESULT OF THESE OVERLAPPING POSITIONS. AS A RESULT, OUR BUSINESS COULD BE HARMED.

         Mr. Tarini is one of the investors that participated in the Genex Transactions. On February 14, 2005, Mr. Tarini received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock convertible into 30,341,954 shares of Technest common stock (without giving effect to the reverse stock split) and 143,678 shares of Technest common stock (after giving effect to the reverse stock split) and warrants to purchase 30,341,920 Technest common stock in exchange for $625,000.

         These entities share similar investment objectives and policies. Mr. Tarini may disproportionately allocate their time and resources between these other entities and us. Neither our organizational documents and our policies specify a minimum standard of time and attention that Mr. Tarini are required to devote to us. There may be instances where the business of these companies overlap or compete. However, we do not believe that having the same board of directors or being in the same markets will present a conflict of interest. The board will endeavor to act in the best interests of each company.

IT MAY BE DIFFICULT FOR US TO RESELL SHARES OF COMMON STOCK OF TECHNEST HOLDINGS, INC. IF AN ACTIVE MARKET FOR TECHNEST HOLDINGS, INC. COMMON STOCK DOES NOT DEVELOP.

         Due to the current price of Technest common stock, many brokerage firms may not be willing to effect transactions in its securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Technest common stock as it is subject to these penny stock rules. These factors severely limit the liquidity, if any, of Technest common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital through selling Technest common stock we hold.

         The common stock of Technest is not actively traded on a registered securities exchange and will not be able to cause its securities to be listed because Technest does not meet the initial listing criteria for any registered securities exchange or the NASDAQ National Market System. The common stock of Technest is quoted on the less recognized OTC Bulletin Board. This factor may further impair our ability to sell our shares when we want and/or could depress the stock price of Technest common stock. As a result, we may find it difficult to dispose of, or to obtain accurate quotations of the price of, Technest common stock because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Technest may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for shares of Technest common stock.

         We cannot predict the extent to which investor interest in Technest common stock or a business combination, if any, will lead to an increase in its market price or the development of an active trading market or how liquid that market, if any, might become.

MARKLAND MAY BECOME AN INVESTMENT COMPANY IF OUR CONTROLLING INTEREST IN TECHNEST FALLS BELOW 51%. IF SO, OUR COMPLIANCE AND REGISTRATION COSTS WILL INCREASE.

         If Markland's ownership of Technest falls below 51% Technest will no longer meet the definition of "majority-owned subsidiary" as contemplated by the Investment Company Act of 1940 (the "Investment Company Act"), Markland could be subject to regulation under the Investment Company Act. In such event, Markland may be required to register as an investment company, unless an exemption is available. We may incur significant registration and compliance costs and we may become subject to liability under the Investment Company Act, the Securities Act and the Exchange Act and rules and regulations adopted thereunder. Compliance with these rules could adversely affect Markland and Technest because it would use management and financial resources.

               RISKS RELATING TO INVESTING IN A CONTROLLED COMPANY

MINORITY SHAREHOLDERS SHOULD NOT INVEST IN OUR COMPANY WITH THE EXPECTATION THAT THEY MAY BE ABLE TO INFLUENCE THE AFFAIRS OF THE COMPANY AND/OR THE OUTCOME OF STOCKHOLDER VOTES.

         We have not held an annual meeting since November 19, 2001. In addition, our executive officers, directors and other key stockholders such as Jason Geng, acting together, would control approximately 33% of our outstanding common stock. As a result, they will have the ability to run the day to day operations of our company and significantly influence matters submitted to the stockholders for approval (including the election and removal of Directors). This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of our common stock.

OTHER BUSINESS VENTURES OF OUR CHIEF EXECUTIVE OFFICER MAY PRESENT DEMANDS ON HIS TIME OR POSSIBLE CONFLICTS OF INTEREST WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Robert Tarini, our Chief Executive Officer and a Director of our company is involved in other business activities and may, in the future, become involved in additional business opportunities. As of February 22, 2005, Mr. Tarini holds positions and is involved in the following activities.

         o Mr. Tarini is the founder and President of ipPartners, Inc., a firm specializing in the design and manufacture of acoustic remote sensing devices utilized in marine and land based applications. He is also the sole shareholder.

         o Mr. Tarini is the Chief Executive Officer and a minority shareholder of Syqwest, Inc., a company that specializes in the development of acoustic remote sensing devices, as its Chief Executive Officer and Chief Operating Officer.

         o Since 1999, Mr. Tarini serves as the Chief Executive Officer of Ocean Data Equipment Corporation, where he has overseen the design and development of a complete line of scientific instruments targeted for geophysical and hydrographic research, and developed a remote sensing technique, which is currently being developed for application in detecting illicit materials. He is also a minority shareholder.

         o On February 14, 2005 he was appointed Chief Executive Officer and a Director of Technest.

         Mr. Tarini may face a potential conflict of interest in how he allocated his available time to each company. We have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise related to this matter. There can be no assurance that we will have a policy in place to address potential conflicts of interests.


          RISKS RELATED TO THE HOMELAND SECURITY AND DEFENSE INDUSTRIES

THE HOMELAND SECURITY AND DEFENSE INDUSTRIES IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, AND UNLESS WE KEEP PACE WITH THE CHANGING TECHNOLOGIES, WE COULD LOSE CUSTOMERS AND FAIL TO WIN NEW CUSTOMERS.

         Our future success will depend, in part, upon our ability to develop and introduce a variety of new products and services and enhancements to these new product and services in order to address the changing and sophisticated needs of the homeland security marketplace. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors. Frequently, technical development programs in the homeland security industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict.

WE FACE INTENSE COMPETITION, WHICH COULD RESULT IN LOWER REVENUES AND HIGHER RESEARCH AND DEVELOPMENT EXPENDITURES AND COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Current political tensions throughout the world have heightened interest in the homeland security industry, and we expect competition in this field, which is already substantial, to intensify. If we do not develop new and enhanced products, or if we are not able to invest adequately in our research and development activities, our business, financial condition and results of operations could be negatively impacted. Many of our competitors have significantly more cash and resources than we have. Our competitors may introduce products that are competitively priced, have increased performance or functionality, or incorporate technological advances that we have not yet developed or implemented. To remain competitive, we must continue to develop, market and sell new and enhanced systems and products at competitive prices, which will require significant research and development expenditures. We cannot assure you that we will be able to compete successfully against current and future competitors

              RISKS RELATING TO NEW CORPORATE GOVERNANCE STANDARDS

WE ARE NOT SUBJECT TO THE SAME CORPORATE GOVERNANCE STANDARDS AS LISTED COMPANIES. THIS MAY AFFECT MARKET CONFIDENCE AND COMPANY PERFORMANCE. AS A RESULT, OUR BUSINESS COULD BE HARMED AND THE PRICE OF OUR STOCK COULD DECREASE.

         Registered exchanges and the Nasdaq National Market have adopted enhanced corporate governance requirements that apply to issuers that list their securities on those markets. These standards deal with the rights and responsibilities of a company's management, its board, shareholders and various stakeholders. How well companies are run may affect market confidence as well as company performance. Our common stock is quoted on the OTC Bulletin Board, which does not have comparable requirements. As a result, our business and the price of our stock may be adversely affected.

         For instance, we are not required to have any independent directors and we do not have independent directors. Therefore management has significant influence over decisions made by the Board on behalf of the stockholders.

         In some circumstances, management may not have the same interests as the shareholders and conflicts of interest may arise. We do not have a policy to resolve conflicts of interest and we are not required to have one. Notwithstanding the exercise of their fiduciary duties as directors and executive officers and any other duties that they may have to us or our other stockholders in general, these persons may have interests different than yours.

OUR ADMINISTRATIVE COSTS AND EXPENSES RESULTING FROM THE NEW REGULATIONS HAVE INCREASED ADVERSELY AFFECTING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder. These regulations increased our legal and financial compliance and made some activities more difficult, time-consuming and costly. Our expenses will continue to increase as we continue to implement these new regulations.

NEW CORPORATE GOVERNANCE REQUIREMENTS HAVE MADE IT MORE DIFFICULT TO ATTRACT QUALIFIED DIRECTORS. AS A RESULT, OUR BUSINESS MAY BE HARMED AND THE PRICE OF OUR STOCK MAY BE ADVERSELY AFFECTED

         New corporate governance requirements have increased the role and responsibilities of directors and executive officers of public companies. These new requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve as members of our board of directors.

IF WE FAIL TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED.

         We are required to establish and maintain appropriate internal controls over financial reporting. Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.

         For instance, in Amendment # 1 to our Form 10-QSB for the quarter ended December 31, 2004, we disclosed that prior to the acquisition of EOIR, the limited size of our internal financial and controls staff did not permit a significant amount of time or expense on monitoring and oversight of our general administrative and financial functions. In the course of management's evaluation of our controls and procedures for that quarter, our management concluded that, due to the limited amount of resources available for general administrative and financial matters prior to the acquisition of EOIR we: (i) had a less than desirable number of people performing a majority of the financial duties, (ii) lacked the desired internal financial and controls staff resources for a comprehensive internal audit function, and (iii) and in some cases had not been able to promptly accumulate and process all of our data and reports on a timely basis. Our management also concluded that , in light of existing newly instituted staff and controls, which include additional administrative personnel acquired with EOIR, and the recent addition of an outside consultant, the risks associated with a lack of segregation of duties and limited staff have been largely mitigated. There can be no assurance that these actions will be effective or timely. However, we will periodically reevaluate the situation, and as necessary, will put in place additional internal staff and controls to prevent a lack of discipline around policies and procedures in our administrative and financial matters.

         Failure to establish those controls, or any failure of those controls once established, could adversely impact Markland's public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our independent registered public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF WE FAIL TO COMPLY IN A TIMELY MANNER, OUR BUSINESS COULD BE HARMED AND ITS STOCK PRICE COULD DECLINE.

         Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountant. This requirement will first apply to our annual report for the fiscal year ended June 30, 2006. The standards that must be met for management to assess the effectiveness of the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by our independent registered public accountants. If management cannot assess Markland's internal control over financial reporting as effective, or our independent registered public accounting firm is unable to issue an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

        RISKS RELATED TO INVESTING IN ILLIQUID AND LOW-PRICED SECURITIES

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THESE SHARES DUE TO SUITABILITY AND DISCLOSURE REQUIREMENTS.

         Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in its securities, particularly because low-priced securities are subject to SEC rules (referred to as the "penny stock rules")imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Technest common stock as it is subject to these penny stock rules. These rules severely limit the liquidity, if any, of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital through selling Technest common stock acquired in connection with the Genex Transactions.

         The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

         In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account.

         Finally, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

         These requirements may reduce the potential market for our common stock by reducing the number of potential investors, brokers and traders. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

         We cannot predict the extent to which investor interest in Technest common stock or a business combination, if any, will lead to an increase in its market price or the development of an active trading market or how liquid that market, if any, might become.

IT MAY BE DIFFICULT FOR YOU TO RESELL YOUR SHARES IF AN ACTIVE AND LIQUID MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP

         Our common stock is not actively traded on a registered securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the NASDAQ National Market System. It is quoted on the less recognized OTC Bulletin Board. This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for our shares.

         Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to an SEC rule that imposes additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share).

         These factors severely limit the liquidity of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital. We cannot predict the extent to which investor interest in our stock, if any, will lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE. AS A RESULT, YOU MAY NOT BE ABLE TO SELL OUR COMMON STOCK IN SHORT TIME PERIODS, OR POSSIBLY AT ALL.

         Our stock price has been volatile. From July 1, 2003 to February 22, 2005, the trading price of our common stock ranged from a low price of $0.13 per share to a high price of $9.00 per share. Many factors may cause the market price of our common stock to fluctuate, including:

         o        variations in our quarterly results of operations;

         o        the introduction of new products by us or our competitors;

         o acquisitions or strategic alliances involving us or our competitors;

         o        future sales of shares of common stock in the public market;
                  and

         o market conditions in our industries and the economy as a whole.

         In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company's stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management and other resources or otherwise harm our business.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments, unless required by law. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

                                 USE OF PROCEEDS

         The shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling Stockholders" beginning on page 22.

                PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

MARKET INFORMATION

         Our common stock is quoted on the OTC Bulletin Board by The National Association of Securities Dealers, Inc. under the symbol "MRKL.OB." The following table provides, for the periods indicated, the high and low closing prices for our common stock as reported on the OTC Bulletin Board. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The prices reflect a 1-for-60 reverse stock split effective October 27, 2003. Prior to December 2003, the common stock of the Company was thinly traded. We believe that the variability of the share price may, in part, be due to thin trading.

          YEAR ENDED JUNE 30, 2003                      HIGH              LOW
          ------------------------                      ----              ---
          First quarter                              $    4.80         $    1.20
          Second quarter                             $   33.00         $    0.60
          Third quarter                              $   18.60         $    7.80
          Fourth quarter                             $   15.00         $    3.36

          YEAR ENDED JUNE 30, 2004
          ------------------------
          First quarter                              $    9.00         $    2.40
          Second quarter                             $    5.70         $    1.90
          Third quarter                              $    2.70         $    0.69
          Fourth quarter                             $    4.40         $    0.59

          YEAR ENDED JUNE 30, 2005
          ------------------------
          First quarter                              $    1.13         $    0.44
          Second quarter                             $    0.92         $    0.61

         There is no public trading market for our preferred stock.

HOLDERS

         On February 17, 2005, the last sale price of our common stock as reported on the OTC Bulletin Board was $0.64 per share. On February 17, 2005, we had approximately 715 holders of record of our common stock and 1 holder of record of our Series D convertible preferred stock respectively. These numbers do not include stockholders for whom shares were held in a "nominee" or "street" name.

DIVIDENDS

         We have never declared or paid cash dividends on our capital stock, and we do not plan to pay any cash dividends in the foreseeable future. We currently intend to retain any future earnings to finance our operations and future growth.

RESTRICTIONS ON MARKLAND'S ABILITY TO PAY DIVIDENDS ON COMMON STOCK

         Pursuant to the Exchange Agreement dated December 9, 2002, with Eurotech, Ltd., and the other parties named therein, any and all cash and other liquid assets held by our Company or its subsidiaries shall be exclusively used for working capital or investment purposes, and we shall not, and shall not permit our subsidiaries to, directly or indirectly divert or upstream cash or other current assets whether in the form of a loan, contract for services, declaration of dividend, or other arrangement in contravention of such restriction until the second anniversary of the closing date of the exchange transaction.

         Pursuant to the Purchase Agreement between the Company and DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd. dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors party the agreement.

                              SELLING STOCKHOLDERS


         THE FOLLOWING SECTION PRESENTS INFORMATION REGARDING OUR SELLING STOCKHOLDERS. A DESCRIPTION OF HOW EACH SELLING STOCKHOLDER ACQUIRED OR WILL ACQUIRED THE SECURITIES BEING SOLD IN THIS OFFERING IS DETAILED IMMEDIATELY BELOW. UNDER THE HEADING "TRANSACTION WITH OUR SELLING STOCKHOLDERS" WE DESCRIBE THE PRIVATE PLACEMENTS COMPLETED ON SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004, THE SECURITIES ISSUED TO FINDERS IN CONNECTION WITH THOSE PRIVATE PLACEMENTS AND AN ADJUSTMENT TO THE EXERCISED OF WARRANTS ISSUED IN CONNECTION WITH THE SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS. WE ALSO PROVIDE ADDITIONAL INFORMATION REGARDING AN ASSIGNMENT OF SHARES BETWEEN EXISTING SELLING STOCKHOLDERS AND OUR SELLING STOCKHOLDERS WITH "PIGGY BACK" REGISTRATION RIGHTS. THE SELLING STOCKHOLDER TABLE AND THE NOTES THERETO DESCRIBE EACH SELLING STOCKHOLDER, THE NUMBER OF SECURITIES BEING SOLD AND THEIR RELATIONSHIP TO MARKLAND. WE HAVE ALSO INCLUDED A TABLE IDENTIFYING THE INDIVIDUALS HAVING VOTING AND INVESTMENT CONTROL OVER THE SECURITIES BEING SOLD.

         NONE OF THE SECURITIES ISSUED IN CONNECTION WITH THE GENEX TRANSACTIONS ARE COVERED BY THIS REGISTRATION STATEMENT.

TRANSACTIONS WITH OUR SELLING STOCKHOLDER

         Up to 35,193,346 shares are being offered under this prospectus, all of which are being registered for sale for the account of the Selling Stockholders. The Selling Stockholders acquired these securities in connection with the following transaction.

SEPTEMBER 21, 2004 PRIVATE PLACEMENT TRANSACTION

         On September 21, 2004, we sold to the Initial Investors warrants to purchase shares of our common stock and secured convertible promissory notes for the aggregate consideration of $4,000,000. We received net proceeds of $3,480,000 from this private placement. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. We intend to use the proceeds from this offering for working capital.

         The selling stockholders who participated in the September 21, 2004 private placement transaction are offering up to 24,151,825 shares of our common stock issuable pursuant to convertible notes and warrants issued in connection with this transaction, including:

          (i) up to 6,500,000 shares of our common stock issuable upon the conversion of notes issued to the investors;

          (ii) up to 6,500,000 shares of our common stock issuable upon the exercise of warrants issued to the investors; and

          (iii) up to 1,500,000 shares of our common stock issuable upon the exercise of warrants issued as compensation in connection with this transaction.

         We are also registering in connection with this transaction an additional 9,500,000 shares to cover shares of our common stock which may become issuable as the result of adjustments to the conversion or exercise prices of the notes and warrants, as discussed below.

         Finally, we are registering an additional 151,825 shares of our common stock which we may be required to issue in satisfaction of liquidated damages arising from the Registration Rights Agreement entered into by the investors and us in connection with this private placement. The circumstances giving rise to future adjustments or liquidated damages are discussed below.

         Conversion Price Adjustments
         ----------------------------

         We are registering a number of shares of our common stock equal to 125% of the shares issuable, as of November 5, 2004, upon conversion in full of the notes. The additional shares represent a good faith estimate of the number of additional shares that may become issuable in the future as a result of adjustments to the conversion price of the notes.

         In particular, under the terms of these notes, we are required to pay to the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005. If we do not make the March 15, 2005 prepayment, the conversion price will be adjusted from $0.80 per share to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion.

         In the event we issue common stock or common stock equivalents at a price per share below the then effective conversion price of the convertible notes, the conversion price will be reduced to that lower price per share.

         Exercise Price Adjustments
         --------------------------

         We are registering a number of shares of our common stock equal to approximately 220% of the number of shares issuable, as of November 5, 2004, upon the exercise in full of the warrants issued to investors in this transaction. The additional shares represent a good faith estimate of the number of shares which may become issuable as a result of adjustments to the exercise price of the warrants.

         In particular, under the terms of the warrants, if we do not make a prepayment of an aggregate of $4,000,000 in principal, plus any interest having accrued thereon, on the notes issued to the Initial Investors in this private placement by March 15, 2005, the exercise price of the warrant will be reduced from $1.50 to the lesser of (i) $0.792 and (ii) 80% of the average closing price per share of our common stock five trading days preceding the date the adjustment is made.

         In the event we issue common stock or common stock equivalents at a price per share below the then effective exercise price of the warrants, the exercise price will be reduced to that lower price per share.

         In the event any of the foregoing adjustments are made, the warrants will become exercisable for a number of shares equal to the aggregate exercise price (i.e., the exercise price per share multiplied by the number of underlying shares) prior to the adjustment divided by the post adjustment exercise price per share.

         Liquidated Damages
         ------------------

         We are registering an additional 151,825 shares of our common stock representing a good faith estimate of the number of shares of common stock we may be required to issue in satisfaction of liquidated damages arising from the Registration Rights Agreement entered into by the investors and us in connection with this private placement. Under this agreement, if:

         (i) this registration statement is not declared effective by December 20, 2004, or within five trading days after the SEC notifies us that the registration will not be reviewed or is not subject to further review or comments, or

         (ii) this registration statement is suspended for more than an aggregate of 20 trading days, whether or not consecutive, in any twelve-month period;

we will be required to pay each of the investors in this private placement liquidated damages in an amount equal to 2% of such investor's investment amount, half of which may, at our option, be paid in common stock of equivalent value.

         The value of the stock to be issued as liquidated damages will be determined based on the lower of:

         (i) the average of the closing price of our common stock for the five days preceding the payment date, and

         (ii) the closing price of our common stock on the day preceding the date such stock is delivered to the investors).

NOVEMBER 9, 2004 PRIVATE PLACEMENT

         On November 9, 2004, we sold warrants to purchase shares of our common stock and secured convertible promissory notes for the aggregate consideration of $1,350,000. Unless otherwise noted, the terms of the notes and warrants issued in this private placement are substantially the same as the terms of the notes and warrants we issued on September 21, 2004. We received net proceeds of $1,174,500 from this private placement. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 337,500 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. The resale of the shares underlying these warrants is not covered by this registration statement. We intend to use the proceeds from this offering for working capital.

         The selling stockholders who participated in the November 9, 2004 private placement transaction are offering up to 7,593,751 shares of our common stock issuable pursuant to convertible notes and warrants issued in connection with this transaction, including:

         (i) up to 2,193,750 shares of our common stock issuable upon the conversion of notes;

         (ii) up to 2,193,750 shares of our common stock issuable upon the exercise of warrants; and

         (iii) up to 3,206,251 shares to cover shares of our common stock which may become issuable as the result of adjustments to the conversion or exercise prices of the notes and warrants, as discussed below.

         As in the case of the notes and warrants issued in the September 21, 2004 private placement, we are registering a number of shares of our common stock equal to 125% of the shares issuable upon conversion in full of the notes and 220% of the shares issuable upon exercise in full of the warrants in each case as of November 5, 2004, representing a good faith estimate of the number of shares that may become issuable under these instruments in the event of conversion or exercise price adjustments.

         Under the terms of each of these notes, we are required to pay a principal amount on each note equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005. In the event we do not make these prepayments, the conversion price of the notes and exercise price of the warrants will be subject to substantially the same adjustments described above in connection with the September 21, 2004 private placement.

         Like the notes and warrants issued in the September 21, 2004 private placement, the conversion price of the notes and exercise price of the warrants are also subject to adjustment in the event we issue common stock or common stock equivalents at a price per share below the then effective conversion or exercise price of the notes or warrants, as applicable.

         Liquidated Damages

         We are registering an additional 51,241 shares of our common stock representing a good faith estimate of the number of shares of common stock we may be required to issue in satisfaction of liquidated damages arising from the Securities Purchase Agreement entered into by the Additional Investors and us in connection with this private placement. Under this agreement, if:

         (i) this registration statement is not declared effective by February 7, 2005, or within five trading days after the SEC notifies us that the registration will not be reviewed or is not subject to further review or comments, or

         (ii) this registration statement is suspended for more than an aggregate of 20 trading days, whether or not consecutive, in any twelve-month period;

we will be required to pay each of the Additional Investors placement liquidated damages in an amount equal to 2% of such Additional Investor's investment amount, half of which may, at our option, be paid in common stock of equivalent value.

         The value of the stock to be issued as liquidated damages will be determined based on the lower of:

         (i) the average of the closing price of our common stock for the five days preceding the payment date, and

         (ii) the closing price of our common stock on the day preceding the date such stock is delivered to the investors.

WARRANTS ISSUED TO FINDERS IN OUR SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS.

         In our private placement transactions completed on September 21, 2004 and November 9, 2004, we issued common stock purchase warrants to purchase an aggregate of 1,837,500 shares of common stock with an exercise price of $1.50 per share as compensation to various finders. The warrants are exercisable for a period of five years from the date of issuance. This registration statement covers the resale of the shares underlying the warrants issued to Greenfield Capital Partners LLC, Richard Rosemblum and David Stefansky in connection with the September 21, 2004 private placement.

         These warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

OTHER SELLING STOCKHOLDERS WITH ADDITIONAL PIGGY BACK REGISTRATION RIGHTS.

         The remaining stockholders are offering up to 3,396,529 outstanding shares of our common stock as follows. 2,246,381 shares of our common stock held by Verdi Consulting, Inc. pursuant to consulting agreements for services rendered to us. And 1,150,148 shares of our common stock held by David Stefansky. We have agreed to register these outstanding securities pursuant to piggy back registration rights granted with respect to these shares of our common stock.

ASSIGNMENT OF SHARES FROM GREENFIELD CAPITAL PARTNERS LLC TO SOUTHRIDGE PARTNERS LP

         On January 7, 2005, Greenfield Capital Partners LLC, a selling stockholder pursuant to the December 2, 2004 Registration Statement, assigned all right, title and interest in 750,000 shares of our common stock, to Southridge Partners LP, also a selling stockholder pursuant to the December 2 Registration Statement. Greenfield Capital Partners LLC received the assigned shares pursuant to the exercise of a warrant issued to Greenfield Capital Partner LLC as compensation in connection with the Company's September 21, 2004 private placement.

         The assigned shares have been registered with the SEC in the December 2 Registration Statement. After giving effect to this assignment, Greenfield will no longer have any shares to be offered pursuant to this Prospectus. As a result, the aggregate number of shares offered and the dollar amount of the shares registered under this Prospectus has not changed.

REDUCTION IN THE EXERCISE PRICE OF SOME OF THE WARRANTS ISSUED IN CONNECTION WITH THE SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS.

         Between December 28, 2004 and February 7, 2005, we entered into agreements to amend the exercise price of some of the warrants issued in connection with the September 21, 2004 and November 9, 2004 private placements.

         AGREEMENTS WITH DKR SOUNDSHORE OASIS HOLDING LTD. FUND AND DKR SOUNDSHORE STRATEGIC HOLDING FUND LTD. On December 28, 2004, and February 7, 2005, we amended the terms of warrants issued on September 21, 2004 to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. for the purchase of up to 6,500,000 shares of our common stock each as follows:

         o That DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. may exercise all or any portion of the warrants for an exercise price of $0.60 per share of the common stock, from December 28, 2004 until February 28, 2005
         o That DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. would exercise a minimum of $600,000 in exercise price of the warrants, as amended, on or before the close of business, New York City time, on December 31, 2004, and purchase an aggregate of 5,500,000 shares of our common stock by exercising their warrants, as amended, no later than February 7, 2005.
         o The number of shares of common stock subject to the warrants would not be adjusted as a result of the temporary reduction in exercise price.
         o That on March 1, 2005, we would issue to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. warrants to purchase a number of shares of common stock equal to the number of shares purchased pursuant to the amendments at an exercise price of $.50 per share.
         o That on March 1, 2005, the amendments will expire and the exercise terms of the warrants existing prior to December 28, 2004, will be effective for any warrants remaining unexercised.

         To date these investors have exercised warrants to purchase 5,500,000 shares of common stock.

         AGREEMENTS WITH GREENFIELD CAPITAL PARTNERS AND SOUTHRIDGE PARTNERS, LP. On December 29, 2004, we amended the terms of the warrants issued (i) to Greenfield Capital Partners LLC for the purchase of up to 750,000 shares of our common stock as compensation for consulting services performed in connection with our September 21, 2004, private placement; and (ii) Southridge Partners LP for the purchase of up to 568,750 shares of common stock in order to allow these investors to exercise these warrant for an exercise price of $0.60 per share of common stock, from December 29, 2004 until January 31, 2005 as follows:

         o That Greenfield Capital Partners LLC would exercise a minimum of 400,000 shares of the warrant, as amended, on or before the close of business, New York City time, on December 31, 2004, and 350,000, on or before the close of business, New York City time, on January 31, 2005.
         o That Southridge Partners LP will exercise all of the warrant, as amended, on or before the close of business, New York City time, on December 31, 2004.
         o That the number of shares of common stock subject to the warrant would not be adjusted as a result of the temporary reduction in exercise price.
         o To prohibit the exercise of the warrants to the extent that such issuance would result in Greenfield Capital Partners LLC beneficially owning more than 9.99% of the outstanding shares of our common stock.
         o To eliminate restrictions on the ability of Southridge Partners LP to exercise the warrants based on the number of shares of common stock beneficially owned by Southridge Partners LP.

         As of February 18, 2005, Southridge Partners LP and Greenfield Capital Partners LLC have exercised these warrants in full.

         AGREEMENT WITH DAVID STEFANSKY AND RICHARD ROSENBLUM. On January 4, 2005, we entered into an agreement to amend the terms of the warrants issued as compensation for consulting services in connection with our September 21, 2004 private placement to (i) David Stefansky for the purchase of up to 375,000 shares of our common stock; and (ii) Richard Rosenblum to amend the terms of a warrant issued to Richard Rosenblum on September 21, 2004, for the purchase of up to 375,000 shares of common stock to allow these investors to exercise all or any portion of the warrant for an exercise price of $0.60 per share of common stock, from January 4, 2005, until January 7, 2005 as follows:

         o That David Stefansky and Richard Rosenblum will exercise all of their warrants, as amended, on or before the close of business, New York City time, on January 7, 2005.
         o That the number of shares of common stock subject to the warrant will not be adjusted as a result of the temporary reduction in exercise price.

         Mr. Stefansky and Mr. Rosenblum have each exercised 375,000 these warrants.

         AGREEMENT WITH HARBORVIEW MASTER FUND LP. On January 4, 2005, we entered into an agreement to amend the terms of the warrants issued on November 9, 2004 to Harborview Master Fund LP for the purchase of up to 1,625,000 shares of our common stock for an exercise price of $0.60 per share of common stock, from January 4, 2005 until February 28, 2005, after which time the exercise price will return to its original level. We also agreed

         o That Harborview Master Fund LP will exercise the warrant to purchase not less than 250,000 share of our common stock on or before the close of business, New York City time, on January 7, 2005.
         o That the number of shares of common stock subject to the warrant will not be adjusted as a result of the temporary reduction in exercise price.

         Harborview Master Fund LP exercised 1,625,000 of these warrants.

         On February 7, 2005, we agreed to issue issued of 9,193,750 common stock purchase warrants, 5,500,000 at an exercise price of $.50, and 3,693,750 at an exercise price of $.60 as consideration for entering into these agreements.

SELLING STOCKHOLDERS TABLE

         The following table sets forth the approximate number of shares beneficially owned as of November 29, 2004, by each of the selling stockholders and their pledgees, assignees and successors-in-interest. Please consider the following when reviewing the information presented in the table and the notes:

         o The number of shares beneficially owned by the selling stockholders is determined under rules promulgated by the SEC.

         o The "Right to Acquire" column reflects beneficial ownership of shares subject to warrants and convertible preferred stock that may be exercised and converted within 60 days after November 29, 2004.

         o The "Shares Offered" column reflects all of the shares that each selling stockholder may offer under this prospectus. Percentage ownership is based on 51,661,834 shares of our common stock issued and outstanding as of November 29, 2004.

         o Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

         o The selling stockholders may have sold, transferred or otherwise disposed of the warrants issued in the September 21, 2004 and November 9, 2004 private placements in transactions exempt from the registration requirements of the Securities Act, since the date the selling stockholders provided the information regarding their securities holdings.

         o The table assumes that the selling stockholders will sell all of the shares. No assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales.

                                                                                                   TOTAL
                                                                                                 OWNERSHIP
                                              BENEFICIAL OWNERSHIP PRIOR TO OFFERING              WITHOUT
                                      -----------------------------------------------------       REGARD TO     SHARES OFFERED
                                                            RIGHT TO                             CONTRACTUAL      UNDER THIS
                                      OUTSTANDING            ACQUIRE            TOTAL            LIMITATIONS      PROSPECTUS
                                      -----------           --------            -----            -----------      ----------
DKR Soundshore Oasis Holding
   Fund, Ltd. (1)(17)...............            0        2,718,471(2)(3)    2,718,471(2)(3)     10,400,000(4)   18,121,460(5)(6)(7)

DKR Soundshore Strategic Holding
   Fund, Ltd. (1)(17)...............            0        2,718,471(2)(3)    2,718,471(2)(3)      2,600,000(4)    4,530,365(5)(6)(7)

Harborview Master Fund L.P. (1)(15).            0        2,718,471(2)       2,718,471(2)         3,250,000(4)    5,662,956(8)(9)(10)

Southridge Partners LP (17)(20).....      584,006        1,137,500          1,721,506            1,721,506       1,982,036(8)(9)(10)

Greenfield Capital Partners,
   LLC (11) (18) (19)...............            0          750,000(12)        750,000              750,000         750,000

Verdi Consulting, Inc. (1)(14)(17)..    2,246,381(14)            0          2,246,381            2,246,381       2,246,381

David Stefansky (15) (18) (19)......    1,150,148          375,000(12)      1,525,148            1,525,148       1,525,148

Richard Rosenblum (15) (18) (19)....            0          375,000(12)        375,000              375,000         375,000

                                                          BENEFICIAL OWNERSHIP PRIOR TO OFFERING
                                                       --------------------------------------------
                                                       OUTSTANDING    RIGHT TO ACQUIRE        TOTAL
                                                       -----------    ----------------        -----
DKR Soundshore Oasis Holding
   Fund, Ltd. (1)(17).......................                0            750,000(16)            1.4%

DKR Soundshore Strategic Holding
   Fund, Ltd. (1)(17).......................                0            750,000(16)            1.4%

Harborview Master Fund L.P. (1)(15).........                0                  0                *

Southridge Partners LP (17)(20).............                0                  0                *

Greenfield Capital Partners,
   LLC (11) (18) (19).......................                0                  0                *

Verdi Consulting, Inc. (1)(14)(17)..........                0                  0                *

David Stefansky (10) (19)...................                0                  0                *

Richard Rosenblum (10) (19).................                0                  0                *

__________________________

As of February 17, 2005, the Selling Stockholders had sold an aggregate of 9,193,750 shares pursuant to this Prospectus.

(1) The selling securityholder has represented in the Selling Securityholder Notice and Questionnaire that it is not a broker-dealer.

(2) Represents the aggregate maximum number of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to the 4.999% limitation, further described in Note 3 below.

(3) In accordance with Rule 13d-3 under the Securities Exchange Act, DKR Soundshore Oasis Holding Fund, Ltd. may be deemed to be the beneficial owners of the shares held by DKR Soundshore Strategic Holding Fund, Ltd. and their holdings have been aggregated for the purposes of determining beneficial ownership. The notes and warrants issued to these entities limit conversion or exercise, as applicable, to the extent necessary to ensure that, after giving effect to such conversion or exercise, the beneficial ownership of each entity, including affiliates, does not exceed 4.999% of our outstanding common stock.

(4) Represents the number of shares the selling stockholder would receive upon conversion and exercise in full as of November 29, 2004 of the stockholder's note and warrant without regard to the 4.999% limitation, further described in Note 3.

(5) Represents the maximum number of shares which the selling stockholder may offer under this prospectus, including a good faith estimate of shares which may become issuable upon conversion or exercise of notes or warrants issued in connection with the September 21, 2004 private placement, as applicable, in the future as a result of conversion or exercise price adjustments as further described in Notes 6 and 7, and an additional pro rata share (based on the amount of the selling stockholders investment) of 151,825 shares which may become issuable in satisfaction of liquidated damages arising from our agreements with the investors in the September 21, 2004 private placement.

(6) Includes a good faith estimate of the number of shares issuable upon conversion of the note held by the selling stockholder based on 125% of the number of shares into which such note is convertible as of November 29, 2004. Because the number of shares of common stock issuable upon conversion of the note may become dependent in part upon the market price of the stock at the time of conversion, the actual number of shares that will be issuable upon conversion may fluctuate daily and cannot be determined at this time. Specifically, in the event we do not prepay on March 15, 2005 $4,000,000 in principal amount plus any accrued interest on the notes issued in connection with the September 21, 2004 private placement, the conversion price will be adjusted from a fixed price of $.80 a share to (i) 80% of a floating rate equal to the average closing price per share of our common stock for the five trading days preceding conversion or (ii)

          $0.80, whichever is less. For the purposes of the note, the market price of our common stock on a given date is equal to the average closing price for the five trading days preceding that date. In addition, the conversion price of the note may be lowered in the event that we issue common stock or common stock equivalents at a price per share below the conversion price then in effect. If the number of shares issuable upon conversion of the note exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(7) Includes a good faith estimate of the number of shares issuable upon exercise of the warrant held by the selling stockholder based on approximately 220% of the number of shares into which the warrant is exercisable as of November 29, 2004. Because the number of shares of common stock issuable upon exercise of the warrant may become dependent in part upon the market price of the stock as of March 15, 2005, the actual number of shares that will be issuable upon exercise cannot be determined at this time. Specifically, in the event we do not prepay on March 15, 2005 $4,000,000 in principal amount plus any accrued interest on the notes issued in connection with the September 21, 2004 private placement, the exercise price will be adjusted from $1.50 to $0.792 or 80% of the market price of our common stock on March 15, 2005, whichever is less. In addition, the exercise price of the warrants may be lowered in the event that we issue common stock or common stock equivalents at a price per share below the exercise price then in effect. If the number of shares issuable upon exercise of the warrant exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(8) Represents the maximum number of shares which the selling stockholder may offer under this prospectus, including a good faith estimate of shares which may become issuable upon conversion or exercise of notes or warrants issued in connection with the November 9, 2004 private placement, as applicable, in the future as a result of conversion or exercise price adjustments as further described in Notes 9 and 10 and an additional pro rata share (based on the amount of the selling stockholders investment) of 51,241 shares which may become issuable in satisfaction of liquidated damages arising from our agreements with the investors in the November 9, 2004 private placement.

(9) Includes a good faith estimate of the number of shares issuable upon conversion of the note held by the selling stockholder based on 125% of the number of shares into which the notes is convertible as of November 29, 2004. Because the number of shares of common stock issuable upon conversion the note may become dependent in part upon the market price of the stock at the time of conversion, the actual number of shares that will be issuable upon conversion may fluctuate daily and cannot be determined at this time. Specifically, in the event we do not prepay on March 15, 2005 a principal amount on each note equal to the amount invested by the holder of such note in the November 9, 2004 transaction (plus any accrued interest) the conversion price for each such note will be adjusted from a fixed price of $0.80 a share to (i) 80% of a floating rate equal to the average closing price per share of our common stock for the five trading days preceding conversion or (ii) $0.80, whichever is less. For the purposes of the note, the market price of our common stock on a given date is equal to the average closing price for the five trading days preceding that date. In addition, the conversion price of the note may be lowered in the event that we issue common stock or common stock equivalents at a price per share below the conversion price then in effect. If the number of shares issuable upon conversion of the note exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(10) Includes a good faith estimate of the number of shares issuable upon exercise of the warrants held by the selling stockholder based on approximately 220% of the number of shares into which the warrant is exercisable as of November 29, 2004. Because the number of shares of common stock issuable upon exercise of the warrant may become dependent in part upon the market price of the stock as of March 15, 2005, the actual number of shares that will be issuable upon exercise cannot be determined at this time. Specifically, in the event we do not prepay on March 15, 2005 a principal amount on each note issued in the November 9, 2004 transaction equal to the amount invested by the holder of such note (plus any accrued interest), the exercise price will be adjusted from $1.50 to $0.792 or 80% of the market price of our common stock on March 15, 2005, whichever is less. In addition, the exercise price of the note may be lowered in the event that we issue common stock or common stock equivalents at a price per share below the exercise price then in effect. If the number of shares issuable upon exercise of the warrant exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(11) The selling securityholder has represented in the Selling Securityholder Notice and Questionnaire that it is a broker-dealer registered pursuant to the Exchange Act

(12) Represents shares issuable upon the exercise of warrants issued as compensation in connection with the September 21, 2004 private placement.

(13) The selling securityholder has represented in the Selling Securityholder Notice and Questionnaire that it is not a broker-dealer.

(14) Includes shares held by (i) Verdi Consulting, Inc., a corporation wholly owned and operated by Chad A. Verdi, and (ii) Chad A. Verdi. We issued these shares pursuant to a consulting agreement dated May 24, 2004, as amended on June 14, 2004. On January 3, 2005, we also entered into a consulting agreement with Verdi Consulting, Inc. which supplants our previous agreement.

(15) The selling securityholder has represented in the Selling Securityholder Notice and Questionnaire that he is an "affiliate" of a broker-dealer.

(16) Represents shares issuable upon exercise of a warrant held by DKR Soundshore Oasis Holding Fund, Ltd issued on May 3, 2004 in connection with a private placement. These shares are the subject of a separate registration statement filed with the SEC that was declared effective on June 21, 2004, as amended and supplemented from time to time (SEC File # 333-115395).

(17) The selling stockholder was a party to the Investors Securities Purchase Agreement with Technest dated February 14, 2005. Although Markland is not a party to this agreement, Markland has agreed (i) to issue shares of its common stock upon conversion of Technest Series B Preferred Stock sold under the Investors Securities Purchase Agreement and (i) to register the resale of such common stock by the investors.

(18) This Selling Stockholder was retained by Technest in connection with the acquisition of Genex.

(19) This Selling Stockholder participated in the September 21, 2004 and November 9, 2004 private placements.

(20) The selling stockholder has represented in the Selling Stockholder Notice and Questionnaire that it is an affiliate of a broker dealer and that it bought these securities in the ordinary course of business and that at the time of the purchase of the securities to be resold, it had no agreement or understanding with any person to distribute these securities.

ADDITIONAL INFORMATION

         None of the securities issued in connection with the Genex Transactions are covered by this registration statement. All of the outstanding shares of our common stock covered by this registration statement were "restricted securities" under the Securities Act prior to this registration statement.

VOTING AND INVESTMENT CONTROL

         The table below sets forth selling stockholders that are entities and the names of individuals having voting and investment control over the securities held by these entities on November 9, 2004. We prepared this table based upon information supplied to us by the selling stockholders. This information is not necessarily indicative of beneficial ownership for any other purpose.

ENTITY                                         VOTING AND INVESTMENT CONTROL
------                                         -----------------------------
DKR Soundshore Oasis Holding Fund, Ltd.        Seth Fisher
DKR Soundshore Strategic Holding Fund, Ltd.    Seth Fisher
Greenfield Capital Partners LLC                Michael James Byl
Verdi Consulting, Inc.                         Chad A. Verdi
Harborview Master Fund L.P.                    Richard Rosenblum/David Stefansky
Southridge Partners LP                         Stephen Hicks


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE OTHER FINANCIAL INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS REGISTRATION STATEMENT AND IN AMENDMENT #1 TO OUR ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SEC ON OCTOBER 20, 2004 FORM 10-KSB. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR IN AMENDMENT #1 TO OUR ANNUAL REPORT ON FORM 10-KSB. WE WILL NOT UPDATE THESE FORWARD-LOOKING STATEMENTS UNLESS THE SECURITIES LAWS AND REGULATIONS REQUIRE US TO DO SO.

         TO THE EXTENT THE FOLLOWING DISCUSSION REFERS TO OUR FINANCIAL RESULTS, YOU SHOULD NOTE THAT THE RESULTS OF OPERATIONS OF TECHNEST AND GENEX TOGETHER WITH THE AUDITED FINANCIAL INFORMATION FOR THE FISCAL YEARS ENDED JUNE 30, 2003 AND 2004 AND THE UNAUDITED FINANCIAL INFORMATION FOR THE SIX MONTH PERIODS ENDED DECEMBER 31, 2003 AND 2004 ARE NOT INCLUDED IN OUR FINANCIAL STATEMENTS OR THE CORRESPONDING DISCUSSIONS OF OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE. THIS INFORMATION WILL BECOME AVAILABLE IN DUE COURSE AS TECHNEST AND MARKLAND COMPLY WITH THEIR ONGOING EXCHANGE ACT REPORTING REQUIREMENTS. WE WILL UPDATE OUR EXISTING REGISTRATION STATEMENTS TO REFLECT THIS INFORMATION. THE CURRENT LACK OF SUCH INFORMATION, AMONG OTHER FACTORS, MAKES AN INVESTMENT IN MARKLAND'S COMMON STOCK SPECULATIVE. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED BELOW UNDER "RISK FACTORS" BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

OVERVIEW

         The following management's discussion and analysis of financial condition and results of operations is organized as follows:

         o OVERVIEW. This section provides a general description of Markland, its business and recent developments and events that have occurred since 2002 that we believe are important in understanding the results of operations and financial condition and to anticipate future trends. In addition, we have provided a brief description of our acquisition of EOIR and our acquisition of a controlling interest in Technest. These events impact the comparability of the results being analyzed.

         o RESULTS OF OPERATIONS. This section provides an analysis of Markland's results of operations for the fiscal years ended June 30, 2004, and June 30, 2003, and the six months ended December 31, 2004 and December 31, 2003. This analysis is presented on a consolidated basis.

         o LIQUIDITY AND CAPITAL RESOURCES. This section provides an analysis of Markland's cash flows for the fiscal years ended June 30, 2004, and June 30, 2003, and the six months and three months ended December 31, 2004 and December 31, 2003, as well as a discussion of recent financing arrangements including financings that were closed on September 21, 2004 and November 9, 2004.

         o CRITICAL ACCOUNTING POLICIES. This section discusses some critical accounting policies that we consider important to Markland's financial condition and results of operations, and that required significant judgment and estimates on the part of management in application. Markland's significant accounting policies, including the critical accounting policies discussed in this section, are summarized in the notes to the accompanying consolidated financial statements.

                                    OVERVIEW

BACKGROUND

         GENERAL. We provide to the DOD and to various other INTEL; remote sensing technology products, and services to protect our country's military personnel and infrastructure assets. We also provide to Homeland Security; products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel. Our mission is to build world-class integrated solutions for the Homeland Security, DOD and INTEL marketplaces via expansion of our existing contracts, development of our emerging technologies and acquisition of synergistic revenue producing assets.

         We have undergone material changes to our business and our financial structure during the period covered by the financial statements included in this registration statement on Form SB-2 as amended. Our business, as it exists today, consists of four business areas: remote sensor systems for military and intelligence applications, chemical detection, border security and advanced technologies.

         Our primary sources of operating revenue are from our wholly owned subsidiary EOIR, which was acquired by us on June 29, 2004. EOIR offers products and services which include; (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications;
(ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing.

         Prior to the acquisition of EOIR, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system produced by our wholly owned subsidiary Science and Technology Research Inc. ("STR"), border security logistics products and services provided by our wholly owned subsidiary Ergo Systems, Inc. ("ERGO"), and Small Business Innovation Research ("SBIR") funded research grants for the development of gas plasma antenna technology.

         Our acquisition of EOIR has materially changed our business. To the extent the following discussion refers to our financial results, you should note that we have reported our quarterly and annual financial results under accounting principles generally accepted in the United States of America ("GAAP"). We did not complete our acquisition of EOIR until June 29, 2004, and therefore, the results of operations of EOIR for the year ended June 30, 2004, are not included in our Statement of Loss for fiscal year 2004.

         For comparative purposes, we have included a discussion of some financial information concerning EOIR in our discussion and analysis of our financial condition and results of operations. Information concerning the EOIR acquisition can be found in our Current Report on Form 8-K/A filed with the SEC on September 13, 2004 (File #000-28863) which includes audited financial statements for EOIR for the years ended December 31, 2003 and December 31, 2002, and unaudited financial statements for the three months ended March 31, 2004, as well as unaudited pro forma information for fiscal year ended June 30, 2003 and the nine months ended March 31, 2004.

RECENT DEVELOPMENTS

ACQUISITION OF CONTROLLING INTEREST IN TECHNEST HOLDINGS, INC.

         On February 14, 2005, Markland entered into definitive agreements with Technest, a public company with no revenue and minimal assets and operations, Genex, and the Investors, which resulted in Markland acquiring controlling interests in Technest simultaneous with and conditioned upon the Technest acquisition of Genex. These transactions were completed on February 14, 2005. In connection with the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for
211.18 reverse split (the "Reverse Split"). The Reverse Split will become effective not less than 20 days after a definitive Schedule 14C Information Statement relating to the Reverse Split is mailed to the stockholders of Technest.

         Technest is a public company with a class of equity securities registered under Section 12(g) of the Exchange Act. In 2002 and 2003, Technest disposed of all of its operating businesses. Since then, Technest has no business operations and only minimal assets.

         Our recent investment in Technest Holdings, Inc. was effected pursuant to the terms of a Securities Purchase Agreement between us and Technest, dated February 14, 2005. In accordance with the terms of the Securities Purchase Agreement, on February 14, 2005, Technest issued to us 412,650,577 shares of its common stock, $.001 par value per share (before the Reverse Split) in exchange for 10,168,764 shares of our common stock and our agreement to issue additional shares of our common stock upon conversion of Technest's Series B preferred stock (which, together with the Technest Series C preferred stock and warrants, was sold to a group of investors in Technest's February 14, 2005 private placement described under the heading "Investor Financing" below). The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

         Technest used the shares of our common stock received from us pursuant to the Securities Purchase Agreement to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex Technologies, Inc. (described under the heading "Genex Acquisition" below). We intend to hold Technest's common stock as an asset and we do not intend to take Technest private.

         As described below in the description of the Investor Financing, the Technest Series B preferred stock will be convertible into our common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which our common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425.

         After giving effect to the consummation of this transaction, we beneficially own approximately 93% of the outstanding shares of Technest's outstanding common stock, on a primary basis, and 39% of Technest's outstanding common stock, on a fully diluted basis. Our CEO and Chairman, Robert Tarini was an investor in Technest's February 14, 2005 private placement and has been elected as director and CEO of Technest. Under SEC rules, Mr. Tarini may be deemed to be the indirect beneficial owner of all of the shares of Technest's common stock beneficially owned by us. Mr. Tarini disclaims beneficial ownership of these shares.


Registration Obligation in Connection with the Acquisition of Technest
----------------------------------------------------------------------

         We entered into a Registration Rights Agreement with Technest, dated February 14, 2005, in connection with our purchase of Technest common stock. Technest has agreed to use its best efforts to file a registration statement on Form SB-2 as soon as possible after it receives a request for registration from us (or the holder of a majority of the registrable securities if we transfer some or all of our shares) and to cause the registration statement to be declared effective. Pursuant to this agreement, Technest also agreed to keep the registration statement effective until the earlier of (a) thirty-six (36) months following the date of the agreement or (b) such time that the securities cease to be registrable securities due to the elimination of their transfer restrictions. Technest may suspend the effectiveness of the registration statement for a period of no more than fifteen (15) consecutive trading days, or an aggregate of thirty (30) trading days, each year. If the number of shares to be registered on the registration statement does not equal the number of In addition, we have piggyback registration rights if, within two (2) years following the date of the agreement, Technest chooses to register any of its securities under the Securities Act on an underwritten basis.


Lock-up Agreement
-----------------

         Prior to February 14, 2005, Technest was controlled by Garth LLC and Southshore Capital Management Fund Ltd. who owned approximately 73% of the shares of Technest common stock. Under the terms of these agreements, such shareholders have agreed not to sell or dispose of their Technest common stock until the earlier of six (6) months following February 14, 2005, or the date that the registration statement for the sale of such shares effective. In return, during the lock-up period, Technest agreed to maintain its "reporting status" with the Securities and Exchange Commission, to file all reports that are required to be filed, and to use its best efforts to ensure that the common stock is quoted for public trading on a nationally recognized medium of a particular caliber. These stockholders were also granted piggyback registration rights to include their shares on the next registration statement we file. Technest may waive its obligations under the lock-up agreement if needed to increase the liquidity of, or develop the trading market of, the Technest common stock. These agreements will terminate in the event of some specified changes in control of Technest.


Material Relationships and Interlocking Management
--------------------------------------------------

         Our Chairman and CEO, Robert Tarini, is also one of the investors in Technest's February 14, 2005 private placement and will be the beneficial owner of Technest Series C preferred stock, convertible into 30,341,954 shares of Technest common stock, and warrants exercisable for 30,341,954 shares of common stock. As of February 14, 2005, Mr. Tarini, when combined with our ownership in Technest, would beneficially own an aggregate of approximately 94% of the outstanding Technest common stock. Our investment in Technest was negotiated by our senior management, including Mr. Tarini and was approved by a unanimous vote of the Board of Directors of Markland including, Dr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

         Mr. Tarini is on our Board of Directors and the Technest Board of Directors. He is also the Chief Executive Officer of both Markland and Technest. Dr. Mackin is the President of both Markland and Technest. Mr. Periera is the Chief Financial Officer of both Markland and Technest.

THE INVESTOR FINANCING

         On February 14, 2005, Technest participated in a private placement of securities pursuant to the terms of a Securities Purchase Agreement, between Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP and Technest. Technest raised $5,000,000 through this financing. The proceeds of this financing were used to fund the acquisition of Genex (discussed below), pay transactions costs and fund working capital. Although we are not a party to the Securities Purchase Agreement, we have agreed to issue shares of our common stock upon conversion of Technest Series B preferred stock sold under the Securities Purchase Agreement and to register the resale of such common stock by the Investors.

         On February 14, 2005, immediately after the acquisition by us of a controlling interest in Technest, the Investors consisting of Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP paid $5,000,000 in cash for 1,149,425 shares of Technest Series B preferred stock, five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 242,735,571 shares of Technest's common stock (before the Reverse Split). After the Reverse Split, the warrants will be exercisable for 1,149,425 shares of Technest common stock and the Series C preferred stock will be convertible into 1,149,425 shares of Technest common stock. These securities were sold in units for a price of $4.35 per unit each. Each unit consists of one share of Series B preferred stock; one share of Series C preferred stock and a warrant to purchase up to 211.18 shares of Technest's common stock.

         The issuance and sale of the securities were not registered under the Securities Act, but were made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

         The Technest Series B preferred stock will be convertible into our common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which our common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. Market Price means the average closing bid for the 20 previous trading days. Upon conversion, the aggregate number of our common shares held by the holders of Series B preferred stock and its affiliates may not exceed 4.999% of the outstanding shares of our common stock. The holder may demand a waiver of this limitation but such waiver will not be effective for 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding our common stock. Shares of the Series B preferred stock have a liquidation preference of $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series B preferred stock, do not accrue dividends, are not redeemable and are convertible into our common stock.

         The Technest Series C preferred stock is convertible at the option of the stockholder at any time. The number of shares of Technest common stock into which each share of Series C preferred stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $.0102993 (before the Reverse Split). After the Reverse Split the Series C Conversion Price will be $2.175. Upon conversion, the aggregate number of shares of Technest common stock held by the holder of Series C preferred stock and its affiliates may not exceed 4.999% of the outstanding Technest common stock. The holder may demand a waiver of this limitation but such waiver will not be effective for 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding Technest common stock. Shares of the Series C preferred stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C preferred stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, are not redeemable by Technest and are convertible into Technest common stock.

         Technest has agreed to issue additional shares of its common stock to the Investors if the units do not have a market value of $6.525 at the end of one year. For each unit an Investor continues to hold on February 14, 2006, Technest will issue to the Investor a number of shares of common stock calculated in accordance with the following formula:


((Units Held on Reset Date) x [(Adjustment Price) - Combined Market Price)]) / THNS Market Price
------------------------------------------------------------------------------------------------


         "ADJUSTMENT PRICE" shall mean $6.525 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares)

         "COMBINED MARKET PRICE" shall mean the THNS Market Price added to the MRKL Market Price.

         "MRKL MARKET PRICE" shall mean the average of the closing bid prices of the Markland common stock during the period beginning ten (10) trading days prior to the reset date and ending ten (10) trading days after the reset date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the Markland common stock.

         "THNS MARKET PRICE" shall mean the average of the closing bid prices of the common stock during the period beginning ten (10) Trading Days prior to the Reset Date and ending ten (10) Trading Days after the Reset Date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the common stock.

REGISTRATION OBLIGATIONS

         We entered into a Registration Rights Agreement, dated February 14, 2005, with the Investors, pursuant to which we agreed to register 17,000,000 shares of Markland common stock issuable to the holders of the Series B preferred stock of Technest, and common stock issuable as liquidated damages for breach of some covenants contained in the agreement.

         Under the terms of the Registration Rights Agreement, we have agreed to file a registration statement on Form SB-2 on or before seventy-five (75) days following the closing date of the transaction; and use our best efforts to cause the registration statement to be declared effective as promptly as possible thereafter but not later than one hundred thirty-five days following the closing date; and keep the registration statement effective until twenty-four (24) months following the date on the effective day of such registration statement. The offering will terminate once the registered shares have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions.

         Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the Investors' Investments for each month (and pro rata for any portion of a month prior to the cure of such breach) that we fail to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective. we may also pay such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment that are the subject of a then-effective registration statement.

         If, during the effectiveness period, the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then-registered in a registration statement, we will be required to file a new registration statement, as soon as reasonably practicable but no later than forty-five (45) days following the date on which we knows or reasonably should have known that such registration statement is required.


REGISTRATION OBLIGATIONS OF TECHNEST
------------------------------------

         The Investors and Technest entered into a Registration Rights Agreement on February 14, 2005. Pursuant to this agreement, Technest agreed to file with the SEC a Registration Statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock, if any, issuable to some selling stockholders as liquidated damages for breach of some covenants contained in or as a result of adjustments contemplated by the agreement. Technest agreed to use its best efforts to cause the Registration Statement to be declared effective as promptly as possible thereafter, and to keep the Registration Statement effective until twenty-four
(24) months following the date on which the shelf registration becomes effective, unless the shares of common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions. Technest will be required to amend this Registration Statement or file an additional Registration Statement as soon as reasonably practicable if the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then registered in a Registration Statement.

         Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the Investors' Investments for each month (and pro rata for any portion of a month prior to the cure of such breach) that Technest fails to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective. Technest may also pay such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment that are the subject of a then-effective registration statement.

MATERIAL RELATIONSHIPS

         With the exception of Deer Creek Fund LP, ipPartners Inc., and Southshore Capital Fund Limited, all of the Investors (i) have been named selling stockholders in this registration statement and (i) are either our shareholders, officers and/or Directors. ipPartners, Inc. is a corporation majority owned and controlled by Mr. Tarini, our Chief Executive Officer and Chairman. The Technest private placement was negotiated on our behalf by senior management, including Mr. Tarini. Our investment was approved by a unanimous vote of our Board of Directors including, Dr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

BROKERS

         Greenfield Capital Partners LLC is a registered broker-dealer retained by Technest in connection with the Genex Acquisition. For its services, Greenfield Capital Partners LLC will receive a fee of approximately $650,000. A copy of this Agreement has been filed as an exhibit to this report and is incorporated by reference herein.

THE ACQUISITION OF GENEX TECHNOLOGIES, INC.

         The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex. A copy of the Merger Agreement is attached as Exhibit 2.3 to our current report on Form 8-K dated February 15, 2005, and incorporated by reference herein.

         In accordance with the terms of the Merger Agreement, on February 14, 2005, MTECH, a wholly-owned subsidiary of Technest, merged with and into Genex, with Genex surviving the merger as a wholly-owned subsidiary of Technest. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate
(i) $3 million; (ii) 10,168,764 shares of our common stock; and (iii) if earned, contingent payments in the form of additional shares of Technest common stock. In addition, Mr. Geng received a six month unsecured promissory note in the principal amount of $276,317 that pays interest at the rate of 6% per annum. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement.

         If, following completion of the Genex Transactions, Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Any shares of Technest common stock issued pursuant to this provision of the Merger Agreement will be issued in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) of the Securities Act.

         In the event that the Intraoral Technologies (as such term is defined in the Merger Agreement) owned by Genex prior to February 14, 2005 are commercialized, Jason Geng shall be entitled to fifty percent (50%) of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Notwithstanding the foregoing, any revenue resulting from the Intraoral Technologies shall be excluded from the calculation of the earn out described in the foregoing paragraph.

         Markland, Technest and MTECH, on one hand, and Jason Geng, on the other hand have agreed to indemnify each other for breaches of representations, warranties and failures to perform covenants. Indemnity is available pursuant to the indemnity escrow agreement for any claim by us or Technest above $100,000. Jason Geng's liability is limited to the amount in the indemnity escrow fund, set at closing as $2 million of Markland common stock taken from the consideration paid to Jason Geng also on closing. Jason Geng has agreed to indemnify the Technest entities for all losses associated with disputes relating to the title of Genex shares, taxes, ERISA, environmental and intellectual property claims for amounts up to the full consideration for the merger. Jason Geng also agreed to pay Genex for any amount a governmental entity refuses to pay in relation to the DCAA audit currently being conducted. Jason Geng would be reimbursed for any such payment by a release of Markland common stock from the indemnity escrow fund with a fair market value equal to the amount paid to Genex.

OUR REGISTRATION OBLIGATIONS

         We entered into a Registration Rights Agreement with Jason Geng, the sole stockholder of Genex, on February 14, 2005, in connection with its issuance to Mr. Geng of shares of Markland common stock in connection with the acquisition of Genex.

         We have agreed to file a registration statement for the shares of our common stock paid to Jason Geng on or before June 1, 2005, plus one day for each day when a registration statement is not effective and available for the resale of common stock issued to the investors in the Securities Purchase Agreement, dated September 21, 2004. We have agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by August 1, 2005. Pursuant to the agreement, we must also use commercially reasonable efforts to keep the registration statement effective until the date on which Mr. Geng no longer owns any of the registrable securities, unless the shares of common stock have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions.


REGISTRATION OBLIGATIONS OF TECHNEST

         Technest entered into a Registration Rights Agreement with Jason Geng, on February 14, 2005. Pursuant to this agreement, Technest agreed to file with the SEC a registration statement covering the resale of all of the Technest common stock Technest is ultimately required to issue to Jason Geng as additional consideration for the sale of his Genex common stock if Genex recognizes gross revenues in excess of a particular dollar amount in each of the three years following Technest's acquisition of Genex, within forty-five (45) days following each of the three yearly determinations of whether earnout payments are due. Technest agreed to use commercially reasonable efforts to cause each registration statement to be declared effective within one hundred five (105) days following each such earnout payment determination. Pursuant to the agreement Technest must also use commercially reasonable efforts to keep each registration statement effective until the date on which Jason Geng no longer holds any of the registrable securities, unless the shares of Technest common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions.


LOCK-UP AGREEMENTS

         We entered into a lock-up agreement with Jason Geng and Technest pursuant to which Jason Geng has agreed (a) not to sell or dispose of any of our common stock issued to Jason Geng under the Merger Agreement through July 31, 2005 without the our prior written consent, provided that Jason Geng may sell or transfer such shares to us, Technest or his immediate family members as a bona fide gift, (b) beginning on August 1, 2005, not to sell more than ten percent (10%) in the aggregate, of our common stock in any given thirty (30) day period, and (c) not to sell more than twenty-five percent (25%) of the aggregate Technest common stock that may be issued to him, in any given thirty (30) day period.


GENG EMPLOYMENT AGREEMENT

         In connection with this acquisition, Genex entered in to an employment agreement with Jason Geng. Under the terms of the agreement, Jason Geng will be employed by Genex for a period of three years as the Executive Vice President and Chief Scientist of Genex. Jason Geng will receive a salary of $300,000 per year and will be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of Genex, Markland or Technest. The employment agreement provides that Jason Geng's salary payments and health insurance benefits will continue until the earlier of (a) the date that Jason Geng has obtained other full-time engagement or (b) twelve (12) months from the date of termination of the engagement, in the event that Genex terminates his engagement without cause (as defined in the agreement) prior to the termination of the agreement or in the event that Jason Geng terminates his engagement for good reason (as defined in the Agreement). The agreement also provides for a continuation, for the lesser of six months or through the end of the term of the agreement, of Jason Geng's salary in the event that he becomes permanently disabled during the term of the agreement.


GENEX AGREEMENT WITH ITS BROKER

         Genex Technologies, Inc. entered into an agreement with Ocean Tomo, LLC, on October 17, 2003. The agreement was extended for one year in a subsequent letter from Jason Geng to Ocean Tomo. Under this agreement, Genex has agreed to pay Ocean Tomo as a finder, and in connection to the acquisition by the Company of Genex.

SUBSTANTIAL DILUTION OF OUR STOCKHOLDERS

         Public shareholders of our common stock experienced significant dilution as a result of this acquisition. Shares issued by us on February 14, 2005 represent approximately 11% of our outstanding stock on the date of issuance.

                                MARKLAND BUSINESS

REMOTE SENSOR SYSTEMS FOR MILITARY AND INTELLIGENCE APPLICATIONS

         Our acquisition of EOIR on June 29, 2004, a company which provides remote sensing technology products and services to the United States Department of Defense and to various other United States Intelligence Agencies, is a very important part of our ongoing business strategy of creating a world-class integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

         EOIR's most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate which has a total potential value of approximately $406 million over its five year period of performance. The Omnibus Contract has an extensive and varied scope that requires us to provide a very broad range of products and technical services. For those products and technical services that EOIR does not possess in-house, we have and continue to subcontract to our team members and other subcontractors as necessary.

CHEMICAL DETECTORS

         In October 2003, our subsidiary, Security Technology, Inc., acquired all of the common stock of Science and Technology Research, Inc., a chemical detector manufacturer, as part of our ongoing business strategy of creating an integrated portfolio of homeland security solutions.

         STR has a contract with the U.S. Navy to be the sole producer of the U.S. Navy's shipboard Automatic Chemical Agent Detection and Alarm System used to detect all classic nerve and blister agents as well as other chemical warfare agent vapors. STR's sole source of revenues is this contract with the United States Navy which has a total potential value of approximately $37,000,000 over its period of performance. As of June 30, 2004, we had completed delivery pursuant to all outstanding orders under this contract. We are experiencing a decline in demand for our chemical detector unit from the U.S. Navy. We plan to compensate for this reduced demand by marketing this technology to new customers within the Homeland Security marketplace and by combining it with other technologies for sale to customers other than the US Navy. During the six months ended December 31, 2004 our subsidiary STR recognized approximately $428,851 of revenue from this contract.

         We are presently working on the design of a next generation "point" chemical detector product, which will also operate using Ion Mobility Spectrography (IMS) cell technology and provide networked wireless communication capability.

         On December 23, 2003, the U.S. Navy signed a ten-year non-exclusive license agreement with us to transfer particular chemical detection technology intellectual property rights to us. We believe the license will allow us to further expand the applications for the "point" chemical detection technology and market the technology to non-defense customers such as foreign governments and commercial entities. The company is combining "stand off" chemical detection technologies from EOIR which are based on hyper spectral infra red technology with the "point" chemical detection technology of STR which is based on Ion Mobility Spectroscopy. This integrated and combined chemical detection capability we believe will accelerate penetration into new markets for the chemical detection products we now offer and will help to increase our revenues in the next fiscal year for chemical detection products.

BORDER SECURITY

         We acquired the assets of Ergo Systems, Inc., in January 2003. This acquisition provided us with contracts with the Department of Homeland Security to maintain, integrate, and implement design enhancements to border security systems installed at U.S. ports of entry for the Dedicated Commuter Lane, which is part of a larger U.S. Customs and Immigration and Naturalization Service initiative to reduce wait times, improve data accuracy, and improve overall efficiencies at all border crossings for both freight and passengers.

         During the fiscal year we entered into a teaming agreement with Accenture, who was recently awarded the US VISIT Contract. The purpose of this contract is to secure our borders and expedite the entry/exit process while enhancing the integrity of our immigration system and respecting the privacy of visitors to the US. We have recently been awarded a subcontract which enables the company to derive revenues from the US VISIT Contract. During the six months ended December 31, 2004 our subsidiary Ergo Systems, Inc. recognized approximately $227,590 of revenue from these contracts. Management believes that the potential for increased revenues has been greatly enhanced by this subcontract award.

ADVANCED TECHNOLOGIES

         Through research and development as well as intellectual property acquisitions, we have established a portfolio of advanced and emerging technologies, which we intend to commercialize and utilize within our own proprietary products or license out for the purpose of revenue generation. These advanced technologies and intellectual property are as follows:

         o        Gas plasma antenna,
         o        Vehicle stopping system,
         o        Acoustic Core(TM) signature analysis,
         o        APTIS(TM) human screening portal, and
         o        Cryptography software.

         Of these five advanced technologies we believe that the nine issued and pending U.S. patents related to gas plasma antenna technology with demonstrated applications in the fields of ballistic missile defense, phased array radar, and forward deployed decontamination have the most demonstrated potential to create future sustained revenue streams.

COMPANY HISTORY

         EVENTS PRIOR TO FISCAL 2002. Markland, previously known as Quest Net, was incorporated in Colorado in November 1995, under the name "A.P. Sales Inc." In December 1998, A.P. Sales Inc. dissolved as a Colorado corporation, redomiciled in Florida and changed its name to Quest Net Corp. In 2001 our only asset was the stock of a subsidiary, CWTel, Inc. ("CWTel"), a company in the telecommunications business. We acquired this company in March 2000 and secured our payment obligations with 30,000 shares of our Series A non-voting redeemable convertible preferred stock. CWTel filed for bankruptcy and was liquidated on March 11, 2002. After the bankruptcy of our subsidiary, we had no active business operations. On June 30, 2003, we issued 30,000 shares of our Series A non-voting redeemable convertible preferred stock in satisfaction of our remaining obligations to the holder of the security interest.

         On March 15, 2001, we acquired all the outstanding capital stock of a company called Vidikron of America, Inc. ("Vidikron"), a development stage company in the business of creating digital broadband and wireless networking solutions for the internet. The sole stockholder of Vidikron was Markland LLC. To acquire Vidikron we issued 10 shares of our convertible Series B preferred stock to Markland LLC. Markland LLC converted all of its Series B preferred stock in June 2001, which, resulted in Markland LLC owning approximately 85% of our then outstanding common stock. There is no Series B preferred stock outstanding. At this time we changed our name to Markland Technologies, Inc.

         On October 19, 2000 we executed a promissory note for $3,500,000 in favor of James LLC. In July 2001, after the Vidikron acquisition, James LLC elected to convert $2,500,000 of the principal amount of its $3,500,000 promissory note, together with $125,000 accrued interest, into shares of our common stock. In September 2001, we assumed all of Vidikron's rights and obligations under a $3,500,000 secured revolving credit facility with Market LLC. These transactions made Market LLC our senior secured lender.

         EVENTS DURING FISCAL 2002. In May 2002, we received a notice of default from Market LLC. In June of 2002, we transferred all the stock of Vidikron to Market LLC in partial satisfaction of our indebtedness to Market LLC. After this partial payment, we still owed Market LLC $500,000. Our disposition of the business of Vidikron was treated as a discontinued operation. As a result, we recorded a loss of $3,259,421 for the fiscal year ended June 30, 2002 resulting from discontinued operations. At this point in our history we again had no active business operations. In fiscal 2003, we recorded a gain of $998,713 resulting from the settlement of some liabilities and obligations recorded in previous periods in connection with the discontinued operations.

         EVENTS DURING FISCAL 2003. In December 2002, we entered into a transaction with Eurotech Ltd., ipPartners, Inc., Market LLC, and James LLC. Pursuant to this transaction, the following took place:

         o We formed a subsidiary corporation called Security Technology, Inc.

         o Eurotech transferred particular rights to its Acoustic Core Technology(TM) to our subsidiary.

         o Crypto.com Inc. (a subsidiary of Eurotech) and ipPartners, Inc. transferred particular rights to their cryptology technologies to our subsidiary.

         o 90% of the shares of our common stock held by Market LLC and James LLC were retired.

         o We issued shares of common stock representing 80% of our then issued and outstanding common stock to Eurotech, Ltd. and shares of common stock representing 10% of our then issued and outstanding shares of common stock to ipPartners, Inc.

         o We issued $5,225,000 in stated value of our Series C 5% cumulative convertible preferred stock to Market LLC and James LLC in satisfaction of $5,225,000 of convertible notes held by Market LLC and James LLC and in exchange for their agreement to surrender 4,498,638 shares of our common stock.

         We are not a majority-owned subsidiary of Eurotech, Ltd. due to the issuances of additional common stock.

         In January of 2003, we acquired all of the common stock of Ergo Systems, Inc. ("Ergo"), a provider of security logistic support and related product development services. Ergo has a contract with the United States government to provide border security logistic support at five ports of entry. In consideration for this acquisition, we agreed to pay $400,000 in cash, payable at milestones related to our research efforts. During the year ended June 30, 2004, we recognized $955,736 from these services.

         In March of 2003, we entered into an agreement to acquire the intellectual property (including patents), equipment and government contracts relating to our gas plasma antenna technology from ASI Technology Corporation, but this transaction did not close until September 30, 2003. In consideration for this acquisition we issued 283,333 shares of common stock valued at $850,000 and agreed to pay $150,000. During the year ended June 30, 2004, we recognized revenue of $261,479 from SBIR research grants related to this technology.

         EVENTS DURING FISCAL 2004. In October of 2003, we acquired all of the common stock of Science and Technology Research Corporation, Inc. ("STR"). This company is the producer of the U.S. Navy's shipboard automatic chemical agent detection and alarm system. In consideration for this acquisition, we issued 1,539,779 shares of common stock valued at $5,100,000 and paid $900,000 in cash, and issued a promissory note for $375,000. During the year ended June 30, 2004, we recognized revenue of $4,796,715 from sales of our automatic chemical agent detection and alarm system to the U.S. Navy. We also entered into a consulting agreement with the former principal shareholder and employee.

         On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the United States Army Night Vision and Electronic Sensors Directorate and has expertise in wide area remote sensing using both electro-optic and infrared technologies. Markland intends to continue to use the assets of EOIR for this purpose. We expect that EOIR will represent a majority of Markland's revenues going forward. We expect that these sensor science products will be our most significant revenue producing business.

         FINANCING ACTIVITIES. We have financed our business activities through borrowings and private placements of our securities to institutional investors. We have engaged in the following financing activities:

         o In October 2003, we borrowed $1,400,000 from Bay View Capital, LLC. This borrowing was repaid in April 2004.

         o At various times between April 2003 and March 2004 we raised an aggregate of approximately $3,832,000 through private placements of our Series D preferred stock to an institutional investor.

         o On April 2, 2004, we sold 3,333,333 shares of common stock and warrants to purchase 3,333,333 shares of our common stock for gross proceeds of $2,000,000 to three investors in a private placement.

         o On April 16, 2004, we sold 2,500,000 shares of our common stock and warrants to purchase 2,500,000 shares of our common stock for gross proceeds of $2,000,000 to ten investors in a private placement.

         o On May 3, 2004, we sold 7,098,750 shares of our common stock and warrants to purchase 7,098,750 shares of our common stock for gross proceeds of $5,679,000 to 34 investors in a private placement.

         o As of April 2004, all of our Series C cumulative convertible preferred stock has been converted into common stock and none remains outstanding.

         o On June 30, 2004, we sold 3,500 shares of Series D preferred stock to an institutional investor for $2,000,000 in connection with the acquisition of EOIR.

EVENTS AFTER FISCAL 2004
------------------------

         o On September 21, 2004, we sold secured convertible promissory notes and warrants to purchase shares of common stock to two institutional investors for approximately $4,000,000.

         o On November 9, 2004 we sold convertible promissory notes and warrants to purchase shares of common stock to two institutional investors for approximately $1,350,000.

         o On December 7, 2004 we issued warrants to purchase an aggregate 4,400,000 shares of our common stock to Trilogy Capital Partners and a finder in compensation for publicity and marketing services.

         o On December 28, 2004, we entered into agreements with two institutional investors to amend the terms of warrants issued to them for the purchase of up to 5,950,000 shares of our common stock, $0.0001 par value per share. As of December 31, 2004, 1,968,750 of these warrants were converted under these revised agreements for net proceeds of $1,181,250.

RECENT EVENTS
-------------

         o Subsequent to December 31, 2004, executives and consultants of the company were issued 14,319,237 shares of our common stock based on employment agreements.

         o Subsequent to December 31, 2004, additional warrants were exercised to purchase 7,225,000 shares of our common stock at $0.60 per share for proceeds of $4,335,000.

         o On February 14, 2005, Markland entered into definitive agreements with Technest, a public company with no revenue and minimal assets and operations, Genex Technologies, Inc. ("Genex"), and the investors, which resulted in Markland acquiring controlling interests in Technest simultaneous with and conditioned upon the Technest acquisition of Genex. In accordance with the terms of the Markland Securities Purchase Agreement on February 14, 2005, Technest issued a controlling interest to Markland in exchange for 10,168,764 shares of Markland common stock and Markland agreed to issue additional shares of common stock upon conversion of Technest's Series B preferred stock. Immediately after the acquisition by Markland of a controlling interest in Technest, investors paid $5,000,000 in cash for shares of Technest Series B preferred stock, five-year warrants to purchase Technest common stock, and shares of Technest Series C convertible preferred stock. The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate (i) $3 million; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock. In addition, Mr. Geng received a six month unsecured promissory note in the principal amount of $276,317 that pays interest at the rate of 6% per annum.

         o Subsequent to December 31, 2004 we issued warrants to purchase 2,943,750 shares of our common stock at an exercise price of $0.60

         RESULTS OF OPERATIONS COMPARISON OF FISCAL 2003 AND FISCAL 2004

         Our acquisition of EOIR has materially changed our business. To the extent the following discussion refers to our financial results, you should note that we have reported our quarterly and annual financial results under accounting principles generally accepted in the United States of America ("GAAP"). We did not complete our acquisition of EOIR Technologies, Inc. until June 29, 2004, and therefore, the results of operations of EOIR for the year ended June 30, 2004, are not included in our Statement of Loss for fiscal year 2004. For comparative purposes, we have included a discussion of some financial information concerning EOIR in our discussion and analysis of our financial condition and results of operations for the fiscal years 2003 and 2004.

         ADDITIONAL INFORMATION CONCERNING THE EOIR ACQUISITION CAN BE FOUND IN
(i) OUR CURRENT REPORT ON FORM 8-K FILED WITH THE SEC ON JUNE 30, 2004 (SEC FILE #000-28863) AND IN (ii) OUR CURRENT REPORT ON FORM 8-K/A FILED WITH THE SEC ON SEPTEMBER 13, 2004 (SEC FILE #000-28863) WHICH INCLUDES AUDITED FINANCIAL STATEMENTS FOR EOIR FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002, AND UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2004, AS WELL AS UNAUDITED PRO FORMA INFORMATION FOR FISCAL YEAR ENDED JUNE 30, 2003 AND THE NINE MONTHS ENDED MARCH 31, 2004. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

         REVENUE:

         Revenue for the fiscal year ended June 30, 2004 was $6,013,930, compared to $658,651 for the same period in 2003.

         For the fiscal year ended June 30, 2004, approximately $4,796,715 was from our chemical detection business, including sales of the ACADA product, approximately $955,736 was from sales of our border security products and services, and approximately $261,479 was from SBIR grants for the development of our gas plasma antenna technology.

         Our revenues in 2003 included approximately $440,276 was from sales of our border security products and services and approximately $218,375 was from SBIR grants for the development of our gas plasma antenna technology.

         On June 29, 2004 we acquired EOIR. As reported on our current report on Form 8-K /A filed with the SEC on September 13, 2004, EOIR had revenues of $42,680,858 and $30,570,936 for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. EOIR revenues were derived primarily from the remote sensor system products and services of EOIR. On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, our revenues for the period ended June 30, 2004 were $59,920,000.

         COST OF REVENUES:

         Cost of revenues for the year ended June 30, 2004 was $4,674,593, compared to $445,218 for fiscal year 2003. Cost of revenues increased year to year as a result of an increase in sales. The increase in costs was primarily the result of the change in revenue mix and costs of materials for the manufacture of the ACADA chemical detector unit.

         Gross profits for the year ended June 30, 2004 was $1,339,337 compared to $213,433 for fiscal year 2003. Gross profits increased as a result of additional revenue from the acquisition of STR.

         We had a gross profit margin of approximately 22% for the fiscal year ended June 30, 2004, compared to 32% for the year ended June 30, 2003.

         We expect the remote sensor system products of EOIR to provide a significant increase to our total gross profit dollars. As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, EOIR's gross profit was $8,823,724 and $6,999,370 for the years ended December 31, 2003 and 2002, respectively. For the years ended December 31, 2003 and December 31, 2002, EOIR's gross profit margin has been 20.8% and 23.3% of revenue.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

         Selling, general and administrative expense for the year ended June 30, 2004 increased by $4,127,069 to $5,313,448, compared to selling, general and administrative expense for the year ended June 30, 2003 which was $1,186,379.

         Selling, general and administrative expense was primarily composed of payroll, consultants, legal and accounting fees, and vendors. The increase in selling, general and administrative expense was primarily due to increases in staff resulting from the acquisition of STR and increases due to related sales growth. We expect this expense to increase significantly with the acquisition of EOIR. As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, EOIR's selling, general and administration expense was $5,622,521 and $5,188,798, for the fiscal years ended December 31, 2003 and 2002 respectively.

         RESEARCH AND DEVELOPMENT:

         During fiscal year 2004, we spent $49,289 on research and development. During the fiscal year ended 2003, $522,657 was spent on research and development activities. During the fiscal year ended June 30, 2004, we reduced our research and development efforts to concentrate our financial resources on product marketing activities and as a result of completion of funded SBIR contracts. Included in research and development costs for the year ended June 30, 2003 is $300,000 payable to SyQwest, a related party, for development costs related to a vehicle stopping technology designed for use in protecting our borders.

         INTEREST EXPENSE:

         Interest expense for the years ended June 30, 2004 and June 30, 2003 was $360,347 and $226,751 respectively. Interest and financing expense was from notes payable issued for bridge financing, premium financing arrangements and other financing costs.

         Interest expense for EOIR for the years ended December 31, 2003 and December 31, 2002 was $30,239 and $22,291, respectively. Interest expense was from a revolving line of credit used by EOIR and various equipment loans. In connection with our acquisition of EOIR, EOIR issued, and we guaranteed, $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next five years. The carrying value of these notes is $9,532,044 at June 30, 2004. We expect significant increases in interest expense as a result of this financing and the convertible debt financing completed on September 21, 2004.

         COMPENSATORY ELEMENT OF STOCK ISSUANCES FOR SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

         Compensatory element of stock issuances for selling, general and administrative expenses for the years ended June 30, 2004 and June 30, 2003 was $5,211,737 and $2,051,822 respectively. In fiscal year 2003, this amount consisted of charges for the issuance of 6,748,465 shares of restricted stock issued at market value.

         In fiscal year 2004, this amount consisted of charges for the issuance of 5,867,103 shares of restricted stock at a valuation of 100% of market value of unrestricted stock at the time of issuance. We use our equity to compensate management and consultants who provide services to us. We expect to continue to do so in the future. For this reason we expect to continue to incur such charges.

         LOSS FROM CONTINUING OPERATIONS:

         Loss from continuing operations for the year ended June 30, 2004 was $10,511,213. This loss resulted primarily from non-cash charges for the compensatory element of stock issuances of $5,211,737 and from selling, general and administrative expenses, which were offset by gross profit.

         Loss from continuing operations for the years ended June 30, 2003 was $3,835,594. This loss resulted primarily from non-cash charges for the compensatory element of stock issuances of $2,051,822 and from selling, general and administrative expenses, which were offset to a small extent by gross profit.

         As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, operating income for EOIR for the years ended December 31, 2003 and December 31, 2002 was $3,201,203 and $1,810,572, respectively. This income was primarily derived from sales under our Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. Although these sales are highly concentrated in a single customer, we expect these sales to continue and do not anticipate a reduction in orders. On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, loss from operations for the period ended June 30, 2004 was $7,796,000.

         GAIN FROM DISCONTINUED OPERATIONS.

         Gain from discontinued operations for the year ended June 30, 2003 was $998,713. This resulted from the settlement of some liabilities and obligations previously recorded in connection with the discontinued operations. There was no adjustment due to discontinued operations for the year ended June 30, 2004.

         NET LOSS:

         Net loss for the year ended June 30, 2004 was $10,511,213 ($1.31 per share). Net loss for the year ended June 30, 2003 was $2,836,881 ($1.72 per share).

         As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, net income for EOIR for the years ended December 31, 2003 and December 31, 2002 was $3,165,346 and $1,791,829, respectively. On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, net loss for the period ended June 30, 2004 was $13,465,000.

         PREFERRED STOCK DIVIDENDS:

         Preferred stock dividends for the year ended June 30, 2004 were $4,584,248. This consisted of deemed dividends to the holder of our Series C preferred stock of $844,270, deemed dividends to the holder of our Series D preferred stock of $3,555,500, and actual dividends paid upon conversion to common stock to the holder of our Series C preferred stock of $184,478. Deemed dividends represent non-cash charges for $4,584,248.

         Preferred stock dividends for the year ended June 30, 2003 were $4,761,971. This consisted of deemed dividends to the holder of our Series C preferred stock of $501,755, deemed dividends to the holder of our Series D preferred stock of $4,107,500, and actual dividends paid upon conversion to common stock to the holder of our Series C preferred stock of $152,716. Deemed dividends represent non-cash charges for $4,761,971.

         We expect to continue to finance our operations with additional debt and equity financing including, possibly, additional sales of our Series D preferred stock with beneficial conversion features. Such financing could result in additional charges for preferred stock dividends.

         NET LOSS APPLICABLE TO COMMON STOCKHOLDERS:

         Net loss applicable to common stockholders for the year ended June 30, 2004 was $15,095,461 ($1.39 per share). Net loss applicable to common stockholders for the year ended June 30 2003 was $7,598,852 ($1.52 per share). On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, net loss per common share for the year ended June 30, 2004 was $(1.20).

RESULTS OF OPERATIONS COMPARISON OF THE THREE MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND COMPARISON OF THE SIX MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003


REVENUE:

         Revenue for the quarter ended December 31, 2004 increased by 423% to $17,044,677 compared to $3,256,771 for the same period in 2003, which was prior to our acquisition of EOIR. Revenue for the six months ended December 31, 2004 increased by 821% to $32,814,528 compared to $3,563,495 for the same period in 2003, which was prior to our acquisition of EOIR. Our EOIR subsidiary accounted for approximately 97% of these revenues in the six months ended December 31, 2004.

         EOIR's most significant source of revenues is a contract with the United States Army Night Vision and Electronic Sensors Directorate. Approximately 84% of our revenues were received from this contract. We expect orders to continue at or above current levels under this contract, however, no assurance can be given that this will be the case.


COST OF REVENUES:

         Cost of revenues for the quarter ended December 31, 2004 increased by 540% to $13,283,832, compared to $2,072,625 for the same period in 2003. Cost of revenues for the six months ended December 31, 2004 increased by 1,004% to $25,726,725, compared to $2,329,581 for the same period in 2003. Cost of revenues increased as a result of an increase in sales resulting from our acquisition of EOIR.

         Gross profits for the quarter ended December 31, 2004 increased by 218% to $3,760,845 compared to $1,184,146 for the same period in 2003. Gross profits for the six months ended December 31, 2004 increased by 474% to $7,087,803 compared to $1,233,914 for the same period in 2003.

         Gross profits increased as a result of additional revenue from the acquisition of EOIR. Gross profit as a percentage of revenue for both the quarter and six months ended December 31, 2004 was approximately 22% compared to 35% for the same period in 2003. Most of our revenues for the quarter and six months ended December 31, 2003 were derived from product sales. After our acquisition of EOIR most of our revenues for the quarter and six months ended December 31, 2004 are from variable cost contracts which enjoy greater certainty of profit, compared to fixed price contracts, but at lower profit margins. It is our intention to create a balanced portfolio of contracts as revenues from Markland group companies mature.


SELLING GENERAL AND ADMINISTRATIVE EXPENSE:

         Selling, general and administrative expense for the quarter ended December 31, 2004 increased by 708% to $5,157,465 compared to $638,376 in the same period in 2003. Selling, general and administrative expense was primarily composed of payroll, consultants, legal and accounting fees, and vendors. The increase in selling, general and administrative expense was primarily due to increases in staff resulting from the acquisition of EOIR and increases due to related sales growth. There was also a provision for severance payments for some of the staff at EOIR amounting to $355,000. As a result of the recent acquisition and funding activity of the company, legal and accounting expenses relating to SEC filings increased substantially and were approximately $700,000 for the quarter ended December 31, 2004.

         Selling, general and administrative expense for the six months ended December 31, 2004 increased by 668% to $8,728,505 compared to $1,136,188 in the same period in 2003.


RESEARCH AND DEVELOPMENT:

         During the quarter and six months ended December 31, 2004, we spent $110,267 on research and development activities compared to no expenditure for the quarter and six months ended December 31, 2003.

COMPENSATORY ELEMENT OF STOCK ISSUANCES FOR SELLING, GENERAL AND ADMINISTRATIVE
EXPENSE:

         Compensatory element of stock issuances for selling, general and administrative expenses for the quarter ended December 31, 2004 increased by 98% to $2,254,566 compared to $1,137,162 for the same period in 2003. For the six months ended December 31, 2004 the charge for compensatory element of stock issuances increased by 46% to $2,253,423 compared to $1,539,142 for the same period in 2003.

         These charges include amortization and mark-to-market adjustments on unearned stock compensation. We use our equity as a non-cash method of compensating management and consultants who provide services to us and expect to continue to do so in the future.


OPERATING LOSS:

         Loss from operations for the quarter ended December 31, 2004 increased by 523% to $4,412,710 compared to $708,059 for the comparative period in 2003. This loss resulted primarily from non-cash charges for the compensatory element of stock issuances, losses on disposals of equipment and amortization of intangible assets resulting from our recent acquisitions. These non-cash charges amounted to $2,905,823 for the three months ended December 31, 2004. Loss from operations for the six months ended December 31, 2004 increased by 224% to $5,161,363 compared with $1,591,417 for the same period in 2003. Non-cash charges for the compensatory element of stock issuances, losses on disposals of equipment and amortization of intangible assets resulting from our recent acquisitions amounted to $3,410,394 for the six months ended December 31, 2004.


INTEREST EXPENSE:

         Interest expense for the quarter ended December 31, 2004 increased substantially to $3,604,187 compared to $119,150 for the quarter ended December 31, 2003. The non-cash element of these interest charges amounted to $3,309,862. Interest and financing expense was from notes payable issued for bridge financing, and other financing costs. These charges represent the accretion of debt discount to the fair market value of the notes and amortization of deferred financing costs over the term of the convertible notes.

         We issued two convertible notes on September 21, 2004 and November 9, 2004. As this short-term financing has a term of one year, these charges are accreted over a relatively short period of time resulting in substantial non-cash interest charges. We expect such charges to recur during the life of these notes. In connection with our acquisition of EOIR, EOIR issued, and we guaranteed, $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next five years. The carrying value of these notes is $9,678,840 at December 31, 2004. Interest expense for the six months ended December 31, 2004 was $4,107,402 compared to $147,728 for the six months ended December 31, 2003. The non-cash element of this expense was $3,624,028 for the six months ended December 31, 2004.

PREFERRED STOCK DIVIDENDS:

         There were no preferred stock dividends for the quarter and six months ended December 31, 2004. All of Series C preferred stock has been converted. As a result none is outstanding. preferred stock dividends for the quarter ended December 31, 2003 were $161,101. Preferred stock dividends for the six months ended December 31, 2003 were $316,790


NET LOSS APPLICABLE TO STOCKHOLDERS:

         Net loss applicable to common stockholders for the quarters ended December 31, 2004 and December 31, 2003 was $8,007,192 ($0.15 per share) and $988,310 ($0.16 per share) respectively. Our weighted average number of shares outstanding for the quarters ended December 31 2004 and December 31, 2003 were 52,408,699 and 6,156,120, respectively.

         Net loss applicable to common stockholders for the six months ended December 31, 2004 and December 31,2003 was $9,253,213 ($0.20 per share) and $2,055,935 ($0.38 per share) respectively. Our weighted average number of shares outstanding for the six months ended December 31 2004 and December 31, 2003 were 45,380,646 and 5,463,757, respectively.

         The reduction in net loss per share from the prior period is due primarily to the increase in number of shares outstanding. Shares outstanding increased primarily as a result of our financing activities.

                         LIQUIDITY AND CAPITAL RESOURCES

         During the six months ended December 31, 2004, we experienced $194,896 of positive cash flow from operating activities compared with a deficit of $884,314 for the same period in 2003. The loss for the six months ended December 31, 2004 of $9,253,213 was offset by non-cash charges of $7,241,673 and a reduction in working capital of $2,206,436.

         During fiscal 2004, we experienced $3,906,900 of negative cash flow from operating activities. This negative cash flow was the result of a loss of 10,511,213 from continuing operations offset by non-cash charges of $6,377,936 and working capital requirements of $226,377. In addition, we experienced $8,538,386 of negative cash flow from investing activities. These investment activities consisted of cash used primarily for the acquisition of EOIR. Cash flows from financing activities for the year ended June 30, 2004 approximated $13,540,909.

         On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR. These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next five years. The carrying value of these notes is $9,678,840 at December 31, 2004. We expect significant increases in interest expense as a result of this financing and the September 21, 2004 and November 9, 2004 private placements.

         We financed our operations and acquisition activities primarily through sales of common stock and preferred stock as well as through margins from sales of our products and services. During fiscal 2004, we raised $8,226,845 from sales of our common stock, and $5,401,970 from sales of our Series D preferred stock.

         During fiscal 2003, we experienced $764,550 of negative cash flow from operating activities. This negative cash flow was the result of a loss from continuing operations of approximately $3,836,000 mitigated by non-cash charges of approximately $2,160,000 and increases in accounts payable and other liabilities of approximately $940,000. In addition, we experienced $191,900 of negative cash flow from investing activities. These investment activities consisted of payments made in connection with our acquisition of Ergo and technology from ASI Technology Corporation. Cash flows from financing activities for the year ended June 30, 2003 approximated $957,000. We financed our operations and acquisition activities primarily through sales of common stock and preferred stock as well as through margins from sales of our products and services. During fiscal 2003, we raised $340,000 from sales of our common stock, $170,000 from sales of our Series C preferred stock, and $430,000 from sales of our Series D preferred stock.

         On September 21, 2004, we sold secured convertible promissory notes and warrants for the aggregate consideration of $4,000,000 and in the aggregate principal amount of $5,200,000. These notes accrue interest at the rate of eight percent (8%) per annum and are due and payable within one year. The carrying value of this note is $2,447,238 at December 31, 2004 and the discount to the principal amount will be accreted to interest expense over the one year term of the loan.

         On November 9, 2004, we sold secured convertible promissory notes and warrants for the aggregate consideration of $1,350,000 and in the aggregate principal amount of $1,755,000. These notes accrue interest at the rate of eight percent (8%) per annum and are due and payable within one year. The carrying value of this note is $305,959 at December 31, 2004 and the discount to the principal amount will be accreted to interest expense over the one year term of the loan.

         Between January 1, 2005 and February 10, 2005, additional warrants were exercised to purchase 7,225,000 shares of the Company's common stock at $0.60 per share for proceeds of $4,335,000.

         We believe that required investment capital will be available to us, but there can be no assurance that we will be able to raise funds on terms acceptable to us, or at all. We have the ability to adjust the level of research and development and selling and administrative expenses to some extent based on the availability of resources. However, reductions in expenditures could delay development and adversely affect our ability to generate future revenues.

         Any equity-based source of additional funds could be dilutive to existing equity holders and the dilution could be material. The lack of sufficient funds from operations or additional capital could force us to curtail or scale back operations and would therefore have an adverse effect on our business. Other than cash and cash equivalents, we have no unused sources of liquidity at this time. We expect to incur additional operating losses as a result of expenditures for research and development and marketing costs for our security products and technologies. The timing and amounts of these expenditures and the extent of our operating losses will depend on many factors, some of which are beyond our control. Accordingly, there can be no assurance that our current expectations regarding required financial resources will prove to be accurate. We anticipate that the commercialization of our technologies may require increased operating costs; however, we cannot currently estimate the amounts of these costs.

GOING CONCERN

         For six months ended December 31, 2004, we incurred a net loss of $9,253,213 and had a working capital deficiency of $1,860,317.

         For the fiscal year ended June 30, 2004, we incurred a loss from continuing operations of $10,511,213 and had a working capital deficiency of $2,740,722.

         For the fiscal year ended June 30, 2003, we incurred a loss from continuing operations of $3,835,594 and had a working capital deficiency of $1,235,306.

         We have limited finances and require additional funding in order to market and license our products. There is no assurance that we can reverse our operating losses, or that we can raise additional capital to allow us to continue our planned operations. These factors raise substantial doubt about our ability to continue as a going concern.

         The report of our independent registered public accounting firm for the fiscal year 2004 included elsewhere in this annual report includes an explanatory paragraph as to the uncertainty that we will continue as a going concern. While we have experienced operating losses in the past, due to our acquisition of EOIR, the operating portion of our business is currently cash flow positive. Our business plan is to continue to grow our customer base and our revenues and to control and monitor operating expenses and capital expenditures.

         We believe that our business as currently constituted will produce positive cash flow which, together with our current cash levels, will enable us to meet our existing financial obligations as they come due during the current fiscal year. However, we can provide no assurance that the performance of our business will meet our expectations.

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

                         OFF-BALANCE SHEET ARRANGEMENTS

         We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

                    EFFECT OF INFLATION AND CHANGES IN PRICES

         Management does not believe that inflation and changes in price will have a material effect on operations.

                          CRITICAL ACCOUNTING POLICIES

         The preparation of Markland's financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities as of the date of the financial statements and the amounts of revenues and expenses recorded during the reporting periods. We base our estimates on historical experience, where applicable, and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions. The sections below present information about the nature of and rationale for our critical accounting policies.

         PRINCIPLES OF CONSOLIDATION

         Our consolidated financial statements include the accounts of Markland and its wholly-owned subsidiaries, Security Technology, Inc., Ergo Systems, Inc., Science and Technology Research Corporation, Inc and E-OIR Technologies, Inc. We have eliminated all significant inter-company balances and transactions.

         CONCENTRATIONS

         Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information about Financial Instruments With Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires that we disclose any significant off-balance-sheet and credit risk concentrations. We are subject to concentrations of credit risk because the majority of our revenues and accounts receivable are derived from the US Navy, Computer Science Corporation and The Department of Homeland Security, none of whom is required to provide collateral for amounts owed to us. We do not believe that we are subject to any unusual credit risks, other than the normal level of risk attendant to operating our business.

         As of December 31, 2004, we had cash balances in banks in excess of the maximum amount insured by the FDIC. In addition, we derive substantially all of our contract revenue from contracts with Federal government agencies. Consequently, substantially all of our accounts receivable are due from Federal government agencies either directly or through other government contractors.

         IMPAIRMENT OF GOODWILL AND AMORTIZABLE INTANGIBLES

         In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," we review goodwill for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our business enterprise below its carrying value. The impairment test requires us to estimate the fair value of our overall business enterprise down to the reporting unit level. We estimate fair value using both a discounted cash flows model, as well as an approach using market comparables, both of which are weighted equally to determine fair value. Under the discounted cash flows method, we utilize estimated long-term revenue and cash flows forecasts developed as part of our planning process, as well as assumptions of terminal value, together with an applicable discount rate, to determine fair value. Under the market approach, fair value is determined by comparing us to similar businesses (or guideline companies). Selection of guideline companies and market ratios require management's judgment. The use of different assumptions within our discounted cash flows model or within our market approach model when determining fair value could result in different valuations for goodwill.

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

         ESTIMATED USEFUL LIVES OF AMORTIZABLE INTANGIBLE ASSETS

         We amortize our amortizable intangible assets over the shorter of the contractual/legal life or the estimated economic life. We are amortizing the intangible assets acquired as of a result of the Ergo and ASI acquisitions over a three-year life commencing with the date of acquisition. With respect to the Science & Technology Research, Inc. and EOIR Technologies, Inc. acquisitions, consistent with independent business valuations, we are amortizing the intangible assets over ten years and nine years respectively.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Pursuant to SFAS No. 144, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. We recognize an impairment loss when the carrying value of an asset exceeds expected cash flows. Accordingly, when indicators or impairment of assets are present, we evaluate the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. Our policy is to record an impairment loss when we determine that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the years ended June 30, 2004 and 2003 or for the six months ended December 31, 2004 and December 31, 2003.

         STOCK-BASED COMPENSATION

         At December 31, 2004, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Markland has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. The effect that following the fair value method in accounting for stock-based employee compensation would have had is set forth in footnote 2 to the Financial Statements of the Company.

         REVENUE RECOGNITION

         We recognize product revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as agreements, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and
(4) collection is probable. We recognize revenues at the time we perform services related to border security logistic support. With respect to our revenues from our chemical detectors, we recognize revenue under the units-of-delivery method. At the time the units are shipped to the warehouse of the United States Navy, the Company recognizes as revenues the contract price of each unit and recognizes the applicable cost of each unit shipped. As of June 30, 2004, we had completed delivery pursuant to all outstanding orders under this contract.

         We recognize revenue from time and materials contracts as we incur costs.

         We recognize revenue from firm fixed price contracts using the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

         We make provisions for estimated losses on all contracts in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

         We participate in teaming agreements where we are the primary contractor other organizations participate to provide services to the Federal government. We have managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. We includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

         IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         In December 2003, the FASB issues FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities". FIN 46R expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The adoption of this interpretation did not have any impact on our financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures particular financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

         In December 2004, the FASB issued SFAS No. 123R, "Accounting for Stock-Based Compensation" ("SFAS No. 123R"). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only some pro forma disclosures of fair value were required. The provisions of this Statement are effective for small business issuers the first interim reporting period that begins after December 15, 2005. Accordingly, Markland will adopt SFAS No. 123R commencing with the quarter ending March 31, 2006. If Markland had included the fair value of employee stock options in these financial statements, the net loss for the three and six months ended December 31, 2004 and 2003 would have been as disclosed above. Accordingly, the adoption of SFAS No. 123R is not expected to have a material effect on our financial statements.

                             CHANGES IN ACCOUNTANTS

         On July 7, 2004, our Board of Directors determined not to retain Marcum & Kliegman LLP as our independent registered public accounting firm, as reported in our current report on Form 8-K filed on July 13, 2004 (File # 000-28863), as amended from time to time. The audit report of Marcum & Kliegman LLP on our consolidated financial statements for fiscal year ended June 30, 2003 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, the report included an explanatory paragraph wherein Marcum & Kliegman LLP expressed substantial doubt about our ability to continue as a going concern.

         In connection with the audits of the year ended June 30, 2003 and during the subsequent interim period through July 7, 2004, we did not have any disagreement with Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements.

         On July 7, 2004, we engaged Wolf & Company, P.C., an independent registered public accounting firm. During the years ended June 30, 2004 and 2003 and the subsequent interim period through July 7, 2004, we did not consult with Wolf & Company, P.C. regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or any matter that was the subject of a disagreement or reportable event with Marcum & Kliegman LLP.

                                    BUSINESS

WHO WE ARE

         We are the successor to a variety of businesses dating back to 1995. Our business, as it exists today, consists of five business areas:

         o    sensor systems for military and intelligence applications;
         o    chemical detectors;
         o    imaging and surveillance;
         o    border security systems; and
         o    advanced technologies.

We provide to the DOD and to various other INTEL remote sensing technology products, and services to protect our country's military personnel and infrastructure assets. We also provide to the Homeland Security; products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel. Our mission is to build world-class integrated solutions for the Homeland Security, DOD and INTEL marketplaces via expansion of our existing contracts, development of our emerging technologies and acquisition of synergistic revenue producing assets.

         Prior to the acquisition of EOIR, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system, border security logistics products and services, and Small Business Investment Research funded research grants for the development of gas plasma antenna technology.

         As result of the acquisition of EOIR, now a wholly-owned subsidiary of Markland, our primary sources of operating revenues will be the sales of remote sensing technology products and services to the United States DOD and to various other INTEL. We expect that our remote sensing technology products and services will continue to be our most significant revenue-producing business areas going forward.

         Our strategy is to grow through organic means via increased acceptance by our customers of our present products and services offerings and also via synergistic acquisitions of assets that provide products or services to Homeland Security, DOD, or INTEL.

BUSINESS HISTORY

         Markland Technologies, Inc. is the successor to A. P. Sales Inc., a corporation incorporated in Colorado in 1995. In December 1998, A. P. Sales was dissolved as a Colorado corporation and re-domiciled in Florida under the name Quest Net Corporation ("Quest Net"). In March 2000, Quest Net acquired CWTel, Inc., a Florida corporation ("CWTel"). CWTel filed a voluntary bankruptcy petition in November 2001 and was issued a final decree in March 2002. In March 2001, Quest Net acquired all of the outstanding stock of Vidikron of America, Inc., a Delaware corporation ("Vidikron"). As a result, Vidikron's sole stockholder, Market LLC, a Cayman Islands limited liability company, became Quest Net's majority stockholder and Vidikron became a wholly-owned subsidiary of Quest Net. Quest Net subsequently changed its name to Markland Technologies, Inc. In order to cure a default in our obligations to Market LLC, we transferred all of our interest in Vidikron to Market LLC in June 2002. As a result, at the end of fiscal 2002, we had no active business operations.

         In December of 2002, we entered into a transaction with Eurotech, Ltd., ipPartners, Inc., Market LLC, and James LLC. Pursuant to this transaction the following took place:

         o We formed a subsidiary corporation called Security Technology, Inc.


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

         o Eurotech transferred particular rights to its acoustic core technology relating to illicit material detection to our subsidiary.

         o Crypto.com Inc. (a subsidiary of Eurotech) and ipPartners transferred particular rights to their cryptology technologies to our subsidiary.

         o 90% of the shares of our common stock held by Market LLC and James LLC were retired.

         o We issued 80% of our then issued and outstanding common stock to Eurotech and shares of common stock representing 10% of our then issued and outstanding shares of common stock to ipPartners.

         o We issued $5,225,000 in stated value of our Series C 5% cumulative convertible preferred stock to Market LLC and James LLC in satisfaction of $5,225,000 of convertible notes held by Market LLC and James LLC and in exchange for their agreement to surrender 4,498,638 shares of our common stock.

         In January 2003, we acquired all the common stock of Ergo Systems, Inc., a company in the business of providing border security logistic support and product development services to the U.S. government. Ergo Systems Inc. has a contract with the Department of Homeland Security to maintain, integrate and implement design enhancements to border security systems. In consideration for this acquisition we agreed to pay $400,000 in cash, payable at milestones which are related to research efforts.

         In March 2003, we entered into an agreement to acquire the intellectual property (including patents), equipment, and government contracts for some particular gas plasma antenna technology from ASI Technology Corporation. We closed this transaction in September 2003. We paid a purchase price of $150,000 in cash and 283,333 shares of our common stock valued at $850,000.

         In October of 2003, we acquired all of the common stock of Science and Technology Research Corporation, Inc. This company is the producer of the U.S. Navy's Shipboard Automatic Chemical Agent Detection and Alarm System. In consideration for this acquisition, we issued 1,539,779 shares of common stock valued at $5,100,000, paid $900,000 in cash and issued a promissory note for $375,000. We also entered into a consulting agreement with the former principal shareholder and employee.

         On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8,000,000 in cash and $11,000,000 in principal amount of five-year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the United States Army Night Vision and Electronic Sensors Directorate, as well as other United States Department of Defense and Intelligence Agencies. It has significant expertise in wide-area remote sensing using both electro-optic and infrared technologies. Markland intends to continue to use the assets of EOIR for this purpose and to also broaden its product base and offerings to the Department of Homeland Security. Markland will combine particular EOIR technology assets in the areas of chemical detection with those of its other operating subsidiary Science and Technology Research Inc. to provide a more complete integrated product line offering for both "stand off" and "point" chemical detection systems. EOIR will represents a vast majority of Markland's revenues as we expect that EOIR will continue to be our most significant revenue producing business area in the next fiscal year.

                   RECENT ACQUISITION AND RELATED TRANSACTIONS

         On February 14, 2005, we acquired a controlling interest in Technest, a public company with no operations. In connection with this transaction, and, at the same time, Technest acquired all of the capital stock of Genex, a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. Technest financed the acquisition of Genex through the private placement of securities to sophisticated investors. We structured the acquisition of Genex in this manner to comply with covenants in our financing agreements and facilitate the financing of the acquisition.

TECHNEST

         Technest is a company with a class of equity securities registered under Section 12(g) of the Exchange Act. In 2002 and 2003, Technest disposed of all of its operating businesses. Since then, Technest has no business operations and only minimal assets. Technest's common stock is quoted on the Over-the-Counter Bulletin Board market. We do not intend to take Technest private.

ACQUISITION OF CONTROLLING INTEREST IN TECHNEST HOLDINGS, INC. AND RELATED AGREEMENTS

         Our recent acquisition of Technest was effected pursuant to the terms of a Securities Purchase Agreement between us and Technest, dated February 14, 2005. In connection with this transaction we also entered into an agreement with Technest pursuant to which Technest agreed to register our resale of the common stock issued to us, and Technest entered into agreements with of its major shareholders pursuant to which they have agreed not to sell shares of Technest common stock owned by them prior to the transaction until the earlier of August 15, 2005 or such time as there is an effective registration statement providing for the resale of those shares.

         SECURITIES PURCHASE AGREEMENT BETWEEN MARKLAND AND TECHNEST. In accordance with the terms of the Securities Purchase Agreement between us and Technest, on February 14, 2005, we acquired 412,650,577 shares of Technest's common stock in exchange for 10,168,764 shares of our common stock and our agreement to issue shares of our common stock upon conversion of Technest's Series B preferred stock. The Technest Series B preferred stock will be convertible into our common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which our common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. A copy of this agreement has been filed as Exhibit 4.1 to our current report on Form 8-K filed on February 15, 2005.

         As a result of this transaction we own approximately 93% of Technest's common stock on a primary basis and 39% of Technest's stock on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest's common stock).

         REGISTRATION OBLIGATION IN CONNECTION WITH THE ACQUISITION OF TECHNEST. We also entered into a Registration Rights Agreement with Technest, dated February 14, 2005. A copy of this agreement has been filed as Exhibit 4.2 to our current report on Form 8-K filed on February 15, 2005.

         Technest has agreed to use its best efforts to file a registration statement on Form SB-2 as soon as possible after it receives a request for registration from us (or the holder of a majority of the registrable securities if we transfer some or all of our Technest shares) and to cause the registration statement to be declared effective. Pursuant to this agreement, Technest also agreed to keep the registration statement effective until the earlier of (a) thirty-six (36) months following the date of the agreement or (b) such time as all transfer restrictions on our shares have been eliminated. Technest may suspend the effectiveness of the registration statement for a period of no more than fifteen (15) consecutive trading days, or an aggregate of thirty (30) trading days, each year. In addition, we have piggyback registration rights if, within two (2) years following the date of the agreement, Technest chooses to register any of its securities under the Securities Act on an underwritten basis.

         LOCK-UP AGREEMENT. Prior to February 14, 2005, Technest was controlled by Garth LLC and Southshore Capital Management Fund Ltd. who, together, owned approximately 73% of the outstanding shares of Technest common stock. These two entities have executed and delivered lock-up agreements. A copy of the form of lock-up agreement has been filed as Exhibit 10.2 to our current report on Form 8-K filed on February 15, 2005.

         Under the terms of these agreements, such shareholders have agreed not to sell or dispose of their Technest common stock until the earlier of six (6) months following February 14, 2005, or the date that the registration statement for the sale of such shares effective. In return, during the lock-up period, Technest agreed to maintain its reporting status with the Securities and Exchange Commission, to file all reports that are required to be filed, and to use its best efforts to ensure that the common stock is quoted for public trading. These stockholders were also granted piggyback registration rights to include their shares on the next registration statement Technest files.

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

         MATERIAL RELATIONSHIPS. Our Chairman and Chief Executive Officer, Robert Tarini, is also one of the investors in Technest's February 14, 2005 private placement and will be the beneficial owner of Technest Series C preferred stock, convertible into 30,341,954 shares of Technest common stock, and warrants exercisable for 30,341,954 shares of common stock. As of February 14, 2005, Mr. Tarini, when combined with our ownership in Technest, would beneficially own an aggregate of approximately 94% of the outstanding Technest common stock. Our investment in Technest was negotiated by our senior management, including Mr. Tarini and was approved by a unanimous vote of the Board of Directors of Markland including, Dr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

         INTERLOCKING MANAGEMENT. Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest.

TECHNEST FINANCING

         Technest financed the acquisition of Genex pursuant to a Securities Purchase Agreement, dated February 14, 2005. In connection with this agreement, Technest and Markland entered into agreements providing for the registration of shares of common stock to be issued by Markland or Technest upon conversion of Series B and Series C preferred stock and the exercise of warrants. In connection with the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for
211.18 reverse split of Technest's outstanding common stock. The reverse split will become effective not less than 20 days after a definitive Schedule 14C Information Statement relating to the reverse split is mailed to the stockholders of Technest.

         PRIVATE PLACEMENT OF SECURITIES. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which is convertible into our common stock), five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 242,735,571 shares of Technest's common stock. Technest received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners LP, DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. (who are also selling stockholder named in this prospectus), (ii) ipPartners, Inc., a company controlled by Robert Tarini, our CEO and (iii) other investors. The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in
Section 4(2) thereof.

         The proceeds of this financing were used to fund the acquisition of Genex Technologies, Inc. (discussed below), pay transactions costs and fund working capital. Although we are not a party to the Securities Purchase Agreement, we have agreed to issue shares of our common stock upon conversion of Technest Series B preferred stock sold under the Securities Purchase Agreement and to register the resale of such common stock by the Investors. A copy of this agreement has been filed as Exhibit 2.1 to our current report on Form 8-K filed February 15, 2005.

         The Technest Series B preferred stock will be convertible into our common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which our common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. Market Price means the average closing bid for the 20 previous trading days. Upon conversion, the aggregate number of our common shares held by the holders of Series B preferred stock and its affiliates may not exceed 4.999% of the outstanding shares of our common stock. The holder may demand a waiver of this limitation but such waiver will not be effective for 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding our common stock. Shares of the Series B preferred stock have a liquidation preference of $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series B preferred stock, do not accrue dividends, are not redeemable and are convertible into our common stock.

         The Technest Series C preferred stock is convertible at the option of the stockholder at any time. The number of shares of Technest common stock into which each share of Series C preferred stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $.0102993 (before the Reverse Split). After the Reverse Split the Series C Conversion Price will be $2.175. Upon conversion, the aggregate number of shares of Technest common stock held by the holder of Series C preferred stock and its affiliates may not exceed 4.999% of the outstanding Technest common stock. The holder may demand a waiver of this limitation but such waiver will not be effective for 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding Technest common stock. Shares of the Series C preferred stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C preferred stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, are not redeemable by Technest and are convertible into Technest common stock.

         Technest has agreed to issue additional shares of its common stock to the Investors if the units do not have a market value of $6.525 at the end of one year. For each unit an Investor continues to hold on February 14, 2006, Technest will issue to the Investors a number of shares of common stock calculated in accordance with the following formula:

  ((Units Held on Reset Date) x [(Adjustment Price) - Combined Market Price)])
                               / THNS Market Price
  ---------------------------------------------------------------------------

         "ADJUSTMENT PRICE" shall mean $6.525 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares)

         "COMBINED MARKET PRICE" shall mean the THNS Market Price added to the MRKL Market Price.

         "MRKL MARKET PRICE" shall mean the average of the closing bid prices of the Markland common stock during the period beginning ten (10) trading days prior to the reset date and ending ten (10) trading days after the reset date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the Markland common stock.

         "THNS MARKET PRICE" shall mean the average of the closing bid prices of the common stock during the period beginning ten (10) Trading Days prior to the Reset Date and ending ten (10) Trading Days after the Reset Date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the common stock.

         OUR REGISTRATION OBLIGATIONS. We entered into a Registration Rights Agreement, dated February 14, 2005, with the Investors, pursuant to which we agreed to register 17,000,000 shares of Markland common stock issuable to the holders of the Series B preferred stock of Technest, and common stock issuable as liquidated damages for breach of some covenants contained in the agreement.

         Under the terms of the Registration Rights Agreement, we have agreed to file a registration statement on Form SB-2 on or before seventy-five (75) days following the closing date of the transaction; and use our best efforts to cause the registration statement to be declared effective as promptly as possible thereafter but not later than one hundred thirty-five days following the closing date; and keep the registration statement effective until twenty-four (24) months following the date on the effective day of such registration statement. The offering will terminate once the registered shares have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions.

         Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the Investors' Investments for each month (and pro rata for any portion of a month prior to the cure of such breach) that we fail to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective. we may also pay such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment that are the subject of a then-effective registration statement.


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

         If, during the effectiveness period, the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then-registered in a registration statement, we will be required to file a new registration statement, as soon as reasonably practicable but no later than forty-five (45) days following the date on which we knows or reasonably should have known that such registration statement is required.

         TECHNEST REGISTRATION OBLIGATIONS. Technest and the investors in the private placement entered into a Registration Rights Agreement, dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock, if any, issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter, and to keep the registration statement effective until twenty-four (24) months following the date on which the shelf registration becomes effective, unless the shares of common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions. Technest will be required to amend this registration statement or file an additional registration statement as soon as reasonably practicable if the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then registered in a registration statement.

         Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the Investors' Investments for each month (and pro rata for any portion of a month prior to the cure of such breach) that Technest fails to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective. Technest may also pay such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment that are the subject of a then-effective registration statement.

         MATERIAL RELATIONSHIPS. With the exception of Deer Creek Fund LP, ipPartners Inc., and Southshore Capital Fund Limited, all of the Investors (i) have been named selling stockholders in this registration statement on Form SB-2 declared effective by the SEC on December 2, 2004 and (i) are either our shareholders, officers and/or Directors. ipPartners, Inc. is a corporation majority owned and controlled by Mr. Tarini, our Chief Executive Officer and Chairman. The Technest private placement was negotiated on our behalf by senior management, including Mr. Tarini. Our investment was approved by a unanimous vote of our Board of Directors including, Dr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

         BROKERS. Greenfield Capital Partners LLC is a registered broker-dealer retained by Technest in connection with the Genex transaction. For its services, Greenfield Capital Partners LLC received a fee of approximately $650,000.

          Technest issued to us 412,650,577 shares of its common stock, $.001 par value per share (before the Reverse Split) in exchange for 10,168,764 shares of our common stock and our agreement to issue additional shares of our common stock upon conversion of Technest's Series B preferred stock (which, together with the Technest Series C preferred stock and warrants, was sold to a group of investors in Technest's February 14, 2005 private placement described under the heading "Investor Financing" below).

         After giving effect to the consummation of this transaction, we beneficially own approximately 93% of the outstanding shares of Technest's outstanding common stock, on a primary basis, and 39% of Technest's outstanding common stock, on a fully diluted basis. Our CEO and Chairman, Robert Tarini was an investor in Technest's February 14, 2005 private placement and has been elected as director and CEO of Technest. Under SEC rules, Mr. Tarini may be deemed to be the indirect beneficial owner of all of the shares of Technest's common stock beneficially owned by us. Mr. Tarini disclaims beneficial ownership of these shares.

         Technest used the shares of our common stock received from us pursuant to the Securities Purchase Agreement to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex. We intend to hold Technest's common stock as an asset and we do not intend to take Technest private.

THE ACQUISITION OF GENEX TECHNOLOGIES, INC.

         The acquisition of Genex Technologies, Inc. was effected pursuant to an Agreement and Plan of Merger, dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex. In connection with this merger, Markland and Technest entered into agreements providing for the registration of shares to be issued to Jason Geng, a lock-up agreement with Jason Geng and employment agreement with Jason Geng.

         MERGER AGREEMENT. In accordance with the terms of the Merger Agreement, on February 14, 2005, MTECH, a wholly-owned subsidiary of Technest, merged with and into Genex, with Genex surviving the merger as a wholly-owned subsidiary of Technest. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate (i) $3 million; (ii) 10,168,764 shares of our common stock; and
(iii) if earned, contingent payments in the form of additional shares of Technest common stock. In addition, Mr. Geng received a six month unsecured promissory note in the principal amount of $276,317 that pays interest at the rate of 6% per annum. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement.

         If, following completion of the Genex Transactions, Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during year proceeding the payment and its gross revenue in 2004. Any shares of Technest common stock issued pursuant to this provision of the Merger Agreement will be issued in reliance upon the exemption from the registration requirements of the Securities Act by
Section 4(2) of the Securities Act.

         The Merger Agreement also provides that, in the event that the intraoral technologies (technologies enabling three dimensional imaging for medical purposes) owned by Genex prior to February 14, 2005 are commercialized, Jason Geng will be entitled to fifty percent (50%) of all profits generated from these technologies for a period of five years following February 14, 2005.

         Markland, Technest and MTECH, on one hand, and Jason Geng, on the other hand have agreed to indemnify each other for breaches of representations, warranties and failures to perform covenants. Indemnity is available pursuant to the indemnity escrow agreement for any claim by us or Technest above $100,000. Jason Geng's liability is limited to the amount in the indemnity escrow fund, set at closing as $2 million of Markland common stock taken from the consideration paid to Jason Geng on closing. Jason Geng has agreed to indemnify the Technest entities for all losses associated with disputes relating to the title of Genex shares, taxes, ERISA, environmental and intellectual property claims for amounts up to the full consideration for the merger. Jason Geng also agreed to pay Genex for any amount a governmental entity refuses to pay in relation to a regulatory audit currently being conducted.

         GENEX BUSINESS. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional (3D) imaging and display, intelligent surveillance, and 3D facial recognition. It has both a research and development team as well as two product teams, one with focus on government products and one with focus on commercial products. Genex currently has 32 employees.

         OUR REGISTRATION OBLIGATIONS. We entered into a Registration Rights Agreement, dated February 14, 2005, with Jason Geng. We have agreed to file a registration statement for the shares of our common stock paid to Jason Geng on or before June 1, 2005, plus one day for each day when a registration statement is not effective and available for the resale of common stock issued to the investors in the Securities Purchase Agreement, dated September 21, 2004. We have agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by August 1, 2005. Pursuant to the agreement, we must also use commercially reasonable efforts to keep the registration statement effective until the date on which Mr. Geng no longer owns any of the registrable securities, unless the shares of common stock have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions.

         REGISTRATION OBLIGATIONS OF TECHNEST. Technest entered into a Registration Rights Agreement with Jason Geng, on February 14, 2005. Pursuant to this agreement, Technest agreed to file with the SEC a registration statement covering the resale of all of the Technest common stock Technest is ultimately required to issue to Jason Geng as additional consideration for the sale of his Genex common stock if Genex recognizes gross revenues in excess of a particular dollar amount in each of the three years following Technest's acquisition of Genex, within forty-five (45) days following each of the three yearly determinations of whether earnout payments are due. Technest agreed to use commercially reasonable efforts to cause each registration statement to be declared effective within one hundred five (105) days following each such earnout payment determination. Pursuant to the agreement Technest must also use commercially reasonable efforts to keep each registration statement effective until the date on which Jason Geng no longer holds any of the registrable securities, unless the shares of Technest common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions.

         LOCK-UP AGREEMENTS. We entered into a lock-up agreement with Jason Geng and Technest pursuant to which Jason Geng has agreed (a) not to sell or dispose of any of our common stock issued to Jason Geng under the Merger Agreement through July 31, 2005 without the our prior written consent, provided that Jason Geng may sell or transfer such shares to us, Technest or his immediate family members as a bona fide gift, (b) beginning on August 1, 2005, not to sell more than ten percent (10%) in the aggregate, of our common stock in any given thirty
(30) day period, and (c) not to sell more than twenty-five percent (25%) of the aggregate Technest common stock that may be issued to him, in any given thirty
(30) day period.

         JASON GENG EMPLOYMENT AGREEMENT. In connection with this acquisition, Genex entered in to an employment agreement with Jason Geng. Under the terms of the agreement, Jason Geng will be employed by Genex for a period of three years as the Executive Vice President and Chief Scientist of Genex. Jason Geng will receive a salary of $300,000 per year and will be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of Genex, Markland or Technest. The employment agreement provides that Jason Geng's salary payments and health insurance benefits will continue until the earlier of (a) the date that Jason Geng has obtained other full-time engagement or (b) twelve (12) months from the date of termination of the engagement, in the event that Genex terminates his engagement without cause (as defined in the agreement) prior to the termination of the agreement or in the event that Jason Geng terminates his engagement for good reason (as defined in the Agreement). The agreement also provides for a continuation, for the lesser of six months or through the end of the term of the agreement, of Jason Geng's salary in the event that he becomes permanently disabled during the term of the agreement.

         BROKER AGREEMENT. Genex Technologies, Inc. entered into an agreement with Ocean Tomo, LLC, on October 17, 2003. The agreement was extended for one year in a subsequent letter from Jason Geng to Ocean Tomo. Under this agreement, Genex has agreed to pay Ocean Tomo as a finder, and in connection to the acquisition by the Company of Genex.

DILUTION TO OUR STOCKHOLDERS.

         Our stockholders experienced significant dilution as a result of these transactions. Markland shares issued on February 14, 2005 represent approximately 11% of our outstanding stock on the date of issuance. In addition, we are obligated to issue shares of our common stock upon conversion of the Technest Series B preferred stock. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of
(i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. Market price means the average closing bid for the 20 previous trading days.


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

                                  OUR BUSINESS

         Our business, as it exists today, consists of four business areas: sensor systems for military and intelligence applications; chemical detectors; border security systems; and advanced technologies.

REMOTE SENSOR SYSTEMS FOR MILITARY AND INTELLIGENCE APPLICATIONS

         Our acquisition of EOIR, a company which provides remote sensing technology products and services to the United States Department of Defense and to various other United States Intelligence Agencies, is an important part of our ongoing business strategy of creating a world-class integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

         EOIR offers products and services which include; (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing.

         EOIR's most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. The Omnibus Contract has an extensive and varied scope that requires us to provide a very broad range of products and technical services. For those products and technical services that EOIR does not possess in-house, we subcontract to our team members and other subcontractors as necessary.

         EOIR intellectual property lies in patents pending, trade secrets and the experience and capabilities of its technical staff whom support these research programs. We protect EOIR intellectual property and our competitive position via patent applications, trade secrets, and non-compete agreements with our employees.

         ADDITIONAL INFORMATION CONCERNING THE EOIR ACQUISITION CAN BE FOUND IN
(i) OUR CURRENT REPORT ON FORM 8-K FILED WITH THE SEC ON JUNE 30, 2004 (SEC FILE #000-28863) AND IN (ii) OUR CURRENT REPORT ON FORM 8-K/A FILED WITH THE SEC ON SEPTEMBER 13, 2004 (SEC FILE #000-28863) WHICH INCLUDES AUDITED FINANCIAL STATEMENTS FOR EOIR FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002, AND UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2004, AS WELL AS UNAUDITED PRO FORMA INFORMATION FOR FISCAL YEAR ENDED JUNE 30, 2003 AND THE NINE MONTHS ENDED MARCH 31, 2004. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

CHEMICAL DETECTORS

         In October 2003, our subsidiary, Security Technology, Inc., acquired all of the common stock of Science and Technology Research, Inc., a chemical detector manufacturer, as part of our ongoing business strategy of creating an integrated portfolio of homeland security solutions.

         We have a contract with the U.S. Navy to be the sole producer of the U.S. Navy's shipboard Automatic Chemical Agent Detection and Alarm System used to detect all classic nerve and blister agents as well as other chemical warfare agent vapors. During fiscal year 2004, our subsidiary STR recognized approximately $4,796,715 of revenue from this contract. As of June 30, 2004, we had delivered all the units requested to date under this existing contract. During the six months ended December 31, 2004 our subsidiary STR recognized approximately $428,851 of revenue from this contract. At the option of the US Navy additional units may be purchased by the US Navy or other government agencies under this contract in the future.


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

         We recently entered into an international distribution agreement with Tradeways, Ltd, to market and sell Markland's Shipboard ACADA chemical detection systems to foreign militaries to market our product in Argentina, Australia, Austria, Bahrain, Canada, Chile, Croatia, Denmark, Egypt, Estonia, Finland, Greece, Ireland, Israel, Italy, Japan, Jordan, Korea, Kuwait, Malaysia, The Netherlands, New Zealand, Norway, Oman, Pakistan, Portugal, Qatar, Saudi Arabia, Spain, Sweden, Taiwan, Turkey, and the United Arab Emirates. To date, we have not sold any products through this channel.

         We are presently working on the design of a next generation "point" chemical detector product, which will also operate using Ion Mobility Spectrography ("IMS") cell technology and provide networked wireless communication capability.

         On December 23, 2003, the U.S. Navy signed a ten-year non-exclusive license agreement with us to transfer particular chemical detection technology intellectual property rights to us. We believe the license will allow us to further expand the applications for the "point" chemical detection technology and market the technology to non-defense customers such as foreign governments and commercial entities. We expect to continue to manufacture the Automatic Chemical Agent Detection and Alarm System for the U.S. Navy and simultaneously pursue opportunities with the Department of Homeland Security as well as foreign military sales. We are experiencing a decline in demand for our chemical detector unit from the U.S. Navy. We plan to compensate for this reduced demand by marketing this technology to new customers within the Homeland Security marketplace and by combining it with other technologies for sale to existing customers. In the interim, we are combining "stand off" chemical detection technologies from EOIR which are based on hyper spectral infra red technology with the "point" chemical detection technology of STR which is based on Ion Mobility Spectroscopy. This integrated and combined chemical detection capability we believe will accelerate penetration into new markets for the chemical detection products we now offer and help to increase revenues in the next fiscal year for chemical detection products.

BORDER SECURITY

         We acquired the assets of Ergo Systems, Inc., in January 2003. This acquisition provided us with contracts with the Department of Homeland Security to maintain, integrate, and implement design enhancements to border security systems installed at U.S. ports of entry for the Dedicated Commuter Lane, which is part of a larger U.S. Customs and Immigration and Naturalization Service initiative to reduce wait times, improve data accuracy, and improve overall efficiencies at all border crossings for both freight and passengers.

         The Dedicated Commuter Lane (DCL) integrates several important security checks. It employs automatic vehicle identification technology, which allows participants to pass through the border crossing more efficiently than without automatic screening. Participants run a card through a swipe card reader, which instantaneously sends patron information, including a photograph, to the inspector's screen for clearance. The gate rises and allows the patron through. The whole process takes about 30 seconds. The Dedicated Commuter Lane software also controls a variety of security subsystems, including video surveillance, gates, and tire shredders.

         In conjunction with the DCL maintenance contract awarded by the Department of Homeland Security we were also awarded a contract by Computer Sciences Corporation to perform border maintenance services in multiple ports of entry in the southern United States. During fiscal year 2004, our subsidiary Ergo recognized approximately $955,736 of revenue from these contracts. During the six months ended December 31, 2004 our subsidiary Ergo Systems, Inc. recognized approximately $227,590 of revenue from these contracts.

         During the fiscal year we also entered into a teaming agreement with Accenture, who was recently awarded the US VISIT contract. The purpose of this contract is to secure our borders and expedite the entry/exit process while enhancing the integrity of our immigration system and respecting the privacy of visitors to the United States. We have recently been awarded a subcontract which enables the company to derive revenues from the USVISIT contract. Potential revenue amounts from this subcontract are as yet undetermined.

         Our subcontract for the US VISIT program is part of a larger Department of Homeland Security initiative to increase security, reduce wait times, improve data accuracy, and improve overall efficiencies at all border crossings for both freight and passengers by creating and implementing a "trusted traveler" concept of traffic flow. The "trusted traveler" concept is designed for frequent border crossers who are willing to undergo a background check and travel under some restrictions in exchange for the use of a commuter lane. This dedicated commuter lane substantially decreases the amount of time it takes to drive through the border. We believe that our experience in integrating solutions will be attractive to the Department of Homeland Security as it confronts the various issues of protecting our borders although there can be no assurances that the trusted traveler concept will result in an increase in sales or revenues.

ADVANCED TECHNOLOGIES

         Through research and development as well as intellectual property acquisitions, we have established a portfolio of advanced and emerging technologies, which we intend to commercialize and utilize within our own proprietary products or license out for the purpose of revenue generation. These advanced technologies and intellectual property are as follows:

         o    Gas plasma antenna,
         o    Vehicle stopping system,
         o Acoustic Core(TM) signature analysis, o APTIS(TM) human screening portal, and
         o    Cryptography software.

         GAS PLASMA ANTENNA: We acquired gas plasma antenna technology assets and a sub-license for plasma sterilization and decontamination from ASI Technology Corporation in September 2003. The assets at time of purchase included three ongoing funded SBIR government contracts and nine issued and pending U.S. patents related to gas plasma antenna technology with demonstrated applications in the fields of ballistic missile defense, phased array radar, and forward deployed decontamination.

         A plasma antenna's performance equals that of a metal antenna, but the gas plasma antenna is lighter. These antennae can be used for any purpose for which a metal antenna is used. A gas plasma antenna weighs substantially less than metal antennas of comparable performance. When a plasma antenna is turned off, it is transparent, immune to electronic countermeasures and allows other adjacent antennas to transmit or receive without interference.

         Plasma antenna technology employs ionized gas enclosed in a tube (or other enclosure) as the conducting element of an antenna. This is a fundamental change from traditional antenna design that generally employs solid metal wires as the conducting element. Ionized gas is an efficient conducting element with a number of important advantages over wire. Since the gas is ionized only for the time of transmission or reception, "ringing" and associated effects of solid wire antenna design are eliminated. The design allows for extremely short pulses, a feature important to many forms of digital communication and radars. The design further provides the opportunity to construct an antenna that can be compact and dynamically reconfigured for frequency, direction, bandwidth, gain and beam width. We believe plasma antenna technology will enable the design of antennas that are more efficient, lower in weight and smaller in size than traditional solid wire antennas.

         We believe our plasma antenna offers numerous advantages over traditional wire antennas including stealth for military applications and higher digital performance in commercial applications. We cannot predict when these products will be ready for commercial or military use.

         Our gas plasma research team has been awarded US patent # 6,710,746 for a gas plasma antenna element demonstrating reconfigurable length. The development of this technology has been funded to date through grants from the US Navy and Army.

         US patent #6,710,746, which has SBIR origins, relates to plasma antennas having re-configurable length, beam width, and bandwidth. Traditionally, antennas have been defined as metallic devices for radiating or receiving radio waves, or as a conducting wire which is sized to emit radiation at one or more selected frequencies. As a result, the paradigm for antenna design has heretofore been focused on antenna geometry and physical dimensions. We believe that our gas plasma antenna design will result in antennas with greater flexibility and security than conventional antennas. During fiscal year 2004, funded gas plasma SBIR contracts provided approximately $261,479 in contract revenues. Presently we do not have any purchase commitments for this technology.

         VEHICLE STOPPING SYSTEM: Under a funded government contract, we developed a vehicle stopping system to address the increasing risks of unauthorized and illegal entry into the U.S. Our vehicle stopping system is designed to safely capture vehicles that are trying to gain entry without authorization. Our vehicle stopping system consists of a net, buried beneath the road, which will spring up when a car or truck attempts to speed across the border illegally. The net is attached to two spindles that unwind with increasing tension as the illegal car is trapped. Our Vehicle Stopping System is capable of stopping a vehicle attempting to gain illegal entry at speeds in excess of 65 miles per hour and without personal injury to occupants or U.S. government border personnel. The vehicle stopping system was successfully tested in June 2003 at the San Ysidro, California port of entry. Presently we do not have any purchase commitments for this system.

         ACOUSTIC CORE(TM): We acquired rights to the Acoustic Core(TM) technology, as it related to illicit material detection, from Eurotech, Ltd. in December 2002. The Acoustic Core(TM) technology utilizes acoustics sensing and signature analysis technologies to detect a variety of materials.

         Acoustic Core(TM) is a non-intrusive acoustic remote sensing technology, which exhibits the potential for the automated detection of a large variety of potentially harmful materials such as C4, plastic flare guns, and ceramics. This technology is capable of computerized automatic screening of containers, vehicles and humans. It can detect a broad range of illegal materials even if the materials are moving at a high rate of speed, with low false alarm rates, and it utilizes low frequency acoustic energy, which is safe for humans. This speed and accuracy makes the technology suitable for primary screening applications where large volumes of containers or humans need to be screened quickly and accurately, such as in an airport or at a border crossing.

         The product of almost a decade of intensive laboratory and field research, we believe the Acoustic Core(TM) technology has the potential to enter the security marketplace to fill high-priority homeland security needs. Because Acoustic Core(TM) technology can utilize the independent acoustic signatures of various materials, products can be developed and programmed to detect a large array of harmful substances, including explosives, and bio-hazardous and radioactive compounds.

         We believe that the Acoustic Core(TM) technology can screen large containers while they are in motion, such as during transport via truck or railcar. Primary screening of containers in this manner allows for segregation of suspicious containers for secondary screening by a handheld version of the remote sensing products.

         We completed a project with the U.S. Air Force through a Co-Operative Research and Development Agreement which used our proprietary Acoustic Core(TM) technology to inspect cargo. While this contract did not generate revenue for us, we expect to develop the technology for use in commercially viable products. However, we cannot predict when these products will be ready for commercial or military use. Presently we do not have any purchase commitments for this technology.

         APTIS(TM): We are involved in the design and testing of APTIS(TM), an acoustic screening portal intended to facilitate screening of humans for concealed metallic and non-metallic weapons such as ceramic knives and plastic guns and explosives. The technology is very flexible and can be incorporated into existing entry portal systems such as metal detectors, eliminating the need to replace these systems used to safely screen humans for explosives. Although we continue to develop this prototype, we cannot predict when it will be ready for commercial use. Presently we do not have any purchase commitments for this system.

COMPETITION

         The markets for our products and solutions are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by competitors, the changing technical needs of the customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours. In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts in our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete. Many of our primary competitors are well established companies that have substantially greater financial, managerial, technical, marketing, personnel and other resources than we do.

         We have particular proprietary technologies, some of which have been developed, and others that are in development. We will focus on our proprietary technologies, or leverage our management experience, in order to differentiate ourselves from these organizations. There are many other technologies being presented to the Department of Homeland Security that directly compete with our technologies. The Department of Homeland Security may pursue solutions different from ours.

INTELLECTUAL PROPERTY

         Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We rely primarily on patents and trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We own multiple U.S. and foreign patents. We enter into confidentiality agreements with our consultants and key employees, and maintain controls over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

         We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

         We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

         EOIR provides engineers and scientists to perform research at Government research Laboratories. However, research performed in these Government laboratories is paid for with Government funds and is typically the property of the US Government. This intellectual property may be utilized via licensing agreements executed with the US Government, but there are no guarantees that the US Government will provide such licenses.

RESEARCH AND DEVELOPMENT

         During the quarter and six months ended December 31, 2004, we spent $110,267 on research and development activities compared to no expenditures for the quarter and six months ended December 31, 2003.

         During the fiscal years ended June 30, 2003 and June 30, 2004, we spent $522,657 and $49,289 on research and development respectively. During the fiscal year ended June 30, 2004, we reduced our research and development efforts to concentrate our financial resources on product marketing activities and as a result of completion of funded SBIR contracts.

         Our research and development activities consist of projects funded entirely by us or with the assistance of SBIR grants, and SBIR projects are generally directed towards the discovery of specific information requested by the government research sponsor.

         In addition, our subsidiary EOIR is permitted to charge and recover a percentage of its administrative budget on Internal Research and Development programs. These programs are generally short in duration and may yield new processes or techniques that will advance our technical knowledge on our Government programs.

         We believe that focused investments in research and development are critical to our future growth and competitive position in the marketplace. Our research and development efforts are directed to timely development of new and enhanced products that are central to our business strategy. The industries in which we compete are subject to rapid technological developments, evolving industry standards, changes in customer requirements, and new product introductions and enhancements. As a result, our success depends in part upon our ability to enhance our existing products, develop and introduce new products that improve performance on a cost effective and timely basis. We may be unable to successfully develop products to address new customer requirements or technological changes, and any products we develop may not achieve market acceptance.

DEPENDENCE ON U.S. GOVERNMENT CONTRACTS

         We offer substantially all of our entire range of our services and products to agencies of the U.S. Government. In both fiscal years 2004 and 2003, and during the six months ended December 31, 2004, 100% of our revenue came from U.S. Government prime or subcontracts.

         Although we are continuously working to diversify our client base, we will continue to aggressively seek additional work from the US Government. As with other government contractors, our business is subject to government client funding decisions and actions that are beyond our control.

         Much of our business is won through submission of formal competitive bids. Commercial bids are frequently negotiated as to terms and conditions for schedule, specifications, delivery and payment. With respect to bids for government work, however, in most cases the client specifies the terms and conditions and form of contract.

         Essentially all contracts with the United States Government, and many contracts with other government entities, permit the government client to terminate the contract at any time for the convenience of the government or for default by the contractor. We operate under the risk that such terminations may occur and have a material impact on operations.

GOVERNMENT REGULATION

         Most of our U.S. Government business is subject to unique procurement and administrative rules based on both laws and regulations, including the U.S. Federal Acquisition Regulation that provide various profit and cost controls, rules for allocations of costs, both direct and indirect, to contracts and non-reimbursement of unallowable costs such as interest expenses and some costs related to business acquisitions, including for example the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets.

         Companies supplying defense-related equipment to the U.S. Government are subject to some additional business risks specific to the U.S. defense industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

         U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts' scope of work. Upon termination other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant contracts have been terminated.

         As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government's procurement policies (such as greater emphasis on competitive procurement), governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

         Some of our sales are direct commercial sales to foreign governments. These sales are subject to U.S. Government approval and licensing under the Arms Export Control Act. Legal restrictions on sales of sensitive U.S. technology also limit the extent to which we can sell our products to foreign governments or private parties. Currently we do not have any sales from overseas customers.

SALES AND MARKETING

         We currently divide the marketing efforts of our products and services into three areas: (1) directly to federal or local government agencies, (2) to large partners who may represent an opportunity for us as subcontractors, and
(3) to commercial entities. These marketing duties are divided among upper management.

MANUFACTURING

         Our primary manufacturing facilities are located in Fredericksburg, VA and Providence, RI .We also utilize our offices in Providence, RI as manufacturing prototype development facilities.

EMPLOYEES

         As of February 2005, we employed approximately 230 full-time employees. We believe our future success will depend upon the continued service of our key technical and senior management personnel and upon our continued ability to attract and retain highly qualified technical and managerial personnel. None of our employees is represented by a labor union. We have never experienced a work stoppage and consider our relationship with our employees to be good.

                                    PROPERTY

         We have a three year lease for our executive offices of approximately 1,000 square feet located in Ridgefield, Connecticut and a month-to-month lease for a manufacturing facility of approximately 5,000 square feet located in Fredericksburg, Virginia. We also have an administrative office in Providence, RI which is utilized under a monthly sublease comprising approximately 4,000 square feet.

         EOIR, our wholly owned subsidiary, holds a four-year lease its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease, which has an option to renew for an additional three-year term, expires on September 30, 2005. EOIR also leases approximately 5,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. This lease is currently on a month-to-month basis.

         We also have several offices located in Fredericksburg, Va. One office with approximately 4,722 sq. ft., with a one-year lease, one with 1,200 sq. ft., with a five-year lease, one with 10,000 sq. ft., with a five-year lease, and one with 4,200 sq. ft., with a five-year lease. In addition, we have a one-year lease for an executive office in Boston, Massachusetts. The monthly rental amount for this facility is approximately $1,600.00. Our majority owned subsidiary, Technest Holdings, Inc., rents a single executive office on a month to month basis in Ridgefield, CT. Genex Technologies, Inc., a wholly-owned subsidiary of Technest, leases offices with approximately 6,831 sq. ft. in Kensington, MD, pursuant to a five-year lease which expires January 31, 2006.

         We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices. However, we may not be able to relocate to a new facility without severely disrupting the production of our goods.

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

                                LEGAL PROCEEDINGS

         On June 28, 2004, Charles Wainer filed a civil suit against the Company in Florida state court alleging breach of a stock purchase agreement and breach of an employment agreement stemming from Wainer's sale of his business to a predecessor of the Company and his subsequent employment thereat. In the complaint, Wainer alleges Markland owes him $300,000 cash, some unspecified portion of $700,000 in stock, some unspecified portion of $86,000 cash for lease payments, and approximately $20,000 in back-pay. The Company believes that these claims are without merit and plans to vigorously defend the action. On August 11, 2004, the Company answered the complaint and denied any liability. The trial of this matter began on January 31, 2005; on that date, the presiding judge referred the parties to mediation.

         On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, EOIR, our wholly owned subsidiary, and our Chief Executive Officer and Director, Robert Tarini. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by the Company, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by the Company.

         In his complaint Mr. Moulton asserts, among other things, that the Company breached its obligations under the Stock Purchase Agreement, dated June 29, 2004, pursuant to which the Company acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

         Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts (approximately $11,000,000) due thereunder. The Company is a guarantor of these notes.

         The Company believes that the allegations in this lawsuit are entirely without merit. The Company has filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. The Company has also filed a demurrer seeking to dismiss some claims. The Company is considering bringing various claims against Mr. Moulton either by counterclaim or in a separate action.

         In addition, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, we do not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Each director serves as director until his successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships between our executive officers and directors. Our executive officers and directors are as follows:

NAME                       AGE      POSITION                                  YEAR BEGAN
----------------------------------------------------------------------------------------
Robert Tarini              45       Chief Executive Officer, Chairman           2002
                                    of the Board of Directors

Gino M. Pereira            47       Chief Financial Officer                     2004

Kenneth P. Ducey, Jr.      39       President and Director                      2002

Dr. Joseph P. Mackin       54       Chief Operating Officer and Director        2004


         ROBERT TARINI has served as our Chief Executive Officer since November 14, 2003 and as our Chairman of the Board of directors since December 9, 2002. In April 2003, Mr. Tarini founded Syqwest Inc., a firm which specializes in the design and manufacture of acoustic remote sensing devices utilized in marine and land based applications. In April 2001, Mr. Tarini founded Trylon Metrics Corp., a developer of acoustic remote sensing technology, and acted as President of Trylon from April 2001 until January 1, 2005. In May 2001, Mr. Tarini founded ipPartners, Inc. and has served as its President to present. ipPartners Inc. specializes in the development of acoustic remote sensing devices. Since 1999, Mr. Tarini has served as the Chief Executive Officer of Ocean Data Equipment Corporation where he has overseen the design and development of a complete line of scientific instruments targeted for geophysical and hydrographic research, and developed a remote sensing technique, which is currently being applied to detecting illicit materials. From June 1982 to July 1990, Mr. Tarini worked at Raytheon Company, where he designed active sonar and sonar trainers for US and foreign customers which were installed onto every 688 class attack submarine and every SQQ-89 surface ship combat system, in total, over 100 seafaring vessels. Mr. Tarini is also the Chief Executive Officer and Chairman of the Board of Directors of Technest Holdings, Inc and Chief Executive Officer of Genex since February 14, 2005.

         GINO MIGUEL PEREIRA has served as our Chief Financial Officer since December 7, 2004. Mr. Pereira currently serves on the board of directors of Teletrak Environmental Systems. From 1991 through 2000, Mr. Pereira was employed by CDC Technologies, Inc., located in Oxford, Connecticut. From 1991 through 1998, Mr. Pereira was CDC Technologies' Executive Vice-President and Chief Financial Officer. In 1999, Mr. Pereira assumed the role of Chief Operating Officer of CDC Technologies. Mr. Pereira remained in that role through 2000. In January 2001, Mr. Pereira assumed the position of Chief Operating Officer of CDC Acquisition Corporation, a subsidiary company of Drew Scientific Group plc. Mr. Pereira remained in that position until November 2001, when he became a principal at Interim Management Solutions in Oxford, Connecticut, a position he held until January 15, 2005. During his tenure at Interim Management Solutions, Mr. Pereira acted as an interim or part-time Chief Financial Officer or Chief Operations Officer for numerous small and emerging companies. In January 2003, Mr. Pereira also became a Managing Director of Kiwi Securities, Inc., an independently owned investment banking firm, a position he held until January 15, 2005. Gino Pereira is also the Chief Financial Officer of Technest Holdings, Inc since February 14, 2005. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK).

         KENNETH P. DUCEY, JR. has served as our President and member of our board of directors since December 2002. From December 2002 to December 2004, he was also our Chief Financial Officer. He resigned as Chief Financial Officer on December 7, 2005 but continues to serve as President of our company. >From 1998 to 2002, Mr. Ducey led three small technology companies while working at the venture capital firm, Spencer Trask. Mr. Ducey was responsible for developing new business, typically in segments in which the company was not yet practicing. In 1988, Mr. Ducey launched Palmtop Utilities, a consulting company that developed the first link between the Sharp Wizard and ACT! contact management software. Mr. Ducey led Palmtop Utilities to become the largest dealer of Sharp Wizards, and secured licensing arrangements with Sharp, Contact Software International, and Microsoft. After successfully selling the assets of Palmtop Utilities in 1992, Mr. Ducey helped to develop The Outsourcing Institute, where he developed and sold multi-million dollar contracts to MCI and PricewaterhouseCoopers. From 1985 to 1986, Mr. Ducey was a trader at Salomon Brothers where he was responsible for actively traded technology companies listed on the NASDAQ National Market. Mr. Ducey was nationally recognized in September 2000 by Business Week as a leading expert in outsourcing.

         DR. JOSEPH P. MACKIN has been a member of our board of directors since July 13, 2004 and has served as our Chief Operating Officer since December 7, 2004. Dr. Mackin has been with EOIR for 3 years and is currently the President and CEO of EOIR. Dr. Mackin is responsible for strategic technology development and Homeland Security initiatives as well as corporate day-to-day operations at EOIR. Dr. Mackin, a retired Army Colonel, has an extensive background in sensor development at all phases of the development cycle, having managed programs from concept development through engineering development to transition for production. Most notably, Dr. Mackin was the Army PM for the Second Generation Thermal Imaging System (FLIR), now in the newest versions of the M1A2 Army Battle Tank and the Bradley Fighting Vehicle. He has also served on the staff of the Army Acquisition Executive, where he had responsibility for all Army


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

acquisition special classified programs. While at MIT's Lincoln Lab, he served as the technical lead for the Deputy Under Secretary of Defense for Science and Technology's (DUSD-S&T) Smart Sensor Web program, a multi-agency, multi-service network centric sensor demonstration program. He has served on numerous government panels and committees, and was most recently appointed to the prestigious National Academy of Science study called "ARMY S&T FOR HOMELAND DEFENSE" published in June 2003. Dr. Mackin was also recently appointed as a member of the Military Sensing Symposium (MSS) committee on Passive Sensors. Dr. Mackin holds a BS in Engineering from the United States Military Academy at West Point, a MS in Physics and Electro-Optics from the Naval Post Graduate School, and a PhD in Physics (Laser and Nuclear Physics) from the Massachusetts Institute of Technology. He is also a graduate of the Defense Services Management College. He is also serving as the President of Technest Holdings, Inc. and President of Genex since February 14, 2005.

                                  RECENT EVENTS

RESIGNATIONS GREGORY A. WILLIAMS AND KENNETH P. DUCEY, JR. - APPOINTMENTS OF GINO M. PEREIRA AND DR. JOSEPH P. MACKIN

         On November 1, 2004, Gregory A. Williams notified our Board of Directors of his resignation from the Board and his positions as Director, Executive Vice President, Chief Financial Officer, and Chief Operating Officer of our wholly owned subsidiary, EOIR Technologies, Inc. Mr. Williams was a shareholder of EOIR prior to the acquisition of EOIR on June 29, 2004. To our knowledge, Mr. Williams' resignation was not in connection with any disagreement concerning matters relating to the Company's operations, policies or practices. On November 1, 2004, we entered into an agreement with Mr. Williams and EOIR detailing the terms and conditions of Mr. Williams' resignation, including, among other things, (a) payment to Mr. Williams of twelve months of severance and all accrued and unused vacation time, (b) continuation of benefits until the earlier of December 31, 2005 or when Mr. Williams finds new employment, (c) acceleration of vesting of 40% of the non-statutory stock options held by Mr. Williams; and (d) reaffirmation by Mr. Williams of his confidentiality and non-competition obligations and an agreement not to compete with or solicit employees from EOIR for a period of twelve (12) months.

            On December 7, 2004, we appointed Gino Pereira as our Chief Financial Officer. From August of 2004 to December 7, 2004, Mr. Pereira had been acting as a paid consultant to us in matters involving finances. As of November 18, 2004, Mr. Pereira had received $62,497 for his consulting services. As part of this transaction, Kenneth P. Ducey, Jr. resigned as the Chief Financial Officer of Markland Technologies, Inc., in order to concentrate on his duties as President of our company. This action was not a result of a disagreement on any matter relating to our operations, policies or practices.

            On December 7, 2004, we also appointed Dr. Joseph P. Mackin as our Chief Operating Officer. Dr. Mackin is a member of our Board of Directors as well as that of our wholly owned subsidiary, EOIR Technologies, Inc. (EOIR). He has been employed by EOIR since 2000, and is currently serving as EOIR's president and Chief Executive Officer. Dr. Mackin is responsible for strategic technology development and Homeland Security initiatives as well as a key participant in corporate day-to-day operations at EOIR.

            On December 30, 2004, we entered into (i) new employment agreements with the following members of our senior management team: Robert Tarini, Chief Executive Officer, Ken Ducey, President, Joseph Mackin, Chief Operating Officer, and Gino Pereira, Chief Financial Officer. We also entered into a new consulting agreement with a company controlled by Ken Ducey, our President and Director. For additional information regarding these agreements please refer to "Compensation of Directors and Executive Officers" and "Related Parties and Other Transactions" .


                               BOARD OF DIRECTORS

BOARD COMPOSITION

         Each director serves for a term beginning on the date they are first elected or appointed and continuing until the next succeeding annual meeting of stockholders. All of our directors are also executive officers of Markland.

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

DIRECTOR COMPENSATION

         We do not, as a standard practice, compensate our directors for their service. However, all of our current directors also serve us as officers, and we compensate them for their service in such capacities.

COMMITTEES OF THE BOARD OF DIRECTORS

         We do not have an audit committee. The full Board of Directors serves as the audit committee. We do not have a compensation or nominating committee.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         None of the Company's Directors and executive officers or their respective associates or affiliates is indebted to the Company.

NO FAMILY RELATIONSHIPS

         There are no family relationships, as such term is defined by Regulation S-B promulgated by the SEC, among our Directors and executive officers.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         We do not, as a standard practice, compensate our directors for their service. However, all of our current directors also serve us as officers, and we compensate them for their service in such capacities. On December 30, 2004, we entered into employment agreements with four members of our senior management team. Robert Tarini, Chief Executive Officer, Kenneth P. Ducey, President, Dr. Joseph P. Mackin, Chief Operating Officer, and Gino M. Pereira, Chief Financial Officer. The individual Agreements are summarized below.

         WE HAVE FILED WITH THE SEC THESE AGREEMENTS AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K DATED DECEMBER 30, 2004 (SEC FILE #000-28863). THESE AGREEMENTS CONTAIN IMPORTANT INFORMATION AND ARE PUBLICLY AVAILABLE ON THE SEC WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT IN THEIR ENTIRETY BEFORE MAKING AN INVESTMENT DECISION.

EMPLOYMENT AGREEMENT WITH ROBERT TARINI
---------------------------------------

         On December 30, 2004, we entered into an employment agreement with Mr. Tarini. This agreement supplants a previous employment agreement with Mr. Tarini dated May 12, 2004, which was terminated. Mr. Tarini's employment agreement provides for:

         o Mr. Tarini to commence his service as our Chairman of the Board and Chief Executive Officer a term of five years beginning on January 2, 2004;
         o a base salary of $25,000.00 per month (total of $300,000.00 per year);
         o payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement;
         o up to $5,000 monthly for auto expense, business office expense and medical and life insurance expenses;
         o eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Tarini's services;
         o eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and
         o conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

         This employment agreement provides for periodic grants of our common stock to Mr. Tarini. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by our Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.


          GRANT                STOCK PERCENTAGE        DATE FOR GRANT
          -----                ----------------        --------------

          Grant One                   2.5%            April 1, 2004

          Grant Two                   1.0%            July 1, 2004

          Grant Three                 1.0%            October 1, 2004

          Grant Four                  2.0%            January 3, 2005

          Grant Five                  1.0%            July 1, 2005

         As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,867,458 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

         Shares issued to Mr. Tarini are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Mr. Tarini has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

         Mr. Tarini will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Mr. Tarini will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004.

         The employment agreement provides that in the event that Mr. Tarini's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Mr. Tarini for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Mr. Tarini's cash salary and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Mr. Tarini finds other full time employment. In the event that Mr. Tarini's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

         The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Mr. Tarini upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer or President. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Tarini. As a result, Mr. Tarini may be entitled to receive these payments whether or not he is terminated.

         The employment agreement provides that in the event that Mr. Tarini ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Mr. Tarini, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

EMPLOYMENT AGREEMENT WITH KENNETH DUCEY JR.
-------------------------------------------

         On December 30, 2004, we entered into an employment agreement with Mr. Ducey. This agreement supplants a previous employment agreement with Mr. Ducey dated May 12, 2004, which was terminated. Mr. Ducey's employment agreement provides for:

         o Mr. Ducey to commence his service for the Company as our President;
         o    a term of five years beginning on January 2, 2004;
         o a base salary of $15,000.00 per month (total of $180,000.00 per year);
         o payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement including initiation fees for membership in a local club;
         o up to $5,000 monthly for auto expense, business office expense and medical and life insurance expenses;
         o eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Ducey's services;
         o eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and
         o conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

         The employment agreement provides for periodic grants of our common stock to Mr. Ducey. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

          GRANT               STOCK PERCENTAGE        DATE FOR GRANT
          -----               ----------------        --------------

          Grant One                  0.5%            April 1, 2004

          Grant Two                  0.25%           July 1, 2004

          Grant Three                0.25%           October 1, 2004

          Grant Four                 0.50%           January 3, 2005

          Grant Five                 0.50%           January 3, 2006

         As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 716,864 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

         Shares issued to Mr. Ducey are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Mr. Ducey has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

         Mr. Ducey will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Mr. Ducey will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004.

         The employment agreement provides that in the event that Mr. Ducey's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Mr. Ducey for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Mr. Ducey's cash salary and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Mr. Ducey finds other full time employment. In the event that Mr. Ducey's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

         The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Mr. Ducey upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer, President, or Chief Financial Officer. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Ducey. As a result, Mr. Ducey may be entitled to receive these payments whether or not he is terminated.

         The employment agreement provides that in the event that Mr. Ducey ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Mr. Ducey, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

STRATEGIC OPERATIONS CONTRACTOR AGREEMENT WITH ASSET GROWTH COMPANY, INC.
-------------------------------------------------------------------------

         We also entered into a Strategic Operations Contractor Agreement with Asset Growth Company, Inc. ("Asset Growth"), on December 30, 2004. Asset Growth provides consulting services to our company. Our President, Ken Ducey, is a director, officer and controlling shareholder of Asset Growth. As a result, Mr. Ducey may be deemed to receive 100% of the payments and benefits contemplated in this agreement.

         The Strategic Operations Contractor Agreement provides for a term of engagement of five years beginning on January 2, 2004, to perform duties related to business development and administrative services. Asset Growth's agreement provides for:

         o Asset Growth to provide (i) advice on proper deal structures for Company business development activities and (ii) administrative services and support for Company executive staff and customers; o a term of five years beginning on January 2, 2004;
         o a base payment of $10,000.00 per month (total of $120,000.00 per year);
         o payment of all necessary and reasonable out-of-pocket expenses incurred by Asset Growth in the performance of its duties under this agreement;
         o    up to $5,000 monthly for expenses;
         o eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Asset Growth's services;
         o eligibility to receive a bonus payment if we achieve revenue and revenue and profit milestones set by the Board; and
         o conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

         The agreement provides for periodic grants of our common stock to Asset Growth. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

        GRANT               STOCK PERCENTAGE       DATE FOR GRANT
        -----               ----------------       --------------

        Grant One                  2.0%            April 1, 2004

        Grant Two                  0.75%           July 1, 2004

        Grant Three                0.75%           October 1, 2004

        Grant Four                 1.5%            January 3, 2005

        Grant Five                 0.5%            July 1, 2005

         As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,150,593 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

         Shares issued to Asset Growth are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Asset Growth has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

         Asset Growth will be eligible to receive a bonus of up to 300% of its annual base payment. For any quarter of the Company's operations, Asset Growth will be eligible for a portion of its bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004.

         The agreement provides that in the event that Asset Growth's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Asset Growth for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Asset Growth cash payments and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Asset Growth finds other full time engagement. In the event that Asset Growth's agreement with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

         The agreement contains a change in control provision that provides for an acceleration of stock grants and cash payments to Asset Growth upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer or President. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times the then current per year cash payment or the cash payments owed through the end of the agreement will be placed in an escrow account for distribution to Asset Growth.

         The agreement provides that in the event that Asset Growth ceases to be engaged by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Asset Growth, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

EMPLOYMENT AGREEMENT WITH JOSEPH P. MACKIN
------------------------------------------

         On December 30, 2004, we entered into an employment agreement with Dr. Mackin. Dr. Mackin's employment agreement provides for:

         o Dr. Mackin to commence his service for the Company as our Chief Financial Officer;
         o    a term of five years beginning on December 15, 2004;
         o a base salary of $25,000.00 per month (total of $300,000.00 per year);
         o payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement;
         o up to $4,000 monthly for auto expense, business office expense and medical, life insurance and other personal expenses;
         o eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Dr. Mackin's services;
         o eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and
         o conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

         The employment agreement accelerated the vesting date for options previously granted to Dr. Mackin in connection with the acquisition of EOIR by the Company. These options have an exercise price equal to $0.3775 per share of common stock.

         The employment agreement provides for periodic grants of our common stock to Dr. Mackin. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years.

         GRANT                 NUMBER OF SHARES        DATE FOR GRANT
         -----                 ----------------        --------------

         Grant One                 2,000,000          January 3, 2005

         Grant Two                 1,250,000          January 3, 2006

         Grant Three               1,250,000          January 3, 2007

         Grant Four                  750,000          January 3, 2008

         Grant Five                  750,000          January 3, 2009

         Grant Six                   750,000          January 3, 2010

         As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,000,000 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

         Shares issued to Dr. Mackin are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Dr. Mackin has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

         Dr. Mackin will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Dr. Mackin will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings.

         The employment agreement provides that in the event that Dr. Mackin's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Dr. Mackin for "Good Reason" (as that term is defined in Section 8(f) of the agreement) Dr. Mackin's options will immediately vest and we will continue to pay Dr. Mackin's cash salary and provide health insurance through the earlier of (a) expiration of this employment agreement or
(b) until Dr. Mackin finds equivalent full time employment. In the event that Dr. Mackin's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

         The employment agreement contains a change in control provision that provides for full vesting of stock options and acceleration cash salary to Dr. Mackin upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer. In the event of such a change in control, all pending stock options will immediately vest and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Dr. Mackin. As a result, Dr. Mackin may be entitled to receive these payments whether or not he is terminated.

            The employment agreement provides that in the event that Dr. Mackin ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Dr. Mackin, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

EMPLOYMENT AGREEMENT WITH GINO M. PEREIRA
-----------------------------------------

         On December 7, 2004 we entered into an employment agreement with Gino Pereira. Mr. Pereira's employment agreement provides for:

         o Mr. Pereira to commence his service for the Company as our Chief Financial Officer;
         o    a term of five years beginning on December 1, 2004;
         o a base salary of $18,750.00 per month (total of $225,000.00 per year) until January 15, 2005 when it was increased to a base salary of $25,000.00 per month (total of $300,000.00 per year);
         o payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement;
         o up to $2,000 monthly, increased to $4,000 monthly on January 15, 2005, for auto expense, business office expense and medical and life insurance expenses;
         o eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Tarini's services;
         o eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and
         o conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

         The employment agreement provides for a grant of 3,000,000 shares of our common stock to Mr. Pereira on the date of signing. The employment agreement provides for additional periodic grants of our common stock to Mr. Pereira. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years.

         Shares issued to Mr. Pereira are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Mr. Pereira has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

         Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Mr. Pereira will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings.

         As reported on our current report on Form 8-K, filed on January 7, 2005, we granted 3,000,000 to Mr. Pereira on December 30, 2004. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

         The employment agreement provides that in the event that Mr. Pereira's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Mr. Pereira for "Good Reason" (as that term is defined in Section 8(f) of the agreement) Mr. Pereira's options will immediately vest and we will continue to pay Mr. Pereira's cash salary and provide health insurance through the earlier of (a) expiration of this employment agreement or (b) until Mr. Pereira finds equivalent full time employment. In the event that Mr. Pereira's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

         The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Mr. Pereira upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Pereira. As a result, Mr. Pereira may be entitled to receive these payments whether or not he is terminated.

         The employment agreement provides that in the event that Mr. Pereira ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Mr. Pereira, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

PRIOR EMPLOYMENT AGREEMENTS SUPPLANTED BY EMPLOYMENT AND CONSULTING AGREEMENTS EXECUTED ON DECEMBER 30, 2004

         THE AGREEMENTS SUMMARIZED BELOW HAVE BEEN SUPPLANTED BY THE AGREEMENTS WE ENTERED INTO ON DECEMBER 30, 2004. NEVERTHELESS, WE PROVIDE A DESCRIPTION OF THESE AGREEMENTS BECAUSE THEY ARE REFLECTED IN THE " SUMMARY COMPENSATION TABLE"

         ROBERT TARINI AND KENNETH DUCEY, JR. On May 12, 2004, the Company entered into five-year compensation agreements with Robert Tarini, our Chairman and Chief Executive Officer, Kenneth Ducey, Jr., our President and Chief Financial Officer, and Asset Growth Company. These agreements were terminated and replaced with the current employment agreements described above. Asset Growth Company is wholly owned by Kenneth Ducey, Jr., and the following compensation terms of our agreements with Asset Growth Company and Kenneth Ducey, Jr., are provided on an aggregated basis.

         These agreements, as amended on June 14, 2004, provided for the following remuneration to each of Robert Tarini and Kenneth Ducey, Jr. (including Asset Growth Company):

         o Base annual remuneration of $300,000 payable over the five-year period ending January 2, 2009;
         o Discretionary bonuses over the term of the agreement of up to 300% of the base remuneration;
         o Conditional stock grants over the period commencing April 1, 2004 through January 2, 2008, based on performance criteria. The stock grants, if all earned, entitle each of Messrs. Tarini and Ducey (including Asset Growth Company) to receive up to 7.5% of the Company's common stock on a fully diluted basis. These grants are earned according to the following schedule:

                   GRANT                STOCK PERCENTAGE       DATE FOR GRANT
                   -----                ----------------       --------------

                   Grant One                   2.5%            May 12, 2004

                   Grant Two                   1.0%            July 1, 2004

                   Grant Three                 1.0%            October 1, 2004

                   Grant Four                  1.0%            January 2, 2005

                   Grant Five                  1.0%            January 2, 2006

                   Grant Six                   0.5%            January 2, 2007

                   Grant Seven                 0.5%            January 2, 2008

         The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date;

         o In the event of a change in control of the Company during the period covered by the agreement, each executive/consultant will automatically be granted all remaining stock grants and will be due cash and expense compensation for the shorter of (i) three years from the date of the change in control, or (ii) until the end of the term of the agreement. A change in control is defined by the agreements as a change in the majority ownership of the equity of the company, the resignation or termination of the majority of the board of directors within a two month period, or the replacement of the CEO or the President of the Company; and

         o Expense allowance for all reasonable and necessary expenses of $5,000 per month.

         The new agreements supersede our prior employment or consulting arrangements with Messrs. Tarini and Ducey, the terms of which are summarized below:

         Pursuant to our consulting agreement with Mr. Tarini, he served as our chairman and chief executive officer for an initial term of three years at a base consulting fee of $10,000 per month. We also agreed to reimburse Mr. Tarini for all reasonable and necessary out-of-pocket expenses related to the performance of his duties under this agreement. We issued 430,474 shares of our common stock in connection with the execution of the agreement and satisfaction of stated performance criteria. Mr. Tarini was eligible to receive a performance-based bonus of up to four times his annual base salary upon the conclusion of the term of the agreement. He was also eligible to participate in any bonus or incentive compensation program established by our board of directors.

         In the event that we terminated Mr. Tarini's engagement without cause, or he terminated his engagement for "good reason" (defined in the agreement as, among other things, the assignment of duties inconsistent with Mr. Tarini's position or any material breach by us of the consulting agreement), we would have been obligated to continue payments until the earlier of (a) three months from the date of termination or (b) the date on which Mr. Tarini obtained a full-time engagement elsewhere. This agreement also subjected Mr. Tarini's to some restrictive covenants, including an obligation to maintain confidential information.

         Under our employment agreement with Mr. Ducey, he served as our president and chief financial officer for an initial term of three years at an annual base salary of $185,000. The agreement also provided for up to $1,200 a month for his expenses, including his automobile, health insurance and reasonable expenses associated with setting up and maintaining a home office. The remaining terms of his agreement, including provisions for grants of common stock, bonuses and severance pay, were substantially the same as those of Mr. Tarini's agreement.

         Delmar R. Kintner. We entered into an employment agreement with Mr. Kintner in January 2003 whereby he would serve as our chief executive officer for an initial term of one year at an annual base salary of $150,000. The agreement provided for a grant of up to 2.27% of our common stock on a fully-diluted basis provided some performance criteria were met. It also provided for up to $1,200 a month for his expenses, including his automobile, health insurance and reasonable expenses associated with setting up and maintaining a home office. This agreement was terminated in November 2003. Prior to termination, Mr. Kintner was granted 119,303 shares of our common stock, with a fair market value of $343,097 as of the date of grant. We are not required under the agreement with Mr. Kintner to provide for any further compensation, including any additional grants of our common stock.

                           SUMMARY COMPENSATION TABLE

EXECUTIVE OFFICER COMPENSATION

         The following table provides summary information concerning the compensation earned by our chief executive officer and our other executive officers for services rendered for the fiscal years ended June 30, 2002, June 30, 2003 and June 30, 2004. Delmar Kintner served as our Chief Executive Officer until November 2003.

                                                                                                       LONG-TERM
                                                                                                     COMPENSATION
                                                                                                     ------------
                                                                   ANNUAL COMPENSATION                SECURITIES
                                                             ----------------------------             UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR        SALARY ($)          BONUS ($)           OPTIONS (#)
-----------------------------------------------------------------------------------------------------------------
Robert Tarini................................   2004       $      210,000       $  3,183,130(2)
     Chief Executive Officer and Chairman....   2003       $      120,000       $     76,667
     of the Board of Directors (1)...........   2002

Kenneth P. Ducey, Jr.........................   2004       $      240,000       $  3,163,130(2)
     President and Chief Financial Officer...   2003       $      180,000       $     76,667
                                                2002

Joseph P. Mackin (3).........................   2004       $      190,000                              1,250,286
     President, EOIR.........................   2003
                                                2002

                                       80



Gregory A. Williams (3)......................   2004       $      135,000                              1,250,286
     Vice President, EOIR....................   2003
                                                2002

Delmar R. Kintner............................   2004       $      120,000       $    254,849
     Chief Executive Officer.................   2003       $      120,000       $    128,051
                                                2002
-----------

(1) Mr. Tarini assumed the rule of Chief Executive Officer upon Mr. Kintner's resignation in November 2003.
(2) Includes 1,930,161 unregistered shares of common stock valued at $3,033,130 based on the closing market price as of the date of grant.
(3) Dr. Mackin serves as President of EOIR, our wholly owned subsidiary. In his capacity as a member of our Board of Directors, he has the ability to influence our policy.
(4) Mr. Williams resigned from our Board of Directors and his position as Vice President of EOIR effective November 1, 2004.


                         NUMBER OF SECURITIES          PERCENT OF TOTAL
                              UNDERLYING             OPTIONS/SARS GRANTED
                         OPTIONS/SARS GRANTED           TO EMPLOYEES IN          EXERCISE OR BASE
NAME                               #                    FISCAL YEAR                PRICE ($/SH)          EXPIRATION DATE
-------------------------------------------------------------------------------------------------------------------------
Robert Tarini                      0                         0.0%                       N/A                     N/A

Kenneth P. Ducey, Jr.              0                         0.0%                       N/A                     N/A

Gregory A. Williams            1,250,286                   11.8% (1)                 $ 0.3775              June 29, 2014

Joseph P. Mackin               1,250,286                   11.8% (1)                 $ 0.3775              June 29, 2014

Delmar R. Kintner                  0                         0.0%                       N/A                     N/A
-------------------

(1) Under our 2004 Stock Incentive Plan, we granted an employee options to purchase a number of shares to be determined by dividing a stated value by the fair market value per share at the time of vesting. Solely for the purposes of determining these percentages, we have assumed that the number of shares for which such options are exercisable is equal to the number of shares which would be issuable upon exercise were the options vested in full on June 30, 2004.


                       EQUITY COMPENSATION PLAN DISCLOSURE

  SECURITIES AUTHORIZED FOR ISSUANCE UNDER MARKLAND'S EQUITY COMPENSATION PLANS

         The following table sets forth particular information as of June 30, 2004, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements.

                                         NUMBER OF SECURITIES TO         WEIGHTED-AVERAGE           NUMBER OF SECURITIES
                                         BE ISSUED UPON EXERCISE         EXERCISE PRICE OF         REMAINING AVAILABLE FOR
                                         OF OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,         FUTURE ISSUANCE UNDER
PLAN CATEGORY                              WARRANTS AND RIGHTS          WARRANTS AND RIGHTS       EQUITY COMPENSATION PLANS
---------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
    by security holders                             0                           N/A                           0
Equity compensation plans not
    approved by security holders             12,294,159 (1)                    $0.53                  31,356,295 (2)(3)
---------------------------------------------------------------------------------------------------------------------------
         TOTAL                                 12,294,159                      $0.53                     31,356,295
---------------------------------------------------------------------------------------------------------------------------

(1) Includes warrants to purchase 1,698,133 shares of our common stock issued as finder's fees in connection with the Securities Purchase Agreements entered into between some investors and our company dated April 2, 2004, April 16, 2004 and May 3, 2004, and 10,596,026 shares of our common stock underlying options issued to some of our employees. Included in the number of shares issuable upon the exercise of options are five future price options issued to one of our employees. Solely for the purpose of determining the number of shares issuable upon the exercise of these options, we have assumed full vesting as of June 30, 2004, at which time the options would have been exercisable for up to 1,205,286 shares of our common stock.

(2) On June 29, 2004, our board of directors adopted the Markland Technologies, Inc. 2004 Stock Incentive Plan we have reserved a total of 25,000,000 shares of common stock for issuance under the 2004 Stock Incentive Plan, of which 14,403,974 remained available for future issuance as of June 30, 2004. The 2004 Stock Incentive Plan authorizes the grant of incentive options, non-statutory options, and restricted and unrestricted stock. For a complete description of the 2004 Stock Incentive Plan, please refer to footnote 9 to the Financial Statements.

(3) Included in this figure are 17,436,271 shares of our common stock are potentially issuable under our four-year employment agreements with each of Robert Tarini, Kenneth P. Ducey, Jr., and Verdi Consulting, effective January 1, 2004. Under each of these agreements, we are required to issue shares upon the achievement of performance objectives. The number of shares to be granted is determined as a percentage of our outstanding common stock, calculated on a fully diluted basis (i.e., the number of shares of common stock which would be outstanding were all outstanding instruments convertible or exercisable for shares of common stock converted or exercised in full). The 17,436,271 shares consist of 6,637,143 shares of our common stock which we issued subsequent to the completion of our 2004 fiscal year and an additional 10,315,179 shares of common stock, representing an estimate of the maximum number of shares which may become issuable in the event all performance criteria are met. Solely for the purposes of this estimate, we have assumed that the outstanding fully diluted common stock at the time of the first such future grant will be equal to the number outstanding as of June 30, 2004. We can provide no assurance that the actual number of shares ultimately granted under these agreements will not exceed this estimate. For a complete description of each of these agreements, please refer to footnote 12 to the Financial Statements.

MARKLAND TECHNOLOGIES, INC. 2004 STOCK INCENTIVE PLAN

         On June 29, 2004, we adopted the Markland Technologies, Inc. 2004 Stock Incentive Plan (the "Plan"). The Plan authorizes the grant of incentive stock options to officers and employees of Markland and its subsidiaries, and non-statutory stock options, restricted stock and unrestricted stock to officers, employees and other persons providing services to Markland. Unless otherwise so designated, an option shall be a non-statutory option. If an option does not qualify as an incentive stock option, it shall constitute a non-statutory option. The Plan provides for the issuance of up to 25,000,000 shares of Markland's common stock

         DURATION. The Plan has a duration of ten years. However, the Board of Directors of Markland may amend or terminate the Plan at any time, for any reason. In the event the Plan is terminated, no outstanding award shall be affected thereby except by consent of the participant holding the award.

         ADMINISTRATION. The Plan is administered by a committee of Markland's Board of Directors consisting of at least two non-employee directors. If for any reason the Committee is not in existence the Board of Directors is responsible for the administration of the plan.

         PARTICIPATION. All of Markland's officers, directors, employees, consultants and advisors and its "subsidiary corporations" within the meaning of
Section 424 of the Internal Revenue Code may participated in this Plan. If any participant's employment terminates

         o by reason of death, any incentive stock option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, until the earliest to occur of the date which is 180 days from the date of death, the expiration of the stated term of the Incentive stock option, or termination of the Incentive stock option pursuant to a merger or sale of Markland.

         o by reason of a permanent and total disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, until the earliest to occur of the date which is 180 days from the date of termination of employment, the expiration of the stated term of the Incentive stock option, or termination of the Incentive stock option pursuant to a merger or sale of Markland.

         o for cause or has been voluntarily terminated by the participant, any Incentive stock option held by such participant shall immediately terminate upon termination of the participant's employment and be of no further force and effect.

         o by reason of normal retirement, any incentive stock option held by such participant may thereafter be exercised to the extent it was exercisable on the date of termination of employment for (i) ninety days from the date of termination of employment or (ii) until the expiration of the stated term of the option, whichever is earlier.

         o for any reason other than death, disability, normal retirement, for cause, or voluntarily by the participant any incentive stock option held by such participant may thereafter be exercised to the extent it was exercisable on the date of termination of employment for (i) sixty days from the date of termination of employment or
              (ii) until the expiration of the stated term of the option, whichever is earlier.

         Unless the Committee determines otherwise, non-statutory options are not subject to such limitations on exercise upon termination of employment. Any non-statutory option granted under the plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

         EXERCISE OF OPTIONS; PAYMENT OF EXERCISE PRICE. Stock options under the Stock incentive plan may be exercised in whole or in part, by delivering written notice of the exercise to the Company, specifying the number of shares to be purchased and the address to which the certificates for such shares are to be mailed.

         Payment of the purchase price may be made by any combination of (a) cash, certified or bank check, or other instrument acceptable to the Committee,
(b) if permitted by the Committee, in the form of shares of stock that are not then subject to restrictions, valued at fair market value on the exercise date,
(c) if permitted by the Committee, in the form of reducing the number of shares of stock otherwise issuable to the participant upon exercise of the stock option by a number of shares having a fair market value equal to such aggregate exercise price, (d) if permitted by the Committee, a personal recourse note issued by the participant to the Company in a principal amount equal to such aggregate exercise price and with such other terms as the Committee may determine, (e) by such other means permitted by the Committee, or (f) if permitted by the Committee, any combination of the foregoing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         At the close of business on February 17, 2005, there were issued and outstanding 89,818,500 shares of our common stock. The following table provides information regarding beneficial ownership of our common stock as of February 17, 2005 by:

         o each person known by us to be the beneficial owner of more than five percent of our common stock;

         o        each of our directors;

         o each executive officer named in the summary compensation table (including three former executive officers); and

         o all of our current directors and executive officers as a group.

         The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to Acquire" column consist of shares that may be purchased through the exercise of options that vest within 60 days of February 17, 2005.

                                                                        SHARES BENEFICIALLY OWNED
                                                     -------------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                 OUTSTANDING      RIGHT TO ACQUIRE       TOTAL         PERCENT
------------------------------------                 -----------      ----------------       -----         -------
James LLC..................................           3,697,398             5,283,553     8,980,951         9.999%
Harbour House, 2nd Floor
Waterfront Drive
PO Box 972
Road Town
Tortola, British Virgin Islands

Zheng Jason Geng...........................          10,168,764                     0    10,168,764         11.32%
1001 Sugarbush Terrace
Rockville, Maryland 20852

Robert Tarini (1)..........................           7,171,561                     0     7,171,561          7.98%
54 Danbury Road #207
Ridgefield, Connecticut 06877

Kenneth P. Ducey, Jr. (2)..................           6,985,562                     0     6,985,562          7.77%
54 Danbury Road #207
Ridgefield, Connecticut 06877

Joseph P. Mackin (3).......................           2,000,000             1,250,286     3,250,286          3.62%
15 Maypole Road
Quincy, Massachusetts 02169

Gino M. Pereira (4)........................           3,000,000                     0     3,000,000          3.34%
51 Tram Drive
Oxford, Connecticut 06478

All directors and executive officers as
  a group (4 persons)......................          19,157,123             1,250,286    20,407,409          22.7%

-----------------

* Represents beneficial ownership of less than 1.0%.

(1) Mr. Tarini is the beneficial owner of 136,000 shares of common stock issued to SyQwest, Inc.

(2) Mr. Ducey is the beneficial owner of 2,879,485 shares of common stock issued to Asset Growth Company.

(3)      Dr. Mackin has been our Chief Operating Officer since December 1, 2004.

(4)      Mr. Pereira has been our Chief Financial Officer since December 1,
         2004.


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

         Article X of our charter provides that, subject to Section 607.0850 of the Florida Business Corporation Act, we will indemnify our current and former officers and directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement arising out of his services as our officer or director.

         Section 607.0850 of the Florida Business Corporation Act states that we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our employment agreements with our directors and officers contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

                                      2002

         On December 9, 2002, our subsidiary, Security Technology, Inc., acquired intellectual property rights and assets relating the Acoustic Core(TM) technology for detecting illicit material from Crypto.com, Inc., a subsidiary of Eurotech, Ltd. In exchange for the purchased technology, we agreed to issue for 4,498,638 shares of our common stock to Eurotech, Ltd. and ipPartners, Inc. Of the shares issued, 3,998,789 were transferred to Eurotech as payment for causing Crypto.com to deliver to us the purchased technology, and 499,849 were transferred to ipPartners in exchange for their forgiveness and discharge of some obligations owed to them by Crypto.com in connection to the property transferred.

         ipPartners, Inc. is controlled by Robert Tarini, our Chief Executive Officer, however, at the time of this transaction, Mr. Tarini was an unrelated third party. After the transaction, Eurotech, Ltd. owned eighty percent (80%) of our outstanding common stock, making us their majority-owned subsidiary. In order to accomplish this transaction, Market LLC and James LLC, our controlling shareholders at the time, agreed to a recapitalization of the Company whereby Market LLC and James LLC collectively surrendered 4,498,638 shares of our common stock, and $5,225,000 of convertible promissory notes, in exchange for $5,225,000 in stated value Series C cumulative convertible preferred stock.

                                      2003

         During January 2003, we completed our acquisition of Ergo Systems, Inc. from Ocean Data Equipment Corporation, now called SyQwest, Inc. Robert Tarini, our Chief Executive Officer, is also the Chief Executive Officer of SyQwest, Inc. Ergo's main asset is an annually renewable U.S. Government General Services Administration contract to provide logistic support and product development for five U.S. ports of entry. In exchange for Ergo we agreed to pay SyQwest $400,000 in cash, due in installments that are triggered with the completion of research milestones.

         During the fiscal year ended June 30, 2004, $1,244,327 was paid to SyQwest for these services and there was a payable due to SyQwest of $40,607 at the year end.

         On March 27, 2003, we entered into an exchange agreement with Eurotech whereby Eurotech exchanged 1,666,666 shares of our common stock for 16,000 shares of our Series D cumulative convertible preferred stock. Our Series D cumulative convertible preferred stock has a stated value of $1,000 per share and has a beneficial conversion feature where each share is immediately convertible into common stock at a discount to market prices. During the past six months we have also issued shares of our Series D cumulative convertible preferred stock to James LLC. James LLC has invested a total of $3,832,000 in our Series D cumulative convertible preferred stock. As of February 17, 2005, the Series D cumulative convertible preferred stock held by James LLC was convertible into 30,279,088 shares of our common stock.

         On July 24, 2003, we entered into an agreement with SyQwest, Inc., in which we issued 750,000 shares of our common stock in exchange for the forgiveness of $450,000 for unpaid services performed by SyQwest in connection with research conducted in relation to our vehicle stopping technology. Robert Tarini, our Chief Executive Officer, is also the Chief Executive Officer of SyQwest. We have the right at any time by written notice to repurchase these shares from SyQwest at a price equal to $.01 per share.

         On September 30, 2003 we acquired one hundred percent (100%) of the outstanding stock of Science and Technology Research, Inc., which produces our U.S. Navy shipboard automatic chemical agent detection and alarm system product. We paid the stockholder of Science and Technology Research a total of $6,475,000 consisting of $900,000 in cash, common stock valued at $5,100,000, a promissory note of $375,000, and acquisition costs of $100,000. To finance this acquisition we executed a two year, twelve percent (12%), secured Promissory Note with Bay View Capital, LLC for $1,400,000. Bay View Capital, LLC is controlled by Robert Tarini, our Chief Executive Officer, and Chad A. Verdi, whom we have engaged as a consultant. The outstanding balance and accrued interest of this note were repaid in full in April 2004.

         During the six months ended December 31, 2004 SyQwest provided $213,980 in engineering and software services and charged $36,000 for rent.

                                      2004

         On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8 million in cash and $11 million in principal amount of five year notes issued to the former shareholders of EOIR, including one of our current directors, Joseph P. Mackin. Dr. Mackin had no affiliation with us prior to the transaction. In connection with his continued employment at EOIR, and as a condition of the acquisition, we granted him, options to purchase 1,250,286 shares of our common stock at an exercise price of $0.3775 per share. The options vest in five equal annual installments.

         Also in connection with this acquisition, we issued to James LLC 3,500 shares of Series D preferred stock in exchange for $2,000,000 cash. The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

AVERAGE CLOSING BID PRICE (1)                           DISCOUNT FACTOR
-----------------------------------------------------------------------
$15.00 or less                                                80%
more than $15.00, but less than or equal to $30.00            75%
more than $30.00, but less than or equal to $45.00            70%
more than $45.00                                              65%

-------------
(1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock. During the six months ended December 31, 2004, James, LLC converted 7,331 shares of Series D preferred stock into 15,868,206 shares of the Company's common stock.

         On September 21, 2004, we sold secured convertible promissory notes and common stock purchase warrants to two institutional investors. As a condition to this sale, the investors required our Chief Executive Officer, Robert Tarini, and our Chief Financial Officer, Kenneth Ducey, Jr., to enter into a lock-up agreement pursuant to which Mr. Tarini and Mr. Ducey agreed not to sell any shares of our common stock until 60 days after the effective date of a registration statement covering the resale of the underlying shares of common stock of those securities sold in the September 21, 2004 private placement.

         As part of our private placement of secured convertible promissory notes and common stock purchase warrants completed on September 21, 2004, James LLC, the largest holder of our Series D preferred stock, agreed not to sell any of its holdings of Series D preferred stock until the earlier to occur of: (1) notice from the us and the investors that the transactions contemplated had been completed had been terminated, or (2) March 15, 2005. However, pursuant to the terms of the lock-up agreement, James, LLC may still convert their Series D shares and sell the underlying shares of common stock in accordance with the volume limitations of Rule 144 of the Securities Act. In exchange, we agreed that subject to some conditions, if we did not redeem the Series D stock by January 15, 2005, we would issue to James LLC a warrant to purchase 1,088,160 shares of our common stock at $.80. This agreement was subsequently replaced by a preferred stock restriction agreement entered into on January 5, 2005 and described in detail below. In connection with the execution of the preferred stock restriction agreement, on January 5, 2005 we issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of common stock to James LLC at an exercise price of $0.60 per share. James LLC is entitled to have the shares subject to these warrants included in the first registration statement filed by us with the SEC following the equity line registration statement. These warrants are unregistered securities and are being issued in reliance on Section 4(2) of the Securities Act.

         On July 28, 2004, we issued 1,006,902 shares of our common stock to Robert Tarini, 301,370 shares of our common stock to Kenneth P. Ducey, Jr. and 705,532 shares of our common stock to Asset Growth Company, an entity wholly owned and controlled by Kenneth P. Ducey, Jr. in connection with their employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On October 4, 2004, we issued 1,205,479 shares of our common stock to Robert Tarini, 301,370 shares of common stock to Kenneth Ducey, Jr. and 904,110 shares of common stock to Asset Growth Company, a company wholly owned and controlled by Kenneth P. Ducey, Jr. in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under
Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On May 12, 2004, we entered into five-year employment agreements with our Chief Executive Officer and Chairman of our Board of Directors, Robert Tarini, and our Chief Financial Officer and Director, Kenneth P. Ducey, Jr. The agreements provide for salary and bonus compensation, as well as performance based equity grants. The terms of the agreements are set forth in detail in this report in the section entitled Compensation of Directors and Executive Officers under heading "Employment Agreements." We have also executed amendments to these agreements with each of Mr. Tarini and Mr. Ducey which provided for a higher initial grant of shares in exchange for the omission of antidilution protection in the agreements, a concession granted prior to execution of the agreements.

         From August to December 7, 2004, Mr. Pereira, who became our Chief Financial Officer on December 7, 2004, provided consulting services to Markland in connection with the preparation of financial statements and other related services. For these services, he received $62,497.

         On December 30, 2004, we entered into new employment and consulting agreements with Mr. Tarini, our Chief Executive Officer, Mr. Gino Pereira, our Chief Financial Officer, Mr. Kenneth P. Ducey, Jr., our President, Dr. Joseph P. Mackin our Chief Operating Officer, and Asset Growth Company, Inc., a company controlled by Mr. Ken Ducey, our President. The terms of the agreements are set forth in detail in this report in the section entitled Compensation of Directors and Executive Officers under heading "New Employment and Consulting Agreements."

                                      2005

         On January 3, 2005, we granted shares of common stock to the following parties. These shares have not be registered with the SEC and the offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

         --------------------------------- ---------------------------------
         Purchasers                        Number of shares issued
         --------------------------------- ---------------------------------
         Robert Tarini                     2,867,458
         --------------------------------- ---------------------------------
         Gino Pereira                      3,000,000
         --------------------------------- ---------------------------------
         Kenneth P. Ducey                  716,864
         --------------------------------- ---------------------------------
         Joseph P. Mackin                  2,000,000
         --------------------------------- ---------------------------------
         Asset Growth Company (1)          2,150,593
         --------------------------------- ---------------------------------

             (1) Kenneth P. Ducey is a director, officer and controlling shareholder of Asset Growth

         On February 14, 2005, Technest Holdings Inc. completed a financing. This financing is described under the headings Investors Financing in the Prospectus Summary, MD&A and Business sections in this prospectus. Mr. Robert Tarini was an investor in this private placement through ipPartners Inc., a company owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this offering and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock, and warrants to purchase 30,341,920 shares of Technest common stock. The Technest Series B preferred stock is convertible into shares of our common stock. We have agreed to register the resale of these shares of our common stock.

         In connection with our acquisition of control of Technest Holdings, Inc. Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Joseph
P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest. Each of these individuals may participate in Technest's 1998, 2000 and 2001 stock option plans.

         Currently, Robert Tarini, our Chief Executive Officer is also Chief Executive Officer of Syquest, Inc. Syquest performs software and engineering development for the Markland Group and provides approximately 4000 sq ft of office space to the Company in Providence, RI. During the six months ended December 31, 2004 Syquest provided $213,980 in engineering and software services and charged $36,000 for rent.

TRANSACTIONS INVOLVING JAMES LLC
--------------------------------

         On January 5, 2005, we entered into a preferred stock restriction agreement with James LLC (the sole holder of our Series D preferred stock), to restrict the sale of shares of our Series D cumulative convertible preferred stock and shares of our common stock, par value $0.0001 per share issuable upon conversion of the series D preferred stock. Specifically, subject to the terms and conditions contained in the agreement, the parties have agreed that the James LLC will not transfer or dispose of any of the subject securities prior to March 15, 2005. Beginning on March 15, 2005, the James LLC may sell shares of our common stock received pursuant to conversions of Series D preferred stock in broker's transactions subject to Rule 144 promulgated under the Securities Act. However, beginning on June 15, 2005, the James LLC's sales of such conversion shares shall be limited to not more than $600,000 per calendar month. Beginning on September 13, 2005, the monthly limit on sales of shares shall be increased to $750,000 per calendar month.

         The preferred stock restriction agreement calls for us to enter into a private equity credit agreement with an investor Brittany Capital Management, Ltd., for an equity line of credit in the amount of $10,000,000. We are required, within twenty-one (21) days of the execution of the private equity credit agreement, to file a registration statement with the Securities and Exchange Commission providing for the resale by the Investor of the shares of common stock sold to the Investor pursuant to the Equity Line. In the event that the equity line registration statement has not been declared effective by the SEC prior to June 15, 2005, we shall pay a cash penalty of $50,000 per month to James LLC.

         In connection with the execution of the preferred stock restriction agreement, on January 5, 2005 we issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of common stock to James LLC at an exercise price of $0.60 per share. James LLC is entitled to have the shares subject to these warrants included in the first registration statement filed by us with the SEC following the equity line registration statement. These warrants are unregistered securities and are being issued in reliance on Section 4(2) of the Securities Act.

TRANSACTIONS WITH JASON GENG

         As a result of our acquisition of Technest and Technest's acquisition of Genex Technologies, Inc., Jason Geng became the beneficial owner of approximately 11% of shares of Markland common stock, on a primary basis. In connection with the Genex Transactions we entered into the following additional arrangements with Mr. Geng.

         o Mr. Geng received a six month unsecured promissory note in the principal amount of $276,317 that pays interest at the rate of 6% per annum. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement.

         o If, following completion of the Genex Transactions, Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004.

         o In the event that the Intraoral Technologies (as such term is defined in the Merger Agreement) owned by Genex prior to February 14, 2005 are commercialized, Jason Geng shall be entitled to fifty percent (50%) of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Notwithstanding the foregoing, any revenue resulting from the Intraoral Technologies shall be excluded from the calculation of the earn out described in the foregoing paragraph.

         o Markland, Technest and MTECH, on one hand, and Jason Geng, on the other hand have agreed to indemnify each other for breaches of representations, warranties and failures to perform covenants. Indemnity is available pursuant to the indemnity escrow agreement for any claim by Markland or Technest above $100,000. Jason Geng's liability is limited to the amount in the indemnity escrow fund, set at closing as $2 million of Markland common stock taken from the consideration paid to Jason Geng also on closing.

         o We entered into a registration Rights Agreement with Jason Geng, the sole stockholder of Genex, on February 14, 2005, pursuant to which we agreed to file a registration statement for the shares of Markland common stock paid to Jason Geng on or before June 1, 2005, plus one day for each day when a registration statement is not effective and available for the resale of common stock issued to the investors in the Investors Securities Purchase Agreement, dated September 21, 2004.

         o Technest and Markland entered into a lock-up agreement with Jason Geng pursuant to which Jason Geng has agreed (a) not to sell or dispose of any of the Markland common stock issued to Jason Geng under the Merger Agreement through July 31, 2005 without the prior written consent of Markland, provided that Jason Geng may sell or transfer such shares to Markland, Technest or his immediate family members as a bona fide gift,
                  (b) beginning on August 1, 2005, not to sell more than ten percent (10%) of the aggregate Markland common stock in any given thirty (30) day period, and (c) not to sell more than twenty-five percent (25%) of the aggregate Technest common stock that may be issued to him, in any given thirty (30) day period.

         o In connection with the Genex Transactions, Genex entered in to an employment agreement with Jason Geng. Under the terms of the agreement, Jason Geng will be employed by Genex for a period of three years as the Executive Vice President and Chief Scientist of Genex. Jason Geng will receive a salary of $300,000 per year and will be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of Genex, Markland or Technest. The employment agreement provides that Jason Geng's salary payments and health insurance benefits will continue until the earlier of (a) the date that Jason Geng has obtained other full-time engagement or (b) twelve (12) months from the date of termination of the engagement, in the event that Genex terminates his engagement without cause (as defined in the agreement) prior to the termination of the agreement or in the event that Jason Geng terminates his engagement for good reason (as defined in the agreement). The agreement also provides for a continuation, for the lesser of six months or through the end of the term of the agreement, of Jason Geng's salary in the event that he becomes permanently disabled during the term of the agreement.

         o On February 14, 2005, Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest. Each of these individuals may participate in Technest's 1998, 2000 and 2001 stock option plans.

         We believe that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.


                               OTHER TRANSACTIONS

         The transactions described below are not "related party transactions" within the meaning of Item 404 of Regulation S-B. On January 13, 2005, Verdi Consulting, Inc. and Chad A. Verdi filed with the SEC a Schedule 13D in connection with the acquisition of 7.86% of our common stock. As of February 17, 2005, our records indicate that Mr. Verdi and Verdi Consulting, Inc. beneficially owned 1.62% of our common stock on an aggregate basis.

AGREEMENT WITH VERDI CONSULTING, INC.

         On January 3, 2005, we also entered in to a Consultant Agreement with Verdi Consulting, Inc. ("Verdi"). Chad Verdi, one of our stockholders, is the sole shareholder of Verdi. This agreement supplants a previous agreement with Verdi dated May 12, 2004, amended in June 2004. On January 13, 2005 Verdi disclosed beneficial ownership of 7.65% of the Company's outstanding common stock. According to the Company's records, as of February 14, 2005, Verdi is the beneficial owner of 1.65% of the Company's outstanding common stock. Verdi's agreement provides for:

         o Verdi to commence service for the Company as a development and financing consultant;
         o        a term of five years beginning on January 2, 2004;
         o a base salary of $25,000.00 per month (total of $300,000.00 per year);
         o payment of all necessary and reasonable out-of-pocket expenses incurred by Verdi in the performance of its duties under this agreement;
         o up to $5,000 monthly for auto expense, business office expense and medical and life insurance expenses;
         o eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Verdi's services;
         o eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and
         o conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

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         The employment agreement provides for periodic grants of our common stock to Verdi. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

                   GRANT                STOCK PERCENTAGE       DATE FOR GRANT
                   ----------------   --------------------   ------------------

                   Grant One                   2.5%            April 1, 2004

                   Grant Two                   1.0%            July 1, 2004

                   Grant Three                 1.0%            October 1, 2004

                   Grant Four                  2.5%            January 3, 2005

                   Grant Five                  0.5%            July 1, 2005

         As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 3,584,322 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act. The result of this grant is that Chad Verdi is the beneficial owner of 4,210,328 shares of our common stock, which is 5.06% of our outstanding common stock.

         Shares issued to Verdi are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Verdi has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

         Verdi will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Verdi will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004.

         The employment agreement provides that in the event that Verdi's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Verdi for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Verdi `s cash payment and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Verdi finds another full time engagement. In the event that Verdi's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

         The agreement contains a change in control provision that provides for an acceleration of stock grants and cash payments to Verdi upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer or President. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Verdi.

         This agreement supersedes the prior agreement we had with Verdi Consulting, Inc., which was executed on January 1, 2003.


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

         Grants of our common stock made in connection with the 2004 consulting agreement to date include 1,525,258 issued on May 12, 2004, 1,006,902 shares issued on July 28, 2004, and 1,205,479 shares issued on October 4, 2004. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

                          DESCRIPTION OF OUR SECURITIES

         THE FOLLOWING SECTION CONTAINS A DESCRIPTION OF OUR COMMON STOCK AND OTHER SECURITIES THAT WE HAVE ISSUED FROM TIME TO TIME. OUR AUTHORIZED CAPITAL STOCK CONSISTS OF 500,000,000 SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, AND 5,000,000 SHARES OF PREFERRED STOCK, $0.0001 PAR VALUE PER SHARE. AS OF FEBRUARY 22, 2005, WE HAD 89,818,500 SHARES OF OUR COMMON STOCK ISSUED AND OUTSTANDING.

                                  COMMON STOCK

         VOTING RIGHTS. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

         DIVIDENDS. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

         Notwithstanding the rights of the holders of our common stock set forth in our charter, we are subject to the following contractual restrictions regarding the payment of dividends:

         o Pursuant to the Exchange Agreement dated December 9, 2002, with Eurotech, Ltd., and the other parties named therein, any and all cash and other liquid assets held by our Company or its subsidiaries shall be exclusively used for working capital or investment purposes, and we shall not, and shall not permit our subsidiaries to, directly or indirectly divert or upstream cash or other current assets whether in the form of a loan, contract for services, declaration of dividend, or other arrangement in contravention of such restriction until the second anniversary of the closing date of the exchange transaction.

         o Pursuant to the Securities Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd. dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors party the agreement.

         LIQUIDATION AND DISSOLUTION. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

         OTHER RIGHTS AND RESTRICTIONS. Our charter prohibits us from granting preemptive rights to any of our stockholders. All outstanding shares are fully paid and nonassessable.

         Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB.

                                 PREFERRED STOCK

         Our articles of incorporation authorize us to issue shares of our preferred stock from time to time in one or more series without stockholder approval.

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

         As of February 17, 2005, we had designated 30,000 shares as Series A preferred stock, all of which were outstanding on that date, and 40,000 shares of our preferred stock as Series D preferred stock, 15,406 of which were outstanding on that date.

         The following is a summary description of the principal terms of each series of our preferred stock. For a complete statement of all the terms of each series of preferred stock, please review the applicable certificate of designation that we have previously filed with the SEC on October 13, 2003 as exhibits to our annual report on Form 10-KSB for the year ended June 30, 2003.

SERIES A NON-VOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

         VOTING RIGHTS: Except as otherwise provided under Florida law, the Series A preferred stock has no voting rights.

         DIVIDENDS: The Series A preferred stock does not accrue dividends.

         CONVERSION: Each share of the Series A preferred stock is convertible at our option into one-third of one share of our common stock.

         ANTIDILUTION: Upon the occurrence of a stock split or stock dividend, the conversion rate shall be adjusted so that the conversion rights of the Series A preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series A preferred stock stockholders prior to such event.

         REDEMPTION: We may redeem all or any portion of the outstanding shares of the Series A preferred stock upon cash payment of $10.00 per share.

         DISSOLUTION: In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series A preferred stock will be treated as senior only to our common stock. If, upon any winding up of our affairs, and after the Series D preferred stockholders are paid in full, our assets available to pay the holders of Series A preferred stock are not sufficient to permit the payment in full, then our remaining assets will be distributed to those holders on a pro rata basis.

SERIES D CONVERTIBLE PREFERRED STOCK

         VOTING RIGHTS: Except as otherwise provided under Florida law, the Series D preferred stockholders have no right to vote with the holders of our common stock. However, our charter requires that the Series D preferred stockholders approve any amendment to the rights and preferences of the Series D preferred stock. Where the Series D preferred stockholders do have the right to vote as a series, whether under our charter or pursuant to Florida law, the affirmative vote of the holders of at least 67% of the outstanding shares of Series D preferred stock is necessary to constitute approval.

         DIVIDENDS: The Series D preferred stock does not accrue dividends.

         CONVERSION: The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

AVERAGE CLOSING BID PRICE (1)                           DISCOUNT FACTOR
-----------------------------------------------------------------------
$15.00 or less                                                80%
more than $15.00, but less than or equal to $30.00            75%
more than $30.00, but less than or equal to $45.00            70%
more than $45.00                                              65%

----------------
(1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

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

         The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

         ANTIDILUTION: Upon the occurrence of a transaction that results in a change of control, or a split off of the company assets, a stock split or a stock dividend, the price at which the Series D preferred stock is convertible shall be adjusted so that the conversion rights of the Series D preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series D preferred stock stockholders prior to the transaction.

         REDEMPTION: We have the right to redeem any outstanding shares of our Series D preferred stock at any time. The redemption price per share is equal to $1,000 multiplied by 135%. Our Series D preferred stock is convertible, even after we have provided a notice of redemption, until the Series D stockholder has received full cash payment for the shares we are redeeming.

         DISSOLUTION: In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series D preferred stock will be treated as senior to all preferred stock and our common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series D preferred stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

                                    WARRANTS

         COMMON STOCK PURCHASE WARRANTS ISSUED IN APRIL 2, 2004, PRIVATE PLACEMENT.

         In our private placement transaction completed on April 2, 2004, we issued common stock purchase warrants to purchase an aggregate of 3,333,333 shares of common stock with an exercise price of $1.00 per share to the investors. In addition, we issued a common stock purchase warrant to purchase 333,333 shares of our common stock with an exercise price of $1.40 per share to West Hastings Ltd. as a finder's fee.

         These warrants have a so-called "most favored nation" provision pursuant to which the exercise price of the warrants and the terms of the warrants will automatically be changed if we issue warrants with a lower exercise price or with terms more favorable to the holder at any time prior to 180 days after the effective date of a registration statement providing for the resale of shares issuable upon exercise of the warrant. If we issue warrants with a lower exercise price than the warrants we issued on April 2, 2004 during this period, the exercise price of the warrants we issued on April 2, 2004 will be reduced to that new lower price. If we issue warrants with terms more favorable to the warrant holder than the terms set forth in the warrants we issued on April 2, 2004, such new more favorable terms will automatically be incorporated into the April 2 warrants.

         The shares underlying these warrants have been registered in a separate registration statement filed with the SEC, amended and supplemented from time to time (File # 333-115395). The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

         COMMON STOCK PURCHASE WARRANTS ISSUED IN APRIL 16, 2004, PRIVATE PLACEMENT.

         In our private placement transaction completed on April 16, 2004, we issued common stock purchase warrants to purchase an aggregate of 2,500,000 shares of common stock with an exercise price of $1.50 per share to the investors. In addition, we issued a common stock purchase warrant to purchase 25,000 shares of our common stock with an exercise price of $2.00 per share to Baker Consulting as a finder's fee.

         These warrants have a "most favored nation" provision pursuant to which the exercise price of the warrants will automatically be changed (but only to the extent that such change does not itself cause a change to the warrants we issued on April 2, 2004, on account of the most favored nation clause contained in the April 2 warrants), if we issue warrants with a lower exercise price at any time prior to 180 days after the effective date of a registration statement providing for the resale of shares issuable upon exercise of the warrant. If we issue warrants with a lower exercise price than the warrants we issued on April 16, 2004 during this period, the exercise price of the warrants we issued on April 16, 2004, will be reduced to that new lower price.

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

         The shares underlying these warrants have been registered in a separate registration statement filed with the SEC, amended and supplemented from time to time (File # 333-115395). The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

         COMMON STOCK PURCHASE WARRANTS ISSUED IN MAY 3, 2004 PRIVATE PLACEMENT.

         In our private placement transaction completed on May 3, 2004, we issued redeemable common stock purchase warrants to purchase an aggregate of 7,098,750 shares of common stock with an exercise price of $1.50 per share to the investors.

         These common stock purchase warrants are redeemable by us, at any time, after our common stock has a closing bid price of not less than $2.25 per share for 20 consecutive trading days after such effective date for $0.0001 per share. These warrants do not have a "most favored nation" provision.

         All the warrants are exercisable for a period of three (3) years. All of the warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

         The terms of the common stock purchase warrants provide that the number of shares to be obtained by each of the holders of the warrants upon exercise of our common stock purchase warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each of them, would result in any one of them owning more than 4.99% (or, in some cases, 9.99%) of our outstanding common stock at any point in time.

         The shares underlying these warrants have been registered in a separate registration statement filed with the SEC, amended and supplemented from time to time (File # 333-115395). The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

         WARRANTS ISSUED ON SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004

         On September 21, 2004 and November 9, 2004, we issued warrants initially exercisable for shares of our common stock at an initial exercise price of $1.50 per share. Unless otherwise noted, the terms of the November 9, 2004 notes and warrants issued in this private placement are substantially the same as the terms of the notes and warrants issued on September 21, 2004.

         SEPTEMBER 21, 2004 WARRANTS. We are required to pay to the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005. If we do not make the March 15, 2005 prepayment of an aggregate of $4,000,000.

         o the conversion price of the September 21, 2004 notes will be adjusted from its then current level to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion and

         o the exercise price of the warrant will be reduced from $1.50 to the lesser of (i) $0.792 and (ii) 80% of the average closing price per share of our common stock on the date the adjustment is made.

         NOVEMBER 9, 2004 WARRANTS. We are required to pay a principal amount on each note equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005. In the event we do not make the March 15, 2005 prepayment of $1,350,000, the conversion price of the November 9, 2004 note and the warrants will be subject to the adjustment described in connection with the September 21, 2004 private placement.

         o Adjustments are also required in the event that we issue common stock or common stock equivalents at a price per share below the then effective exercise price of the warrants.

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

         o In the event any of the foregoing adjustments are made, the warrants will become exercisable for a number of shares equal to the aggregate exercise price (i.e., the exercise price per share multiplied by the number of underlying shares) prior to the adjustment divided by the adjusted exercise price per share.

         The warrants are exercisable for a period of five years from the date of issuance.

         All of the warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

         The terms of the warrants provide that the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time. By written notice to the Company, the holder of the warrant may waive this contractual limitation, effective 61 days after delivery of such notice.

         The terms of the warrants also provide that the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.99% of our outstanding common stock at any point in time.

         We have registered in this registration statement the resale of the shares underlying these warrants by the selling stockholders identified in this prospectus. The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

AGREEMENTS WITH DKR SOUNDSHORE OASIS HOLDING FUND AND DKR SOUNDSHORE STRATEGIC HOLDING FUND LTD.

         On December 28, 2004, and February 7, 2005, we amended the terms of warrants issued on September 21, 2004 to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. for the purchase of up to 5,200,000 shares of our common stock each as follows:

         o That DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. may exercise all or any portion of the warrants for an exercise price of $0.60 per share of the common stock, from December 28, 2004 until February 28, 2005
         o That DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. would exercise a minimum of $600,000 in exercise price of the warrants, as amended, on or before the close of business, New York City time, on December 31, 2004, and purchase an aggregate of 5,500,000 shares of our common stock by exercising their warrants, as amended, no later than February 7, 2005.
         o The number of shares of common stock subject to the warrants would not be adjusted as a result of the temporary reduction in exercise price.
         o That on March 1, 2005, we would issue to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. warrants to purchase a number of shares of common stock equal to the number of shares purchased pursuant to the amendments at an exercise price of $.50 per share.
         o That on March 1, 2005, the amendments will expire and the exercise terms of the warrants existing prior to December 28, 2004, will be effective for any warrants remaining unexercised.

         To date these investors have exercised warrants to purchase 5,500,000 shares of common stock.

AGREEMENTS WITH GREENFIELD CAPITAL PARTNERS AND SOUTHRIDGE CAPITAL PARTNERS, LLC

         On December 29, 2004, we amended the terms of the warrants issued (i) to Greenfield Capital Partners LLC for the purchase of up to 750,000 shares of our common stock as compensation for consulting services performed in connection with our September 21, 2004, private placement; and (ii) Southridge Partners LP

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

for the purchase of up to 568,750 shares of common stock in order to allow these investors to exercise these warrant for an exercise price of $0.60 per share of common stock, from December 29, 2004 until January 31, 2005 as follows:

         o That Greenfield Capital Partners LLC would exercise a minimum of 400,000 shares of the warrant, as amended, on or before the close of business, New York City time, on December 31, 2004, and 350,000, on or before the close of business, New York City time, on January 31, 2005.
         o That Southridge Partners LP will exercise all of the warrant, as amended, on or before the close of business, New York City time, on December 31, 2004.
         o That the number of shares of common stock subject to the warrant would not be adjusted as a result of the temporary reduction in exercise price.
         o To prohibit the exercise of the warrants to the extent that such issuance would result in Greenfield Capital Partners LLC beneficially owning more than 9.99% of the outstanding shares of our common stock.
         o To eliminate restrictions on the ability of Southridge Partners LP to exercise the warrants based on the number of shares of common stock beneficially owned by Southridge Partners LP.

         As of February 18, 2005, Southridge Partners LP has exercised 750,000 of these warrants and Greenfield Capital Partners LLC has exercised the warrant in full.

AGREEMENT WITH DAVID STEFANSKY AND RICHARD ROSENBLUM

         On January 4, 2005, we entered into an agreement to amend the terms of the warrants issued as compensation for consulting services in connection with our September 21, 2004 private placement to (i) David Stefansky for the purchase of up to 375,000 shares of our common stock; and (ii) Richard Rosenblum to amend the terms of a warrant issued to Richard Rosenblum on September 21, 2004, for the purchase of up to 375,000 shares of common stock to allow these investors to exercise all or any portion of the warrant for an exercise price of $0.60 per share of common stock, from January 4, 2005, until January 7, 2005 as follows:

         o That David Stefansky and Richard Rosenblum will exercise all of their warrants, as amended, on or before the close of business, New York City time, on January 7, 2005.
         o That the number of shares of common stock subject to the warrant will not be adjusted as a result of the temporary reduction in exercise price.

         Mr. Stefansky and Mr. Rosenblum have each exercised 375,000 these warrants.

AGREEMENT WITH HARBORVIEW MASTER FUND LP

         On January 4, 2005, we entered into an agreement Harborview Master Fund LP to allow this investor to exercise all of its 1,625,000 shares of our common stock for an exercise price of $0.60 per share of common stock, from January 4, 2005 until February 28, 2005, after which time the exercise price will return to its original level. We also agreed

         o That Harborview Master Fund LP will exercise the warrant to purchase not less than 250,000 share of our common stock on or before the close of business, New York City time, on January 7, 2005.
         o That the number of shares of common stock subject to the warrant will not be adjusted as a result of the temporary reduction in exercise price.

         Harborview Master Fund LP exercised 1,625,000 of these warrants.

COMMON STOCK PURCHASE WARRANTS ISSUED ON DECEMBER 7, 2004

         On December 7, 2004, we issued four million four-hundred-thousand (4,400,000) warrants in reliance on Section 4(2) of the Securities Act.

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         The holders of these warrants may purchase, at any time after the vesting of the warrants and from time-to-time thereafter, up to four million four hundred thousand (4,400,000) shares of our common stock, par value $0.0001 per share. The warrants become vested and exercisable according to the following schedule:

         (i) one million one hundred thousand (1,100,000) warrants vested and became exercisable on December 7, 2004;

         (ii) one million one hundred thousand (1,100,000) shares vested and become exercisable on January 6, 2005;

         (iii) one million one hundred thousand (1,100,000) shares vested and become exercisable on January 21, 2005; and

         (iv) one million one hundred thousand (1,100,000) shares vested and become exercisable on February 5, 2005.

         Any unexercised warrants shall expire on November 30, 2007. To date none of these warrants have been exercised. Adjustments to the exercise price of the warrants must be made in the event that we pay a dividend in common stock or securities convertible into common stock, or if we subdivide, split or combine our shares of outstanding common stock. In the event that any of the foregoing occur, then the number of shares issuable pursuant to the warrants shall be adjusted so that the holder may thereafter receive the number of shares of common stock it would have owned immediately following such action if it had exercised the warrants immediately prior to the transaction. The exercise price of the warrants shall be adjusted to reflect the proportionate increase or decrease in the number of shares.

         The warrants provide for cashless exercise at the option of the holder. Under the cashless exercise provision, the warrant holder may, in lieu of cash payment for the aggregate exercise price of the warrants being exercised, exchange additional warrants such that the aggregate spread (i.e., the difference between the exercise price of the warrant and the market price of our common stock on the date of exercise) of such shares equals the aggregate exercise price of the shares to be purchased.

         For example, if the warrant holder wishes to exercise 10 warrants at an aggregate exercise price of $6.00, and market price for our common stock is $.80 per share at the time of exercise, the warrant holder may exchange an additional 30 warrants to cover the $6.00 aggregate exercise price (i.e., 30 * $.20 = $6.00). The result would be a total exercise of 400 shares, of which the warrant holder would receive 100.

         The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant. To date none of these warrants has been exercised.

COMMON STOCK PURCHASE WARRANTS ISSUED ON JANUARY 7, 2005

         On January 7, 2005, as consideration for entering into a Lock-Up Agreement in regards to their holdings of our series D convertible preferred stock, we issued warrants to James LLC to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of our common stock at an exercise price of $0.60 per share. The warrant grants the holder piggy-back registration rights. These warrants were issued in reliance on Section 4(2) of the Securities Act. The holder of these warrants will not possess any rights as a stockholder until the holder exercises their warrants.

         The terms of the warrant provides that the number of shares to be acquired by each of the holder of the warrant upon exercise of this warrant cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time.

         This warrant contains provisions that protect the holder against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

WARRANTS ISSUED TO FINDERS IN OUR SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS

         In our private placement transactions completed on September 21, 2004 and November 9, 2004, we issued common stock purchase warrants to purchase an aggregate of 1,837,500 shares of common stock with an exercise price of $1.50 per share as compensation to various finders. The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant. Only the shares underlying the warrants issued on September 21, 2004 to finders have been registered in this registration statement.

         The warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

         The warrants are exercisable for a period of five years from the date of issuance.

                                      NOTES

CONVERTIBLE NOTES ISSUED ON SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004

         On September 21, 2004 and November 9, 2004, we issued convertible promissory notes with a one-year maturity in aggregate principal amounts of $5,200,000 and $1,755,000 respectively.

         These notes accrue interest at an annual rate of 8%. All accrued interest will become immediately payable on March 15, 2005, after which time interest will be payable on a monthly basis, in arrears.

         At any time, and at the option of the holder of the note, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock at an initial conversion price per share of $0.80.

         If we do not make the prepayments discussed below, the conversion price will be adjusted from $0.80 per share to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion:

         o Under the terms of these notes issued on September 21, 2004 we are required to pay to the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005.

         o Under the terms of the notes issued on November 9, 2004, we are required to pay each Additional Investor a principal amount on each note equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005.

         We have registered in this registration statement the resale by the selling stockholders identified in this prospectus of the shares underlying these notes.

         The holder of a note will not possess any rights as a stockholder until the holder convert the notes into shares of our common stock.

              FLORIDA LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

         Provisions of Florida law, our charter and bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

         AUTHORIZED BUT UNISSUED STOCK. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

         The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

         SPECIAL MEETING OF STOCKHOLDERS. Our bylaws provide that special meetings may be called only by our board of directors or by holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. This provision may make it more difficult for stockholders to take action opposed by our board of directors.

         AMENDMENT TO OUR BYLAWS. Section 607.1004 of the Florida Business Corporation Act provides that preferred stockholders have the right to vote as a class on amendments to our charter that would negatively impact their rights or preferences as preferred stockholders of such class. Our charter, however, provides that our board of directors has the exclusive authority to alter, amend or repeal them. This provision of our charter may also make it more difficult for stockholders to take action opposed by our board of directors.

         THE ISSUANCE OF PREFERRED STOCK MAY ENTRENCH MANAGEMENT OR DISCOURAGE A CHANGE OF CONTROL. Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

         In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different form other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

         TRANSFER AGENT. The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

         o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.

         Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing

                  (i) the name of each such Selling Stockholder and of the participating broker-dealer(s),

                  (ii) the number of shares involved,

                  (iii) the price at which such the shares of common stock were sold,

                  (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

                  (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

                  (vi) other facts material to the transaction.

         In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers.

         Each Selling Stockholder who is an affiliate of a broker-dealer has represented and warranted to the Company that he acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of his purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. As such, they are not underwriters within the meaning of Section 2(11) of the Securities Act. The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.

         The selling stockholders have acknowledged that they understand their obligations to comply with these provisions of the Exchange Act and the rules thereunder and have agreed that they will not engage in any transaction in violation of such provisions.

         If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

         The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

         The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the Selling Stockholders against some losses, claims, damages and liabilities, including liabilities under the Securities Act.

                              AVAILABLE INFORMATION

         We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC. Some information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

         o read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room; or

         o obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

                                  LEGAL MATTERS

         Foley Hoag LLP of 155 Seaport Boulevard, Boston, Massachusetts 02210 has advised us about the legality and validity of the shares. We know of no members of Foley Hoag who are beneficial owners of our common stock or preferred stock.

                                     EXPERTS

         Our consolidated financial statements as of June 30, 2004, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Our consolidated financial statements as of June 30, 2003, included in this prospectus have been audited by Marcum & Kliegman, LLP, registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                             INDEX TO FINANCIAL STATEMENTS

                                                                                                                   Page
REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND CONSOLIDATED FINANCIAL
     STATEMENTS FOR MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES FOR THE YEARS ENDED
     JUNE 30, 2004 AND 2003

         Report of Independent Registered Public Accounting Firm of Wolf & Company, P.C.........................    F-2
         Report of Independent Registered Public Accounting Firm of Marcum & Kliegman LLP.......................    F-3
         Consolidated Balance Sheet at June 30, 2004............................................................    F-4
         Consolidated Statements of Loss for the Years Ended June 30, 2004 and 2003.............................    F-5
         Consolidated Statements of Stockholders' (Deficiency) Equity for the Years
            Ended June 30, 2004 and 2003........................................................................    F-6
         Consolidated Statements of Cash Flows for the Years Ended June 30, 2004 and 2003.......................   F-12
         Notes to Consolidated Financial Statements.............................................................   F-15

UNAUDITED QUARTERLY FINANCIAL STATEMENTS FOR MARKLAND TECHNOLOGIES, INC. FOR THE
     PERIOD ENDED DECEMBER 31, 2004

         Condensed Consolidated Balance Sheet at December 31, 2004..............................................   F-44
         Condensed Consolidated Statements of  Operations for the Six Months
            Ended December 31, 2004 and 2003....................................................................   F-45
         Condensed Consolidated Statements of Operations for the Three Months Ended
            December 31, 2004 and 2003..........................................................................   F-46
         Condensed Consolidated Statement of Stockholders' Equity For the Six
            Months Ended December 31, 2004......................................................................   F-47
         Condensed Consolidated Statements of Cash Flows for the Six Months
            Ended December 31, 2004 and 2003....................................................................   F-50
         Notes to Condensed Consolidated Financial statements...................................................   F-51


                                                          F-1

            REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Markland Technologies, Inc. and Subsidiaries
Ridgefield, Connecticut

We have audited the consolidated balance sheet of Markland Technologies and subsidiaries as of June 30, 2004, and the related consolidated statements of loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Markland Technologies, Inc. and subsidiaries as of June 30, 2004 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidate financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and its current liabilities exceed its current assets. The Company has limited finances and may require additional funding in order to market and license its products. There are no assurances that the Company can reverse its operating losses or that it can raise additional capital to allow it to continue its planned operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WOLF & COMPANY, P.C.
------------------------

Boston, Massachusetts
October 13, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Markland Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated statements of operations, stockholders' (deficiency) equity, and cash flows of Markland Technologies, Inc. and Subsidiaries ("the Company") for the year ended June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of Markland Technologies, Inc. and Subsidiaries referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of approximately $2,837,000 during the year ended June 30, 2003. As of June 30, 2003, the Company also had a working capital deficiency of approximately $1,235,000. These conditions raised substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            /S/ MARCUM & KLIEGMAN LLP
                                            -------------------------

                                            New York, New York
                                            September 15, 2003

                      MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                               CONSOLIDATED BALANCE SHEET
                                    AT JUNE 30, 2004

                                         ASSETS

CURRENT ASSETS:
  Cash                                                                    $  1,101,088
  Accounts receivable                                                        5,354,267
  Other current assets                                                         285,070
                                                                          -------------
      TOTAL CURRENT ASSETS                                                   6,740,425
                                                                          -------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $11,306           1,076,657
                                                                          -------------

OTHER ASSETS
  Amortizable intangible assets, net of accumulated amortization            14,140,548
  Technology rights - Acoustic Core                                          1,300,000
  Goodwill                                                                   9,706,333
                                                                          -------------
      TOTAL OTHER ASSETS                                                    25,146,881
                                                                          -------------

      TOTAL ASSETS                                                        $ 32,963,963
                                                                          =============

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                        $  4,225,701
  Accrued expenses and other current liabilities                             1,837,836
  Unearned contract revenue                                                    324,140
  Bank line of credit                                                          600,000
  Current portion of long term debt                                          2,493,470
                                                                          -------------
      TOTAL CURRENT LIABILITIES                                              9,481,147

NON CURRENT LIABILITIES:
  Long term debt, less current portion                                       7,774,980
                                                                          -------------

      TOTAL LIABILITIES                                                     17,256,127
                                                                          -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Series A redeemable convertible preferred stock - no par value;
    30,000 authorized, issued and outstanding; liquidation preference          300,000
    of $300,000
  Series C 5% cumulative convertible preferred stock -
    .0001 par value; 8,000 authorized; none issued and outstanding                  --
  Series D convertible preferred stock - $.0001 par value;
    40,000 authorized; 22,786 issued and outstanding;
    liquidation preference of $22,786,000                                            2
  Common stock - $.0001 par value; 500,000,000 authorized;
    31,856,793 shares issued and outstanding                                     3,180
  Additional paid-in capital                                                50,864,718
  Unearned compensation                                                    (15,176,116)
  Accumulated deficit                                                      (20,283,948)
                                                                          -------------

      TOTAL STOCKHOLDERS' EQUITY                                            15,707,836
                                                                          -------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 32,963,963
                                                                          =============

 The accompanying notes are an integral part of these consolidated financial statements.

                                          F-4

                      MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF LOSS

                                                               FOR THE YEARS ENDED
                                                                    JUNE 30,
                                                         -------------------------------
                                                             2004               2003
                                                         -------------     -------------

REVENUES                                                 $  6,013,930      $    658,651

COST OF REVENUES                                            4,674,593           445,218
                                                         -------------     -------------

GROSS PROFIT                                                1,339,337           213,433
                                                         -------------     -------------

OPERATING EXPENSES:
  Selling, general and administrative                       5,313,448         1,186,379
  Research & development                                       49,289           522,657
  Amortization of compensatory element
    of stock issuances for selling,
    general and administrative expenses                     5,211,737         2,051,822
  Amortization of intangible assets                            915,729            66,668
                                                         -------------     -------------

    TOTAL OPERATING EXPENSES                               11,490,203         3,827,526
                                                         -------------     -------------

OPERATING LOSS FROM CONTINUING OPERATIONS                 (10,150,866)       (3,614,093)
                                                         -------------     -------------

OTHER EXPENSES (INCOME), NET:
  Interest expense                                            360,347           226,751
  Other income, net                                                --            (5,250)
                                                         -------------     -------------

    TOTAL OTHER EXPENSES (INCOME), NET                        360,347           221,501
                                                         -------------     -------------

LOSS FROM CONTINUING OPERATIONS                           (10,511,213)       (3,835,594)

GAIN FROM DISCONTINUED OPERATIONS:

  Gain from discontinued operations                                --           998,713
                                                         -------------     -------------

NET LOSS                                                  (10,511,213)       (2,836,881)

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS - Series C          844,270           501,755

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS - Series D        3,555,500         4,107,500

PREFERRED STOCK DIVIDEND - Series C                           184,478           152,716
                                                         -------------     -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS               $(15,095,461)     $ (7,598,852)
                                                         =============     =============

BASIC AND DILUTED LOSS PER COMMON SHARE:
   Loss from continuing operations                       $      (1.39)     $      (1.72)
   Gain from discontinued operations                     $         --      $       0.20
                                                         -------------     -------------

     Net loss                                            $      (1.39)     $      (1.52)
                                                         =============     =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (AFTER 1 for 60 REVERSE SPLIT)               10,872,049         5,002,724
                                                         =============     =============

 The accompanying notes are an integral part of these consolidated financial statements.

                                           F-5

                                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                          SERIES A                   SERIES C
                                                                                        CONVERTIBLE                CONVERTIBLE
                                                            COMMON STOCK              PREFERRED STOCK            PREFERRED STOCK
                                                      -------------------------   ------------------------   -----------------------
                                                       SHARES (1)      AMOUNT       SHARES        AMOUNT       SHARES       AMOUNT
                                                      -----------   -----------   -----------   ----------   ----------   ----------
Balance - June 30, 2002                                4,998,486           500            --           --           --           --

Stock canceled in connection with December 9, 2002
  exchange agreement                                  (4,998,486)         (450)           --           --           --           --
Stock issued in connection with December 9, 2002
  exchange agreement                                   4,498,638           450            --           --           --           --
Conversion of promissory notes and interest into
  Series C convertible preferred stock                        --            --            --           --        5,225            1
Stock issued for directors' compensation, net              5,000             1            --           --           --           --
Stock issued in connection with private placement        113,333            11            --           --           --           --
Value assigned to beneficial conversion feature of
  convertible debt                                            --            --            --           --           --           --
Preferred stock dividend - Series C                           --            --            --           --           --           --
Preferred stock dividend - beneficial conversion
  feature - Series C                                          --            --            --           --           --           --
Value allocated to Series C preferred stock -
  beneficial conversion feature dividend                      --            --            --           --           --           --
Stock issued in connection with consulting agreement       2,333            --            --           --           --           --
Stock issued in connection with consulting agreements    132,528            13            --           --           --           --
Stock issued in connection with employment agreements     86,559             9            --           --           --           --
Amortization of consulting agreements                         --            --            --           --           --           --
Amortization of employment agreements                         --            --            --           --           --           --
Sale of 170 shares of Series C convertible
  preferred stock                                             --            --            --           --          170           --
Conversion of liabilities from discontinued
  operations into Series A convertible
  preferred stock                                             --            --        30,000       300,000          --           --
Conversion of common stock into Series D convertible
  preferred stock                                     (1,666,666)         (167)           --           --           --           --
Sale of Series D convertible preferred stock                  --            --            --           --           --           --
Preferred stock dividend - beneficial conversion
  feature - Series D                                          --            --            --           --           --           --
Value allocated to Series D preferred stock -
  beneficial conversion feature dividend                      --            --            --           --           --           --
Net loss                                                      --            --            --           --           --           --

Balance - June 30, 2003                                3,671,573           367        30,000      300,000        5,395            1

-------------------
(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 2003.

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                 F-6

                                   MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                SERIES D
                                                                               CONVERTIBLE
                                                                             PREFERRED STOCK            UNEARNED
                                                                        --------------------------    COMPENSATION
                                                                           SHARES        AMOUNT          AMOUNT
                                                                        -----------    -----------    ------------
Balance - June 30, 2002                                                         --             --             --

Stock canceled in connection with December 9, 2002 exchange
  agreement                                                                     --             --             --
Stock issued in connection with December 9, 2002 exchange agreement             --             --             --
Conversion of promissory notes and interest into Series C
  convertible preferred stock                                                   --             --             --
Stock issued for directors' compensation, net                                   --             --             --
Stock issued in connection with private placement                               --             --             --
Value assigned to beneficial conversion feature of convertible debt             --             --             --
Preferred stock dividend - Series C                                             --             --             --
Preferred stock dividend - beneficial conversion feature - Series C             --             --             --
Value allocated to Series C preferred stock - beneficial
  conversion feature dividend                                                   --             --             --
Stock issued in connection with consulting agreement                            --             --             --
Stock issued in connection with consulting agreements                           --             --     (4,037,237)
Stock issued in connection with employment agreements                           --             --             --
Amortization of consulting agreements                                           --             --     (3,573,966)
Amortization of employment agreements                                           --             --      1,178,002
Sale of 170 shares of Series C convertible preferred stock                      --             --      2,051,822
Conversion of liabilities from discontinued operations into Series A
  convertible preferred stock                                                   --             --             --
Conversion of common stock into Series D convertible preferred stock        16,000              2             --
Sale of Series D convertible preferred stock                                   430             --             --
Preferred stock dividend - beneficial conversion feature - Series D             --             --             --
Value allocated to Series D preferred stock - beneficial conversion
  feature dividend                                                              --             --             --
Net loss                                                                        --             --             --

Balance - June 30, 2003                                                     16,430              2     (4,381,379)

----------------------
(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 2003.

             The accompanying notes are an integral part of these consolidated financial statements.

                                                        F-7

                                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                                                          TOTAL
                                                                              ADDITIONAL                               STOCKHOLDERS'
                                                                               PAID-IN            ACCUMULATED          (DEFICIENCY)
                                                                               CAPITAL              DEFICIT              EQUITY
                                                                             -------------       -------------        -------------
                                                                               AMOUNT               AMOUNT               AMOUNT
                                                                             -------------       -------------        -------------
Balance - June 30, 2002                                                            29,490          (6,935,854)          (6,905,864)

Stock canceled in connection with December 9, 2002 exchange agreement                 450                  --                    --
Stock issued in connection with December 9, 2002 exchange agreement             1,299,500                  --            1,300,000
Conversion of promissory notes and interest into Series C convertible
  preferred stock                                                               5,224,999                  --            5,225,000
Stock issued for directors' compensation, net                                       2,999                  --                3,000
Stock issued in connection with private placement                                 339,989                  --              340,000
Value assigned to beneficial conversion feature of convertible debt               125,000                  --              125,000
Preferred stock dividend - Series C                                              (152,716)                 --              (152,716)
Preferred stock dividend - beneficial conversion feature - Series C              (501,755)                 --              (501,755)
Value allocated to Series C preferred stock - beneficial conversion
  feature dividend                                                                501,755                  --              501,755
Stock issued in connection with consulting agreement                               30,400                  --               30,400
Stock issued in connection with consulting agreements                           5,215,706                  --            1,178,482
Stock issued in connection with employment agreements                           4,413,896                  --              839,939
Amortization of consulting agreements                                          (1,178,002)                 --                   --
Amortization of employment agreements                                          (2,051,822)                 --                   --
Sale of 170 shares of Series C convertible preferred stock                        170,000                  --              170,000
Conversion of liabilities from discontinued operations into Series A
  convertible preferred stock                                                          --                  --              300,000
Conversion of common stock into Series D convertible preferred stock                  165                  --                   --
Sale of Series D convertible preferred stock                                      430,000                  --              430,000
Preferred stock dividend - beneficial conversion feature - Series D            (4,107,500)                 --            (4,107,500)
Value allocated to Series D preferred stock - beneficial conversion
  feature dividend                                                              4,107,500                  --            4,107,500
Net loss                                                                               --          (2,836,881)          (2,836,881)

Balance - June 30, 2003                                                        13,900,104          (9,772,735)              46,360

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                 F-8

                                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                   SERIES A CONVERTIBLE      SERIES C CONVERTIBLE
                                                            COMMON STOCK             PREFERRED STOCK           PREFERRED STOCK
                                                       ------------------------  ------------------------  ------------------------
                                                       SHARES (1)      AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT
                                                       -----------  -----------  -----------  -----------  -----------  -----------
Balance - July 1, 2003                                  3,671,573          367       30,000      300,000        5,395            1

Issuance of Series D convertible preferred
    stock                                                      --           --           --           --           --           --
Conversion of Series C convertible preferred
    stock and accrued dividends into common stock       5,156,412          516           --           --       (5,395)          (1)
Conversion of promissory note into common stock           404,266           40           --           --           --           --
Conversion of Series D convertible preferred
    stock into common stock                               604,839           60           --           --           --           --
Stock issued in connection with settlement of
    liabilities to a related party                        750,000           75           --           --           --           --
Stock issued in connection with consulting and
    employment agreements                               6,122,008          612           --           --           --           --
Common stock issued in conjunction with
    acquisition of ASI assets                             325,833           33           --           --           --           --
Common stock issued in conjunction with
    acquisition of Science and Technology Research
    Corporation, Inc.                                   1,589,779          154           --           --           --           --
Amortization of employment and consulting
    agreements                                                 --           --           --           --           --           --
Common stock and warrant issuances in private
    placements                                         13,232,083        1,323           --           --           --           --
Intrinsic value of options issued in
    connection with EOIR acquisition                           --           --           --           --           --           --
Net loss                                                       --           --           --           --           --           --

Balance - June 30, 2004                                31,856,793        3,180       30,000      300,000           --           --

-----------------------------
(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 1003.

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                 F-9

                                   MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                   SERIES D CONVERTIBLE               UNEARNED
                                                                      PREFERRED STOCK               COMPENSATION
                                                              --------------------------------      -------------
                                                                 SHARES             AMOUNT             AMOUNT
                                                              -------------      -------------      -------------
Balance - July 1, 2003                                              16,430                  2         (4,381,379)

Issuance of Series D convertible preferred stock                     7,166                 --                 --
Conversion of Series C convertible preferred stock and
  accrued dividends into common stock                                  --                  --                 --
Conversion of promissory note into common stock                        --                  --                 --
Conversion of Series D convertible preferred stock into
  common stock                                                       (810)                 --                 --
Stock issued in connection with settlement of liabilities
  to a related party                                                   --                  --                 --
Stock issued in connection with consulting and
  employment agreements                                                --                  --        (12,006,474)
Common stock issued in conjunction with
  acquisition of ASI assets                                            --                  --                 --
Common stock issued in conjunction with
  acquisition of Science and Technology Research
  Corporation, Inc.                                                    --                  --                 --
Amortization of employment and consulting agreements                   --                  --          5,211,737
Common stock and warrant issuances in private placements               --                  --                 --
Intrinsic value of options issued in
   connection with EOIR acquisition                                    --                  --         (4,000,000)
Net loss                                                               --                  --                 --

Balance - June 30, 2004                                            22,786                   2        (15,176,116)

-----------------------
(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 1003.

             The accompanying notes are an integral part of these consolidated financial statements.

                                                       F-10

                                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                         FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                         ADDITIONAL                                TOTAL
                                                                          PAID-IN          ACCUMULATED          STOCKHOLDERS'
                                                                          CAPITAL            DEFICIT               EQUITY
                                                                        ------------       ------------         ------------
                                                                           AMOUNT             AMOUNT               AMOUNT
                                                                        ------------       ------------         ------------
Balance - June 30, 2003                                                  13,900,104          (9,772,735)             46,360

Issuance of Series D convertible preferred stock                          5,401,970                  --           5,401,970
Conversion of Series C convertible preferred stock and accrued
  dividends into common stock                                                  (515)                 --                  --
Conversion of promissory note into common stock                             518,419                  --             518,459
Conversion of Series D convertible preferred stock into common
  stock                                                                         (60)                 --                  --
Stock issued in connection with settlement of liabilities to a
  related party                                                             449,925                  --             450,000
Stock issued in connection with consulting and employment agreements     12,286,331                  --             280,469
Common stock issued in conjunction with acquisition of ASI assets           916,692                  --             916,725
Common stock issued in conjunction with acquisition of
  Science and Technology Research Corporation, Inc.                       5,166,346                  --           5,166,500
Amortization of employment and consulting agreements                             --                  --           5,211,737
Common stock and warrant issuances in private placements                  8,225,506                  --           8,226,829
Intrinsic value of options issued in connection with EOIR acquisition     4,000,000                  --                  --
Net loss                                                                         --         (10,511,213)        (10,511,213)

Balance - June 30, 2004                                                  50,864,718         (20,283,948)         15,707,836

---------------------
(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 2003.

                   The accompanying notes are an integral part of these consolidated financial statements.

                                                             F-11

                          MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FOR THE YEARS ENDED
                                                                            JUNE 30,
                                                                 -------------------------------
                                                                      2004             2003
                                                                 -------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                       $(10,511,213)     $ (2,836,881)
  Gain from discontinued operations                                        --          (998,713)
                                                                 -------------     -------------

  Loss from continuing operations                                 (10,511,213)       (3,835,594)

  Adjustment to reconcile net loss to net
    cash used in operating activities:
      Depreciation                                                     11,306                --
      Amortization of intangible assets                               915,729            66,668
      Amortization of debt discount and non-cash interest             239,164            41,666
      Amortization of compensatory stock compensation               5,211,737         2,051,822
  Changes in operating assets and liabilities:
      Accounts receivable                                             350,760          (314,223)
      Prepaid expenses and other assets                               137,362            (1,167)
      Accounts payable                                               (444,295)          939,774
      Accrued expenses and other current
        liabilities                                                   182,550           328,170
                                                                 -------------     -------------
        NET CASH USED IN OPERATING ACTIVITIES                      (3,906,900)         (764,550)
                                                                 -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash used for acquisitions, net of cash acquired               (8,536,533)         (191,900)
    Purchase of property and equipment                                 (1,853)               --
                                                                 -------------     -------------
        NET CASH USED IN INVESTING ACTIVITIES                      (8,538,386)         (191,900)
                                                                 -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds in connection with premium financing agreement                  --            44,000
  Principal payments relating to premium financing agreement          (12,906)          (26,996)
  Repayments of note payable - STR                                    (75,000)               --
  Proceeds from note payable - Bay View                             1,400,000                --
  Repayments of note payable - Bay View                            (1,400,000)               --
  Proceeds from sale of common stock in private placement           8,226,845           340,000
  Proceeds from sale of Series C 5% cumulative
    convertible preferred stock                                            --           170,000
  Proceeds from sale of Series D convertible preferred stock        5,401,970           430,000
                                                                 -------------     -------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                  13,540,909           957,004
                                                                 -------------     -------------

NET INCREASE IN CASH                                                1,095,623               554

CASH - BEGINNING OF YEAR                                                5,465             4,911
                                                                 -------------     -------------

CASH - END OF YEAR                                               $  1,101,088      $      5,465
                                                                 =============     =============

     The accompanying notes are an integral part of these consolidated financial statements.

                                               F-12

                           MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (CONTINUED)

                                                                           FOR THE YEARS ENDED
                                                                                JUNE 30,
                                                                     ------------------------------
                                                                          2004             2003
                                                                     -------------    -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the years for:
  Interest                                                           $    100,769     $         --
                                                                     =============    =============

  Taxes                                                              $         --     $         --
                                                                     =============    =============
Non-cash investing and financing activities:
  Conversion of notes payable and accrued interest into
    preferred stock                                                  $    518,459     $  5,225,000
                                                                     =============    =============

  Conversion of liabilities from discontinued operations into
    Series A convertible preferred stock                             $         --     $    300,000
                                                                     =============    =============

  Acquisition of technology rights by issuance of common stock       $         --     $  1,300,000
                                                                     =============    =============

  Acquisition of ASI by issuance of common stock                     $    916,725     $         --
                                                                     =============    =============

  Acquisition of STR by issuance of common stock                     $  5,166,500     $         --
                                                                     =============    =============

  Conversion of accounts payable into Common Stock                   $    450,000     $         --
                                                                     =============    =============

  Conversion of common stock into Series D convertible preferred
    stock                                                            $         --     $     10,000
                                                                     =============    =============

  Deemed dividend preferred stock - beneficial conversion
    Feature - Series C                                               $    844,270     $    501,755
                                                                     =============    =============

  Deemed dividend preferred stock - beneficial conversion
    Feature - Series D                                               $  3,555,500     $  4,107,500
                                                                     =============    =============

  Accrued Dividends on preferred stock                               $    184,478     $    152,716
                                                                     =============    =============

  Payable on purchase of Ergo                                        $         --     $    273,100
                                                                     =============    =============

  Secured convertible promissory note debt discount                  $         --     $    125,000
                                                                     =============    =============

      The accompanying notes are an integral part of these consolidated financial statements.

                                                 F-13

                           MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 YEARS ENDED JUNE 30, 2004 AND 2003

During years ended June 30, 2004 and 2003, the Company acquired the assets and assumed the liabilities of various entities. The transactions had the following non-cash impact on the balance sheet:

                                                             2004                2003
                                                         -------------       -------------
Accounts receivable                                      $  5,390,805        $         --
Equipment                                                   1,083,467                  --
Other current assets                                          317,851                  --
Intangibles                                                25,029,277             400,000
Accounts payable                                           (3,678,360)                 --
Accrued liabilities                                        (1,860,156)                 --
Notes payable to sellers                                  (10,339,351)           (273,100)
Line of credit                                               (600,000)                 --
Transaction costs                                            (792,000)                 --
Equity                                                     (5,950,000)                 --
                                                         -------------       -------------

Net Cash Used for Acquisitions, net
  of cash acquired of $538,467                           $  8,601,533        $    126,900
                                                         =============       =============

 The accompanying notes are an integral part of these consolidated financial statements.

                                            F-14

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

1. NATURE OF OPERATIONS

BUSINESS HISTORY AND OPERATIONS

Markland Technologies, Inc. ("Markland"), previously known as Quest Net Corporation, was incorporated in Colorado in November 1995, under the name "A.P. Sales Inc." In December 1998, A.P. Sales Inc. dissolved as a Colorado corporation, redomiciled in Florida and changed its name to Quest Net Corporation.

In March 2000, Markland acquired CWTel, Inc. ("CWTel"), a Florida-based telecommunication corporation. In November 2001, CWTel filed a voluntary bankruptcy petition in the State of Florida. In March 2002, a final decree was issued, the trustee discharged and the case closed.

On March 15, 2001, Markland acquired all of the outstanding stock of Vidikron of America, Inc. ("Vidikron"). As a result of this acquisition, the sole stockholder of Vidikron, Market LLC, controlled a majority of the common stock of Markland and, accordingly, the transaction was accounted for as a reverse acquisition and as a recapitalization of Vidikron, pursuant to which Vidikron was treated as the accounting acquirer. Accordingly the historical financial statements are those of Vidikron. Vidikron became a wholly-owned subsidiary of Markland. Subsequently, Quest Net changed its name to Markland Technologies, Inc. and Vidikron adopted the year-end of Quest Net.

On May 28, 2002, Markland received a notice of default from Market LLC relating to a loan and security agreement and a related secured convertible revolving credit note due to Markland's failure to make payments of principal and interest due under the note. In addition, as a result of the defaults under the note, Market LLC declared all outstanding principal and interest under the note, totaling $4,213,300, to be immediately due and payable. In June of 2002, all of the shares of the Vidikron subsidiary, including all of its operating assets and liabilities, were transferred to Market LLC in partial satisfaction of the indebtedness due Market LLC of $50,000. As a result, Markland had no active business following such event. The assets and liabilities and operating results of Vidikron have been treated as a discontinued operation in the accompanying consolidated financial statements (see Note 11).

On November 21, 2002, Security Technology, Inc. ("STI") was incorporated as a Delaware C corporation and became a wholly-owned subsidiary of Markland.

In December 2002, Markland, Eurotech Ltd. ("Eurotech"), ipPartners, Inc. ("ipPartners"), a related party, Market LLC and James LLC, entered into an exchange agreement ("Exchange Agreement"). On December 19, 2002, the transactions contemplated by the Exchange Agreement were consummated. Pursuant to the Exchange Agreement, Eurotech transferred to Markland certain rights to Eurotech's Acoustic Core technology, relating to illicit materials detection, and certain cryptology technology. Market LLC and James LLC, the holders of 100% of the issued and outstanding common stock of Markland, exchanged 4,498,638 shares of Markland's common stock (90% of their total holdings) and certain convertible notes owed by Markland in exchange for $5,225,000 in stated value of Series C 5% Cumulative Convertible Preferred Stock. Markland issued 3,998,789 shares of common stock, representing approximately eighty percent (80%) of its outstanding common stock, to Eurotech, and 499,849 shares of common stock, representing approximately ten percent (10%) of its outstanding common stock, to ipPartners. As a result of this transaction, a change of control occurred and Markland became an 80%-owned subsidiary of Eurotech.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

In January 2003, Markland purchased the common stock of Ergo Systems, Inc. ("Ergo"). In September 2003, Markland purchased certain technology from ASI Technology Corporation ("ASI"). In October 2003, Markland purchased the common stock of Science and Technology Research Corporation, Inc. ("STR").

We acquired from ASI gas plasma antenna technology assets and a sub-license for plasma sterilization and decontamination. The assets at time of purchase included three ongoing funded SBIR government contracts and nine issued and pending U.S. patents related to gas plasma antenna technology with demonstrated applications in the fields of ballistic missile defense, phased array radar, and forward deployed decontamination.

STR provides a full range of electrical and mechanical engineering support as well as fabrication and assembly of electrical and mechanical systems. STR is a producer of the United States Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent (CWA) vapors.

Markland acquired 100% of E-OIR Technologies, Inc.'s ("EOIR") outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004. EOIR provides research and engineering services to Defense and Intelligence Community customers. EOIR's technical services include design and fabrication of sensor systems for military and intelligence community applications. These efforts involve systems, engineering, system integration, prototyping, field collections as well as data analysis and processing. Substantially all of EOIR's revenues are derived from approximately twenty Government contracts with ten different

U.S. Government agencies.

These transactions are in support of Markland's objective to provide end-to-end solutions to the Department of Homeland Security ("DHS") and Department of Defense ("DOD"). Markland's principal end customer is the United States Government. Markland operates in one principal business segment of providing primarily Government Agencies with products to protect the United States' borders, military personnel and infrastructure assets. All of the Markland's operating units have similar products and services, production processes, customers and regulatory environment. During 2004, sales of remote sensing products, border security products and services and SBIR funded research grants comprised 80%, 16% and 4% of our revenue, respectively. During 2003, revenue was comprised of sales of border security products and services and SBIR funded research grants of 67% and 33%, respectively. The Company's revenues from the acquisition of EOIR will be derived from the sales of remote sensor system products and services.

Markland is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of Markland's current revenue, the loss of this customer would have a material adverse effect on Markland's future operations.

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Markland as a going concern. Markland has incurred net losses of $10,511,213 and $2,836,881 for the years ended June

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

30, 2004 and 2003, respectively. Additionally, Markland had a working capital deficiency of $2,740,722 at June 30, 2004. Markland has limited finances and may require additional funding in order to market and license its products. Subsequent to June 30, 2004, Markland issued secured convertible promissory notes and warrants to purchase shares of common stock and received net proceeds of approximately $4,000,000 (see Note 16). There is no assurance that Markland can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned operations. These factors raise substantial doubt about Markland's ability to continue as a going concern.

Markland's ability to continue as a going concern remains dependent upon the ability to obtain additional financing or through the generation of positive cash flows from continuing operations. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty. While Markland has experienced operating losses in the past, due to the acquisition of EOIR, management believes the operating portion of the business will be cash flow positive in fiscal 2005. Management's business plan is to continue to grow the customer base and revenues and to control and monitor operating expenses and capital expenditures. In addition, subsequent to year end, Markland consummated a financing through which we realized net cash of approximately $4,000,000. Management believes that the business as currently constituted will produce positive cash flow which, together with the current cash levels, will enable Markland to meet existing financial obligations as they come due during the current fiscal year. However, management can provide no assurance that the performance of the business will meet these expectations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Markland and its wholly-owned subsidiaries, Security Technology, Inc. ("STI"), Ergo Systems, Inc. ("Ergo"), Science and Technology Research Corporation, Inc. ("STR") and E-OIR Technologies, Inc. ("EOIR"). All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements
-------------------------------------------------------

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the determination of the fair value of assets acquired and liabilities assumed in business combinations, impairment of identified intangible assets, goodwill and long lived assets, the fair value of equity instruments issued, valuation reserves on deferred tax assets and revenue and costs recognized on long-term, fixed-price contracts.

Concentrations
--------------

Markland has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2004.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Substantially all revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors.

Cash and Cash Equivalents
-------------------------

Cash equivalents include interest-bearing deposits with original maturities of three months or less.

Allowance for Doubtful Accounts
-------------------------------

The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the accounts receivable balance. Management determines the allowance based on known trouble accounts, historical experience and other currently available evidence. Markland's receivables are from government contracts. Markland has not experienced any losses in accounts receivable and has provided no allowance at June 30, 2004 or 2003.

Property and Equipment
----------------------

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

         Computers and equipment                  3 years
         Furniture and fixtures                 5-7 years
         Vehicles                                 5 years
         Software                                 3 years

Property and equipment consisted of the following at June 30, 2004:

         Software                           $      63,830
         Computer equipment                       512,236
         Vehicles                                 405,258
         Furniture and fixtures                   106,639
                                            --------------
                                            $   1,087,963
         Less accumulated depreciation            (11,306)
                                            --------------

                                            $   1,076,657
                                            ==============

Depreciation expense for the years ended June 30, 2004 and 2003 was $11,306 and $0, respectively.

Income Taxes
------------

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Revenue Recognition
-------------------

We recognize revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain,
(3) our price to our customer is fixed or determinable, and (4) collection is probable. We recognize revenues at the time we perform services related to border security logistic support. With respect to our revenues from our chemical detectors, we recognize revenue under the units-of-delivery method. At the time the units are shipped to the United States Navy, the Company recognizes as revenues the contract price of each unit and recognizes the applicable cost of each unit shipped. As of June 30, 2004, the Company had completed delivery of all outstanding orders under the contract.

Unearned Revenue
----------------

Unearned revenue represents cash collection in excess of revenue earned from fixed price contracts.

Fair Value of Financial Instruments
-----------------------------------

The financial statements include various estimated fair value information at June 30, 2004, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets.

The fair value of cash, accounts receivable, bank line of credit and long-term debt approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of EOIR (see Note 3) have been recorded at their fair value, as determined by an independent valuation, which is less than the face value due to a below market interest rate.

Advertising Costs
-----------------

Advertising costs are expensed as incurred. For the years ended June 30, 2004 and 2003, advertising and promotion expenses were approximately $19,504 and $-0-, respectively.

Shipping Costs
--------------

Delivery and shipping costs are included in cost of revenue in the accompanying consolidated statements of loss.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Research and Development
------------------------

Research and development costs are charged to expense as incurred. Markland capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet this criteria are expensed as research and development costs.

Reverse Stock Split/Loss Per Share
----------------------------------

Share amounts and per share data have been restated to reflect a 1 for 60 reverse stock split effective as of October 27, 2003.

Basic and diluted net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented.

Common stock equivalents, consisting of Series A and D Convertible preferred stock, options and warrants were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

Impairment of Intangible Assets
-------------------------------

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Statements of Financial Accounting Standards (SFAS ) No. 142, "Goodwill and Other Intangible Assets", prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the fiscal year ended June 30, 2004.

Impairment of Long-Lived Assets
-------------------------------

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Markland continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, Markland evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Markland's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the years ended June 30, 2004 and 2003.

Stock-Based Compensation
------------------------

At June 30, 2004, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Markland has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Since the only options issued by the Company were issued in conjunction with a business combination on June 29, 2004, had the Company recorded compensation costs related to these options based on fair value at the grant date consistent with SFAS No. 123, there would have been no effect on the Company's net loss in any period presented.

Impact of Recently Issued Accounting Standards
----------------------------------------------

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

In December 2003, the FASB issues FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities". FIN 46R expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The adoption of this interpretation did not have any impact on our financial position or results of operations.

3.       ACQUISITIONS

Acoustic Core(TM) Technology
----------------------------

On December 9, 2002, in connection with the Exchange Agreement dated as of December 9, 2002, by and among Eurotech, the Company, Crypto.com, Inc., ("Crypto" - a wholly-owned subsidiary of Eurotech), Secured Technology, Inc. ("STI"), ipPartners, Inc., Market LLC and James LLC (the "Exchange"), Eurotech and Crypto agreed to license and transfer certain intellectual property to a newly-formed subsidiary of the Company, STI, in exchange for 3,998,789 shares of the Company's newly issued common stock (the "Exchange Shares"). The Exchange Shares constituted 80% of the Company's outstanding common stock making the Company a majority-owned subsidiary of Eurotech. In addition, as part of the agreement, ipPartners was issued 499,849 shares of common stock in exchange for their forgiveness and discharge of certain obligations owed to ipPartners with respect to the property transferred to STI. Eurotech is a development-stage, Washington, D.C.-based, technology company, whose common stock is registered under the Exchange Act. Prior to the Exchange, Market LLC and James LLC controlled the Company.

In connection with the Exchange, on December 9, 2002, the Company, Market LLC and James LLC agreed to a recapitalization of the Company, whereby $5,225,000 in stated value of a new series of preferred stock, designated Series C 5% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") was issued by the Company, in exchange for $5,225,000 of convertible promissory notes, inclusive of accrued interest, as well as, for the agreement by James LLC

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

and Market LLC to collectively surrender 4,498,638 shares of the Company's common stock prior to the consummation of the above Exchange agreement between the Company and Eurotech, among others.

The rights licensed from Eurotech in the Exchange consist of certain proprietary technology known as Acoustic Core used to detect illicit substances, and certain cryptology technology held by Eurotech's subsidiary, Crypto. Since Eurotech owned 80% of the common stock of the Company on December 9, 2002, the technology acquired from Eurotech was recorded by the Company at Eurotech's carrying value of $1,300,000. Eurotech had purchased the rights to such technologies in 2001. The Company's technical employees and advisors concluded that as of December 2002, the Company has established technological feasibility for its ultimate security product to be marketed. Additional development services and testing are necessary to complete the product development. The Company will begin to amortize this asset over the economic useful life of five years when the technology is available for general release to its customers. The Company is engaged in a project with the U.S. Air Force to evaluate the Acoustic Core(TM) technology for use in the inspection of cargo. The technology utilizes acoustic waves to detect illicit materials and density changes. In addition, the Company is in the process of adapting such technology for use in the detection of concealed weapons on persons that cannot be detected by traditional metallic screeners.

Purchase of Intangible Assets of ASI Technology Corporation
-----------------------------------------------------------

On March 19, 2003, Markland and ASI Technology Corporation, a Nevada corporation, ("ASI") closed its Technology Purchase Agreement (the "Agreement"). Under the Agreement, ASI agreed to sell and Markland agreed to purchase certain assets relating to ASI's gas plasma antenna technology, including patents, patent applications, equipment, government contract rights and other intellectual property rights. Under an interim arrangement, Markland had received revenues from these contracts billed for periods after April 1, 2003 and was obligated for all related costs. Markland had agreed to use its best efforts to manage and administer the contracts during this period prior to closing and to pay ASI a fee of $2,500 per month for administrative support. These fees amounted to $15,000. The closing of this transaction occurred on September 30, 2003.

The purchase price of the ASI assets amounted to $1,000,000. This consisted of $150,000 in cash, of which $65,000 was paid by June 30, 2003 and $85,000 was paid by December 31, 2003 and 283,333 shares of common stock valued at $850,000. These assets are being amortized over 3 years.

In connection with the Agreement, ASI and Markland entered into a registration rights agreement entitling ASI to include its shares of Markland's common stock in future registration statements filed by Markland under the Securities Act of 1933 in connection with public offerings of Markland's common stock. In the event that Markland fails to register such stock on behalf of ASI, or if a registration statement for the shares is delayed, Markland will have to issue an additional $150,000 worth of common stock to ASI.

Also in connection with the Agreement, ASI and Markland entered into a sublicense agreement pursuant to which ASI has sublicensed to Markland the right to develop and sell products to certain government, military and homeland security customers in the United States and Canada using Markland's plasma sterilization and decontamination technology. Markland has agreed to pay ASI $5,000 per month for these rights for a period of 24 months, of which $5,000 has been paid to ASI under this agreement and $35,000 is included in selling, general and administrative expenses for the year ended June 30, 2004.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

During March of 2004, Markland issued 42,500 shares of common stock valued at $66,725 to ASI as a penalty for not having an effective registration statement for the shares issued to ASI. This amount was charged to selling, general and administrative expense in the statement of loss for the year ended June 30, 2004.

Purchase of Science and Technology Research, Inc.
-------------------------------------------------

In October 2003, Markland completed the acquisition of 100% of the common stock of Science and Technology Research, Inc., a Maryland corporation ("STR"), by its subsidiary, Security Technology, Inc., a Delaware Corporation ("STI"), through a merger of STI with newly formed STR Acquisition Corporation, a Maryland Corporation. STR is a producer of the U.S. Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent (CWA) vapors.

The purchase price for the STR aggregated $6,475,000 and consisted of $900,000 in cash, which was paid in October 2003, 1,539,779 shares of common stock valued at $5,100,000, a promissory note of $375,000 and acquisition costs of $100,000. The promissory note bears no interest and, under amended terms, is due in full on October 15, 2004. Holders of the shares of common stock were granted piggy-back registration rights. The promissory note is collateralized by all of the assets of STR and 40% of the common stock of STR held by Markland. In June 2004, the Company made the first principal payment in the amount of $75,000. The remaining promissory note, as amended, is payable as follows:

                   July 15, 2004                    $ 75,000
                   August 15, 2004                    75,000
                   September 15, 2004                 75,000
                   October 15, 2004                   75,000
                                                    ---------
                                                    $300,000
                                                    =========

On March 15, 2004, Markland agreed to pay $40,000 of cash and issue an additional 50,000 shares of common stock valued at $66,500 in exchange for his agreement to extend the due date of the promissory note to October 15, 2004. These amounts were charged to interest expense in the statement of loss for the year ended June 30, 2004.

A summary of the allocation, as determined by an independent valuation, of the aggregate consideration for the acquisition to the fair value of the assets acquired and liabilities assumed is as follows:

Fair value of net assets acquired:
   Fair value of assets acquired -
       Current assets, including cash of $115,830                   $   783,657
       Property and equipment                                            53,467
   Fair value of liabilities assumed -
       Accounts payable and accrued expenses                           (368,932)
                                                                    ------------
Fair value of identifiable net tangible assets acquired                 468,192
Existing contracts                                                      416,000
Customer relationships                                                1,551,944
Goodwill                                                              4,038,864
                                                                    ------------
         Total Purchase Price                                       $ 6,475,000
                                                                    ============

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Markland also entered into a consulting agreement with the principal shareholder and employee of STR (see Note 12).

Markland funded the cash portion of the acquisition from a loan provided by Bay View Capital, LLC, ("Bay View"). Robert Tarini, Markland's Chairman is affiliated with Bay View. The entire amount of the loan provided by Bay View was $1,400,000 (see Note 6).

The results of operations of STR have been included in Markland's consolidated statements of operations commencing October 1, 2003.

Purchase of E-OIR Technologies, Inc.
------------------------------------

On June 29, 2004, Markland acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the US Army Night Vision Laboratories and has expertise in wide area remote sensing using both electro-optic and infrared technologies. The acquisition was consumated in furthrance of Markland's stated strategy of making synergistic acquisitions in order to provde products and services to Homeland Defense, the Department of Defense and U.S. Intelligence Agencies.

In connection with this acquisition, Markland has also adopted a Stock Incentive Plan (see Note 9).

A summary of the allocation, as determined by an independent valuation, of the aggregate consideration for the merger to the fair value of the assets acquired and liabilities assumed is as follows:

   Cash                                                          $ 8,000,000
   Promissory note (net of $1,467,956
      below market interest rate discount)                         9,532,044
   Transaction costs                                                 792,000
                                                                 ------------
            Total Purchase Price                                 $18,324,044
                                                                 ============

Fair value of net assets acquired:

Fair value of assets acquired -
   Current assets, including cash of $332,637                    $ 6,073,467
   Property and equipment                                          1,030,000
Fair value of liabilities assumed:
   Accounts payable & accrued expenses                            (5,169,584)
   Bank loans and overdrafts                                      (1,032,308)
                                                                 ------------
Fair value of identifiable net tangible assets acquired              901,575
Customer relationships                                            11,755,000
Goodwill                                                           5,667,469
                                                                 ------------
         Total Purchase Price                                    $18,324,044
                                                                 ============

The goodwill in this transaction, as determined by the independent valuation, arose as a result of anticipated synergies, cost savings and other items not related to tangible net assets or identifiable intangible assets.

As a result of the transaction being structured as a stock acquisition, Markland does not expect the goodwill to be deductible for tax purposes.

In connection with the EOIR acquisition, Markland also raised gross proceeds of $2,000,000 through a private placement of an additional 3,500 shares of its Series D Preferred Stock to a single institutional investor (see Note 8).

Between March 31, 2004 and June 30, 2004 Markland completed three private placements, issuing a total of 13,232,083 shares of common stock plus additional warrants for total proceeds of $9,679,000 ($8,226,845 net of issuance costs). Cash raised in these financings were used, in part, to fund the acquisition of EOIR.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Unaudited pro forma financial information for the years ended June 30, 2004, had the acquisitions of STR and EOIR been completed as of July 1, 2002, is as follows:

Unaudited Pro Forma Information
-------------------------------

Unaudited pro forma information for Markland's acquisition of STR is as follows:
--------------------------------------------------------------------------------

MARKLAND-STR                            2004                   2003
--------------------------------------------------------------------------------

Revenues                           $   6,518,000          $   6,713,000
                                   ==============         ==============

Loss from operations               $ (10,245,000)         $  (3,349,000)
                                   ==============         ==============

Net loss applicable to common
  stockholders                     $ (15,227,000)         $  (8,488,000)
                                   ==============         ==============

Net loss applicable to common
  stockholders per common share    $       (1.35)         $       (1.30)
                                   ==============         ==============

Unaudited pro forma information for Markland's acquisition of EOIR is as follows:

MARKLAND-EOIR                           2004                   2003
--------------------------------------------------------------------------------

Revenues                           $  59,416,000          $  34,315,000
                                   ==============         ==============

Loss from operations               $  (7,702,000)         $  (2,973,000)
                                   ==============         ==============

Net loss applicable to common
  stockholders                     $ (13,333,000)         $  (8,743,000)
                                   ==============         ==============

Net loss applicable to common
  stockholders per common share    $       (1.23)         $       (1.75)
                                   ==============         ==============

Unaudited pro forma information for Markland's acquisition of both STR and EOIR is as follows:

MARKLAND-STR-EOIR                       2004                   2003
--------------------------------------------------------------------------------

Revenues                           $  59,920,000          $  40,369,000
                                   ==============         ==============

Loss from operations               $  (7,796,000)         $  (2,708,000)
                                   ==============         ==============

Net loss applicable to common
  stockholders                     $ (13,465,000)         $  (8,633,000)
                                   ==============         ==============

Net loss applicable to common
  stockholders per common share    $       (1.20)         $       (1.32)
                                   ==============         ==============

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

4.       AMORTIZATION OF INTANGIBLE ASSETS

Amortizable intangible assets consist of the following at June 30, 2004:

         Amortizable intangibles - EOIR                  $  11,755,000
         Amortizable intangibles - Ergo                        400,000
         Amortizable intangibles - ASI                       1,000,000
         Amortizable intangibles - STR                       1,967,944
                                                         --------------
              Total amortizable intangibles              $  15,122,944
         Accumulated amortization                             (982,396)
                                                         --------------
              Net amortizable intangibles                $  14,140,548
                                                         ==============

The purchase price of $400,000 related to the January 2003 acquisition of Ergo was allocated entirely to a contract with the United States Government. The contract is being amortized over a three-year period commencing with the date of the acquisition, January 14, 2003. Amortization expense related to the contract for the years ended June 30, 2004 and 2003 was $133,332 and $66,668, respectively.

The intangible assets acquired from ASI on September 30, 2003 totaled $1,000,000. These assets are being amortized over a three-year period commencing October 1, 2003. Amortization expense related to this contract for the year ended June 30, 2004 was $250,000.

The excess of the purchase price of STR over the fair value of assets acquired was $6,006,808. Of this amount, $4,038,864 was allocated to goodwill and $1,967,944 to amortizable intangible assets. $416,000 was allocated to existing contracts with a twenty-six month estimated economic life and the remaining $1,551,944 was allocated to customer relationships with an estimated economic useful life of ten years. Markland has recorded amortization expense of $532,396 for year ended June 30, 2004.

The excess of the purchase price of EOIR over the fair value of assets acquired is $18,022,469. Of this amount, $5,667,469 was allocated to goodwill and $11,755,000 to amortizable intangible assets comprising contracts and customer relationships. This asset has an estimated useful life of nine years. Markland has not recorded amortization expense for year ended June 30, 2004 as the acquisition was completed on June 29, 2004.

Future amortization expense related to the above-acquired intangible assets over the next five years is as follows:

          Years Ending
            June 30,                                  Amount
          ------------                              -----------
             2005                                   $2,119,972
             2006                                    1,941,305
             2007                                    1,544,639
             2008                                    1,461,306
             2009                                    1,461,306
                                                    -----------
                                                    $8,528,527
                                                    ===========

The intangible assets entitled "Acoustic Core" which has a carrying value of $1,300,000 are not available for commercial sale as of June 30, 2004. Accordingly, no amortization expense has been recorded through June 30, 2004.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

5.       LINES OF CREDIT

Secured Convertible Revolving Credit Notes
------------------------------------------

On December 9, 2002, as part of the Company's recapitalization, in accordance with the Exchange Agreement entered between the Company and Market LLC, $3,812,000 representing principal and accrued interest under this line of credit was converted into 3,812 shares of the Company's newly issued Series C 5% Cumulative Convertible Preferred Stock (see Note 8).

On December 10, 2002, Markland entered into a Restated and Amended Secured Convertible Revolving Credit Note Agreement for $500,000.

Interest under this note accrued at the interest rate of 6% per annum.

The note was convertible at any time, in whole or in part, into shares of the Company's common stock. The total number of shares of common stock issuable upon conversion will be determined by dividing the principal amount of this note being converted by 80% of the closing bid price of the common stock based on the average of the five trading days immediately preceding the date of conversion. The value of the beneficial conversion feature of $125,000 was being amortized as interest expense over the term of the debt.

The principal on the note and accrued interest totaling $518,459 was converted into 404,266 shares of Markland's common stock on April 12, 2004. All unamortized discount related to the beneficial conversion feature was charged to interest expense at that time. Amortization of the beneficial conversion feature for the years ended June 30, 2004 and 2003 was $60,126 and $41,666, respectively.

Bank Line of Credit
-------------------

EOIR established a $500,000 line of credit with Virginia Community Bank in October 1999. It is secured by current accounts receivable with variable interest at the prime lending rate (4% at June 30, 2004) plus 1%. The line of credit was extended in 2004, increased to $600,000 and expires in April, 2005. The balance due under this credit line was $600,000 as of June 30, 2004.

There is no interest expense associated with this line in the statements of loss because EOIR was acquired on June 29, 2004.

6.       LONG-TERM DEBT

Note Payable - AI
-----------------

In December 2003, Markland signed a note to finance an insurance premium. The unpaid balance of this note on June 30,2004 was $4,098.

Note Payable - Bay View Capital
-------------------------------

On September 4, 2003, Markland signed a term sheet with Bay View Capital, LLC, a related party, and received in October, 2003 a $1,400,000 bridge-financing loan of which Markland immediately repaid $211,000. The proceeds from this loan were used by Markland to fund the acquisition of STR (see Note 3). The loan agreement provides for Markland to make 24 monthly payments of principal and interest.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Principal is calculated on a monthly basis using a "Cash Flow Recapture Mechanism" as defined in the agreement. Interest is payable monthly in arrears at a rate of 12% per annum payable. The note requires monthly payments in the amount equal to twenty five percent of the gross revenue of STR for the immediately preceding calendar month. The remaining principal balance together with any unpaid interest is due on October 27, 2005. The note was secured by a security interest in substantially all assets of Markland. The balance of the note, plus accrued interest, was paid in full in April 2004. Interest expense related to this note was $100,769 for the year ended June 30, 2004.

Note Payable - STR Acquisition
------------------------------

On October 1, 2003, Markland issued a note in the amount of $375,000 in connection with the acquisition of STR (see Note 3). This note is payable in full by October 15, 2004. The outstanding balance at June 30, 2004 was $300,000.

On March 15, 2004, Markland agreed to issue to George Yang $40,000 of cash and an additional 50,000 shares of common stock valued at $66,500 in exchange for his agreement to extend the note to October 15, 2004. These amounts were charged to interest expense in the statement of loss for the year ended June 30, 2004. Accrued expenses include $40,000 related to this agreement.

Notes Payable - EOIR Acquisition
--------------------------------

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with the acquisition of EOIR's common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair market value of these notes is $9,532,044 as determined by an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note.

Other Long-Term Bank Debt
-------------------------

Markland's long-term bank debt consists of the following as of June 30, 2004:

Wachovia Bank, secured by a vehicle, dated November,
  2001 with monthly payments of $877 including
  interest of 6.1%                                                    $  23,563

First Market Bank, secured by research equipment,
  dated October, 2002 with monthly payments of $3,715
  including interest of LIBOR plus 2.75% (4.1082% at
  June 30, 2004)                                                        141,685

First Market Bank, dated July, 2002 with monthly payments
  of $15,278 plus interest of
  LIBOR plus 2.75%, (4.1082% at June 30, 2004)                          185,363

First Market Bank, secured by leasehold improvements,
  dated March 19, 2003 with monthly
  payments of  $3,514 including interest of 5.05%                        64,294

American Honda Finance, secured by vehicle, dated
  March 24, 2003 with monthly payments
  of  $406 including interest of 4.70%                                   17,403
                                                                      ----------
                                                                      $ 432,308
                                                                      ==========

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

         June 30
         -------
         2005                                       $2,787,061
         2006                                        2,280,294
         2007                                        2,249,763
         2008                                        2,219,288
         2009                                        2,200,000
                                                  -------------
                  Total                             11,736,406
         Less: debt discount                        (1,467,956)
                                                  -------------
                                                  $ 10,268,450
                                                  =============

7.       NEW EQUITY LINE

On September 10, 2003, Markland entered into a Private Equity Credit Agreement with Brittany Capital Management, Ltd. ("Brittany"). Markland agreed to issue and sell to Brittany up to $10,000,000 worth of its common stock over the next three years. Prior to any sales, Markland is required to file a registration statement with the Securities and Exchange Commission, relating to the shares to be issued, and to have such registration statement declared effective.

After the registration statement is declared effective, Markland would be able to put shares to Brittany according to the terms outlined in the agreement (the "Put"). The minimum Put amount is $1,000,000 over the life of the agreement and $25,000 per Put. Failure to satisfy the minimum Put requirement over the life of the Private Equity Credit Agreement will result in a charge to Markland.

Shares will be issued to Brittany, in connection with each Put, at 92% of the average of the closing bid prices for the lowest three (3) (not necessarily consecutive) trading days during the ten (10) trading day period immediately following the Put date. Under certain conditions, Markland will be required to issue additional shares and/or accrue financial penalties.

There can be no assurances that Markland will receive any proceeds from this agreement. As of June 30, 2004, Markland has not drawn down on this equity line.

As of June 30, 2004, no shares have been registered by Markland related to this agreement. For all periods presented, Markland has determined that the fair value of this Put was not material.

8.       STOCKHOLDERS' EQUITY

Preferred Stock:
----------------

The Company is authorized to issue 5,000,000 shares of preferred stock which may be issued in series with such designations, preferences, stated values, rights, qualifications, or limitations as determined by the Board of Directors.

         Series A Redeemable Convertible Preferred Stock
         -----------------------------------------------

On June 30, 2003, Markland issued 30,000 shares of our Series A Non-Voting Redeemable Convertible Preferred Stock in satisfaction of our remaining obligations under a promissory note. The Series A Preferred Stock has no par value, is non-voting and has a stated value of $10 per share. The Preferred Stock is convertible at any time at the option of the Company, and cannot be converted by the holder. This stock is convertible at the rate of three shares of Series A Preferred Stock for each share of common stock. This conversion rate may be adjusted at any time by the Company as a result of either the sale of the

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Company or as a result of a stock split or stock dividend that is issued by the Company while these shares remain outstanding.

The Company shall have the right, but not the obligation to, at any time after the issuance of these shares to redeem all or any portion of the outstanding shares of Series A Preferred Stock from the holder in cash at the stated value of $10 per share by sending notice to the holder. The Series A Preferred Stock has a liquidation preference of $10 per share. This stock does not accrue dividends.

         Series B Convertible Preferred Stock
         ------------------------------------

On September 4, 2003, Markland's board of directors approved a resolution to cancel its Series B convertible preferred stock.

         Series C 5% Cumulative Convertible Preferred Stock
         --------------------------------------------------

On December 9, 2002, the Company entered into an Exchange Agreement, among the Company and Market LLC and James LLC who agreed to exchange their convertible notes payable in the amount of $3,812,000 and $1,413,000, respectively ($5,225,000 in value), inclusive of accrued interest for 5,225 shares ($1,000 stated value per share) of the Company's newly issued Series C Preferred Stock. The Series C Preferred Stock is non-voting and has a liquidation preference of $1,000 per share.

The holders of the Series C Preferred Stock are entitled to receive dividends on each share of preferred stock, which shall accrue on a daily basis at the rate of 5% per annum on the sum of the liquidation preference plus all accumulated and unpaid dividends thereon. These dividends shall accrue whether or not they have been declared or there are legally available funds with which to pay them, and at the option of the holders are payable either in cash or in unrestricted common stock.

The Series C Preferred Stock is redeemable at any time by Markland, and cannot be converted by the holders without written permission for a period of 6 months following the issuance of the shares and then only 10% may be converted per month thereafter. The Series C Preferred Stock is convertible at the option of the holder at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

During the year ended June 30, 2003, Markland sold 170 shares of Series C Preferred Stock for proceeds of $170,000.

On the dates these shares were issued, Markland calculated a beneficial conversion feature related to the conversion discount of $1,386,025. This beneficial conversion feature was accreted to deemed dividends over the conversion period of the Series C Preferred Stock which is 16 months. Deemed dividends related to this beneficial conversion feature were $884,270 and $501,755 for the years ended June 30, 2004 and 2003, respectively.

During the years ended June 30, 2004 and 2003, the Company accreted dividends of $184,478 and $152,716, respectively.

During the years ended June 30, 2004, all outstanding Series C Preferred Stock and dividends of $337,194 were converted into 6,029,844 shares of common stock.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

         Series D Convertible Preferred Stock
         ------------------------------------

Shares of the Series D Convertible Preferred Stock have a liquidation preference of $1,000 per share, are non-voting, do not accrue dividends, are redeemable by Markland anytime and are convertible into shares of Markland's common stock at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

  -------------------------------------------------------- ---------------------
  AVERAGE CLOSING BID PRICE (1)                            DISCOUNT FACTOR
  -----------------------------                            ---------------
  -------------------------------------------------------- ---------------------
  $15.00 or less                                                  80%
  -------------------------------------------------------- ---------------------
  more than $15.00, but less than or equal to $30.00              75%
  -------------------------------------------------------- ---------------------
  more than $30.00, but less than or equal to $45.00              70%
  -------------------------------------------------------- ---------------------
  more than $45.00                                                65%
  -------------------------------------------------------- ---------------------

         ----------------------
         (1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

On June 17, 2003, the Company issued to Eurotech 16,000 shares of Series D Redeemable Convertible Preferred Stock in exchange for 1,666,666 shares of the Company's common stock. The Company also sold an additional 430 shares of Series D Preferred Stock to James LLC for net proceeds of $430,000.

During the year ended June 30, 2004, Markland sold to a third party 7,166 shares of Series D Preferred Stock for gross proceeds of $5,402,000.

Markland has determined that as of the date of issuance there was a beneficial conversion feature in the aggregate amount of $3,555,500 and $4,107,500 for the years ended June 30, 2004 and 2003, respectively. The accretion of these beneficial conversion features on the Series D Preferred Stock has been recorded as a deemed dividend. The deemed dividends increases the loss applicable to common shareholders in the calculation of basic and diluted net loss per common share.

Reverse Stock Split
-------------------

On September 4, 2003, Markland's board of directors approved a resolution to effect a one-for-sixty reverse stock split. This action was subsequently approved by shareholder action which was approved by written consent of the Markland shareholders who held at least a majority of the voting power of the common stock, at least 67% of the voting power of the Series C Cumulative Convertible Preferred Stock, and at least 67% of the voting power of the Series D Cumulative Convertible Preferred Stock. As a result, each sixty shares of common stock was converted automatically into one share of common stock. To avoid the issuance of fractional shares of common stock, each fractional share

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

resulting from the reverse split was rounded up to a whole share. The reverse stock split did not reduce the 500,000,000 shares of common stock that Markland is authorized to issue. The resolution, which impacts shareholders of record as of September 5, 2003 became effective on October 27, 2003. All share amounts and per share data have been restated to reflect this reverse stock split.

Common Stock Issuances
----------------------

In December 2002, the Company entered into a private equity-financing agreement with two investors in order to raise $340,000 of new capital to finance operations. In exchange for the capital, the investors received an aggregate of 113,333 shares of the Company's common stock.

In December 2002, the Company issued an aggregate of 6,667 shares of its common stock to two of its former directors as compensation for services rendered while employed with the Company. In February 2003, the Company agreed to pay one of the aforementioned directors $5,000 in lieu of 1,667 shares of previously issued common stock. For the year ended June 30, 2003, a charge to compensation expense related to the above transactions amounted to $8,000.

During the months of February and March 2003, the Company entered into four new one-year consulting agreements, which provide for aggregate monthly remuneration of $3,000. In connection with those agreements, the Company issued 63,333 shares of restricted common stock. The shares were valued at $890,000, of which approximately $605,000 and $285,000 were charged to operations during the years ended June 30, 2004 and 2003, respectively.

On July 3, 2003, Markland entered into a consulting agreement with Emerging Concepts Inc. for program management and project engineering services for Ergo Systems related border security activities. In conjunction with this agreement, Markland issued Emerging Concepts 25,000 fully vested shares of common stock valued at $102,000. This amount was charged to operations in the year ended June 30, 2004.

On July 24, 2003, Markland entered into an Agreement (the "Agreement") with Syqwest, Inc., a Rhode Island corporation, and related party, formerly known as Ocean Data Equipment Corporation ("Syqwest"). Under this Agreement, Syqwest agreed to receive 750,000 shares of Markland's restricted common stock as full consideration for $450,000 of unpaid services, which were performed by Syqwest in connection with the research efforts as it relates to the Vehicle Stopping Technology. Pursuant to the Agreement, Markland has the right at any time by written notice to repurchase from Syqwest these 750,000 shares of restricted common stock at a purchase price of $0.60 per share. Based on this redemption right and the restriction on the sale of such securities, Markland has valued these shares at the redemption price of $450,000.

During the year ended June 30, 2004, Markland issued to ECON Investor Relations, Inc., a consultant, a 13,790 shares of common stock valued at $44,486. These fully vested shares were issued for enhanced media and corporate communications programs. This amount was charged to operations in the year ended June 30, 2004.

In November 2003, Markland entered into a one year agreement with MarketShare Recovery, Stuart Siller, and George Martin to perform certain services with regard to investor relations for Markland. In consideration for these services, Markland agreed to issue a cumulative total of 90,908 shares of its common stock in quarterly installments of 22,727 shares. Since these shares are earned over the term of the agreement and are subject to forfeiture, the Company has accounted for these under variable accounting. Accordingly, the Company records

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

at fair value the unearned shares each period through the term of the agreement. As of June 30, 2004, the Company has recognized unearned compensation, additional paid in capital and stock compensation of $91,005, $273,012 and $182,011, respectively. Subsequent to year end, the Company issued these consultants 160,000 shares of common stock valued at $106,000 in order to settle a dispute.

In November 2003, Markland entered into an agreement with Research Works to prepare an equity research report. In consideration for these services, Markland issued Research Works a total of 37,099 shares valued at $105,732. This amount was charged to operations in the year ended June 30, 2004.

During the year ended June 30, 2004, Markland awarded three non-officer employees of Markland a total of 19,445 shares valued at $48,036. This amount was charged to operations in the year ended June 30, 2004.

During March of 2004, Markland issued 42,500 shares of common stock valued at $66,725 to ASI as a penalty for not having an effective registration statement for the shares issued to ASI. This amount was charged to operations for the year ended June 30, 2004.

On March 15, 2004, in conjunction wih the acquisition of STR, Markland agreed to issue to George Yang 50,000 shares of common stock valued at $66,500 in exchange for his agreement to amend a note payable. This amount was charged to interest expense in the statement of loss for the year ended June 30, 2004.

On February 12, 2004, Markland entered into a one year agreement with Tameraq Partner for investment banking services. This agreement calls for quarterly payments of $25,000 payable in stock. As of June 30, 2004, the Company has recognized unearned compensation, additional paid in capital and stock compensation of $50,000, $100,000 and $50,000, respectively.

Pursuant to a private placement transaction completed on April 2, 2004, Markland issued the following:

         o        3,333,333 shares of Markland common stock at $0.60 per share;

         o 300,000 shares of Markland common stock in order to get the investors' consent to the private placement on April 16, 2004 (see below)

         o warrants to purchase 3,333,333 shares of Markland common stock at $1.00 per share with a three year term;

         o warrants to purchase 333,333 shares of Markland common stock at $1.40 per share with a three year term that were issued as finders' fees;

         o warrants to purchase purchase 50,000 shares of Markland common stock at $1.00 per share with a three year term that were issued in order to get the investors' consent to the private placement on April 16, 2004 (see below).

Markland agreed to register for resale 150% of the 3,333,333 shares of its common stock in this offering and 110% of the 3,333,333 shares of its common stock that are issuable to certain stockholders upon exercise of the warrants to cover the shares of its common stock, if any, issuable to certain selling stockholders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the Securities Purchase Agreement dated as of April 2, 2004 or the Registration Rights Agreement dated as of April 2, 2004. Markland also agreed to register

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

110% of the 383,333 shares of its common stock that are issuable to certain stockholders upon exercise of the warrants issued as finders' fee and in order to obtain the investors' consent.

Pursuant to a private placement transaction completed on April 16, 2004, Markland issued the following:

         o        2,500,000 shares of Markland common stock;

         o warrants to purchase 3,333,333 shares of Markland common stock at $1.50 per share with a three year term;

         o warrants to purchase 25,000 shares of Markland common stock at $2.00 per shares with a three year term that were issued as finders' fees.

Markland agreed to register for sale 150% of the 2,500,000 shares of its common stock sold to certain selling stockholders pursuant to the Securities Purchase Agreement dated April 16, 2004 and 110% of the 3,333,333 shares of its common stock that are issuable to certain stockholders upon exercise of the warrants sold in this private placement, to cover the shares of its common stock, if any, issuable to certain selling stockholders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the Securities Purchase Agreement dated as of April 16, 2004 or the Registration Rights Agreement dated as of April 2, 2004.

Pursuant to a private placement transaction completed on May 3, 2004, Markland issued the following:

         o        7,098,750 shares of its common stock;

         o warrants to purchase 7,098,750 shares of its common stock at $1.50 per shares with a three year term;

         o warrants to purchase 529,800 shares of its common stock at $1.50 per share with a three year term that were issued as finders' fees.

In conjunction with these three private placements, Markland received gross proceeds of $9,679,000 and net proceeds of $8,226,845 (after deducting finders' fees and transaction costs). Under certain conditions, Markland can redeem the warrants issued in the May 3, 2004 private placement at a price of $.0001 per warrant.

Markland has entered into compensation agreements with certain officers and a consultant (see Note 12) which provide for, among other things, certain performance-based stock grants. Due to the indeterminate number of shares to be issued under these agreements, Markland accounts for these stock compensation plans under variable accounting. Accordingly, for the year ended June 30, 2004, Markland recognized unearned compensation, additional paid in capital and stock compensation expense of $11,035,110, $15,414,419 and $4,379,309, respectively. For the year ended June 30, 2003, the Company recognized unearned compensation, additional paid in capital and stock compensation expense of $3,781,000, $5,518,000 and $1,737,000, respectively. In connection with these agreements, Markland issued 5,830,713 and 155,754 shares of common stock during the years ended June 30, 2004 and 2003, respectively.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

During December 2002 and amended on January 18, 2003, the Company entered into a consulting agreement for six months with an option to renew for an additional six months for services relating to corporate communications. The agreement provides for monthly fees of $7,000, plus expenses, and 333 shares of the Company's common stock. For the year ended June 30, 2003, the Company issued this consultant 2,333 shares of restricted common stock total and has charged approximately $30,000 to operations related to these stock issuances.

Markland has established the following reserves for the future issuance of common stock as follows:

             Reserve for the exercise of warrants                    14,703,549
             Reserve for stock option plan                           25,000,000
             Reserve for conversion of Series A Preferred Stock          10,000
             Reserve for conversion of Series D Preferred Stock      37,734,756
                                                                   -------------
                     Total reserves                                  77,448,305
                                                                   =============

The Company is also obligated to issue certain shares under employment and consulting agreements (see Note 12).

9.       OPTIONS AND WARRANTS

In conjunction with the Company's acquisition of EOIR (see Note 3), the Company adopted the 2004 Stock Incentive Plan ("the Plan"). The Plan authorizes the Company to issue up to 25,000,000 of common shares in the form of options, stock awards, performance share awards or stock appreciation rights.

On June 29, 2004, the Company issued options to eleven former minority owners of EOIR who have continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of the stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of the stock on the vesting date. The intrinsic value of these options based on the fair value of the stock on June 30, 2004 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid in capital. Due to the variable nature of the exercise price and number of shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of September 30, 2004, the maximum number of shares issuable under these options is 1,210,213.

Markland has also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future. Markland expects that these options will vest over five years after the date of grant and will have an exercise price equal to the fair market value of the common stock on the date of grant.

No options were vested at June 30, 2004.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

SFAS No. 123 requires the measurement of the fair value of stock options, to be included in the statement of loss or disclosed in the notes to financial statements (see Note 2). The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and has elected the disclosure-only alternative under SFAS Nos. 123 and 148 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used and weighted average information for the year ended June 30, 2004 is as follows:

          Risk-free interest rate                           3.05%
          Expected dividend yield                           -
          Expected lives                                    3 years
          Expected volatility                               149.4%
          Weighted average fair value per share
            of options granted                              $0.71

In connection with private placements of common stock in April and May 2004, the Company issued warrants to purchase a total of 14,703,549 shares of common stock at exercise prices between $1.00 and $1.50. Included in these are warrants to purchase 13,765,416 shares of common stock issued to investors in the private placement. The value of these warrants was recorded as additional paid in capital. The Company has estimated the fair value of these warrants on the grant date as $19,391,359. The remaining warrants to purchase a total of 938,133 shares of common stock were issued as finders' fees. Since these warrants are considered stock issuance costs, there is no net impact on equity. The Company has estimated the fair value of these warrants on the grant date as $1,116,945.

At June 30, 2004, the Company had the following outstanding warrants:

                                                 Number of
                                                   Shares                Exercise               Date of
                                                 Exercisable              Price                Expiration
                                              ----------------      -----------------      ------------------
Issued in conjunction with April 2,
  2004 private placement                          3,333,333               $1.25               April 2, 2007
                                                    333,333               $1.40               April 2, 2007
Issued in conjunction with April 16,
  2004 private placement                          3,333,333               $1.50               April 16, 2007
                                                     25,000               $2.00               April 16, 2007
                                                     50,000               $1.00               April 21, 2004
Issued in conjunction with May 3,
  2004 private placement                          7,098,750               $1.50               May 3, 2007
                                                    529,800               $1.50               May 3, 2007
                                              ----------------

                    Total                        14,703,549
                                              ================

Weighted average exercise price                                           $1.44
                                                                    ================
Weighted average remaining life                                                               2.81 years
                                                                                            ================

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

10.      NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future, and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented, consists of the following:

                                                                                Shares Potentially
                                                                                     Issuable
                                                                                ------------------
Series A Redeemable Convertible Preferred Stock                                          10,000
Series D Convertible Preferred Stock (convertible at 80% of market value)            34,734,756
Stock options                                                                        10,496,915
Warrants                                                                             14,703,549
Employment and consulting agreements                                                 17,436,271
                                                                                   -------------
         Total as of June 30, 2004                                                   77,381,491
                                                                                   =============

Subsequent to year end, Markland issued more than 20,000,000 shares of common stock in conjunction with conversions of Series D Convertible Preferred Stock, employment and consulting agreements and financings (see Note 16).

11.      DISCONTINUED OPERATIONS

The Company has treated the disposition of CWTel in March 2002 and Vidikron in May 2002 as discontinued operations. The following information summarizes the operating results of the discontinued operations included in the consolidated financial statements:

                                                                 Year Ended         Year Ended
                                                                June 30, 2004      June 30, 2003
                                                                -------------      -------------
                 Revenues                                       $         --       $         --
                                                                =============      =============
                 Income from operations                         $         --       $    998,713
                                                                =============      =============
                 Income from discontinued operations            $         --       $    998,713
                                                                =============      =============

The income from discontinued operations for the year ended June 30, 2003 of $998,713 is a result of management of the Company completing an analysis of various obligations related to the discontinued operations. Management determined that $297,404 of liabilities related to the discontinued operations were either three years old (past the statute of limitations) or represented an overestimate of an accrual. In addition, a real estate lease obligation, which had been recorded in previous years at $706,309, was settled for $5,000.

During the year ended June 30, 2003, the Company converted a $300,000 promissory note related to the discontinued operations into 30,000 shares of Series A redeemable convertible preferred stock (see Note 8).

As of June 30, 2004 and 2003, there were no assets or liabilities remaining from discontinued operations.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

12.      COMMITMENTS AND CONTINGENCIES

Compensation Agreements
-----------------------

Effective January 2003, Markland entered into a one-year compensation agreement with the former chief executive officer and three three-year agreements with an officer, the president and chief financial officer, and two consultants to Markland, Robert Tarini and Verdi Consulting, which provided for aggregate remuneration of $47,500 per month. During the year ended June 30, 2004, Markland accrued $600,000 of bonus compensation under these agreements.

One of these agreements provided for the issuance of 1.67% of Markland's outstanding common stock in three installments, 50% of the shares were issued on or about March 21, 2003, 25% of the shares on or about July 1, 2003 and 25% of the shares on or about October 1, 2003. A final issuance occurred as of December 31, 2003, so that the total amount of shares issued up to December 31, 2003 will equal 1.67% of the outstanding common stock as of December 31, 2003.

In addition, these three agreements, provide in total for the issuance of 5.01% of the Company's outstanding common stock in four installments on a fully diluted basis based upon certain performance criteria being met. Upon contract signing, the Company issued a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares; on or about July 1, 2003, Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares if the Second Quarter gross revenue target has been met; and on or about October 1, 2003 Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.67% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares, minus the aggregate number of Shares issued to these parties in the first two installments if the Third Quarter gross revenue target has been met. If necessary, an additional issuance will occur in January 2004, so that the total amount of shares issued will equal 5.01% of the outstanding common stock calculated on a fully-diluted basis assuming the conversion of all convertible securities as of December 31, 2003.

All of the shares issuable under these four agreements were earned as of January 1, 2004. Accordingly, a total of 1,410,719 shares were issued, of which 119,360 were issued during the year ended June 30, 2003 and 1,291,359 were issued during the year ended June 30, 2004.

On May 12, 2004, Markland entered into five-year compensation agreements with two executives, the chairman and chief executive officer and the president and chief financial officer, and a consultant, Verdi Consulting. These agreements, which are effective on January 1, 2004, provide for the following remuneration:

         Base annual remuneration of $300,000 each (an aggregate of $900,000) payable over the five-year period ending January 2, 2009;

         Discretionary bonuses over the term of the agreement of up to 300% of the base remuneration; and

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

         Conditional stock grants over the period commencing April 1, 2004 through January 2, 2008, based on defined performance criteria. The stock grants, if all earned, entitle each of the three parties to receive up to 7.5% of Markland's common stock on a fully diluted basis. These grants are earned according to the following schedule:

                        Grant 1        2.5%      April 1, 2004
                        Grant 2        1.0%      July 1, 2004
                        Grant 3        1.0%      October 1, 2004
                        Grant 4        1.0%      January 2, 2005
                        Grant 5        1.0%      January 2, 2006
                        Grant 6        0.5%      January 2, 2007
                        Grant 7        0.5%      January 2, 2008

       The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

       In the event of a change in control of Markland during the period covered by the agreement, each executive/consultant will automatically be granted all remaining stock grants and will be due cash and expense compensation for the shorter of (i) three years from the date of the change in control, or (ii) until the end of the term of the agreement. A change in control is defined by the agreements as a change in the majority ownership of the equity of Markland, or the resignation or termination of the majority of the board of directors within a two month period, or the replacement of the CEO or the President of Markland.

In June 2004, these agreements were modified to remove the anti-dultion provision. During the year ended June 30, 2004, a total of 4,575,744 shares of common stock were issued under these new agreements.

In connection with the STR acquisition, Markland entered into a one year consulting agreement, as amended on March 17, 2004, with the former President and principal of STR ("Consultant"). In consideration for the consulting services to be rendered by Consultant, Markland shall pay to Consultant the sum of $285,000 (the "fee"). The fee shall be payable as follows: $25,000 is payable on July 15, 2004, a second payment in the amount of $35,000, is payable on August 15, 2004, a third payment in the amount of $60,000 is payable on September 15, 2004, a fourth payment in the amount of $60,000 is payable on October 15, 2004, a fifth payment in the amount of $60,000 is payable on November 15, 2004 and the sixth and final payment in the amount of $45,000 is payable on December 15, 2004. For the year ended June 30, 2004, Markland charged to operations $225,000 related to this agreement. At June 30, 2004, there is $225,000 included in Accrued Expenses related to this agreement.

Facility Rental
---------------

STR leases its location in Fredericksburg, VA, on a month-to-month basis without a formal agreement. Rent expense relating to this location for year ended June 30, 2004 was $70,066.

We have a three year lease for our executive offices of approximately 1,000 square feet located in Ridgefield, Connecticut and a month-to-month lease for a manufacturing facility of approximately 5,000 square feet located in Fredericksburg, Virginia. We also have an administrative office in Providence, RI which is utilized under a monthly sublease comprising approximately 4,000 square feet.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

EOIR, our wholly owned subsidiary, holds a four-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease, which has an option to renew for an additional three-year term, expires on September 30, 2005. EOIR also leases approximately 5,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. This lease is currently on a month-to-month basis.

We also have several offices located in Fredericksburg, VA. One office with approximately 4,722 sq ft., with a 1 year lease, one with 1,200 sq ft. with a 5 year lease, one with 10,000 sq ft., with a 5 year lease, and one with 4,200 sq ft., with a five year lease. Monthly lease amounts for these facilities total approximately $31,000.

Income Taxes
------------

The Company is currently delinquent on its corporate federal and state income tax filings. The Company expects that its net operating loss carryforwards will be sufficient to offset any taxable income. As a result, no provision for income taxes or any related penalties or interest has been recorded for the years ended June 30, 2004 and 2003.

Government Contracts
--------------------

The Company's billings related to certain U.S. Government contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency. The Company has limited experience with these audits.

13.      INCOME TAXES

There was no provision for federal or state income taxes for the fiscal year's ended June 30, 2004 and 2003, due to the Company's operating losses and a full valuation reserve.

The Company's deferred tax asset before valuation allowance is approximately $6,600,000 and consist primarily at June 30, 2004 of the net operating loss carry forwards. The change in the valuation allowance for the year ended June 30, 2004 was approximately $3,200,000. When filed, the Company's net operating loss carry forwards of approximately $19,000,000 will expire in varying amounts through 2024. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss and tax credit carryforward.

14.      RELATED PARTY TRANSACTIONS

During January 2003, we completed our acquisition of Ergo Systems, Inc. from Ocean Data Equipment Corporation, now called Syqwest, Inc. Robert Tarini, our chief executive officer, is also the chief executive officer of Syqwest, Inc. Ergo's main asset is an annually renewable U.S. Government General Services Administration contract to provide logistic support and product development for five U.S. ports of entry. In exchange for Ergo we agreed to pay Syqwest $400,000 in cash, due in installments that are triggered with the completion of research milestones. Syquest also performs software and engineering services related to our border security business. During the year ended June 30, 2004, $1,244,327 was paid to Syquest for these services and there was a payable due to Syquest of $40,607 at the year end.

On July 24, 2003, we entered into an agreement with Syqwest, Inc., in which we issued 750,000 shares of our common stock in exchange for the forgiveness of $450,000 for unpaid services performed by Syqwest in connection with research conducted in relation to our vehicle stopping technology. We have the right at any time by written notice to repurchase these shares from Syqwest at a price equal to $.60 per share.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

In September 30, 2003 we acquired one hundred percent (100%) of the outstanding stock of Science and Technology Research, Inc., which produces our U.S. Navy shipboard automatic chemical agent detection and alarm system product. We paid the stockholder of Science and Technology Research a total of $6,475,000 consisting of $900,000 in cash, common stock valued at $5,100,000, a promissory note of $375,000, and acquisition costs of $100,000. To finance this acquisition we executed a two year, twelve percent (12%), secured Promissory Note with Bay View Capital, LLC for $1,400,000. Bay View Capital, LLC is controlled by Robert Tarini, our chief executive officer, and Chad Verdi, a consultant to Markland. The outstanding balance and accrued interest of this note were repaid in full on April, 2004.

ipPartners and Asset Growth Company are consulting firms owned by Robert Tarini and Ken Ducey Jr., our president, respectively. Payments to these companies during the year ended June 30, 2004 amounted to $17,500 and $170,000 and were in accordance with their respective consulting contracts with the Company.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

15.      LITIGATION

On June 28, 2004, Charles Wainer filed a civil suit against the Company in Florida state court alleging breach of a stock purchase agreement and breach of an employment agreement stemming from Wainer's sale of his business to a predecessor of the Company and his subsequent employment thereat. In the complaint, Wainer alleges Markland owes him $300,000 cash, some unspecified portion of $700,000 in stock, some unspecified portion of $86,000 cash for lease payments, and approximately $20,000 in back-pay. The Company believes that these claims are without merit and plans to vigorously defend the action. On August 11, 2004, answered the complaint and denied any liability.

In addition, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, we do not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

16.      SUBSEQUENT EVENTS

Litigation
----------

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, EOIR, our wholly owned subsidiary, and our Chief Executive Officer and Director, Robert Tarini. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by the Company, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by the Company. In his complaint Mr. Moulton asserts, among other things, that the Company breached its obligations under the Stock Purchase Agreement, dated June 29, 2004, pursuant to which the Company acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors. Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking certain other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts (approximately $11,000,000) due thereunder. The Company is a guarantor of these notes. The Company believes that the allegations in this lawsuit are entirely without merit and expects to file an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. The Company is considering bringing various claims against Mr. Moulton either by counterclaim or in a separate action.

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 2004 AND 2003

Convertible Note and Warrant Purchase Agreement
-----------------------------------------------

On September 21, 2004, Markland Technologies, Inc. (the "Company" or "we") entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (together the "Investors") pursuant to which we sold warrants to purchase shares of common stock (the "Warrants") and secured convertible promissory notes (the "Convertibles Notes") for the aggregate consideration of $4,000,000. The Convertible Notes are initially convertible into $5,200,000 of common stock at a price of $0.80 per share, subject to certain adjustments as defined in the agreement.

The Purchase Agreement contains standard representations, covenants and events of default. Occurrence of an event of default allows the Investors to accelerate the payment of the Convertible Notes and/or exercise other legal remedies, including foreclosing on collateral.

The Warrants entitle the Investors to purchase an aggregate of 5,200,000 shares of our common stock, at any time and from time to time, through September 21, 2009. The Convertible Notes are in the aggregate principal amount of five million two hundred thousand dollars ($5,200,000) and accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the Convertible Notes. Under the terms of the Convertible Notes, we are required to pay $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005. At anytime, and at the option of the Investors, the outstanding principal and accrued interest of the Convertible Notes may be converted into shares of our common stock.

We have granted a security interest in and a lien on substantially all of our assets to the Investors pursuant to the terms of a Security Agreement, dated September 21, 2004.

As part of this financing, James LLC, the largest holder of our Series D Preferred Stock, agreed not to sell any of its holdings of Series D Preferred Stock until the earlier to occur of: (1) notice from the us and the investors that the transactions contemplated had been completed had been terminated, or
(2) March 15, 2005. However, pursuant to the terms of the lock-up agreement, James, LLC may still convert their Series D shares and sell the underlying shares of common stock in accordance with Rule 144 of the Securities Act of 1933, as amended. In exchange, Markland agreed that under certain conditions, if they did not redeem the Series D stock by January 15, 2005, they would issue to James LLC a warrant to purchase 1,088,160 shares of our common stock at $.80 per share.

Subject to conditions set forth in the agreement, the Company may require the Investor to purchase $1,000,000 of Additional Notes on the Additional Closing Date. The Company shall indicate its intent to sell the Additional Notes by delivery to the Investor of a written notice which may be delivered between March 15, 2005 and March 30, 2005, provided, that the Company may only deliver such written notice if, on the date of such delivery and on the closing date of such transaction, it is in compliance in all material respects with the terms and conditions of the Transaction Documents, no Event of Default shall exist under the Initial Notes, there is an effective Registration Statement covering the Underlying Shares and the Warrant Shares and the Company's Common Stock shall have a closing sales price on its Trading Market of at least $0.40 per share for the ten (10) consecutive Trading Days immediately preceding the delivery of the written notice. Notwithstanding the foregoing, with the consent of the Investor, the Company may extend the period by which it may offer the Additional Notes to the Investor. The Company may only exercise the right to elect to require the purchase of Additional Notes on a single occasion, and there may not be more than a single Additional Closing. If the Company shall have timely delivered such notice, then subject to the satisfaction of the conditions set forth in the agreement, on the Additional Closing Date, the Company shall issue to the Investor the Additional Notes and Second Warrants for an aggregate purchase price equal to one million dollars ($1,000,000). At the Additional Closing, the Company will deliver to the Purchaser: (1) the Additional Notes, in exactly the same form as the Initial Notes, except that the maturity date shall be one year from the Additional Closing Date, registered in the name of the Investor, in the aggregate principal amount of $1,300,000 (as indicated in the Company's notice to elect the sale and issuance of the Additional Notes), (2) the Second Warrants (equal to 100% of the number of shares into which the Additional Notes may be converted) and (3) a bring-down of the legal opinion of Company Counsel delivered on the Closing Date, addressed to the Investor.

Subsequent stock issuances
--------------------------

During the period ending June 30, 2004, and October 12, 2004, various holders of the Company's Series D Convertible Preferred converted their shares into shares of common stock. The total shares issued under such conversions is approximately 14,568,926. Based on employment agreements, on July 1, and October 1, 2004, executives and consultants of the company were issued 6,637,145 shares of common stock.

The company issued 160,000 shares to other consultants under existing contacts which represented the final issuance under their contract. Based on an employment agreement, the company issued 30,000 shares to an employee on August 26th. Based on a consulting agreement, on September 9, 2004, 248,418 shares were issued to a consultant as part of their agreement to help the company with Mergers and Acquisitions.

Based on a release of rights with regard to adjustments on future financings, on September 22, 2004, 833,333 shares were issued to investors that participated in the company's earlier financing.


                                    PART I. FINANCIAL INFORMATION

                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                CONDENSED CONSOLIDATED BALANCE SHEET
                                        AT DECEMBER 31, 2004
                                             (UNAUDITED)


                                               ASSETS

CURRENT ASSETS:
  Cash                                                                              $  5,660,257
  Accounts receivable                                                                  6,889,398
  Other current assets                                                                   217,085
                                                                                    -------------
        TOTAL CURRENT ASSETS                                                          12,766,740
                                                                                    -------------

PROPERTY AND EQUIPMENT- NET                                                              951,330
                                                                                    -------------
OTHER ASSETS:
  Deferred financing costs, net of accumulated amortization of $789,259                1,040,273
  Amortizable intangible assets, net                                                  13,176,562
  Goodwill                                                                             9,159,513
  Technology rights - Acoustic Core                                                    1,300,000
                                                                                    -------------
      TOTAL OTHER ASSETS                                                              24,676,348
                                                                                    -------------

      TOTAL ASSETS                                                                  $ 38,394,418
                                                                                    =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                  $  7,155,606
  Accrued expenses and other current liabilities                                       2,181,193
  Convertible secured notes, net of discount of $4,201,803                             2,753,197
  Current portion of long-term debt                                                    2,537,061
                                                                                    -------------
       TOTAL CURRENT LIABILITIES                                                      14,627,057

NON-CURRENT LIABILITIES
  Long-term debt, less current portion and discount of $1,321,160                      7,411,609
                                                                                    -------------
      TOTAL LIABILITIES                                                               22,038,666
                                                                                    -------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Series A redeemable convertible preferred stock - no par value;                        300,000
    30,000 authorized, issued and outstanding; liquidation preference of $300,000
  Series C 5% cumulative convertible preferred stock - .0001 par value;                       --
    8,000 authorized; 0 issued and outstanding;
  Series D convertible preferred stock - .0001 par value;                                      2
    40,000 authorized; 15,455 issued and outstanding;
    liquidation preference of $15,455,000
  Common stock - .0001 par value; 500,000,000 authorized;                                  5,795
    58,010,095 shares issued and outstanding
  Additional paid-in capital                                                          67,702,285
  Unearned compensation                                                              (22,115,169)
  Accumulated deficit                                                                (29,537,161)
                                                                                    -------------
      TOTAL STOCKHOLDERS' EQUITY                                                      16,355,752
                                                                                    -------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $ 38,394,418
                                                                                    =============

                        The accompanying notes are an integral part of these
                             condensed consolidated financial statements


                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                             CONDENSED CONSOLIDATED STATEMENTS OF LOSS

                        FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                            (UNAUDITED)


                                                                       2004                2003
                                                                   -------------      -------------
REVENUES                                                           $ 32,814,528       $  3,563,495

COST OF REVENUES                                                     25,726,725          2,329,581
                                                                   -------------      -------------
GROSS PROFIT                                                          7,087,803          1,233,914
                                                                   -------------      -------------

OPERATING EXPENSES:
  Selling, general and administrative                                 8,728,505          1,136,188
  Research and development                                              110,267                 --
  Amortization of compensatory element of stock issuances for
    selling, general and administrative fees                          2,253,423          1,539,142
  Loss on disposal of property and equipment                            192,986                 --
  Amortization of intangible assets                                     963,985            150,001
                                                                   -------------      -------------
    TOTAL OPERATING EXPENSES                                         12,249,166          2,825,331
                                                                   -------------      -------------

OPERATING LOSS                                                       (5,161,363)        (1,591,417)
                                                                   -------------      -------------

OTHER EXPENSES (INCOME), NET
  Interest expense (including non-cash interest of $3,624,028)        4,107,402            147,728
  Other income, net                                                     (15,552)                --
                                                                   -------------      -------------
    TOTAL OTHER EXPENSES, NET                                         4,091,850            147,728
                                                                   -------------      -------------

NET LOSS                                                             (9,253,213)        (1,739,145)

Deemed Dividend To Preferred Stockholders                                    --            186,250

Preferred Stock Dividend - Series C                                          --            130,540
                                                                   -------------      -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                         $ (9,253,213)      $ (2,055,935)
                                                                   =============      =============

BASIC AND DILUTED LOSS PER COMMON SHARE:                           $      (0.20)      $      (0.38)
                                                                   =============      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                 45,380,646          5,463,757
                                                                   =============      =============

                        The accompanying notes are an integral part of these
                            condensed consolidated financial statements


                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                              CONDENSED CONSOLIDATED STATEMENTS OF LOSS

                        FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                             (UNAUDITED)


                                                                        2004                2003
                                                                    -------------      -------------
REVENUES                                                            $ 17,044,677          3,256,771

COST OF REVENUES                                                      13,283,832          2,072,625
                                                                    -------------      -------------
GROSS PROFIT                                                           3,760,845          1,184,146
                                                                    -------------      -------------

OPERATING EXPENSES:
  Selling, general and administrative                                  5,157,465            638,376
  Research and development                                               110,267                 --
  Amortization of compensatory element of stock issuances for
    selling, general and administrative fees                           2,254,566          1,137,162
  Loss on disposal of property and equipment                             169,264                 --
  Amortization of intangible assets                                      481,993            116,667
                                                                    -------------      -------------
    TOTAL OPERATING EXPENSES                                           8,173,555          1,892,205
                                                                    -------------      -------------
OPERATING LOSS                                                        (4,412,710)          (708,059)
                                                                    -------------      -------------

OTHER EXPENSES (INCOME), NET
  Interest expense (including non-cash interest of $3,309,862)         3,604,187            119,150
  Other income, net                                                       (9,705)                --
                                                                    -------------      -------------
    TOTAL OTHER EXPENSES, NET                                          3,594,482            119,150
                                                                    -------------      -------------

NET LOSS                                                              (8,007,192)          (827,209)

Deemed Dividend To Preferred Stockholders                                     --             96,250

Preferred Stock Dividend - Series C                                           --             64,851
                                                                    -------------      -------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                          $ (8,007,192)      $   (988,310)
                                                                    =============      =============

BASIC AND DILUTED LOSS PER COMMON SHARE:                            $      (0.15)      $      (0.16)
                                                                    =============      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                  52,408,699          6,156,120
                                                                    =============      =============

                        The accompanying notes are an integral part of these
                             condensed consolidated financial statements


                                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                      CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                             FOR THE SIX MONTHS ENDED DECEMBER 31, 2004


                                                                                                                      SERIES C
                                                                                      SERIES A CONVERTIBLE          CONVERTIBLE
                                                              COMMON STOCK               PREFERRED STOCK          PREFERRED STOCK
                                                        ----------------------------------------------------------------------------

                                                           SHARES        AMOUNT         SHARES       AMOUNT        SHARES    AMOUNT
                                                        ----------------------------------------------------------------------------
Balance - July 1, 2004                                   31,856,793    $    3,180        30,000    $  300,000        --    $   --

Conversion of Series D convertible
  preferred stock into common stock                      15,868,206         1,587            --            --        --        --
Stock, options and warrants issued in connection
   with consulting and employment agreements              7,104,139           710            --            --        --        --
Amortization of employment and
    consulting agreements                                        --            --            --            --        --        --
Stock issued in connection with reset
    rights of private placement investors                   833,333            83            --            --        --        --
Stock issued for services provided in
    connection with acquisition of EOIR                     226,096            23            --            --        --        --
Stock issued in connection with
    legal settlement                                        152,778            15            --            --        --        --
Stock issued in connection with
    warrant conversions                                   1,968,750           197            --            --        --        --
Fair value of warrants and beneficial
    conversion feature on convertible secured notes              --            --            --            --        --        --
Net loss                                                         --            --            --            --        --        --

                                                         -----------   -----------   -----------   -----------   -------   -------
Balance - December 31, 2004                              58,010,095    $    5,795        30,000    $  300,000        --    $   --
                                                         ===========   ===========   ===========   ===========   =======   =======


                                             The accompanying notes are an integral part
                                        of these condensed consolidated financial statements


                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004


                                                  SERIES D CONVERTIBLE          UNEARNED
                                                     PREFERRED STOCK          COMPENSATION
                                             ------------------------------   -------------

                                                 SHARES          AMOUNT          AMOUNT
                                             -------------    -------------   -------------
Balance- July 1, 2004                              22,786     $          2    $(15,176,116)

Conversion of Series D convertible
  preferred stock into common stock                (7,331)              --              --
Stock, options and warrants issued in
  connection with consulting and
  employment agreements                                --               --      (9,111,171)
Amortization of employment and
  consulting agreements                                --               --       2,172,118
Stock issued in connection with reset
  rights of private placement investors                --               --              --
Stock issued for services provided in
  connection with acquisition of EOIR                  --               --              --
Stock issued in connection with
  legal settlement                                     --               --              --
Stock issued in connection with
  warrant conversions                                  --               --              --
Fair value of warrants and beneficial
  conversion feature on convertible
  secured notes                                        --               --              --
Net loss                                               --               --              --
                                             -------------    -------------   -------------
Balance - December 31, 2004                        15,455     $          2    $(22,115,169)
                                             =============    =============   =============

                    The accompanying notes are an integral part of these
                        condensed consolidated financial statements


                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004


                                               ADDITIONAL                          TOTAL
                                                PAID-IN         ACCUMULATED    STOCKHOLDERS'
                                                CAPITAL           DEFICIT          EQUITY
                                                 AMOUNT           AMOUNT           AMOUNT
                                             -------------    -------------    -------------
Balance - July 1, 2004                       $ 50,864,718     $(20,283,948)    $ 15,707,836

Conversion of Series D convertible
  preferred stock into common stock                (1,587)              --               --
Stock, options and warrants issued in
  connection with consulting and
  employment agreements                         9,307,266               --          196,805
Amortization of employment and
  consulting agreements                                --               --        2,172,118
Stock issued in connection with reset
    rights of private placement investors             (83)              --               --
Stock issued for services in connection
    with acquisition of EOIR                      108,505               --          108,528
Stock issued in connection with
    legal settlement                               70,263               --           70,278
Stock issued in connection with
    warrant conversions                         1,181,053               --        1,181,250
Fair value of warrants and beneficial
    conversion feature on convertible
    secured notes                               6,172,150               --        6,172,150
Net loss                                               --       (9,253,213)      (9,253,213)
                                             -------------    -------------    -------------
 Balance - December 31, 2004                 $ 67,702,285     $(29,537,161)    $ 16,355,752
                                             =============    =============    =============

                    The accompanying notes are an integral part of these
                         condensed consolidated financial statements


                             MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                             (UNAUDITED)


                                                                           2004              2003
                                                                       ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                             $(9,253,213)      $(1,739,145)

    Adjustment to reconcile net loss to net cash provided by
       (used in) operating activities:
      Depreciation and amortization of property and equipment              154,973             2,255
      Amortization of intangible asset                                     963,985           150,001
      Amortization of debt discount                                             --            41,668
      Loss on disposal of equipment                                        192,986                --
      Non-cash issuance of stock for legal settlement                       70,278                --
      Non-cash interest expense                                          3,624,028                --
      Amortization and remeasurement of compensatory stock grants        2,253,423         1,539,142
  Changes in operating assets and liabilities:
      Accounts receivable                                               (1,535,131)       (1,448,988)
      Other current assets                                                  67,985            25,454
      Accounts payable                                                   3,654,365           545,299
      Accrued expenses and other current liabilities                         1,217                --
                                                                       ------------      ------------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                194,896          (884,314)
                                                                       ------------      ------------

CASH USED IN INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                            28,607                --
    Additional transaction costs relating to purchase of EOIR              (69,111)               --
    Purchase of ASI assets                                                      --           (85,000)
    Purchase of STR                                                             --          (784,170)
    Purchase of property and equipment                                    (251,239)               --
                                                                       ------------      ------------
        NET CASH USED IN INVESTING ACTIVITIES                             (291,743)         (869,170)
                                                                       ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of preferred stock                                         --           745,000
  Proceeds from exercise of warrants                                     1,181,250                --
  Proceeds from convertible secured notes (net)                          4,541,342                --
  Proceeds from notes payable                                                   --         1,400,000
  Repayments of notes payable                                             (466,576)         (278,004)
  Repayments of credit line                                               (600,000)               --
                                                                       ------------      ------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                        4,656,016         1,866,996
                                                                       ------------      ------------

NET INCREASE IN CASH                                                     4,559,169           113,512

CASH - BEGINING                                                          1,101,088             5,465
                                                                       ------------      ------------
CASH - ENDING                                                          $ 5,660,257       $   118,977
                                                                       ============      ============

                         The accompanying notes are an integral part of these
                             condensed consolidated financial statements


                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                     FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                         (UNAUDITED)


                                                                     2004            2003
                                                                 -----------     -----------
Cash paid during the periods for:
  Interest                                                       $  347,988      $       --
                                                                 -----------     -----------

  Taxes                                                          $       --      $       --
                                                                 -----------     -----------
Non-cash investing and financing activities:

  Conversion of accounts payable into common stock               $       --      $  450,000
                                                                 -----------     -----------

  Acquisition of ASI Assets by issuance of common stock          $       --      $  850,000
                                                                 -----------     -----------

  Accrued dividends on preferred stock                           $       --      $  273,633
                                                                 -----------     -----------

  Acquisition of STR by issuance of common stock                 $       --      $5,100,000
                                                                 -----------     -----------

  Promissory note issued in connection with STR acquisition      $       --      $  375,000
                                                                 -----------     -----------
  Fair value of warrants and beneficial conversion feature
    of convertible secured notes                                 $ 6,172,150     $       --
                                                                 -----------     -----------

  Stock issued for services                                      $  242,028      $       --
                                                                 -----------     -----------

  Stock issued in legal settlement                               $   70,278      $       --
                                                                 -----------     -----------

                    The accompanying notes are an integral part of these
                         condensed consolidated financial statements

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES
            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

               For the Six Months Ended December 31, 2004 and 2003
                                   (Unaudited)

1.       BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Markland Technologies, Inc. and Subsidiaries ("Markland" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, without being audited, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the six months ended December 31, 2004 are not necessarily indicative of the result that may be expected for the year ending June 30, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's 10-KSB, as amended, for the year ended June 30, 2004 filed with the Securities and Exchange Commission.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Markland as a going concern. Markland has incurred net losses of $9,253,213 and $1,739,145 for the six months ended December 31, 2004 and 2003, respectively. Markland has limited finances and may require additional funding in order to market and license its products. During the six months ended December 31, 2004, Markland issued secured convertible promissory notes with a face value of $6,955,000 which, if not converted, are repayable between September and November 2005 (see Note 6). There is no assurance that Markland can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned operations. These factors raise substantial doubt about Markland's ability to continue as a going concern.

Markland's ability to continue as a going concern remains dependent upon the ability to obtain additional financing or through the generation of positive cash flows from continuing operations. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty. While Markland has experienced operating losses in the past, due to the acquisition of EOIR, management believes the operating portion of the business will be cash flow positive in fiscal 2005. Management's business plan is to continue to grow the customer base and revenues and to control and monitor operating expenses and capital expenditures. Management believes that the business as currently constituted will produce positive operating cash flow which, together with the current cash levels, will enable Markland to meet existing financial obligations as they come due during the current fiscal year. However, management can provide no assurance that the performance of the business will meet these expectations.

Markland is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of Markland's current revenue, the loss of this customer would have a material adverse effect on Markland's future operations.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Markland and its wholly-owned subsidiaries, Security Technology, Inc. ("STI"), Ergo Systems, Inc. ("Ergo"), Science and Technology Research Corporation, Inc. ("STR") and E-OIR Technologies, Inc. ("EOIR"). All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements
-------------------------------------------------------

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the determination of the fair value of assets acquired and liabilities assumed in business combinations, impairment of identified intangible assets, goodwill and long lived assets, the fair value of equity instruments issued, valuation reserves on deferred tax assets and revenue and costs recognized on long-term, fixed-price contracts.


Concentrations
--------------

Markland has cash balances in banks in excess of the maximum amount insured by the FDIC as of December 31, 2004.

Substantially all revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors.


Property and Equipment
----------------------

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

                 Software                                3 years
                 Computer equipment                      3 years
                 Vehicles                                5 years
                 Leasehold improvements                  Shorter of useful
                                                           life and lease term
                 Furniture and fixtures                  5-7 years

Property and equipment consisted of the following at December 31, 2004:

                 Software                                $      93,993
                 Computer equipment                            561,928
                 Vehicles                                       55,268
                 Leasehold improvements                        245,150
                 Furniture and fixtures                        146,542
                                                         --------------
                                                         $   1,102,881
                 Less accumulated depreciation                (151,551)
                                                         --------------
                                                         $     951,330
                                                         ==============

Depreciation and amortization expense for the six months ended December 31, 2004 and 2003 was $154,973 and $2,255, respectively.

Revenue Recognition
-------------------

We recognize revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain,
(3) our price to our customer is fixed or determinable, and (4) collection is probable. We recognize revenues at the time we perform services related to border security logistic support. With respect to our revenues from our chemical detectors, we recognize revenue under the units-of-delivery method. At the time the units are shipped to the United States Navy, the Company recognizes as revenues the contract price of each unit and recognizes the applicable cost of each unit shipped. As of June 30, 2004, the Company had completed delivery of all outstanding orders under the contract for chemical detector units.

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide services to the Federal government. The Company has managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. The Company includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

Research and Development
------------------------

Research and development costs are charged to expense as incurred. Markland capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet this criteria are expensed as research and development costs.

Loss Per Share
--------------

Basic and diluted net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented.

Common stock equivalents, consisting of convertible debt, Series A and D Convertible preferred stock, options and warrants were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

Impairment of Intangible Assets
-------------------------------

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Statements of Financial Accounting Standards (SFAS ) No. 142, "Goodwill and Other Intangible Assets", prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the six months ended December 31, 2004 and 2003.

Impairment of Long-Lived Assets
-------------------------------

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Markland continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, Markland evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Markland's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in six months ended December 31, 2004 and 2003.

Stock-Based Compensation
------------------------

At December 31, 2004, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Markland has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net loss for the three months and six months ended December 31:

                                                                 Six months ended               Three months ended
                                                                    December 31,                    December 31,
                                                               2004            2003            2004             2003
                                                               ----            ----            ----             ----
Net loss as reported                                       $(9,253,213)    $(1,739,145)    $(8,007,192)    $  (827,209)
Add: stock-based employee compensation under
intrinsic value method included in net loss                    626,204              --         427,356              --
Deduct: stock-based employee compensation
 under fair value method                                    (1,237,292)             --        (779,734)             --
                                                           ----------------------------    ----------------------------
Pro forma net loss                                          (9,864,301)     (1,739,145)     (8,359,570)       (827,209)
Less: dividends to preferred stockholders                           --        (316,790)             --        (161,101)
                                                           ----------------------------    ----------------------------
Pro forma net loss to applicable to common stockholders    $(9,864,301)    $(2,055,935)    $(8,359,570)    $  (988,310)
                                                           ============================    ============================
Basic and diluted loss per share - as reported             $     (0.20)    $     (0.38)    $     (0.15)    $     (0.16)
                                                           ============================    ============================
Basic and diluted loss per share - pro forma               $     (0.22)    $     (0.38)    $     (0.16)    $     (0.18)
                                                           ============================    ============================

Impact of Recently Issued Accounting Standards
----------------------------------------------

In December 2004, the FASB issued SFAS No. 123R, "Accounting for Stock-Based Compensation" ("SFAS No. 123R"). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. The provisions of this Statement are effective for small business issuers the first interim reporting period that begins after December 15, 2005. Accordingly, Markland will adopt SFAS No. 123R commencing with the quarter ending March 31, 2006. If Markland had included the fair value of employee stock options in these financial statements, the net loss for the three and six months ended December 31, 2004 and 2003 would have been as disclosed above. Accordingly, the adoption of SFAS No. 123R is expected to have a material effect on our financial statements.

3.       ACQUISITIONS

Purchase of Science and Technology Research, Inc.
-------------------------------------------------

In October 2003, Markland completed the acquisition of 100% of the common stock of Science and Technology Research, Inc., a Maryland corporation ("STR"), by its subsidiary, Security Technology, Inc., a Delaware Corporation ("STI"), through a merger of STI with newly formed STR Acquisition Corporation, a Maryland Corporation. STR is a producer of the U.S. Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent (CWA) vapors.

The purchase price for STR was $6,475,000 and consisted of $900,000 in cash, which was paid in October 2003, 1,539,779 shares of common stock valued at $5,100,000, a promissory note of $375,000 and acquisition costs of $100,000. The promissory note bears no interest and, under amended terms, was paid in full by December 31, 2004. Holders of the shares of common stock were granted piggy-back registration rights.

Markland also entered into a consulting agreement with the principal shareholder and employee of STR (see Note 11).

Purchase of E-OIR Technologies, Inc.
------------------------------------

On June 29, 2004, Markland acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the US Army Night Vision Laboratories and has expertise in wide area remote sensing using both electro-optic and infrared technologies. The acquisition was consummated in furtherance of Markland's stated strategy of making synergistic acquisitions in order to provide products and services to Homeland Defense, the Department of Defense and U.S. Intelligence Agencies.

In connection with this acquisition, Markland has also adopted a Stock Incentive Plan (see Note 9).

Unaudited pro forma financial information for the six months and three months ended December 31, 2003, had the acquisitions of STR and EOIR been completed as of July 1, 2003, is as follows:

                                                       December 31, 2003
                                                       -----------------
                                              Six Months ended   Three Months ended
                                              ----------------   ------------------
                                                            (000's)
Revenues                                         $ 27,280            $ 14,890
                                                 =========           =========
Loss from operations                             $   (325)           $   (306)
                                                 =========           =========
Net loss applicable to common stockholders       $ (1,636)           $ (1,154)
                                                 =========           =========
Net loss applicable to common stockholders
     per common share                            $  (0.27)           $  (0.21)
                                                 =========           =========

4.       AMORTIZATION OF INTANGIBLE ASSETS

Amortizable intangible assets consist of the following at December 31, 2004:

         Amortizable intangibles - EOIR        $ 11,755,000
         Amortizable intangibles - Ergo             400,000
         Amortizable intangibles - ASI            1,000,000
         Amortizable intangibles - STR            1,551,944
                                               -------------
              Total amortizable intangibles    $ 14,706,944
         Accumulated amortization                (1,530,382)
                                               -------------
              Net amortizable intangibles      $ 13,176,562
                                               =============

The intangible assets entitled "Acoustic Core" which has a carrying value of $1,300,000 are not available for commercial sale as of December 31, 2004. Accordingly, no amortization expense has been recorded through December 31, 2004. Amortization expense was $963,985 and $150,001 for the six months ended December 31, 2004 and 2003, respectively.

5.       GOODWILL

On the date EOIR was acquired by Markland, EOIR had a payable of $724,459 to the former stockholders related to possible taxes due in conjunction with the final pre-acquisition tax return. In the quarter ended December 31, 2004, this accrual was determined to no longer be required and no distributions are due to the former stockholders. This reduction in payables was considered an adjustment in the fair value of EOIR's net assets acquired and, accordingly, was recorded as a reduction in Goodwill of $724,459.

6.       LONG-TERM DEBT

Note Payable - STR Acquisition
------------------------------

On October 1, 2003, Markland issued a note in the amount of $375,000 in connection with the acquisition of STR. This note was paid in full by December 31, 2004.

On March 15, 2004, Markland agreed to issue to George Yang $40,000 of cash and an additional 50,000 shares of common stock valued at $66,500 in exchange for his agreement to extend the note to October 15, 2004. These amounts were charged to interest expense in the statement of loss for the year ended June 30, 2004. Accounts payable at December 31, 2004 include $40,000 related to this agreement.

Notes Payable - EOIR Acquisition
--------------------------------

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with the acquisition of EOIR's common stock. These notes accrue interest at 6% compounded monthly and interest is payable in quarterly installments over 60 months in addition to annual principal payments. The fair market value of these notes was $9,532,044 as determined by an independent valuation. The discount of $1,467,956 is being amortized to interest expense over the life of the notes. During the six months ended December 31, 2004, $146,796 was amortized to interest expense. The carrying value and unamortized discount at December 31, 2004 was $9,678,840 and $1,321,160 respectively.


Other Long-Term Bank Debt
-------------------------

Markland's other long-term bank debt consists of the following as of December
31, 2004:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest of LIBOR plus 2.75%
(5.31% at December 31, 2004)                                                       $117,755

First Market Bank, dated July, 2002 with monthly payments of $15,278 plus
interest of LIBOR plus 2.75%, (5.31% at December 31, 2004)                           93,697

First Market Bank, secured by leasehold improvements, dated March 19, 2003
with monthly payments of  $3,514 including interest of 5.05%                         43,211

American Honda Finance, secured by vehicle, dated March 24, 2003 with
monthly payments of $406 including interest of 4.70%                                 15,167
                                                                                   --------
                                                                                   $269,830
                                                                                   ========

Convertible Notes and Warrant Purchase Agreements - September 21, 2004
----------------------------------------------------------------------

On September 21, 2004, Markland Technologies, Inc. entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (together the "Investors") pursuant to which the Company sold warrants to purchase shares of common stock (the "Warrants") and secured convertible promissory notes (the "Convertible Notes") for the aggregate consideration of $4,000,000. The Convertible Notes are initially convertible into $5,200,000 of common stock at a price of $0.80 per share, subject to certain adjustments as defined in the Purchase Agreement. The Warrants entitle the Investors to purchase an aggregate of 6,500,000 shares of our Common Stock at an initial conversion price of $.80 at any time and from time to time through September 21, 2009.

The Purchase Agreement contains standard representations, covenants and events of default. Occurrence of an event of default allows the Investors to accelerate the payment of the Convertible Notes and/or exercise other legal remedies, including foreclosing on collateral.

The Convertible Notes are in the aggregate principal amount of five million two hundred thousand dollars ($5,200,000) and accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the Convertible Notes. Under the terms of the Convertible Notes, $4,000,000 of the outstanding principal and interest is required to be prepaid by March 15, 2005. In the event the Investors do not receive such prepayment amount by March 15, 2005, then the Conversion Price shall automatically become the Adjusted Conversion Price which is the lower of $0.80 a share or 80% of the average of the Closing Prices during the five (5) Trading Days prior to the applicable Conversion Date. This shall not be an event of default. The remaining outstanding balance is due by September 21, 2005. At anytime, and at the option of the Investors, the outstanding principal and accrued interest of the Convertible Notes may be converted into shares of Markland's common stock.

The Company has granted a security interest in and a lien on substantially all of its assets to the Investors pursuant to the terms of a Security Agreement, dated September 21, 2004.

As part of this financing, James LLC, the largest holder of Series D Preferred Stock, agreed not to sell any of its holdings of Series D Preferred Stock until the earlier to occur of: (1) notice from the Company and the investors that the transactions contemplated in the Purchase Agreement had been terminated, or (2) March 15, 2005. However, pursuant to the terms of the lock-up agreement, James, LLC may still convert their Series D shares and sell the underlying shares of common stock in accordance with Rule 144 of the Securities Act of 1933, as amended. In exchange, Markland agreed that under certain conditions, if they did not redeem the Series D stock by January 15, 2005, they would issue to James LLC a warrant to purchase 1,088,160 shares of our common stock at $.80 per share.

Subject to conditions set forth in the agreement, the Company may require the Investors to purchase $1,000,000 of Additional Notes on the Additional Closing Date.

On September 21, 2004, Markland estimated the fair value of the Warrants and allocated the gross proceeds of $4,000,000 on a relative fair value basis between the Convertible Notes and the Warrants. Based on this analysis, Markland estimated that the relative fair value of the Warrants and Convertible Notes were approximately $1,659,000 and $2,341,000, respectively. Based on the initial conversion price of $0.80 per share, Markland estimated that the Convertible Notes could convert into 6,500,000 shares of common stock and the effective conversion price was approximately $0.36 per share. Accordingly, Markland determined that there was a beneficial conversion feature of approximately $3,054,000. Since the beneficial conversion feature exceeded the carrying value of the Convertible Notes, the recognition of the beneficial conversion feature was limited to $2,341,000. As a result, the Convertible Notes were recorded net of the fair value of the Warrants and beneficial conversion feature at $0 and will be accreted to $5,200,000, the face value of the Convertible Notes, over the term of those notes. Non-cash interest expense related to the accretion of this discount was $2,447,238 for the six months ended December 31, 2004. The carrying value and unamortized discount at December 31, 2004 was $2,447,238 and $2,752,762 respectively.

In conjunction with the issuance of these Convertible Notes and Warrants, Markland incurred cash financing costs of $766,628. These costs have been recorded in Other Assets as deferred financing costs and are being amortized to interest expense over the term of the Convertible Notes. Non-cash interest expense related to the amortization of deferred financing costs was $360,793 in the six months ended December 31, 2004.

Warrants to purchase 1,500,000 shares of common stock at an initial exercise price of $1.50 and three year term were issued as finders fees. The fair value of these warrants have been calculated at $887,374 and have been recorded as additional deferred financing costs and are being amortized to interest expense over the term of the Convertible Notes. Non-cash interest expense related to the amortization of these deferred financing costs was $403,459 in the six months ended December 31, 2004.

See Note 9 of our condensed consolidated financial statements for information regarding the December 28, 2004, reduction in the exercise price of the Warrants.

Convertible Notes and Warrant Purchase Agreements - November 9, 2004
--------------------------------------------------------------------

On November 9, 2004, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Harborview Master Fund, LP and Southridge Partners, LP (the "November Investors") pursuant to which the Company sold warrants to purchase shares of common stock (the "November Warrants") and secured convertible promissory notes (the "November Convertible Notes") for the aggregate consideration of $1,350,000. The November Convertible Notes are initially convertible into $1,755,000 of common stock at a price of $0.80 per share, subject to certain adjustments as defined in the Purchase Agreement.

The November Warrants entitle the November Investors to purchase an aggregate of 2,531,250 shares of our common stock, at any time and from time to time, through November 9, 2009 at an initial exercise price of $1.50 per share. The November Convertible Notes are in the aggregate principal amount of one million seven hundred fifty five thousand dollars ($1,755,000) and accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the notes. Under the terms of the November Convertible Notes $1,000,000 of the outstanding principle and interest is required to be prepaid by March 15, 2005. In the event the November Investors do not receive such prepayment amount by the prepayment date then the conversion price shall automatically become the adjusted conversion price which is the lower of $0.80 per share or 80% of the average of the closing prices during the five trading days prior to the applicable conversion date. This shall not be an event of default. The remaining outstanding balance is due by September 21, 2005. The notes will mature on November 9, 2005. At any time, and at the option of the November Investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock at an initial conversion price per share of $0.80.

On November 9, 2004, Markland estimated the fair value of the November Warrants and allocated the gross proceeds of $1,350,000 on a relative fair value basis between the November Convertible Notes and the November Warrants. Based on this analysis, Markland estimated that the relative fair value of the November Warrants and November Convertible Notes were approximately $571,513 and $778,487, respectively. Based on the initial conversion price of $0.80 per share, Markland estimated that the November Convertible Notes could convert into 2,193,750 shares of common stock and the effective conversion price was approximately $0.36 per share. Accordingly, Markland determined that there was a beneficial conversion feature of approximately $713,263. As a result, the November Convertible Notes were recorded net of the fair value of the November Warrants and beneficial conversion feature at $65,224 and will be accreted to $1,755,000, the face value of the November Convertible Notes, over the term of those notes. Non-cash interest expense related to the accretion of this discount was $240,735 for the six months ended December 31, 2004. The carrying value and unamortized discount at December 31, 2004 was $305,959 and $1,449,041 respectively.

In conjunction with the issuance of these November Convertible Notes and November Warrants, Markland incurred financing costs of $175,530. These costs have been recorded in Other Assets as deferred financing costs and are being amortized to interest expense over the term of the November Convertible Notes. Non-cash interest expense related to the amortization of deferred financing costs was $25,007 in the six months ended December 31, 2004.

Under the terms of each these November Convertible Notes, we are required to pay a principal amount on each note equal to the consideration paid by the November Investors holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005. If we do not make the March 15, 2005 prepayment, the conversion price will be adjusted from $0.80 per share to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion. Additionally, if we do not make the March 15, 2005 prepayment, the exercise price of the November Warrant will be reduced from $1.50 to the lesser of (i) $0.792 and (ii) 80% of the average closing price per share of our common stock on the date the adjustment is made.

The other terms of these notes and warrants are substantially the same as the Convertible Notes and Warrants Purchase agreement dated September 21, 2004 described above.

See Note 9 of our condensed consolidated financial statements for information regarding the December 28, 2004, reduction in the exercise price of the November Warrants.

7.       EQUITY LINE

On September 10, 2003, Markland entered into a Private Equity Credit Agreement with Brittany Capital Management, Ltd. ("Brittany"). Markland agreed to issue and sell to Brittany up to $10,000,000 worth of its common stock over the next three years. Prior to any sales, Markland is required to file a registration statement with the Securities and Exchange Commission, relating to the shares to be issued, and to have such registration statement declared effective.

For all periods presented, Markland has determined that the fair value of this Put was not material.

The Equity Line expired on September 10, 2004 and the Company is no longer entitled to require Brittany to purchase shares of Common Stock pursuant to it.

8.       STOCKHOLDERS' EQUITY

Preferred Stock:
----------------

The Company is authorized to issue 5,000,000 shares of preferred stock which may be issued in series with such designations, preferences, stated values, rights qualifications, or limitations as determined by the Board of Directors.

         Series A Redeemable Convertible Preferred Stock
         -----------------------------------------------

On June 30, 2003, Markland issued 30,000 shares of our Series A Non-Voting Redeemable Convertible Preferred Stock in satisfaction of our remaining obligations under a promissory note. The Series A Preferred Stock has no par value, is non-voting and has a stated value of $10 per share. The Preferred Stock is convertible at any time at the option of the Company, and cannot be converted by the holder. This stock is convertible at the rate of three shares of Series A Preferred Stock for each share of common stock. This conversion rate may be adjusted at any time by the Company as a result of either the sale of the Company or as a result of a stock split or stock dividend that is issued by the Company while these shares remain outstanding.

The Company shall have the right, but not the obligation to, at any time after the issuance of these shares to redeem all or any portion of the outstanding shares of Series A Preferred Stock from the holder in cash at the stated value of $10 per share by sending notice to the holder. The Series A Preferred Stock has a liquidation preference of $10 per share. This stock does not accrue dividends.

         Series C 5% Cumulative Convertible Preferred Stock
         --------------------------------------------------

The Series C Preferred Stock is non-voting and has a liquidation preference of $1,000 per share. The holders of the Series C Preferred Stock are entitled to receive dividends on each share of preferred stock, which shall accrue on a daily basis at the rate of 5% per annum on the sum of the liquidation preference plus all accumulated and unpaid dividends thereon. These dividends shall accrue whether or not they have been declared or there are legally available funds with which to pay them, and at the option of the holders are payable either in cash or in unrestricted common stock. The Series C Preferred Stock is redeemable at any time by Markland, and cannot be converted by the holders without written permission for a period of 6 months following the issuance of the shares and then only 10% may be converted per month thereafter. The Series C Preferred Stock is convertible at the option of the holder at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

At December 31, 2004, there were no shares of Series C Preferred Stock issued or outstanding.

8.       STOCKHOLDERS' EQUITY (CONT)

Series D Convertible Preferred Stock
------------------------------------

Shares of the Series D Convertible Preferred Stock have a liquidation preference of $1,000 per share, are non-voting, do not accrue dividends, are redeemable by Markland anytime and are convertible into shares of Markland's common stock at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

  -------------------------------------------------------- ---------------------

  AVERAGE CLOSING BID PRICE (1)                            DISCOUNT FACTOR
  -------------------------------------------------------- ---------------------
  $15.00 or less                                                   80%
  -------------------------------------------------------- ---------------------
  more than $15.00, but less than or equal to $30.00               75%
  -------------------------------------------------------- ---------------------
  more than $30.00, but less than or equal to $45.00               70%
  -------------------------------------------------------- ---------------------
  more than $45.00                                                 65%
  -------------------------------------------------------- ---------------------

         ______________________
         (1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

During the six months ended December 31, 2004, 7,331 shares of Series D were converted into 15,868,206 common shares of the Company.

At December 31, 2004 there were 15,455 shares of Series D outstanding.

Reverse Stock Split
-------------------

On September 4, 2003, Markland's board of directors approved a resolution to effect a one-for-sixty reverse stock split. This action was subsequently approved by shareholder action which was approved by written consent of the Markland shareholders who held at least a majority of the voting power of the common stock, at least 67% of the voting power of the Series C Cumulative Convertible Preferred Stock, and at least 67% of the voting power of the Series D Cumulative Convertible Preferred Stock. As a result, each sixty shares of common stock was converted automatically into one share of common stock. To avoid the issuance of fractional shares of common stock, each fractional share resulting from the reverse split was rounded up to a whole share. The reverse stock split did not reduce the 500,000,000 shares of common stock that Markland is authorized to issue. The resolution, which impacts shareholders of record as of September 5, 2003 became effective on October 27, 2003. All share amounts and per share data have been restated to reflect this reverse stock split.

Common Stock Issuances
----------------------

Markland has entered into compensation agreements with certain officers and a consultant (see Note 11) which provide for, among other things, certain performance-based stock grants. In connection with these agreements, Markland issued 6,637,145 shares of common stock during the six months ended December 31, 2004. Due to the indeterminate number of shares to be issued under these agreements, Markland accounts for these stock compensation plans under variable accounting.

For the six months ended December 31, 2004, Markland recognized unearned compensation, additional paid in capital and stock compensation expense of $6,939,053, $9,192,476 and $2,253,423 respectively.

During the six months ended December 31, 2004, Markland also issued the following:

o 466,994 shares of its common stock to other employees and consultants as compensation

o 15,868,206 shares of its common stock on conversion of 7,331 Series D shares.

o 833,333 shares of its common stock in connection with satisfying reset rights of an existing investor and a result of the Convertible Note and Warrant Purchase Agreement entered into on September 21, 2004 (see Note
         6).

o 226,096 shares with a fair value of $108,528 of its common stock issued as finders fees in connection with its acquisition of EOIR which was recorded as additional goodwill.

o 1,968,750 shares of its common stock in connection with the exercise of warrants.

o 152,778 shares with a fair value of $70,278 of its common stock issued as settlement in connection with litigation.

Markland has established the following reserves for the future issuance of common stock as follows:

         Reserve for the exercise of warrants                     27,616,049
         Reserve for stock option plans                           25,000,000
         Reserve for conversion of Series A Preferred Stock           10,000
         Reserve for conversion of Series D Preferred Stock       24,767,628
                                                                -------------
                 Total reserves                                   77,393,677
                                                                =============

The Company is also obligated to issue certain shares under employment and consulting agreements (see Note 11).

9.       OPTIONS AND WARRANTS

In conjunction with the Company's acquisition of EOIR, the Company adopted the 2004 Stock Incentive Plan ("the Plan"). The Plan authorizes the Company to issue up to 25,000,000 of common shares in the form of options, stock awards, performance share awards or stock appreciation rights.

On June 29, 2004, the Company issued options to eleven former minority owners of EOIR who have continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of the stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of the stock on the vesting date. The intrinsic value of these options based on the fair value of the stock on December 31, 2004 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid in capital. Due to the variable nature of the exercise price and number of shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of December 31, 2004, the maximum number of shares issuable under these options is 1,210,213.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, the Company modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, the Company remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

For the six months ended December 31, 2004, the Company recorded $627,355 in amortization relating to the Plan options.

Markland has also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future. Markland expects that these options will vest over five years after the date of grant and will have an exercise price equal to the fair market value of the common stock on the date of grant.

There were no options issued in the six months ended December 31, 2004 and 1,000,229 were vested at December 31, 2004.

At December 31, 2004, the Company had the following outstanding warrants:

                                                   Number of
                                                     Shares               Exercise               Date of
                                                  Exercisable              Price               Expiration
                                                  -----------              -----               ----------
Issued in conjunction with April 2, 2004
   private placement                               3,333,333               $1.25              April 2, 2007
                                                     333,333               $1.40              April 2, 2007
Issued in conjunction with April 16, 2004
   private placement                               3,333,333               $1.50             April 16, 2007
                                                      25,000               $2.00             April 16, 2007
Issued in conjunction with May 3, 2004
   private placement                               7,098,750               $1.50               May 3, 2007
                                                     529,800               $1.50               May 3, 2007

Issued in conjunction with September 21, 2004                                                 September 21,
   convertible note                                5,500,000               $0.60                  2009
                                                     350,000               $0.60              September 21,
                                                     750,000               $1.50                  2007

Issued in conjunction with November 9, 2004
   convertible note                                1,625,000               $1.50            November 9, 2009
                                                     337,500               $1.50               November 9,
                                                                                                  2007
Issued in conjunction with December 7, 2004
   consulting agreement                            4,400,000               $0.60            November 30, 2007
                                                -------------
                    Total                         27,616,049
                                                -------------

Weighted average exercise price                                            $1.09
Weighted average remaining life                                                                3.07 years

On December 7, 2004, we entered into an Agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Pursuant to that agreement, for a period of twelve months, Trilogy will provide publicity and marketing services for us. In addition, Trilogy will perform the functions of an in-house Investor Relations Officer for us. In return we are required to pay Trilogy a fee of $10,000 per month for twelve months. In addition, pursuant to this agreement, we issued to Trilogy warrants to purchase four million (4,000,000) shares of our common stock, par value $0.0001 per share, with an exercise price of $0.60 per share. The fair value of these warrants was calculated at $2,391,592 and was recorded as unearned compensation and additional paid-in capital and will be expensed over a period of twelve months from December 7, 2004. We also issued warrants to purchase four hundred thousand (400,000) shares of our common stock on substantially the same terms to an individual for the introduction to Trilogy. In the six months ended December 31, 2004, we recorded amortization of unearned compensation in Selling, General and Administrative expense of $137,976 related to this agreement.

On December 28, 2004, we entered into agreements with DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. (collectively "DKR") to amend terms of warrants issued to DKR on September 21, 2004 (the "DKR Warrants"), for the purchase of up to 6,500,000 shares of our common stock, $0.0001 par value per share issued in connection with our September 21, 2004, private placement. Specifically, subject to the terms and conditions contained in the DKR Amendment, the parties have agreed:

         o To amend the DKR Warrants so that DKR may exercise all or any portion of the Warrants for an exercise price of $0.60 per share of the Common Stock, from December 28, 2004 until February 28, 2005 (the "DKR Exercise Period"). At the end of the DKR Exercise Period, the amendment shall expire and the exercise terms of the DKR Warrants existing prior to December 28, 2004, shall be effective.
         o That DKR shall exercise a minimum of $600,000 in exercise price of the DKR Warrants, as amended, on or before the close of business on December 31, 2004.
         o That the number of shares of Common Stock subject to the DKR Warrants shall not be adjusted as a result of the temporary reduction in exercise price.
         o At the end of the DKR Exercise Period, we will issue to DKR warrants to purchase a number of shares of Common Stock equal to the number of shares purchased by DKR during the DKR Exercise Period at an exercise price of $1.50 per share (the "NEW DKR WARRANTS").

On December 30, 2004, DKR exercised warrants to purchase 1,000,000 shares of the Company's common stock at $0.60 per share for proceeds of $ $600,000. As a result of this modification of terms, Markland remeasured the fair value of the DKR Warrants. Since the beneficial conversion feature originally measured (see
Note 6) exceeded the proceeds allocated to the convertible notes, no additional beneficial conversion feature was recorded as a result of this modification.

On December 29, 2004, we entered into an agreement with Greenfield Capital Partners LLC ("Greenfield") to amend the terms of a warrant issued to Greenfield (the "Greenfield Warrants") on September 22, 2004 for the purchase of up to 750,000 shares of Common Stock as compensation for consulting services performed by Greenfield in connection with our September 21, 2004 private placement. Specifically, subject to the terms and conditions contained in the Greenfield Amendment, the parties have agreed:

         o To amend the Greenfield Warrants so that Greenfield may exercise all or any portion of the Greenfield Warrant for an exercise price of $0.60 per share of Common Stock, from December 29, 2004 until January 31, 2005 (the "Greenfield Exercise Period").
         o That Greenfield shall exercise a minimum of 400,000 of the Greenfield Warrants, as amended, on or before December 31, 2004, and 350,000 of the Greenfield Warrants, as amended, on or before the close of business on January 31, 2005.
         o That the number of shares of Common Stock subject to the Greenfield Warrant shall not be adjusted as a result of the temporary reduction in exercise price.
         o That section 2(b) of the Greenfield Warrant shall be amended so as to prohibit the exercise of the Greenfield Warrants to the extent that such issuance would result in Greenfield beneficially owning more than 9.99% of the outstanding shares of Common Stock.

On December 30,2004, Greenfield exercised warrants to purchase 400,000 shares of the Company's common stock at $0.60 per share for proceeds of $240,000. As a result of this modification of terms, Markland remeasured the fair value of the Greenfield Warrants. Markland determined there was no material incremental value as a result of this remeasurement.

On December 29, 2004, we entered into an agreement with Southridge Partners LP ("Southridge") to amend the terms of a warrant issued to Southridge on November 9, 2004 (the "Southridge Warrant") for the purchase of up to 568,750 shares of Common Stock in connection with our November 9, 2004, private placement. Specifically, subject to the terms and conditions contained in the Southridge Amendment, the parties have agreed:

         o To amend the Southridge Warrant so that Southridge may exercise all or any portion of the Southridge Warrant for an exercise price of $0.60 per share of Common Stock, from December 29, 2004 until December 31, 2004 (the "Southridge Exercise Period").

         o That Southridge shall exercise all of the of the Southridge Warrant, as amended, on or before the close of business, New York City time, on December 31, 2004.

         o That the number of shares of Common Stock subject to the Southridge Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

         o That section 11(a) of the Southridge Warrant shall be deleted in its entirety so as to eliminate restrictions on the ability of Southridge to exercise the Southridge Warrants based on the number of shares of Common Stock beneficially owned by Southridge.

On December 30,2004, Southridge exercised warrants to purchase 568,750 shares of the Company's common stock at $0.60 per share for proceeds of $341,250. As a result of this modification of terms, Markland remeasured the fair value of the Southridge Warrants. Markland determined there was no material incremental value as a result of this remeasurement.

10.      NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future, and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented, consists of the following:

                                                              Shares Potentially
                                                                   Issuable
                                                                   --------
Series A Redeemable Convertible Preferred Stock                       10,000
Series D Convertible Preferred Stock (convertible at
   80% of market value)                                           24,767,628
Stock options                                                      7,546,376
Warrants                                                          27,616,049
Employment and consulting agreements                              15,799,126
                                                                 -----------
         Total as of December 31, 2004                            75,739,179
                                                                 ===========

11.      COMMITMENTS AND CONTINGENCIES

Compensation Agreements
-----------------------

Effective January 2003, Markland entered into a one-year compensation agreement with the former chief executive officer and three three-year agreements with an officer, the president and chief financial officer, and two consultants to Markland, Robert Tarini and Verdi Consulting, which provided for aggregate remuneration of $47,500 per month.

One of these agreements provided for the issuance of 1.67% of Markland's outstanding common stock in three installments, 50% of the shares were issued on or about March 21, 2003, 25% of the shares on or about July 1, 2003 and 25% of the shares on or about October 1, 2003. A final issuance occurred as of December 31, 2003, so that the total amount of shares issued up to December 31, 2003 will equal 1.67% of the outstanding common stock as of December 31, 2003.

In addition, these three agreements provide in total for the issuance of 5.01% of the Company's outstanding common stock in four installments on a fully diluted basis based upon certain performance criteria being met. Upon contract signing, the Company issued a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares; on or about July 1, 2003, Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares if the Second Quarter gross revenue target has been met; and on or about October 1, 2003 Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.67% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares, minus the aggregate number of Shares issued to these parties in the first two installments if the Third Quarter gross revenue target has been met. If necessary, an additional issuance will occur in January 2004, so that the total amount of shares issued will equal 5.01% of the outstanding common stock calculated on a fully-diluted basis assuming the conversion of all convertible securities as of December 31, 2003.

All of the shares issuable under these four agreements were earned as of January 1, 2004. Accordingly, a total of 1,410,719 shares were issued, of which 119,360 were issued during the year ended June 30, 2003 and 1,291,359 were issued during the year ended June 30, 2004.

On May 12, 2004, Markland entered into five-year compensation agreements with two executives, the chairman and chief executive officer and the president and chief financial officer, and a consultant, Verdi Consulting. These agreements, which are effective on January 1, 2004, provide for the following remuneration:

       Base annual remuneration of $300,000 each (an aggregate of $900,000) payable over the five-year period ending January 2, 2009;

       Discretionary bonuses over the term of the agreement of up to 300% of the base remuneration; and

       Conditional stock grants over the period commencing April 1, 2004 through January 2, 2008, based on defined performance criteria. The stock grants, if all earned, entitle each of the three parties to receive up to 7.5% of Markland's common stock on a fully diluted basis. These grants are earned according to the following schedule:

                           Grant 1          2.5%          April 1, 2004
                           Grant 2          1.0%          July 1, 2004
                           Grant 3          1.0%          October 1, 2004
                           Grant 4          1.0%          January 2, 2005
                           Grant 5          1.0%          January 2, 2006
                           Grant 6          0.5%          January 2, 2007
                           Grant 7          0.5%          January 2, 2008

       The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

       In the event of a change in control of Markland during the period covered by the agreement, each executive/consultant will automatically be granted all remaining stock grants and will be due cash and expense compensation for the shorter of (i) three years from the date of the change in control, or (ii) until the end of the term of the agreement. A change in control is defined by the agreements as a change in the majority ownership of the equity of Markland, or the resignation or termination of the majority of the board of directors within a two month period, or the replacement of the CEO or the President of Markland.

In June 2004, these agreements were modified to remove the anti-dilution provision. During the six months ended December 31, 2004, a total of 6,637,145 shares of common stock were issued under these new agreements.

In December 2004 these agreements were modified to provide a mechanism whereby the Company may acquire all or a portion of the Common Stock granted to each executive/consultant for a nominal sum in the event that their relationship with the Company terminates prior to the registration of those shares. As part of this modification, the stock grants were accelerated so that Grants 5 and 6 were earned on January 2, 2005 and Grants 7 and 8 will be earned on July 1, 2005.

On December 7, 2004, we appointed Gino Pereira as our Chief Financial Officer. The employment agreement for Mr. Pereira provides for a term of five years, beginning December 1, 2004. Mr. Pereira's salary is set at $225,000, with a provision that such salary shall be increased to $300,000 at such time when Mr. Pereira's duties with the Company preclude him from performing work for other clients. The employment agreement provides for a grant of 3,000,000 shares of the Company's Common Stock to Mr. Pereira on the date of signing. These shares are unregistered shares and were granted in reliance on Section 4(2) of the Securities Act of 1933. The employment agreement provides for payment to Mr. Pereira upon a change in control resulting in the voluntary or involuntary termination of a majority of the board of directors, the chief executive officer or the president of an amount equal to the lesser of three times his then current salary or the salary owed through the end of the employment agreement

The employment agreement provides a mechanism whereby the Company may acquire all or a portion of the Common Stock granted to Mr. Pereira for a nominal sum in the event that his engagement with the Company is terminated prior to the registration of those shares. Since August of 2004, Mr. Pereira had been acting as a paid consultant to us in matters involving finances. As of November 18, 2004, Mr. Pereira had received $62,497 for his consulting services.

On December 7, 2004, we appointed Dr. Joseph P. Mackin as our chief operating officer. Dr. Mackin was a selling shareholder of EOIR when we purchased it on June 30, 2004. As part of that transaction, Dr. Mackin received $97,712.15 in cash and a promissory note for $662,288.00. The employment agreement for Dr. Mackin provides for a term of five years, beginning January 3, 2005. Dr. Mackin's salary is set at $300,000. The employment agreement accelerated the vesting date for options previously granted to Dr. Mackin and provides for periodic grants of the Company's Common Stock to Dr. Mackin, with an initial grant of 2,000,000 shares. These shares are unregistered shares and were granted in reliance on Section 4(2) of the Securities Act of 1933. The employment agreement provides for an acceleration of stock grants and payment to Dr. Mackin upon a change in control resulting in the voluntary or involuntary termination of a majority of the board of directors or the chief executive officer of an amount equal to the lesser of three times his then current salary or the salary owed through the end of the employment agreement. The employment agreement provides a mechanism whereby the Company may acquire all or a portion of the Common Stock granted to Dr. Mackin for a nominal sum in the event that his engagement with the Company is terminated prior to the registration of those shares.

In the six months ended December 31, 2004, Markland recorded unearned compensation, additional paid-in capital and stock compensation of $6,588,747, $7,877,690 and $1,288,943 respectively, related to these agreements.

In connection with the STR acquisition, Markland entered into a one year consulting agreement, as amended on March 17, 2004, with the former President and principal of STR ("Consultant"). In consideration for the consulting services to be rendered by Consultant, Markland shall pay to Consultant the sum of $285,000 (the "fee"). The fee shall be payable as follows: $25,000 is payable on July 15, 2004, a second payment in the amount of $35,000, is payable on August 15, 2004, a third payment in the amount of $60,000 is payable on September 15, 2004, a fourth payment in the amount of $60,000 is payable on October 15, 2004, a fifth payment in the amount of $60,000 is payable on November 15, 2004 and the sixth and final payment in the amount of $45,000 is payable on December 15, 2004. As of December 31, 2004, Markland has accrued $225,625 related to this agreement.

Resignation of Officers
-----------------------

On November 1, 2004, Gregory A. Williams notified the Board of Directors of Markland Technologies, Inc. of his resignation from the Board of Directors of the Company and his positions as Director, Executive Vice President, Chief Financial Officer, and Chief Operating Officer of the Company's wholly owned subsidiary, EOIR Technologies, Inc. ("EOIR"). On that date, Mr. Williams, the Company, and EOIR entered into an Agreement and General Release detailing the terms and conditions of Mr. Williams' resignation (the "Separation Agreement"). The Separation Agreement states, among other things, that (a) the Company is to pay Mr. Williams twelve months of severance and all accrued and unused vacation time, (b) Mr. Williams is entitled to retain all benefits until the earlier of December 31, 2005 or when Mr. Williams finds new employment, (c) the vesting of 40% of the non-statutory stock options held by Mr. William is accelerated; and
(e) Mr. Williams reaffirms his confidentiality and non-competition obligations and agrees not to compete with or solicit employees from EOIR for a period of twelve months. In conjunction with this and other severance agreements with former EOIR employees, the Company accrued severance costs of $355,000 in the six months ended December 31, 2004.

Facility Rental
---------------

STR leases its location in Fredericksburg, VA, on a month-to-month basis without a formal agreement. Rent expense relating to this location was $6,937 per month. This location was vacated on December 31, 2004.

We have a five year lease for our executive offices of approximately 1,000 square feet located in Ridgefield, Connecticut and a month-to-month lease for a manufacturing facility of approximately 5,000 square feet located in Fredericksburg, Virginia. We also have an administrative office in Providence, RI which is utilized under a monthly sublease comprising approximately 4,000 square feet.

EOIR, our wholly owned subsidiary, holds a four-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease, which has an option to renew for an additional three-year term, expires on September 30, 2005. EOIR also leases approximately 5,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. This lease is currently on a month-to-month basis.

We also have several offices located in Fredericksburg, VA. One office with approximately 4,722 sq ft., with a 1 year lease, one with 1,200 sq ft. with a 5 year lease, one with 10,000 sq ft., with a 5 year lease, and one with 4,200 sq ft., with a five year lease. Monthly lease amounts for these facilities total approximately $31,000.

In addition we have a one year lease for an executive office located in Boston, MA. The monthly lease amount for this facility is approximately $1,600.

Income Taxes
------------

The Company is currently delinquent on its corporate state income tax filings. The Company expects that its net operating loss carryforwards will be sufficient to offset any taxable income. As a result, no provision for income taxes or any related penalties or interest has been recorded for the six months ended December 31, 2004.

Government Contracts
--------------------

The Company's billings related to certain U.S. Government contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency.

12.      INCOME TAXES

There was no provision for federal or state income taxes for the six months ended December 31, 2004 and 2003, due to the Company's operating losses and a full valuation reserve.

The Company's deferred tax asset before valuation allowance is approximately $10,300,000 and at December 31, 2004 consisted primarily of net operating loss carry forwards. The change in the valuation allowance for the six months ended December 31, 2004 was approximately $3,700,000. When filed, the Company's net operating loss carry forwards of approximately $25,900,000 will expire in varying amounts through 2024. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss and tax credit carryforward.

13.      RELATED PARTY TRANSACTIONS

Robert Tarini, our chief executive officer is also chief executive officer of Syquest, Inc. Syquest performs software and engineering development for the Markland Group and provides approximately 4000 sq ft of office space to the Company in Providence, RI. During the six months ended December 31, 2004 Syquest provided $213,980 in engineering and software services and charged $36,000 for rent.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

14.      LITIGATION

On June 28, 2004, Charles Wainer filed a civil suit against the Company in the Circuit Court for Broward County Florida alleging breach of a stock purchase agreement and breach of an employment agreement stemming from Wainer's sale of his business to a predecessor of the Company and his subsequent employment thereat. In the complaint, Wainer alleges Markland owes him $300,000 cash, some unspecified portion of $700,000 in stock, some unspecified portion of $86,000 cash for lease payments, and approximately $20,000 in back-pay. The Company believes that these claims are without merit and plans to vigorously defend the action. On August 11, 2004, answered the complaint and denied any liability.

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, EOIR, our wholly owned subsidiary, and our Chief Executive Officer and Director, Robert Tarini. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by the Company, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by the Company. In his complaint Mr. Moulton asserts, among other things, that the Company breached its obligations under the Stock Purchase Agreement, dated June 29, 2004, pursuant to which the Company acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors. Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking certain other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts (approximately $11,000,000) due thereunder. The Company is a guarantor of these notes. The Company believes that the allegations in this lawsuit are entirely without merit and expects to file an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. The Company is considering bringing various claims against Mr. Moulton either by counterclaim or in a separate action.

In addition, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, we do not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flows

On December 7, 2004, the Company issued 152,778 shares of its Common Stock in settlement of a civil suit filed against Quest Net, Inc., a predecessor company to Markland, for the non-payment of a promissory note valued at $66,671.


15.      SUBSEQUENT EVENTS

Subsequent Litigation Events
----------------------------

On January 31, 2005, the trial began in the action between Charles Wainer and Markland in the Circuit Court for Broward County, Florida. On that day, the presiding judge in the matter referred the parties to mediation.

Subsequent common stock issuances
---------------------------------

Subsequent to December 31, 2004, executives and consultants of the company were issued 14,319,237 shares of common stock based on employment agreements.

Subsequent to December 31, 2004, additional warrants were exercised to purchase 7,225,000 shares of the Company's common stock at $0.60 per share for proceeds of $4,335,000.

Preferred Stock Restriction Agreement
-------------------------------------

On January 5, 2005, the Company entered into a preferred stock restriction agreement (the "Agreement") with James LLC (the "Series D Holder"), to restrict the sale of shares of the Company's series D cumulative convertible preferred stock and shares of the Company's common stock, par value $0.0001 per share issuable upon conversion of the Series D Preferred Stock (the "Conversion Shares" and, collectively with the Series D Preferred Stock, the "Subject Securities").

Specifically, subject to the terms and conditions contained in the Agreement, the parties have agreed that the Series D Holder will not transfer or dispose of any of the Subject Securities prior to March 15, 2005. Beginning on March 15, 2005, the Series D Holder may sell its Conversion Shares in broker's transactions subject to Rule 144 promulgated under the Securities Act of 1933. However, beginning on June 15, 2005, the Series D Holder's sales of the Conversion Shares shall be limited to sales of not more than $600,000 per calendar month. Beginning on September 13, 2005, the monthly limit on the Series D Holder's sales of the Conversion Shares shall be increased to $750,000 per calendar month.

The Agreement calls for the Company to enter into a Private Equity Credit Agreement with an investor, Brittany Capital Management, Ltd., for an equity line of credit in the amount of $10,000,000. The Equity Line shall be subject to certain conditions enumerated in Section 4.8 of that certain Purchase Agreement, dated September 21, 2004, between the company and investors named therein. The Company is required, within twenty-one (21) days of the execution of the Private Equity Credit Agreement, to file a registration statement with the Securities and Exchange Commission (the "SEC") providing for the resale by the Investor of the shares of Common Stock sold to the Investor pursuant to the Equity Line. In the event that the Equity Line Registration Statement has not been declared effective by the SEC prior to June 15, 2005, the Company shall pay a cash penalty of $50,000 per month to the Investor.

In connection with the execution of the Agreement, the Company agreed to issue warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of Common Stock as set forth in the Lock-Up agreement with the Series D Holder dated September 21, 2004, at an exercise price of $0.60 per share. The Series D Holder is entitled to have the shares subject to these warrants included in the first registration statement filed by the Company with the SEC following the Equity Line Registration Statement. These warrants are unregistered securities and are being issued in reliance on Section 4(2) of the Securities Act of 1933.

On January 4, 2005, we entered into an agreement with David Stefansky to amend the terms of a warrant issued (the "Stefansky Warrant") to him on September 21, 2004 as compensation for consulting services performed by Stefansky in connection with our September 21, 2004, private placement for the purchase of up to 375,000 shares of our common stock. Specifically, subject to the terms and conditions contained in the Stefansky Amendment, the parties have agreed:

         o To amend the Stefansky Warrant so that Stefansky may exercise all or any portion of the Stefansky Warrant for an exercise price of $0.60 per share of Common Stock, from January 4, 2005, until January 7, 2005.

         o That Stefansky shall exercise all of the of the Stefansky Warrant, as amended, on or before the close of business on January 7, 2005.

         o That the number of shares of Common Stock subject to the Stefansky Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

On January 5, 2005, warrants for 375,000 shares of common stock were exercised for proceeds of $225,000.

Warrant Amendments with DKR Soundshore Holding Fund, Ltd. and DKR Soundshore
----------------------------------------------------------------------------
Strategic Holding Fund, Ltd.
---------------------------

On February 7, 2005, the Company entered into agreements with DKR Soundshore Holding Fund, Ltd. DKR Soundshore Strategic Holding Fund, Ltd. ("DKR"), to reduce the exercise price of replacement warrants ("Replacement Warrants") issuable to DKR pursuant to the Amendment to Warrants between the Company and DKR dated December 28, 2004 (the "Amendment") (see Note 9). Pursuant to the Amendment, the Company agreed to issue to DKR new warrants to purchase a number of shares of the Company's common stock, $.0001 par value per share ("Common Stock"), at an exercise price of $1.50, equal to the number of shares of Common Stock purchased by DKR prior to March 1, 2005 pursuant to the terms of the Amendments. Specifically, subject to the terms and conditions in the Agreements, the parties have agreed:

         o That DKR shall purchase no less than an aggregate of 1,500,000 shares of Common Stock by exercising Common Stock Purchase Warrant, as amended, no later than February 7, 2005.

         o That the exercise price of the Replacement Warrants issued to DKR pursuant to the Amendments shall be reduced from $1.50 per share to $0.50 per share.

         o That DKR waives any default or potential default that the Amendments may otherwise have caused under those certain Secured 8% Convertible Notes made by the Company and payable to DKR executed in connection with the September 21, 2004, private placement, and any other defaults under the other transaction contracts and agreements between DKR and the Company that may arise out of the Amendments.

The parties have further agreed that DKR shall have piggy-back registration rights with regard to the shares of Common Stock underlying the Replacement Warrants.

Issuance of Warrants to Purchase Common Stock
---------------------------------------------

         On February 7, 2005, the Company issued warrants to purchase five hundred sixty-eight thousand seven hundred fifty (568,750) shares of Common Stock to Southridge Partners LP, warrants to purchase one million six hundred twenty-five thousand (1,625,000) shares of Common Stock to Harborview Master Fund LP, warrants to purchase three hundred seventy-five thousand (375,000) shares of Common Stock to Richard Rosenblum, and warrants to purchase three hundred seventy-five thousand (375,000) shares of Common Stock to David Stefansky (collectively, the "Warrants"). The Warrants entitle the holders thereof to purchase an aggregate two million nine hundred forty-three thousand seven hundred fifty (2,943,750) shares of Common Stock at an exercise price of $0.60 per share at any time and from time to time through, February 7, 2010.

         The Warrants contain a provision granting certain piggy-back registration rights to the holders of the Warrants for the shares of Common Stock underlying the Warrants.

         The Company received no consideration for the issuance of the Warrants. The offer and sale of the Warrants was made in reliance on Section 4(2) of Securities Act of 1933, as amended. Southridge Partners LP, Harbarview Master Fund LP, Richard Rosenblum and David Stefansky are stockholders of the Company and "accredited investors" within the meaning of Regulation D.

ACQUISITION

On February 14, 2005, Markland entered into definitive agreements with Technest Holdings, Inc., a Nevada corporation ("Technest"), a public company with no revenue and minimal assets and operations, Genex Technologies, Inc. ("Genex"), and the certain investors, which resulted in Markland acquiring controlling interests in Technest simultaneous with and conditioned upon the Technest acquisition of Genex. In accordance with the terms of the Markland Securities Purchase Agreement on February 14, 2005, Technest issued a controlling interest to Markland in exchange for 10,168,764 shares of Markland common stock and Markland agreed to issue additional shares of common stock upon conversion of Technest's Series B Preferred Stock. Immediately after the acquisition by Markland of a controlling interest in Technest, certain investors paid $5,000,000 in cash for shares of Technest Series B Preferred Stock, five-year warrants to purchase Technest common stock, and shares of Technest Series C Convertible Preferred Stock. The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate (i) $3 million; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock. In addition, Mr. Geng received a six month unsecured promissory note in the principal amount of $276,317 that pays interest at the rate of 6% per annum.

Genex is a supplier of advanced imaging, surveillance and security sensor technologies. The impact of this acquisition has not been determined at this time.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when an director's or officer's conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

         In addition, we have entered into employment agreements with our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

         Article II, Section 4 of our bylaws limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of us unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

         (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;

         (b) a transaction from which the director derived an improper personal benefit;

         (c) an unlawful distribution;

         (d) in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or

         (e) in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

         We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against particular liabilities, including some liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by us.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS.

         The following table provides information regarding the various anticipated expenses payable by Markland in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

                  NATURE OF EXPENSE                                   AMOUNT
                  ------------------------------------------------------------
                  SEC registration fee.........................     $    4,548
                  Accounting fees and expenses.................     $   30,000
                  Legal fees and expenses......................     $  150,000
                  Transfer agent fees..........................     $    1,500
                  Printing and related fees....................     $   10,000
                  Miscellaneous................................     $   50,000
                                                                    ----------
                  Total........................................     $  246,048
                                                                    ==========

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         We have issued the following unregistered securities within the last three years. The following information regarding our securities has been adjusted to reflect a 1-for-60 reverse stock split effected on October 27, 2003.

                                      2002

         On December 9, 2002, we entered into an Exchange Agreement with James LLC, a Cayman Island limited liability company, and Market LLC, a Cayman Island limited liability company, wherein we issued to them an aggregate of 5,225 shares of our Series C convertible preferred stock (with a stated value of $1,000 per share) in exchange for the cancellation of promissory notes in the aggregate amount of $5,250,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On December 9, 2002, we executed an Exchange Agreement with Eurotech, Ltd., a District of Columbia corporation, and Crypto.com, Inc., a Delaware corporation, wherein we issued 3,998,789 shares of our common stock in exchange for some assets related to the Acoustic Core(TM) technology for illicit material detection. In addition, we issued 499,848 shares of our common stock to ipPartners, Inc., a Rhode Island corporation, in connection with this acquisition of assets. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On December 10, 2002, we issued a convertible promissory note to Market LLC, a Cayman Island limited liability company, in the amount of $500,000. The issuance of this security was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

                                      2003

         At various times during 2003, we issued to our employees, directors and consultants the following number of shares of our common stock on the following dates as compensation for their services. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as a sale not involving a public offering.

          NAME                                                 NUMBER OF SHARES
-------------------------------------------------------------------------------
Commonwealth Acquisitions, Inc. (1).......................         16,667
David Danovitch (1).......................................          3,334
Dean Denuccio.............................................        280,000
Rodney Dodd...............................................          7,937
Kenneth Ducey, Jr.(2).....................................        221,568
ECON Investor Relations, Inc. (1).........................         12,049
Oscar Hayes...............................................         21,035
Edward Kessler............................................          7,937
Delmar Kintner (2)........................................        119,303
MarketShare Recovery, Inc. (1)............................         27,272
George Martin (1).........................................          4,546
Ernie Mercier (1).........................................          8,334
Jo-Ann Nichols (2)........................................          3,571

Joe O'Neill (1)...........................................          8,334
John Readey...............................................         65,000
Lawrence Shatsoff (1).....................................          1,667
Stuart Siller (1).........................................         13,636
The Research Works, Inc. (1)..............................         37,099
Robert Tarini (1).........................................        221,568
Verdi Consulting (1)......................................        201,568

--------------------
(1)  Acquired shares in consideration of consulting services.
(2)  Acquired shares pursuant to an employment agreement.

         On February 11, 2003, we issued 170 shares of our Series C Preferred stock to James LLC, a Cayman Island limited liability company, for a purchase price of $170,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On March 19, 2003, we executed a Technology Purchase Agreement with ASI Technology Corporation, a Nevada corporation, wherein we acquired some particular gas plasma antenna assets for 283,333 shares of our common stock. In connection with this acquisition, we also issued shares of our common stock to Patriot Scientific Corporation. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On March 27, 2003, we executed an Exchange Agreement with Eurotech, Ltd. wherein we issued 16,000 shares of our Series D preferred stock in exchange for 1,666,666 shares of our common stock. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         In July 2003, we entered into a consulting agreement with Emerging Concepts. As consideration for the consulting services, we issued 25,000 shares of our common stock to Emerging Concepts in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act, for transactions by an issuer not involving any public offering.

         On July 24, 2003, we issued 750,000 shares of our common stock to Syqwest, Inc., a Rhode Island corporation formerly known as Ocean Data Equipment Corporation, for unpaid services valued at $450,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On September 30, 2003, we executed an Agreement and Plan of Merger with Science and Technology Research, Inc. In connection with the merger, we issued 1,539,779 shares of our common stock and a promissory note in the amount of $375,000 to George Yang, the sole stockholder of Science and Technology Research, Inc. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On each of October 1, 2003, November 3, 2003 and December 1, 2003, we sold to James LLC, a Cayman Island limited liability company, an aggregate of 385 shares of our Series D preferred stock for an aggregate purchase price of $385,000. The issuance of these securities was exempt from registration under
Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On November 12, 2003, we issued 37,099 shares of our common stock to Research Works, Inc., a New Jersey corporation, for the preparation of an equity research report. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

                                      2004

         During January 2004, we issued 208,906 shares of our common stock to each of Kenneth Ducey, Jr., and Robert Tarini and 209,006 shares of our common stock to Verdi Consulting in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under
Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On February 2, 2004, we sold 277 shares of our Series D preferred stock to James LLC, a Cayman Island limited liability company, for $152,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On ten different occasions between August 2003 and March 2004, we issued an aggregate of 4,096 shares of our Series D preferred stock to a single institutional investor for an aggregate consideration of $4,096,000. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On April 2, 2004, we issued 3,333,333 shares of our common stock and warrants to purchase 3,333,333 shares of our common stock at $1.00 per share to three institutional investors for consideration of $200,000. We also issued a warrant to purchase 333,333 share of our common stock and paid $200,000 to a finder in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On April 16, 2004, we issued 2,500,000 shares of our common stock and warrants to purchase 2,500,000 shares of our commons stock at $1.50 per share to ten institutional investors for consideration of $2,000,000. We also issued warrants to purchase 25,000 shares of our common stock at $2.00 per share and paid $100,000 to a finder in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On April 20, 2004, we issued in the aggregate 300,000 shares to the three investors in our April 2, 2004 private placement in consideration of their consent to permit us to proceed with a private placement that was subsequently consummated on May 3, 2004. We also issued warrants to purchase 50,000 shares of our common stock to counsel for these investors in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On May 3, 2004 and May 7, 2004, we issued and aggregate of 7,098,750 shares of our common stock and redeemable warrants to purchase 7,098,750 shares of our common stock at $1.50 per share to 26 institutional investors 8 individual investors for consideration of $5,679,000. We also issued redeemable warrants to purchase an aggregate of 529,800 shares of our common stock and paid an aggregate of $545,140 to five finders in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On June 1, 2004, we issued 1,525,248 shares of our common stock to each of Verdi Consulting and Robert Tarini, 305,050 shares of our common stock to Kenneth Ducey, Jr., and 1,220,198 shares of our common stock to Asset Growth Company (which is wholly owned by Kenneth P. Ducey, Jr.) in connection with their services as employees and consultants and pursuant to the compensation terms of our agreements with them. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On June 29, 2004, in connection with our acquisition of E-OIR Technologies, Inc., we issued 3,500 shares of our Series D preferred stock to a single institutional investor for consideration of $2 million. The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

         On June 29, 2004, also in connection with the acquisition of E-OIR Technologies, Inc., we adopted a Stock Incentive Plan under which we issued options to purchase 9,345,740 shares of its common stock to key employees of EOIR for an exercise price of $.3775 per share. The options will vest in five equal annual installments. In addition, we granted to another key employees of EOIR options to purchase a number of shares of our common stock equal to $471,983 divided by one-half of the market price for the common stock on the date of vesting. These options also vest in five equal annual installments. We have also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future.

         From July 1, 2004 to November 29, 2004, various holders of our Series D convertible preferred stock converted shares of preferred stock into shares of our common stock. The total shares issued under such conversions was approximately 14,686,302. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On July 28, 2004, we issued 1,006,902 shares of our common stock to each of Robert Tarini and Verdi Consulting, 301,370 shares of common stock to Kenneth Ducey, Jr. and 705,532 shares of common stock to Asset Growth Company in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as a sale not involving a public offering.

         During the three months ended September 30, 2004, we issued an aggregate of 227,776 shares of common stock to various consultants and employees under existing contacts. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as sales not involving a public offering.

         On August 26, 2004, we issued 38,333 shares of common stock to Darylene Wanek and Stephen Johnson pursuant to the terms of their employment agreements with the Company. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On September 21, 2004, we entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. pursuant to which we sold warrants to purchase shares of common stock and secured convertible promissory notes for the aggregate consideration of $4,000,000. At any time, and at the option of the investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. The resale of the shares underlying these warrants is covered by this registration statement. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

         On September 22, 2004, we issued 833,333 shares to investors that participated in the April 2, 2004 private placement in exchange for their waiver and release of some rights. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On October 1, 2004, we issued 1,205,479 shares of our common stock to each of Verdi Consulting, Inc. and Robert Tarini, 301,370 shares of our common stock to Kenneth Ducey, Jr., and 904,110 shares of our common stock to Asset Growth Company (which is wholly owned by Kenneth Ducey, Jr.) in connection with their services as employees and consultants and pursuant to the compensation terms of our agreements with them. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

         On November 1, 2004, we entered into an Agreement and General Release with Gregory Williams and Mary Williams, detailing the terms and conditions of their resignations from our wholly owned subsidiary, E-OIR Technologies, Inc. Pursuant to these agreements, we accelerated the vesting of 1,000,000 stock options at an exercise price of $.375 per share. These options represented 40% of the non-statutory stock options held by Mr. and Mrs. William immediately prior to their resignations. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

         On November 9, 2004, we entered into a Securities Purchase Agreement with Harborview Master Fund L.P. and Southridge Partners LP, pursuant to which we sold warrants to purchase shares of our common stock and secured promissory notes for the aggregate consideration of $1,350,000. At any time, and at the option of the investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 337,500 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

         On December 7, 2004, the Company issued 91,667 shares of common stock to Summerstrand Investments, Ltd., and 61,111 shares of common stock to Schoeppl & Burke, P.A., in connection with a lawsuit in which Summerstand Investments, Ltd., was a plaintiff and the Company was a defendant. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

         On December 7, 2004, we entered in to an consulting agreement with Trilogy Capital Partners, Inc. for publicity and marketing services. As partial consideration for the agreement, we issued to Trilogy warrants to purchase four-million (4,000,000) shares of our common stock, par value $0.0001 per share, with an exercise price of $0.60 per share. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a sale not involving a public offering.

         On December 7, 2004, we issued four-hundred-thousand (400,000) warrants to Michael Rosenblum, an unaffiliated consultant who assisted us in contacting Trilogy Capital Partners, Inc. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act, as amended as a sale not involving a public offering.

         Between December 28, 2004 and February 7, 2005, we entered into agreements to amend the exercise price of our warrants held by the investors in our September 21, 2004, and November 9, 2004 private placements, effectively reducing the exercise price to $0.60. In connection with these amendments, we agreed to issue new common stock purchase warrants with an exercise price of $1.50 as consideration for the holders agreement to immediately exercise their right to purchase an aggregate of 9,193,750 shares of our common stock pursuant to the warrant amendment agreements. On February 7, 2005, we were committed to issue 9,193,750 common stock purchase warrants in connection with this agreement. The issuance and sale of the new warrants will not be registered under the Securities Act, but will be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

                                      2005

         On January 3, 2005, we granted shares of common stock to the following parties. These shares have not be registered with the SEC and the offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

     ----------------------------------- --------------------------------------
                 Purchasers                     Number of shares granted
     ----------------------------------- --------------------------------------
     Robert Tarini                       2,867,458
     ----------------------------------- --------------------------------------
     Gino Pereira                        3,000,000
     ----------------------------------- --------------------------------------
     Kenneth P. Ducey                    716,864
     ----------------------------------- --------------------------------------
     Joseph P. Mackin                    2,000,000
     ----------------------------------- --------------------------------------
     Asset Growth . (1)                  2,150,593
     ----------------------------------- --------------------------------------
     Verdi Consulting, Inc. (2)          3,584,322
     ----------------------------------- --------------------------------------
     (1) Kenneth P. Ducey is a director, officer and controlling shareholder of Asset Growth.
     (2)  Chad Verdi is the sole shareholder of Verdi Consulting, Inc.

         On January 5, 2005, we entered into a Preferred Stock Restriction Agreement with James LLC restricting the sale of shares of our series D cumulative convertible preferred stock and shares of our common stock issuable upon conversion of our series D preferred stock. In connection with the execution of this agreement, we issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of our common stock at an exercise price of $0.60 per share. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

         In accordance with the terms of the Markland Securities Purchase Agreement, on February 14, 2005, Technest issued to Markland 412,650,577 shares of its common stock (before the Reverse Split) in exchange for 10,168,764 shares of Markland common stock and Markland agreed to issue shares of common stock upon conversion of Technest's Series B Preferred Stock (which, together with the Technest Series C Preferred Stock and warrants, was sold to the Investors in the Investor Financing). Technest used the shares of common stock paid to it by Markland to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex . Markland intends to hold Technest's common stock as an asset. Markland does not intend to take Technest private. The issuance of these securities was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

         On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest, the Investors consisting of Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP paid $5,000,000 in cash for 1,149,425 shares of Technest Series B Preferred Stock, five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share (before the Reverse Split), and 1,149,425 shares of Technest Series C Preferred Stock convertible into 242,735,571 shares of Technest's common stock (before the Reverse Split). After the Reverse Split, the warrants will be exercisable for 1,149,425 shares of Technest common stock and the Series C Preferred Stock will be convertible into 1,149,425 shares of Technest common stock. Technest raised $5,000,000 through this financing. Although Markland is not a party to the Investor Securities Purchase Agreement, Markland has agreed to issue shares of its common stock upon conversion of Technest Series B Preferred Stock sold under this agreement and to register the resale of such common stock by the Investors. The proceeds of this financing were used by Technest to fund the acquisition of Genex, pay transaction costs and fund working capitalThese securities were sold in units for a price of $4.35 per unit each. The issuance and sale of these securities was not registered under the Securities Act, but were made in reliance upon the exemptions from the registration requirements set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

ITEM 27.          EXHIBITS.

------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.1          Articles of Incorporation of Quest Net                              8-K         March 20, 2000      1.3
             Corp., filed with the Florida Secretary of
             State on December 28, 1998
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.2          Articles of Merger filed with the Florida                           8-K         March 20, 2000      1.2
             Secretary of State on March 15, 2000
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.3          Articles of Amendment to the Articles of                            8-K         April 10, 2001      3.1
             Incorporation of Quest Net Corp., filed
             with the Florida Secretary of State on
             April 4, 2001
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.4          Articles of Amendment to the Articles of                            8-K         April 10, 2001      3.3
             Incorporation of Quest Net Corp., filed
             with the Florida Secretary of State on June
             21, 2001
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.5          Articles of Amendment to the Articles of                            SB-2        May 11, 2004        3.5
             Incorporation of Markland Technologies,
             Inc. filed with the Florida Secretary of
             State on December 21, 2001
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.6          Articles of Amendment to the Articles of                            10-KSB      October 14, 2003    3.6
             Incorporation of Markland Technologies,
             Inc. filed with the Florida Secretary of
             State on September 16, 2003
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.7          Certificate of Designations of Rights and                           10-KSB      October 14, 2003    3.7
             Preferences of the Series A Non-Voting
             Convertible Preferred Stock
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.8          Certificate of Designations of Rights and                           8-K         December 20, 2002   3.5
             Preferences of the Series C Cumulative
             Convertible Preferred Stock
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.9          Certificate of Designations of Rights and                           10-KSB      October 14, 2003    3.5
             Preferences of the Series D Cumulative
             Convertible Preferred Stock
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
3.10         Amended and Restated By-Laws                                        8-K         March 20, 2000      1.4
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.1          Form of common stock certificate of                                 10-QSB      February 14, 2003   4.1
             Markland Technologies, Inc.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.2          Registration Rights Agreement between                               SB-2 (2)    May 11, 2004        4.2
             Markland Technologies, Inc., Montana View
             Corporation, Elite Properties, Ltd.,
             Sparrow Ventures, Inc., dated April 2, 2004
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.3          Form of Common Stock Purchase Warrant dated                         SB-2 (2)    May 11, 2004        4.3
             April 2, 2004
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-7


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.4          Form of Common Stock Purchase Warrant dated                         SB-2 (2)    May 11, 2004        4.4
             April 16, 2004
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.5          Form of Common Stock Purchase Warrant dated                         SB-2 (2)    May 11, 2004        4.5
             May 3, 2004
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.6          Registration Rights Agreement, dated March                          10-KSB      October 14, 2003    10.10
             19, 2003, by and between ASI Technology
             Corporation and Markland Technologies, Inc.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.7          Registration Rights Agreement by and                                10-KSB      October 14, 2003    10.17
             between Markland Technologies, Inc. and
             Brittany Capital Management limited, dated
             September 10, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.8          Consulting Agreement by and between                                 8K          November 12, 2003   10.3
             Markland Technologies, Inc. and George
             Yang, dated September 30, 2003
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.9          Consulting Agreement by and between                                 SB-2 (2)    May 11, 2004        4.9
             Markland Technologies, Inc. and
             Commonwealth Acquisitions, Ltd., dated
             March 24, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.10         Consulting Agreement by and between ECON                            SB-2 (2)    May 11, 2004        4.10
             Investor Relations, Inc., dated January 18,
             2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.11         Consulting Agreement by and between                                 SB-2 (2)    May 11, 2004        4.11
             Markland Technologies, Inc. and Marketshare
             Recovery, Inc., dated October 29, 2003
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.12         Consulting Agreement by and between                                 10-QSB      February 23, 2004   10.4
             Markland Technologies, Inc. and Emerging
             Concepts, Inc., dated July 7, 2003
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.13         Research Agreement by and between Markland                          SB-2 (2)    May 11, 2004        4.13
             Technologies, Inc. and The Research Works,
             Inc., dated October 29, 2003
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.14         Employment Agreement by and between                                 SB-2 (2)    May 11, 2004        4.14
             Markland Technologies, Inc. and Jo-Ann
             Nichols, dated October 27, 2003
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.15         Registration Rights Agreement by and                                8-K         September 23, 2004  99.3
             between Markland Technologies, Inc. and the
             investors named therein, dated September
             21, 2004
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.16         Form of Common Stock Purchase Warrant                               8-K         September 23, 2004  99.5
             issued by Markland Technologies, Inc. on
             September 21, 2004
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-8


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.17         Lock-up Agreement by and among Markland                             8-K         September 23, 2004  99.7
             Technologies, Inc., Robert Tarini, and
             Kenneth Ducey, Jr.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.18         Lock-up Agreement by and between Markland                           8-K         September 23, 2004  99.6
             Technologies, Inc. and James, LLC.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.19         Consent and Waiver Agreement by and among                           8-K         September 23, 2004  99.8
             Markland Technologies, Inc. and the parties
             named therein, dated September 21, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.20         Amendment to Warrant No. CS-84, by and                              8-K         December 30, 2004   99.1
             between Markland technologies, Inc. and DKR
             Soundshore Oasis Holding Fund, Ltd., dated
             December 28, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.21         Amendment to Warrant No. CS-85, by and                              8-K         December 30, 2004   99.2
             between Markland Technologies, Inc. and DKR
             Soundshore Strategic Holding Fund, Ltd.,
             dated December 28, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.22         Form of Warrant issued in connection with                           8-K         December 30, 2004   99.3
             warrant amendments dated February 7, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.23         Amendment to Warrant No. CS-83, by and                              8-K         December 30, 2004   99.4
             between Markland Technologies, Inc. and
             Greenfield Capital Partners, LLC, dated
             December 29, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.24         Amendment to Warrant No. CS-89, by and                              8-K         December 30, 2004   99.5
             between Markland Technologies, Inc. and
             Southridge Partners LP, dated December 29,
             2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.25         Amendment to Warrant No. CS-86, by and                              8-K         January 7, 2005     99.1
             between Markland Technologies, Inc. and
             David Stefansky, dated January 4, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.26         Amendment to Warrant No. CS-87, by and                              8-K         January 7, 2005     99.2
             between Markland Technologies, Inc. and
             Richard Rosenblum, dated January 4, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.27         Amendment to Warrant No. CS-88, by and                              8-K         January 7, 2005     99.3
             between Markland Technologies, Inc. and
             Harborview Master Fund LP, dated January 4,
             2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.28         Preferred Stock Restriction Agreement by                            8-K         January 11, 2005    99.1
             and between Markland Technologies, Inc. and
             James LLC, dated January 5, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.29         Form of Common Stock Purchase Warrant                               8-K         January 11, 2005    99.3
             issued to James LLC on January 5, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-9


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.30         Preferred Stock Restriction Agreement                               8-K         January 12, 2005    99.1
             Amendment by and between Markland
             Technologies, Inc. and James LLC, dated
             January 5, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.31         Registration Rights Agreement by and among                          8-K         February 15, 2005   4.1
             Markland Technologies, Inc., and Southridge
             Partners, LP, Southshore Capital Fund
             Limited, ipPartners, Inc., Verdi Consulting
             Inc., DKR Soundshore Oasis Holding Fund,
             Ltd., DKR Soundshore Strategic Holding
             Fund, Ltd. and Deer Creek Fund, LP for
             Markland Common Stock, dated February 14,
             2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.32         Registration Rights Agreement between                               8-K         February 15, 2005   4.2
             Technest Holdings, Inc., and Markland
             Technologies, Inc., dated February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.33         Registration Rights Agreement by and among                          8-K         February 15, 2005   4.3
             Technest Holdings, Inc., and Southridge
             Partners, LP, Southshore Capital Fund
             Limited, ipPartners, Inc., Verdi Consulting
             Inc., DKR Soundshore Oasis Holding Fund,
             Ltd., DKR Soundshore Strategic Holding
             Fund, Ltd. and Deer Creek Fund, LP for
             Technest Series C Preferred Stock and
             Warrants for Technest common stock, dated
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.34         Registration Rights Agreement between                               8-K         February 15, 2005   4.4
             Technest Holdings, Inc. and Jason Geng,
             dated February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.35         Registration Rights Agreement between                               8-K         February 15, 2005   4.5
             Markland Technologies, Inc., and Jason
             Geng, dated February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.36         Form of Technest Common Stock Purchase                              8-K         February 15, 2005   4.6
             Warrant issued on February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.37         Technest Series B Convertible Preferred                             8-K         February 15, 2005   4.7
             Stock Certificate of Designations filed with
             the Secretary of State of Nevada on
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.38         Technest Series C Convertible Preferred                             8-K         February 15, 2005   4.8
             Stock Certificate of Designations filed
             with the Secretary of State of Nevada on
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
4.39         Promissory Note made by Genex Technologies,                         8-K         February 15, 2005   4.9
             Inc. and issued in favor of Jason Geng on
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
5.1          Opinion of Foley Hoag LLP                                           SB-2/A (2)  November 30, 2004    5.1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-10


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.1         Securities Purchase Agreement by and among                          SB-2 (2)    May 11, 2004        10.1
             Markland Technologies, Inc., Montana View
             Corporation, Elite Properties, Ltd., and
             Sparrow Ventures, Inc., dated April 2, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.2         Securities Purchase Agreement by and among                          SB-2 (2)    May 11, 2004        10.2
             Markland Technologies, Inc. and the
             Investors named therein, dated April 16,
             2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.3         Securities Purchase Agreement by and among                          SB-2 (2)    May 11, 2004        10.3
             Markland Technologies, Inc. and the
             Investors named therein, dated May 3, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.4         Agreement and Plan of Merger by and among                           8-K         November 12, 2003   10.1
             Markland Technologies, Inc. and STR
             Acquisition Corp., Security Technology,
             Inc., Science and Technology Research,
             Inc., and George Yang, dated September 30,
             2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.5         Promissory Note made by Markland                                    8-K         November 12, 2003   10.4
             Technologies, Inc., in favor of George
             Yang, dated September 30, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.6         Security Agreement by and between Markland                          SB-2 (2)    May 11, 2004        10.6
             Technologies, Inc. and George Yang, dated
             September 30, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.7         Guaranty by Markland Technologies, Inc. in                          SB-2 (2)    May 11, 2004        10.7
             favor of George Yang, dated September 30,
             2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.8         Amendment and Payment Extension Agreement                           SB-2 (2)    May 11, 2004        10.8
             by and between Markland Technologies, Inc.
             and George Yang, dated March 17, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.9         Loan Agreement by and between Security                              8-K         November 12, 2003   10.2
             Technology, Inc. and Bay View Capital LLC,
             dated September 30, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.10        Promissory Note by and among Markland                               8-K         November 12, 2003   10.5
             Technologies, Inc., Security Technology,
             Inc., and Bay View Capital LLC, dated
             September 30, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.11        Security Agreement by and between Security                          SB-2 (2)    May 11, 2004        10.11
             Technology, Inc. and Bay View Capital LLC,
             dated September 30, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.12        Security Agreement by and between Markland                          SB-2 (2)    May 11, 2004        10.12
             Technologies, Inc. and Bay View Capital LLC.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-1


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.13        Sublicense Agreement by and between                                 SB-2 (2)    May 11, 2004        10.13
             Markland Technologies, Inc. and ASI
             Technology Corporation, dated March 19,
             2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.14        ASI Technology Corporation Contract with                            SB-2/1A     June 16, 2004       10.16
             Naval Surface Warfare Center, dated January                         (2)
             31, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.15        Letter from Sherb & Co., LLP to the                                 8-K         March 17, 2003      16.1
             Commission, dated March 12, 2003,
             concerning change in certifying accountant.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.16        Technology Purchase Agreement by and                                8-K         April 4, 2003       10.1
             between Markland Technologies, Inc. and ASI
             Technology Corporation, dated March 19,
             2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.17        Exchange Agreement, dated March 27, 2003,                           8-K         April 4, 2003       10.2
             by and between Eurotech, Ltd. and Markland
             Technologies, Inc.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.18        Registration Rights Agreement, dated March                          10-KSB      October 14, 2003    10.12
             27, 2003, by and between Eurotech, Ltd. and
             Markland Technologies, Inc.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.19        Amended and Restated Exchange Agreement,                            8-K         July 30, 2003       10.1
             dated July 24, 2003, by and between
             Markland Technologies, Inc. and Syqwest,
             Inc.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.20        Preferred Securities Purchase Agreement by                          10-KSB      October 14, 2003    10.14
             and between Markland Technologies, Inc. and
             James LLC, dated February 2, 2003, relating
             to the issuance of 170 shares of Series C
             5% Convertible Preferred Stock.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.21        Preferred Securities Purchase Agreement by                          10-KSB      October 14, 2003    10.15
             and between Markland Technologies, Inc.,
             and James LLC, dated April 1, 2003,
             relating to the issuance of Series D
             Convertible Preferred Stock.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.22        Private Equity Credit Agreement by and                              10-KSB      October 14, 2003    10.16
             between Markland Technologies, Inc. and
             Brittany Capital Management Limited, dated
             September 10, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.23        Nonexclusive License Agreement by and                               SB-2 (2)    May 11, 2004        10.31
             Science & Technology Research , Inc. and
             the Secretary of the Navy, dated November
             4, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-12


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.24        International Distribution Agreement                                SB-2 (2)    May 11, 2004        10.32
             between Markland Technologies, Inc. and
             Tradeways.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.25        Science & Technology Research contract                              SB-2 (2)    May 11, 2004        10.33
             Naval Surface Warfare Center, dated January
             31, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.26        Subcontract Agreement by and between ERGO                           SB-2 (2)    May 11, 2004        10.34
             Systems, Inc. and Computer Sciences
             Corporation, dated December 8, 2003.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.27        Lease for Property located at 112 Juliad                            SB-2/1A     June 16, 2004       10.35
             Court, Fredericksburg, Virginia, dated                              (2)
             October 11, 2000, by and between Science
             and Technology, Inc. and 112 Juliad Court
             LLC.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.28        Co-Operative Research and Development                               SB-2/1A     June 16, 2004       10.36
             Agreement by and between Markland                                   (2)
             Technologies, Inc. and the U.S. Air Force.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.29        Employment Agreement by and between                                 10-QSB      May 24, 2004        10.32
             Markland Technologies, Inc. and Robert
             Tarini, dated May 12, 2004 .
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.30        Employment Agreement by and between                                 10-QSB      May 24, 2004        10.33
             Markland Technologies, Inc. and Kenneth
             Ducey, Jr., dated May 12, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.31        Strategic Operations Contractor Agreement                           10-QSB      May 24, 2004        10.34
             by and between Markland Technologies, Inc.
             and Asset Growth Company, dated May 12,
             2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.32        Consulting Agreement by and between                                 10-QSB      May 24, 2004        10.35
             Markland Technologies, Inc. and Chad A.
             Verdi, dated May 12, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.33        Amendment to Employment Agreement between                           SB-2/1A     June 16, 2004       10.41
             Markland Technologies Inc. and Robert                               (2)
             Tarini dated June 16, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.34        Agreement between Markland Technologies                             SB-2/1A     June 16, 2004       10.42
             Inc. and Kenneth P. Ducey, dated June 16,                           (2)
             2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.35        Amendment to the Consulting Agreement                               SB-2/1A     June 16, 2004       10.43
             between Markland Technologies Inc. and                              (2)
             Verdi Consulting, dated June 16, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-13


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.36        Amendment to the Strategic Operations                               SB-2/1A     June 16, 2004       10.44
             Contractor Agreement by and between                                 (2)
             Markland Technologies, Inc. and Asset
             Growth Company, dated June 16, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.37        Purchase Agreement between Markland                                 8-K         September 23, 2004  99.1
             Technologies, Inc. and the investors named
             therein, dated September 21, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.38        Security Agreement between Markland                                 8-K         September 23, 2004  99.2
             Technologies, Inc. and the investors named
             therein, dated September 21, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.39        Form of Secured Convertible Promissory Note                         8-K         September 23, 2004  99.4
             made by Markland Technologies, Inc., on
             September 21, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.40        Night Vision Electronic Sensors Directorate                         10-KSB      October 13, 2004    10.48
             (NVESD) Omnibus Contract between E-OIR
             Measurement Inc., a subsidiary of EOIR and
             United States Army Night Vision and
             Electronic Sensors Directorate.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.41        Securities Purchase Agreement by and among                          SB-2 (1)    November 10, 2004   10.50
             Markland Technologies, Inc., Harborview
             Master Fund L.P. and Southridge Partners LP
             dated November 9, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.42        Form of Convertible Note made by Markland                           SB-2 (1)    November 10, 2004   10.51
             Technologies, Inc. and issued to Harborview
             Master Fund L.P. and Southridge Partners LP
             on November 9, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.43        Form of Warrant issued by Markland                                  SB-2 (1)    November 10, 2004   10.52
             Technologies, Inc. to Harborview Master
             Fund L.P. and Southridge Partners LP, on
             November 9, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.44        Subordination Agreement by and among DKR                            SB-2 (1)    November 10, 2004   10.53
             Soundshore Oasis Holding Fund, LLC DKR
             Soundshore Strategic Holding Fund, LLC,
             Harborview Master Fund L.P., Southridge
             Partners LP, and Markland Technologies,
             Inc., dated November 9, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.45        Conditional Waiver and Consent by and among                         SB-2 (1)    November 10, 2004   10.54
             DKR Soundshore Oasis Holding Fund, LLC DKR
             Soundshore Strategic Holding Fund, LLC,
             Harborview Master Fund L.P., Southridge
             Partners LP, and Markland Technologies,
             Inc., dated November 9, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.46        Stock Purchase Agreement by and between                             8-K         June 30, 2004       2.1
             Markland and EOIR, dated June 30, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-14


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.47        Form of Promissory Note made by EOIR                                8-K         June 30, 2004       2.2
             Technologies Inc. and dated June 29, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.48        Security Agreement by and between EOIR and                          8-K         June 30, 2004       2.3
             sellers of EOIR stock, dated June 30, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.49        The Markland Technologies, Inc. 2004 Stock                          8-K         June 30, 2004       2.4
             Option Plan.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.50        Preferred Securities Purchase Agreement by                          8-K         June 30, 2004       2.5
             and between Markland Technologies, Inc. and
             James LLC.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.51        Pledge and Security Agreement, by and                               8-K         June 30, 2004       2.6
             between Markland, EOIR and the Sellers
             thereon, dated June 29, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.52        Forms of Nonqualified Stock Option issued                           8-K         June 30, 2004       2.7
             by Markland Technologies, Inc. on June 29,
             2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.53        Agreement and General Release, dated                                10-QSB      November 15, 2004   10.61
             November 1, 2004, by and between Markland
             Technologies, Inc. and Gregory A. Williams.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.54        Engagement Letter with Trilogy Capital                              8-K         December 9, 2004    99.1
             Partners, Inc., dated December 7, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.55        Form of Warrant issued to Trilogy Capital                           8-K         December 9, 2004    99.2
             Partners, Inc., and the unaffiliated
             consultant, dated December 7, 2004.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.56        Waiver by and among Markland Technologies,                          8-K         December 13, 2004   99.1
             Inc., DKR Soundshore Oasis Holding Fund
             Ltd., DKR Soundshore Strategic Holding Fund
             Ltd., Harborview Master Fund L.P. and
             Southridge Partners LP.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.57        Letter Agreement by and among Markland                              8-K         December 13, 2004   99.2
             Technologies, Inc., DKR Soundshore Oasis
             Holding Fund Ltd., and DKR Soundshore
             Strategic Holding Fund Ltd.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.58        Employment Agreement by and between                                 8-K         January 7, 2005     99.4
             Markland Technologies, Inc. and Robert
             Tarini, dated January 2, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.59        Employment Agreement by and between                                 8-K         January 7, 2005     99.5
             Markland Technologies, Inc. and Kenneth
             Ducey, Jr., dated January 2, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-15


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.60        Employment Agreement by and between                                 8-K         January 7, 2005     99.6
             Markland Technologies, Inc. and Dr. Joseph
             P. Mackin, dated January 2, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.61        Employment Agreement by and between                                 8-K         January 7, 2005     99.7
             Markland Technologies, Inc. and Gino M.
             Pereira, dated January 2, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.62        Strategic Operations Contractor Agreement                           8-K         January 7, 2005     99.8
             by and between Markland Technologies, Inc.
             and Asset Growth Company, dated January 2,
             2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.63        Consultant Agreement with by and between                            8-K         January 7, 2005     99.9
             Markland Technologies, Inc. and Verdi
             Consulting, Inc., dated January 2, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.64        Finder Agreement by and between Technest      X
             Holdings, Inc. and Greenfield Capital,
             dated February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.65        Escrow Agreement by and among Markland                              8-K         February 15, 2005   10.1
             Technologies, Inc., Technest Holdings,
             Inc., Genex Technologies, Inc., Jason Geng,
             and Wilmington Trust Company, dated
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.66        Lock-Up Agreement by and among Markland                             8-K         February 15, 2005   10.2
             Technologies, Inc., Technest Holdings, Inc.
             and Jason Geng, dated February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.67        Employment Agreement by and between Genex                           8-K         February 15, 2005   10.3
             Technologies, Inc. and Jason Geng dated
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.68        Lock-up Agreement by and among Technest                             8-K         February 15, 2005   10.4
             Holdings, Inc., Garth LLC and Southshore
             Capital Fund Ltd., dated February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.69        Form of Option to be granted under the 2004                         8-K         February 15, 2005   10.6
             Markland Stock Incentive Plan.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.70        Agreement by and between Genex                                      8-K         February 15, 2005   10.7
             Technologies, Inc. and Ocean Tomo.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.71        Securities Purchase Agreement by and among                          8-K         February 15, 2005    2.1
             Technest Holdings, Inc., and Southridge
             Partners, LP, Southshore Capital Fund
             Limited, ipPartners, Inc., Verdi
             Consulting, Inc., DKR Soundshore Oasis
             Holding Fund, Ltd., DKR Soundshore
             Strategic Holding Fund, Ltd and Deer Creek
             Fund, LP, dated February 14, 2005
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

                                                           II-16


------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
EXHIBIT NO.                  DESCRIPTION                     FILED WITH THIS        FORM        FILING DATE        EXHIBIT NO.
                                                             POST EFFECTIVE
                                                              AMENDMENT #1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.72        Securities Purchase Agreement between                               8-K         February 15, 2005   2.2
             Markland Technologies, Inc., and Technest
             Holdings, Inc., and dated February 14, 2005
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.73        Agreement and Plan of Merger by and between                         8-K         February 15, 2005   2.3
             Technest Holdings, Inc., MTECH Acquisition,
             Inc., Genex Technologies, Inc. and Jason
             Geng, dated February 14, 2005
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.74        Articles of Merger merging MTECH                                    10-QSB/A    February 18, 2005   99.2
             Acquisition, Inc. with and into Genex
             Technologies, Inc., filed with the
             Secretary of the State of Maryland on
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
10.75        Certificate of Merger merging MTECH                                 10-QSB/A    February 18, 2005   99.1
             Acquisitions with and into Genex
             Technologies, Inc., filed with the
             Secretary of the State of Delaware on
             February 14, 2005.
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
23.1         Consent of Foley Hoag LLP.                                          SB-2/A (2)  November 30, 2004    5.1
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
23.2         Consent of Wolf & Company, P.C.               X
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
23.3         Consent of Marcum & Kliegman LLP.             X
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------
24.1         Power of Attorney (contained on the           X
             signature page to this registration
             statement).
------------ --------------------------------------------- --------------------- ----------- ------------------- -----------------

Notes:
(1) SEC File # 333-120390
(2) SEC File # 333-115395


ITEM 28.          UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ridgefield, State of Connecticut, on February 24, 2005.

                                             MARKLAND TECHNOLOGIES, INC.

                                             By: /s/ Robert Tarini
                                                 -------------------------------
                                                 Robert Tarini
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gino Miguel Pereira, Joseph P. Mackin, and Robert Tarini, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

             SIGNATURE                              TITLE                              DATE
---------------------------------------------------------------------------------------------------
/s/ Robert Tarini                       Chief Executive Officer and              February 24, 2005
--------------------------------        Chairman of the Board of Directors
Robert Tarini


/s/ Gino Miguel Pereira                 Chief Financial Officer                  February 24, 2005
--------------------------------
Gino Miguel Pereira


/s/ Joseph P. Mackin                    Director                                 February 24, 2005
--------------------------------
Joseph P. Mackin

                                               II-18